                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                              FEI COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                  FEI COMPANY
                          7451 N.W. EVERGREEN PARKWAY
                          HILLSBORO, OREGON 97124-5830

Dear FEI Company Shareholder:

    You are cordially invited to attend a special meeting of the shareholders of FEI Company to be held at 9:00 a.m. local time on February 20, 1997 at the OSSHE Facility, Room 1026, 18640 N.W. Walker Road, Beaverton, Oregon.

    At the special meeting, you will be asked to consider and vote on a proposal to approve and adopt a Combination Agreement (the "Combination Agreement") between the Company and Philips Industrial Electronics International B.V., a Netherlands corporation ("PIE") and wholly owned subsidiary of Philips Electronics N.V., a Netherlands corporation ("Philips"), and the transactions contemplated thereby, and a proposal to approve an amendment to the Second Amended and Restated Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 15 million to 30 million.

    Details of the proposed transaction and other important information concerning FEI Company, PIE and Philips are more fully described in the accompanying Proxy Statement. Please give this material your careful attention.

Very truly yours,

Dr. Lynwood W. Swanson                    William G. Langley
CHAIRMAN, CHIEF EXECUTIVE                 PRESIDENT, CHIEF FINANCIAL OFFICER
  OFFICER AND CHIEF SCIENTIST             AND CHIEF OPERATING OFFICER

January 28, 1997

Hillsboro, Oregon

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK CAN BE REPRESENTED AT THE MEETING.

                                  FEI COMPANY
                          7451 N.W. EVERGREEN PARKWAY
                          HILLSBORO, OREGON 97124-5830

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 20, 1997

                            ------------------------

TO:  THE SHAREHOLDERS OF FEI COMPANY

    A special meeting of the shareholders of FEI Company, an Oregon corporation ("FEI" or the "Company"), will be held at 9:00 a.m. local time on February 20, 1997 at the OSSHE Facility, Room 1026, 18640 NW Walker Road, Beaverton, Oregon (the "Special Meeting"), for the following purposes:

    1. To approve and adopt a Combination Agreement dated November 15, 1996, as amended (the "Combination Agreement"), between the Company and Philips Industrial Electronics International B.V., a Netherlands corporation ("PIE") and wholly owned subsidiary of Philips Electronics N.V., a Netherlands corporation ("Philips"), and the transactions contemplated therein, including the issuance of shares of FEI Common Stock to PIE pursuant to the terms and conditions of the Combination Agreement (the "Combination").

    2. To approve an amendment to the Second Amended and Restated Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 15 million to 30 million (the "Amendment to the Articles").

    3. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

    The Board of Directors has fixed the close of business on January 17, 1997 as the record date for the determination of the holders of FEI Common Stock entitled to notice of, and to vote at, the Special Meeting. Accordingly, only shareholders of record at the close of business on such date are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. The affirmative vote of the holders of a majority of the shares of FEI Common Stock present (in person or by proxy) at the Special Meeting is necessary for approval of the Combination Agreement, the Combination and the Amendment to the Articles.

    Details of the proposed transactions and other important information concerning FEI, PIE and Philips are more fully described in the accompanying Proxy Statement. Please give this material your careful attention.

    You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Special Meeting. Any shareholder attending the Special Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors

                                          Lloyd R. Swenson, SECRETARY

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE COMPANY. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                PROXY STATEMENT
                             ---------------------

                                  FEI COMPANY
                          7451 N.W. EVERGREEN PARKWAY
                          HILLSBORO, OREGON 97124-5830
                            ------------------------

    This Proxy Statement is being furnished to holders of common stock (the "Common Stock") of FEI Company, an Oregon corporation, ("FEI" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the special meeting of shareholders of the Company to be held at the OSSHE Facility, Room 1026, 18640 N.W. Walker Road, Beaverton, Oregon on February 20, 1997 beginning at 9:00 a.m., local time, and at any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement and the accompanying Notice of Special Meeting of Shareholders and proxy are first being mailed to shareholders on or about January 31, 1997. The Board of Directors has fixed the close of business on January 17, 1997 as the record date (the "Record Date") for the Special Meeting with respect to this solicitation.

    At the Special Meeting, the shareholders will be asked to consider and vote on the following matters (collectively, the "Combination Proposals"):

    (1) A proposal to approve and adopt a Combination Agreement dated as of November 15, 1996, as amended (the "Combination Agreement"), between the Company and Philips Industrial Electronics International B.V., a Netherlands corporation ("PIE") and wholly owned subsidiary of Philips Electronics N.V., a Netherlands corporation ("Philips"), and the transactions contemplated therein, including the issuance of shares of Common Stock to PIE pursuant to the terms and conditions of the Combination Agreement (the "Combination"). A copy of the Combination Agreement is attached to this Proxy Statement as APPENDIX A. Pursuant to the Combination Agreement and subject to satisfaction of the conditions set forth therein the following transactions will occur on the date of closing under the Combination Agreement ("Closing"):

        (A) PIE will consolidate or cause to be consolidated substantially all of the assets and liabilities of the electron optics business of Philips (the "PEO Operations") into two newly formed, wholly owned subsidiaries of
    PIE: Philips Electron Optics International B.V., a Netherlands corporation, ("PEO Holdings") and Philips Electron Optics, Inc., a Delaware corporation ("PEO-US"). The PEO Operations will not include certain assets and liabilities that are specifically excluded from the transfer pursuant to the Combination Agreement (the "Excluded Business"). See "The Combination Agreement--Excluded Business."

                                                   (CONTINUED ON FOLLOWING PAGE)

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY PHILIPS OR ANY OF ITS AFFILIATES. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY, THE PEO OPERATIONS OR PHILIPS OR ANY OF ITS AFFILIATES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME AFTER ITS DATE.
                            ------------------------

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS
      OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR
        ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT.
             ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------

             THE DATE OF THIS PROXY STATEMENT IS JANUARY 28, 1997.

(CONTINUED FROM PREVIOUS PAGE)

        (B) PIE will transfer all of the outstanding shares of PEO Holdings and all of the outstanding shares of PEO-US to FEI. As a result of these transfers, PEO Holdings and PEO-US will become wholly owned subsidiaries of the Company.

        (C) The Company will transfer to PIE such number of newly issued shares of its Common Stock as will constitute, when issued, 55% of the shares of Common Stock of the Company then outstanding, so that the Company will become a majority-owned subsidiary of PIE. Based on the 7,956,933 shares of Common Stock of the Company outstanding on the date of this Proxy Statement, 9,725,141 shares of Common Stock of the Company will be issued to PIE at Closing. The Company also agrees to issue to PIE, from time to time, that number of additional shares of Common Stock of the Company (the "Additional Shares") necessary to maintain PIE's ownership percentage (without regard to other possible share transactions) at not less than 55% after exercise of options and warrants to purchase Common Stock of the Company, if those options and warrants were outstanding, or issuable without further action by the Company's Board of Directors, on the date of Closing. (The shares of Common Stock to be issued to PIE at Closing and the Additional Shares to be issued to PIE after Closing as consideration for the Combination are collectively referred to as the "PIE Shares.")

        (D) If the net operating capital (as defined in the Combination Agreement) of the PEO Operations as of Closing exceeds 78.1 million Netherlands guilders ("NLG") (approximately $42.3 million based on the noon buying rate on January 27, 1997 in New York City for cable transfers in Netherlands guilders, as certified for customs purposes by the Federal Reserve Bank of New York (the "Dollar/Guilder Exchange Rate")), subsequent to Closing PEO Holdings will deliver to PIE one or two promissory notes, each dated the date of Closing, in an aggregate principal amount equal to the amount of such excess, but not exceeding NLG 3.0 million each (NLG 6.0 million in the aggregate, or approximately $3.3 million based on the Dollar/Guilder Exchange Rate). The first note will bear interest at 7 3/8% per annum, and the second note will bear interest at the rate of 4% per annum. The promissory note or notes will be due and payable on the first anniversary of Closing.

    (2) Approval of an amendment to the Second Amended and Restated Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 15 million to 30 million (the "Amendment to the Articles"). This increase is needed, among other things, to allow the Company to issue the PIE Shares. A copy of the Amendment to the Articles is attached to this Proxy Statement as APPENDIX B.

    Approval of the Combination Proposals and consummation of the Combination will result in dilution of the aggregate ownership interest of existing shareholders to 45% of the business to be conducted by FEI and the PEO Operations on a combined basis after Closing (the "Combined Operations"). Shareholders are urged to read and consider carefully the information in this Proxy Statement and to consult their personal financial advisors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF EACH OF THE COMBINATION PROPOSALS.

                             ADDITIONAL INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or from the World Wide Web site maintained by the SEC at http://www.sec.gov.

                               TABLE OF CONTENTS

SUMMARY...............................................................................          5

RISK FACTORS..........................................................................         16

GENERAL INFORMATION...................................................................         19

PARTIES TO THE COMBINATION............................................................         20

BACKGROUND OF THE COMBINATION.........................................................         21

RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND REASONS FOR THE COMBINATION.............         23

OPINION OF FINANCIAL ADVISOR..........................................................         25

THE COMBINATION AGREEMENT.............................................................         29

FEDERAL INCOME TAX CONSEQUENCES.......................................................         37

ACCOUNTING TREATMENT..................................................................         37

BUSINESS NAMES........................................................................         37

NO DISSENTERS' RIGHTS.................................................................         37

NASDAQ LISTING........................................................................         37

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF FEI COMPANY............................         38

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF FEI COMPANY......................................................................         39

SELECTED COMBINED FINANCIAL INFORMATION OF THE PEO OPERATIONS.........................         46

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF THE PEO OPERATIONS...............................................................         47

PRO FORMA COMBINED FINANCIAL STATEMENTS...............................................         54

BUSINESS OF FEI COMPANY...............................................................         64

BUSINESS OF THE PEO OPERATIONS........................................................         75

REGULATORY APPROVALS..................................................................         78

TRANSACTIONS BETWEEN THE COMPANY AND THE PEO OPERATIONS...............................         79

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION.......................................         79

MANAGEMENT AFTER THE COMBINATION......................................................         81

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................         87

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...........................         87

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION...............................         88

PERFORMANCE GRAPH.....................................................................         90

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.....................................         90

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS........................         91

THE AMENDMENT TO THE ARTICLES; CAPITAL STOCK..........................................         93

MARKET PRICE INFORMATION AND DIVIDEND POLICY..........................................         95

INDEPENDENT PUBLIC ACCOUNTANTS........................................................         95

INDEX TO FINANCIAL STATEMENTS.........................................................         96

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND THE ATTACHED APPENDICES. EACH SHAREHOLDER SHOULD CAREFULLY READ THIS PROXY STATEMENT AND THE ATTACHED APPENDICES IN THEIR ENTIRETY.

    THIS PROXY STATEMENT CONTAINS A NUMBER OF FORWARD-LOOKING STATEMENTS WITH RESPECT TO FUTURE EVENTS THAT WILL HAVE AN EFFECT ON FUTURE PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR THOSE CURRENTLY ANTICIPATED.

    THIS PROXY STATEMENT RELATES TO THE PROPOSED COMBINATION OF FEI AND THE PEO OPERATIONS PURSUANT TO A COMBINATION AGREEMENT BETWEEN FEI AND PIE DATED AS OF NOVEMBER 15, 1996. A COPY OF THE COMBINATION AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT AND REFERENCE IS MADE TO THAT AGREEMENT FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE TRANSACTIONS CONTEMPLATED THEREBY. PURSUANT TO THE COMBINATION AGREEMENT, FEI WILL ACQUIRE SHARES OF TWO CORPORATIONS WHICH, AS OF CLOSING UNDER THE COMBINATION AGREEMENT, WILL OWN THE ASSETS AND LIABILITIES OF THE PEO OPERATIONS AND FEI WILL BECOME A MAJORITY OWNED SUBSIDIARY OF PHILIPS. SEE "THE COMBINATION." THE FOLLOWING INFORMATION IN THIS PROXY STATEMENT CONCERNING PHILIPS, ITS AFFILIATES, THE PEO OPERATIONS AND THEIR RESPECTIVE BUSINESS OPERATIONS, TO THE EXTENT NOT PUBLICLY AVAILABLE OR OTHERWISE KNOWN BY FEI OR AVAILABLE TO FEI FROM SOURCES OTHER THAN PHILIPS OR ITS AFFILIATES, HAS BEEN OBTAINED FROM PIE BY FEI: "SUMMARY" INFORMATION INCLUDED IN THE ORGANIZATION CHART ENTITLED "OWNERSHIP OF PEO OPERATIONS IMMEDIATELY PRIOR TO THE COMBINATION;" "SUMMARY FINANCIAL INFORMATION OF THE PEO OPERATIONS;" "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE PEO OPERATIONS;" "SELECTED COMBINED FINANCIAL INFORMATION OF THE PEO OPERATIONS;" HISTORICAL FINANCIAL INFORMATION FOR THE PEO OPERATIONS PRESENTED IN "PRO FORMA COMBINED FINANCIAL STATEMENTS;" "BUSINESS OF THE PEO OPERATIONS;" BIOGRAPHICAL INFORMATION ABOUT PHILIPS EMPLOYEES INCLUDED IN "MANAGEMENT AFTER THE COMBINATION;" AND "COMBINED FINANCIAL STATEMENTS OF THE PEO OPERATIONS." EXCEPT AS OTHERWISE INDICATED, ALL OTHER INFORMATION IN THIS PROXY STATEMENT HAS BEEN SUPPLIED BY FEI.

THE SPECIAL MEETING

    MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING. The Special Meeting is scheduled to be held at 9:00 a.m. local time on February 20, 1997 at the OSSHE Facility, Room 1026, 18640 N.W. Walker Road, Beaverton, Oregon. At the Special Meeting, shareholders will consider and vote on (i) a proposal to approve and adopt the Combination Agreement and the Combination, (ii) a proposal to approve the Amendment to the Articles and (iii) any other matters that may properly be brought before the Special Meeting. The Board of Directors is not now aware of any such other matters. See "General Information-- Matters to be Considered at the Special Meeting."

    RECORD DATE, QUORUM AND VOTING. The Record Date for the Special Meeting is the close of business on January 17, 1997. At the close of business on the Record Date, there were 7,956,933 shares of Common Stock outstanding and entitled to vote, held by 91 shareholders of record. Each holder of Common Stock on the Record Date is entitled to one vote per share held. The presence either in person or by properly executed proxy of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Special Meeting is required to constitute a quorum for the transaction of business at the Special Meeting. See "General Information--Record Date and Quorum."

    If a quorum is not present at the Special Meeting, the shareholders present in person or by proxy, by vote of a majority of votes cast by shareholders entitled to vote thereon, may adjourn the meeting. For such purposes, votes "FOR" the Combination Proposals will be counted as votes in favor of adjournment and votes "AGAINST" the Combination Proposals will be counted as voted against adjournment. At any such adjourned meeting at which a quorum is present any business may be transacted that might have been transacted at the meeting as originally held, and proxies will be voted there as directed.

    PROXIES AND REVOCABILITY OF PROXIES. The enclosed proxy is being solicited by the Company for use at the Special Meeting. The enclosed proxy permits each shareholder to specify that shares be voted "FOR," "AGAINST" or "ABSTAIN" from approval of the Combination Proposals. If properly executed and returned, proxies will be voted in accordance with the choice specified. Where a signed proxy card is returned, but no choice is specified, the shares will be voted FOR approval and adoption of the Combination Agreement, the Combination and the Amendment to the Articles.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (i) filing with the Secretary of the Company, at or before the vote at the Special Meeting, a written notice of revocation dated after the date of the proxy, (ii) duly executing a later proxy relating to the same shares and delivering it to the Secretary of the Company before the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to FEI Company, 7451 N.W. Evergreen Parkway, Hillsboro, OR 97124-5830, Attention: Lloyd R. Swenson, Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Special Meeting. See "General Information--Vote Required; Revocability of Proxies."

    REQUIRED VOTE. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy at the Special Meeting is required to approve the Combination Proposals. Each share of Common Stock of the Company is entitled to one vote at the Special Meeting. See "General Information--Vote Required; Revocability of Proxies."

    SOLICITATION OF PROXIES. The Company is soliciting proxies pursuant to this Proxy Statement. The cost of preparing, printing and mailing this Proxy Statement and of soliciting proxies will be borne by the Company. Proxies will be solicited by mail and may also be solicited by directors, officers and agents of the Company personally or by telephone or facsimile. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of Common Stock and will reimburse such parties for their reasonable and customary charges or expenses of doing so. The Company has retained Allen Nelson & Company, Incorporated to aid in the solicitation of proxies. See "General Information--Solicitation of Proxies."

PARTIES TO THE COMBINATION

    FEI COMPANY. FEI is a leader in the design, manufacture and sale of focused ion beam ("FIB") workstations and components based on field emission technology. The Company's FIB workstations are sold primarily to semiconductor manufacturers and are used in the design, manufacture, monitoring, defect review and analysis, modification and repair of microelectromechanical structures. The Company was founded in 1971 and began manufacturing and selling FIB workstations in 1989. The Company also sells a broad line of ion and electron emitters and focusing columns. The Company markets its products worldwide from its headquarters in Hillsboro, Oregon and has offices or subsidiaries in Cambridge, U.K.; Munich, Germany; Eindhoven, The Netherlands and Seoul, Korea.

    PHILIPS INDUSTRIAL ELECTRONICS INTERNATIONAL B.V. Philips Industrial Electronics International B.V. ("PIE") is a wholly owned subsidiary of Philips and manages the Philips Industrial Electronics product division of Philips through a number of operating companies or business units, including the PEO Operations.

    PHILIPS ELECTRONICS N.V. Philips Electronics N.V. ("Philips") is the parent company of the Philips group of affiliated companies and operates several product divisions throughout the world, including the Philips Industrial Electronics product division. Philips has signed the Combination Agreement only as to specified sections relating to certain representations and warranties, covenants, indemnification provisions and arbitration.

    THE PEO OPERATIONS. The PEO Operations consists of substantially all of the assets and liabilities of the electron optics business of Philips, other than the Excluded Business, and which PIE will consolidate or cause to be consolidated into two newly formed, wholly owned subsidiaries of PIE: PEO Holdings and PEO-US. The PEO Operations, which is not a legal entity, is not a party to the Combination Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company has determined that the Combination Proposals are advisable and fair to and in the best interests of the Company and its shareholders and has approved and adopted the Combination Agreement, the Combination and the Amendment to the Articles by the unanimous vote of the directors present at the meeting at which these matters were considered. Accordingly, the Board of Directors recommends that shareholders vote "FOR" approval and adoption of each of the Combination Proposals.

    Based upon the 7,956,933 shares of Common Stock of the Company outstanding on the date of this Proxy Statement, 9,725,141 shares of Common Stock will be issued to PIE at Closing and 1,580,492 shares are potentially issuable as Additional Shares. Assuming that all Additional Shares are issued to PIE, and based on the closing price of the Common Stock of $11.75 on November 12, 1996, the date on which the FEI Board of Directors considered and approved the Combination Agreement, the aggregate market value of the maximum number of shares issuable to PIE pursuant to the Combination Agreement is approximately $133 million ($155 million on January 27, 1997, at the closing price on that date of $13.75).

    In determining to approve the Combination Proposals and to recommend approval by the shareholders, the Board of Directors considered a number of factors, including the range of values for the PEO Operations as presented by Needham & Company, Inc. ("Needham"), the Company's potential to improve research and development, marketing, breadth of product lines, sales volume and distribution through the synergies of combined management and operations with the PEO Operations; the financial condition and results of operations of the PEO Operations and the Company on both historical and prospective bases, including the recent operating performance of the PEO Operations and the Company and of the combined entity on a pro forma combined basis; and the relationship of the range of values of the PEO Operations to the market prices of the Company's Common Stock.

    The ranges of values for the PEO Operations presented by Needham, derived from financial analyses performed by Needham in arriving at its opinion with respect to the fairness of the Combination from a financial point of view, extend from a high of approximately $257.0 million, or $25.37 per share (based on an analysis of discounted future cash flows) to a low of approximately $20.3 million, or $2.00 per share (based on a comparison of comparable transactions and the last 12 months net income of the PEO Operations). Per share values were based upon the weighted average number of FEI shares outstanding calculated using the closing price of the Common Stock on November 11, 1996 (the "Per Share Calculation"). Needham advised the Board, and the Board concurred, that because the PEO Operations had not been run as a stand-alone company, the more appropriate range of values for the PEO Operations was derived from the discounted cash flow analysis of the projected performance of the PEO Operations. Needham believes that its analyses must be considered as a whole, however, and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. The range of values for the PEO Operations derived from a discounted cash flow analysis were from $124.9 million, or $12.33 per share, to $257.0 million, or $25.37 per share, in both cases based on the Per Share Calculation. See "Opinion of Financial Advisor," "Background of the Combination" and "Recommendations of the Board of Directors and Reasons for the Combination." The ranges of implied values discussed in "Opinion of Financial Advisor" are not necessarily indicative of actual values, which may be significantly more or less favorable. The implied values set forth above and discussed in "Opinion of Financial Advisor" should not be relied on by shareholders as an indication of the future market value of FEI Common Stock.

OPINION OF FINANCIAL ADVISOR

    On November 12, 1996, Needham, financial advisor to the Company, delivered its oral opinion to the Board of Directors, subsequently confirmed in writing, that, as of such date, the consideration to be paid to FEI by PIE in the Combination is fair to the shareholders of FEI from a financial point of view. The full text of Needham's written opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on and scope of the review undertaken in connection with the opinion, is attached to this Proxy Statement as APPENDIX C. Shareholders should read the entire opinion carefully. See "Opinion of Financial Advisor."

RISK FACTORS

    The business proposed to be conducted by the Combined Operations is subject to risks which should be carefully reviewed by shareholders of FEI. See "Risk Factors."

THE COMBINATION AGREEMENT

    GENERAL. Subject to the provisions of the Combination Agreement, before Closing PIE will consolidate or cause to be consolidated the assets and liabilities of the PEO Operations into two newly formed, wholly owned subsidiaries of PIE: PEO Holdings and PEO-US. At Closing, PIE will transfer all of the shares of PEO Holdings and PEO-US to the Company, so that PEO Holdings and PEO-US will become wholly owned subsidiaries of the Company. The Company will transfer to PIE such number of newly issued shares of its Common Stock as will constitute, when issued, 55% of the shares of Common Stock of the Company then outstanding, so that the Company will become a majority-owned subsidiary of PIE. To allow PIE to maintain its proportionate ownership of the Company, the Company also agrees to issue to PIE, from time to time, that number of additional shares of Common Stock of the Company (the "Additional Shares") necessary to maintain PIE's percentage ownership (without regard to other possible share transactions) at not less than 55% after exercise of options and warrants to purchase Common Stock of the Company, if those options and warrants were outstanding, or issuable without further action by the Company's Board of Directors, on the date of Closing.

    If the net operating capital (as defined in the Combination Agreement) of the PEO Operations as of Closing exceeds NLG 78.1 million (approximately $42.3 million based on the Dollar/Guilder Exchange Rate), subsequent to Closing PEO Holdings will deliver to PIE a promissory note or notes, each dated the date of Closing, due and payable on the first anniversary of Closing, in an aggregate principal amount equal to such excess, up to a maximum of NLG 6.0 million (approximately $3.3 million based on the Dollar/Guilder Exchange Rate).

    The following statements describe in general terms certain provisions of the Combination Agreement and are qualified in their entirety by reference to the more detailed statements contained in "The Combination Agreement" section of this Proxy Statement and the Combination Agreement itself, which is attached as APPENDIX A hereto and is incorporated by reference into this Proxy Statement.

    RIGHT OF PIE TO MAINTAIN PERCENTAGE INTEREST. As long as Philips, directly or indirectly, owns 40% or more of the outstanding voting securities of the Company, PIE has the right to buy from the Company, at the then-market price, additional voting securities of the Company at the time of issuances to third parties and in amounts needed for PIE to maintain its proportionate ownership of up to 55% of the Company's voting securities, as reduced by the net percentage of voting securities of FEI sold by PIE at any time.

    EXCLUDED BUSINESS. Certain specified assets and liabilities, consisting primarily of (i) sales and service organizations in approximately 25 countries in which Philips conducts its electron optics business that in the aggregate contributed net sales of approximately $8.0 million (11.3%) of the total net sales for the nine-month period ended September 30, 1996 for such business and
(ii) the real estate and improvements at the principal manufacturing and administrative facility of Philips electron optics business located in

Eindhoven, The Netherlands (the "Eindhoven Facility"), are excluded from the PEO Operations to be transferred pursuant to the Combination Agreement (the "Excluded Business"). Because the volume of sales by the sales and service organizations of the Excluded Business is currently considered insufficient to warrant the maintenance of independent electron optics sales and service organizations in the relevant countries, these organizations will not be included in the PEO Operations being transferred, but will instead provide sales and service support to the Combined Operations pursuant to service and distribution agreements. To reduce transaction costs and in consideration of PIE's agreement that PEO Holdings will have $8 million in cash at Closing, which will provide additional liquidity for the Combined Operations, the parties have agreed to exclude the Eindhoven Facility from the PEO Operations to be transferred. The Company will enter into a lease for this facility. See "The Combination Agreement--Excluded Business," "--Other Related Agreements" and "--Conditions to Closing of the Combination."

    INTELLECTUAL PROPERTY. The PEO Operations will have the rights to all know-how generated within the PEO Operations, subject to all prior commitments and to the right of Philips and its affiliates to continue to use all such know-how for their purposes. Philips will grant rights to FEI relating to certain other know-how, software and patents and patent applications owned or controlled by Philips. FEI will grant to Philips rights under FEI's patents outside the scope of FEI's business. In the event Philips ceases to have majority control of the voting securities of FEI, the Combination Agreement provides for the transfer to FEI, subject to prior commitments, of certain patents and patent applications. See "The Combination Agreement--Intellectual Property."

    OTHER RELATED AGREEMENTS. Philips and its affiliates now provide a variety of services to the PEO Operations. The Combination Agreement provides that the Company will enter into agreements by which Philips, PIE and their affiliates will lease real property, license intellectual property rights and provide other services to the Combined Operations. See "The Combination Agreement--Other Related Agreements."

    CASH INCLUDED IN PEO HOLDINGS. Pursuant to the Combination Agreement, the PEO Operations will include $8.0 million in cash at Closing.

    CONDITIONS TO CLOSING. Closing of the Combination is subject to various conditions, including, among others: (i) FEI shareholders' approval of the Combination Proposals; (ii) compliance with the filing requirements and expiration of the applicable waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any other applicable antitrust or competition laws; (iii) the absence of any governmental rule, injunction or threat of governmental action preventing, or restricting or seeking to restrict, the Combination; (iv) receipt of all other necessary governmental approvals; (v) the absence of any material adverse change in the business, results of operations or financial condition of the Company or of the PEO Operations since December 31, 1995; (vi) execution of employment agreements with certain officers of FEI and (vii) the PEO Operations shall include $8.0 million in cash at Closing. See "The Combination Agreement--Conditions to the Closing of the Combination" and "Regulatory Approvals."

    TERMINATION. The Combination Agreement may be terminated before Closing (i) by agreement of the Company and PIE, or (ii) by either the Company or PIE in certain circumstances. See "The Combination Agreement--Termination."

    ACCOUNTING TREATMENT. The Combination will be recorded as a "reverse purchase" for accounting and financial reporting purposes, whereby PIE will be treated as the accounting acquiror because, at Closing, PIE will acquire 55% of the outstanding voting securities of the Company. As a result, after the Combination, the historical financial statements of FEI will be the financial statements of the PEO Operations for all reported periods prior to the date of Closing.

    MANAGEMENT AFTER THE COMBINATION. At Closing, PIE's acquisition of 55% of the outstanding voting securities of the Company will constitute a change of control of the Company, and the composition of the Board of Directors of the Company will change. Four members of the current Board will continue on the Board and five employees of Philips or its affiliates will become members of the Board. A vote to approve the Combination Agreement will constitute a vote in favor of the change in Board composition. See "Management After the Combination." Following Closing, the executive officers of the Combined Operations will include management personnel from FEI and the PEO Operations. Certain key employees of the Company will enter into employment agreements with the Company. See "Interests of Certain Persons in the Combination" and "Management After the Combination."

    INTERESTS OF CERTAIN PERSONS IN THE COMBINATION. To induce certain key employees of the Company to continue in its employ following Closing, the Company will enter into employment agreements, effective as of the date of Closing, with these key employees. These employment agreements are terminable by either party in certain circumstances, and the employees are entitled to termination benefits in certain circumstances. The maximum aggregate amount of these benefits, assuming termination of all seven of the key employees 90 days following the date of Closing, is $1,432,351. No payments will accrue to any officers or directors of the Company solely as a result of the Combination. See "Interests of Certain Persons in the Combination."

    VOTING IN FEI DIRECTOR ELECTIONS. For so long as PIE holds a majority of the outstanding voting securities of FEI, PIE will have the ability to elect all of the directors of FEI. PIE has agreed, however, to vote its shares to cause the Company to have two independent directors for a period ending two years after the date of the Combination Agreement and to vote its shares at the Company's first annual meeting following Closing to cause two persons who are not present or former employees of any affiliate of Philips (other than the Company) to be elected directors of the Company. See "The Combination Agreement-- Voting in FEI Director Elections" and "Management After the Combination."

    BUSINESS NAMES. After Closing, FEI Company will continue to operate under the name "FEI Company." The parties to the Combination expect that following Closing the electron microscope business conducted by PEO Holdings and PEO-US will operate under the name "Philips Electron Optics" and the FIB workstation and components business conducted by FEI will operate under the name "FEI Company."

OWNERSHIP OF THE PEO OPERATIONS IMMEDIATELY PRIOR TO THE COMBINATION

                                  [GRAPH]

    [GRAPH SHOWING OWNERSHIP OF THE PEO OPERATIONS IMMEDIATELY PRIOR TO THE
                                  COMBINATION]

OWNERSHIP OF THE COMBINED OPERATIONS IMMEDIATELY AFTER THE COMBINATION

                                 [GRAPH]

   [GRAPH SHOWING OWNERSHIP OF THE COMBINED OPERATIONS IMMEDIATELY AFTER THE
                                  COMBINATION]

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS; VOTING
  AGREEMENTS

    As of September 30, 1996, the directors, nominees for director and executive officers of the Company beneficially owned a total of 2,075,310 shares of Common Stock, representing approximately 25.2% of the outstanding shares of Common Stock. Certain directors and shareholders of the Company holding an aggregate of at least 20% of the shares of Common Stock, as of the date of this Proxy Statement, have entered into voting agreements with PIE by which they have agreed to vote their shares of Common Stock for the approval and adoption of the Combination Proposals. See "Security Ownership of Management and Certain Beneficial Owners."

MARKET PRICES OF COMMON STOCK

    The Common Stock is listed on the Nasdaq National Market under the name FEI Company and traded under the symbol "FEIC." On September 4, 1996, the last trading day before the public announcement of the execution of the letter of intent describing the Combination, the reported closing sale price of the Common Stock was $10.25 per share. On January 27, 1997, the last trading day before the date of this Proxy Statement, the reported closing sale price per share of Common Stock was $13.75. See "Market Price Information and Dividend Policy."

SUMMARY FINANCIAL INFORMATION OF FEI COMPANY

                                                                                             NINE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                           -------------------------------  --------------------
                                                             1993       1994       1995       1995       1996
                                                           ---------  ---------  ---------  ---------  ---------
                                                                   (IN THOUSANDS,               (UNAUDITED)
                                                               EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales................................................  $  17,198  $  22,281  $  41,691  $  29,131  $  33,576
Income (loss) from operations............................      2,025       (360)     5,911      4,308      1,798
Net income (loss) (1)....................................      1,430       (225)     3,741      2,464      1,319
Net income (loss) per share (1)(2).......................  $    0.28  $   (0.04) $    0.57  $    0.40  $    0.16
Shares used in per share calculation (2).................      5,089      5,101      6,603      6,230      8,038

                                                                                                     SEPTEMBER 30,
                                                                                                         1996
                                                                                                     -------------
                                                                                                      (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents..........................................................................    $   1,485
Total assets.......................................................................................       51,881
Short-term borrowings..............................................................................        3,328
Long-term debt, less current portion...............................................................       --
Shareholders' equity...............................................................................       40,084

------------------------

(1) Net income (loss) per share for the year ended December 31, 1993 includes the cumulative effect of an accounting change benefit of $206,000 ($0.04 per share). See Note 13 of Notes to Consolidated Financial Statements of FEI Company.

(2) See Notes 1 and 14 of Notes to Consolidated Financial Statements of FEI Company.

SUMMARY FINANCIAL INFORMATION OF THE PEO OPERATIONS

                                                                                             NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                          --------------------------------  --------------------
                                                            1993       1994        1995       1995       1996
                                                          ---------  ---------  ----------  ---------  ---------
                                                                   (IN THOUSANDS)               (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Sales...................................................  $  71,631  $  84,169  $  109,117  $  67,743  $  71,059
Income (loss) from operations...........................      3,945      9,473       9,245      5,213     (2,299)
Net income (loss).......................................  $   2,426  $   5,893  $    5,928  $   3,257  $  (1,819)

                                                                                                     SEPTEMBER 30,
                                                                                                         1996
                                                                                                     -------------
                                                                                                      (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents..........................................................................    $  --
Total assets.......................................................................................       70,652
Total current liabilities..........................................................................       28,204
Division equity (1)................................................................................       41,135

------------------------

(1) Division equity represents the financing of the PEO Operations through Philips intercompany accounts. No separate equity or debt financing has existed at the PEO Operations level. See Note 3 of Notes to Combined Financial Statements of the PEO Operations.

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF FEI COMPANY AND
  THE PEO OPERATIONS

                                                                                                     NINE MONTHS
                                                                                       YEAR ENDED       ENDED
                                                                                      DECEMBER 31,  SEPTEMBER 30,
                                                                                      ------------  -------------
                                                                                          1995          1996
                                                                                      ------------  -------------
                                                                                       (IN THOUSANDS, EXCEPT PER
                                                                                              SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales...........................................................................   $  136,601     $  93,000
Income (loss) from operations.......................................................       10,907        (6,128)
Net income (loss)...................................................................        6,597        (4,275)
Net income (loss) per share.........................................................   $     0.44     $   (0.25)
Shares used in per share calculation................................................       15,140        17,109

                                                                                                     SEPTEMBER 30,
                                                                                                         1996
                                                                                                     -------------
BALANCE SHEET DATA:
Cash and cash equivalents..........................................................................   $     6,985
Total assets.......................................................................................       155,118
Short-term borrowings..............................................................................         3,328
Long-term debt, less current portion...............................................................       --
Equity.............................................................................................       109,876

COMPARATIVE PER SHARE DATA

    Set forth below are historical earnings per share, cash dividends per share and book value per share data of FEI Company and pro forma unaudited per share data of FEI and the PEO Operations on a combined basis. Historical per share data for the PEO Operations is not presented because the PEO Operations was not a separate entity and had no outstanding shares. The data set forth below should be read in conjunction with the Consolidated Financial Statements of FEI Company, the Combined Financial Statements of the PEO Operations and the Pro Forma Combined Financial Statements included elsewhere in this Proxy Statement.

                                                                                                        NINE MONTHS
                                                                                        YEAR ENDED         ENDED
                                                                                       DECEMBER 31,    SEPTEMBER 30,
                                                                                           1995            1996
                                                                                      ---------------  -------------
                                                                                                        (UNAUDITED)
FEI COMPANY--HISTORICAL
  Net income (loss) per share.......................................................     $    0.57       $    0.16
  Cash dividends per share..........................................................        --              --
  Book value per share..............................................................     $    4.77       $    5.04

COMBINED FEI AND PEO OPERATIONS--PRO FORMA (UNAUDITED)
  Net income (loss) per share.......................................................     $    0.44       $   (0.25)
  Cash dividends per share..........................................................        --              --
  Book value per share..............................................................     $    6.63       $    6.21

                                  RISK FACTORS

    The following risk factors should be carefully considered by shareholders in evaluating whether to approve and adopt the Combination Proposals. These factors should be considered in conjunction with the other information included in this Proxy Statement.

    COMBINATION OF COMPANIES. Successful combination of FEI and the PEO Operations will depend in part upon the ability of management to integrate the operations of FEI with the PEO Operations in an efficient and effective manner. Senior management of the Combined Operations must continue to attract, retain and motivate qualified employees in light of organizational changes resulting from the Combination. Assimilation of the PEO Operations into FEI will impose additional demands on management and operational resources and may distract attention from the day-to-day management of the Combined Operations. The inability successfully to manage the Combined Operations or to combine existing management or the loss of the services of key members of management could have a material adverse effect on the Combined Operations.

    Although FEI and Philips' electron optics business have been engaged in joint research and development since 1991, and Philips' electron optics business is FEI's supplier for FIB workstation platforms, FEI's FIB workstation and components business and Philips' electron optics business have never been operated as a combined entity. Management of each business believes the Combination will be beneficial for new product development, production efficiencies and access to new markets; however, there is no assurance operational advantages will be achieved.

    The PEO Operations contracts for a significant number of services from Philips and its affiliates. FEI and PIE expect the Combined Operations to continue to contract with Philips and its affiliates for many of these services. In addition, the Combined Operations will enter into distribution agreements with Philips sales and service organizations or other parties in each of the countries where the Philips sales and service organization is part of the Excluded Business. The terms of the form of Services Agreement have been negotiated between the parties at arm's length, and the Company considers these terms to be not less fair to the Company than they might be if negotiated with other unaffiliated parties. Individual Services Agreements have not yet been executed by PEO-US or the subsidiaries of PEO Holdings, but in each case the PEO Operations entity will be entitled to contract with third parties for certain services otherwise covered by the Services Agreement if the entity does not believe the terms offered by the relevant Philips affiliate are fair. A form of Distribution Agreement has been negotiated between the parties at arm's length. The Company considers the terms of the Distribution Agreement to be not less fair to the Company than they might be if negotiated with other unaffiliated parties. Individual Distribution Agreements have not yet been executed and the terms of individual Distribution Agreements may vary from the form of agreement due to requirements in the country of distribution. See "The Combination Agreement--Other Related Agreements."

    The Combined Operations will also enter into a lease for the Eindhoven Facility effective upon Closing. The terms of the lease will be substantially equivalent to those reflected in the general conditions of the model lease agreement issued by the Council of Real Property of the real estate brokers association of The Netherlands, or any other form agreed to by the Company. See "The Combination Agreement-- Real Property Lease." The commencement or discontinuation of any of these agreements with Philips and its affiliates could increase the expenses of the Combined Operations or divert management attention from other operational responsibilities. See "The Combination Agreement--Other Related Agreements."

    SUBSTANTIAL INTERNATIONAL OPERATIONS. Pro forma to reflect the Combination, sales outside of the U.S. accounted for 67.0%, 68.3% and 62.1% of the net sales of the combined businesses of FEI and the PEO Operations in 1994, 1995 and the nine months ended September 30, 1996, respectively. International sales will continue to represent a significant percentage of net sales for the Combined Operations. Certain risks are inherent in international operations, including changes in demand resulting from fluctuations in interest and exchange rates, the risk of government-financed competition, changes in trade policies, tariff regulations and difficulties in obtaining export licenses. In addition, a substantial portion of international sales will be denominated in currencies other than U.S. dollars. Consequently, a decrease in the value of a relevant foreign currency in relation to the U.S. dollar occurring after agreement on price and before receipt of payment would have an adverse impact on results of operations. The impact of future exchange rate fluctuations on the results of operations of the Combined Operations cannot be accurately predicted. The Company has no established hedging program for foreign currency exposure, but from time to time uses European currencies acquired as proceeds from certain foreign sales to balance a portion of this exposure. There is no assurance that any hedging techniques will eliminate the effects of currency fluctuations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of FEI Company--Results of Operations," Note 1 of Notes to Consolidated Financial Statements of FEI Company, "Management's Discussion and Analysis of Financial Condition and Results of Operations of the PEO Operations--Results of Operations" and Note 3 of Notes to Combined Financial Statements of the PEO Operations.

    Following Closing, the Combined Operations will have significant manufacturing, sales and service operations in the U.S. and numerous foreign countries. The application of U.S. and foreign tax laws and regulations to the Combined Operations and to the intercompany relationships created by the Combination will be subject to audit and review by numerous, independent national tax authorities. In addition, business practices or laws in some of the foreign countries in which the Combined Operations will have business activities impose costs, restrictions or requirements on such activities that differ in significant respects from the U.S. business environment. For example, laws in some countries restrict, or impose substantial costs with respect to, work force reductions.

    DILUTION RISK. Approval of the Combination Proposals and consummation of the Combination will result in dilution of the aggregate ownership interest of existing shareholders to 45% of the Combined Operations. The Combination will result in the number of outstanding shares of Common Stock increasing from 7,956,933 shares (as of the date of this Proxy Statement) to at least 17,682,074 shares. Unless the Combined Operations generate a commensurate increase in net earnings, earnings per share will decline. For the nine month period ended September 30, 1996, the Company had net income per share of $0.16. After giving effect to the Combination, based on the unaudited pro forma financial information for the nine-month period ended September 30, 1996 for the Combined Operations, the Combined Operations had a net loss of $0.25 per share, resulting in dilution of $0.41 to earnings per share.

    VARIABLE OPERATING RESULTS. The operating results of the Combined Operations will likely fluctuate in the future. Fluctuations in operating results may be caused by a variety of factors, including the relatively high unit cost of products, competitive pricing pressure, conditions in the semiconductor industry, the timing of orders from major customers and new product introductions, customer cancellation or delay of shipments, long sales cycles, changes in the mix of products sold and the proportion of domestic and international sales, specific feature requests by customers, production delays and currency exchange rate fluctuations. The Combined Operations will continue to derive a substantial portion of its revenues from the sale of a relatively small number of systems, which range in price from approximately $150,000 to approximately $1.8 million. As a result, the timing of revenue recognition from a single order could have a significant impact on net sales and operating results for a period.

    A substantial portion of net sales for both FEI and the PEO Operations has generally been realized near the end of each quarter. Accordingly, delays in shipments near the end of a quarter could have a substantial negative effect on operating results for that quarter. In addition, unanticipated shipment reschedulings, unsuitability of customer sites, unexpected technical difficulties due to the complexity of systems manufactured by the Combined Operations or delays in deliveries by suppliers may cause net sales in a reporting period to fall significantly below management's expectations. These events could adversely affect the Combined Operations' financial condition and results of operations for a particular period. For example, despite an increase of $3.3 million in net sales for the PEO Operations for the nine months ended September 30, 1996 compared to the corresponding period in 1995, the PEO Operations' net sales in the third quarter of 1996 decreased by $3.1 million compared to net sales in the third quarter of 1995. This decline was primarily due to lower shipments of SEM microscopes intended for the semiconductor industry, due to technical problems related to the field emission electron focusing columns of certain models, and lower shipments of several high-priced TEMs due to production delays in meeting customer specifications. Announcements by the Combined Operations or its competitors of new products and technologies could also cause customers to defer purchases of the Combined Operations' existing systems, which could have a material adverse effect on the Combined Operations. The impact of these and other factors on the Combined Operations' sales and operating results in any future period cannot be determined with certainty.

    The backlog amounts of the Combined Operations at any time will not necessarily be indicative of revenue likely to be recognized in the immediately following quarter. There is also no assurance that actual sales will meet forecasts. For the Combined Operations, the need for continued investment in research and development, capital equipment and customer service and support capability worldwide results in significant fixed costs that would be difficult to reduce if the Combined Operations does not meet its sales objectives. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of PEO Operations."

    CYCLICAL NATURE OF AND DEPENDENCE ON SEMICONDUCTOR INDUSTRY. Sales by the Combined Operations will depend in large part upon capital expenditures by semiconductor manufacturers and semiconductor testing laboratories, which in turn depend on the current and anticipated market demand for integrated circuits and products using integrated circuits. The semiconductor industry is highly cyclical and has experienced periodic downturns, and these fluctuations have resulted in periods of low demand for equipment used in integrated circuit manufacturing, including products sold by the Combined Operations. There is no assurance that the Combined Operations will not be materially and adversely affected by future downturns in the semiconductor industry.

    COMPETITION. The FIB workstation and electron microscope markets are highly competitive, and management of FEI and the PEO Operations expect this competition to intensify. Some competitors have substantially greater financial, marketing and production resources than will the Combined Operations. Price competition, which has from time to time been severe, could adversely affect the operating margins of the Combined Operations. Announcements by the Combined Operations or its competitors of new products or technologies could cause customers to defer purchases of the Combined Operations' existing systems, which could have a material adverse effect on the Combined Operations. See "Business of FEI Company" and "Business of the PEO Operations."

    NEED FOR ADDITIONAL CAPITAL. Both FEI and the PEO Operations, separately and on a combined basis, expect to continue to require net additional cash to fund operations. The Combined Operations will not have access to financing through Philips' intercompany accounts and Philips and its affiliates are not obligated to provide additional funds to the Combined Operations following Closing pursuant to the terms of the Combination Agreement or otherwise. Philips has also advised FEI that it has no present intention to provide any funds to the Combined Operations following Closing. The Combined Operations will be required to seek credit arrangements with commercial banks and other institutional lenders, other than the existing line of credit now maintained by FEI, or from other sources of equity or debt financing. There is no assurance that any such additional financing will be available on terms that are favorable to the Combined Operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of FEI Company--Liquidity and Capital Resources" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the PEO Operations--Liquidity and Capital Resources."

    CONTROL BY PRINCIPAL SHAREHOLDER. Subsequent to Closing, PIE will own 55% of the outstanding voting securities of FEI and will be able to control the election of all the directors of FEI and other matters submitted to a vote of the shareholders. PIE has agreed to vote its shares so as to cause FEI to have two independent directors, in accordance with, and as defined in, Rule 4460(c) of the Rules of the Nasdaq National Market ("Independent Directors"), for a period ending two years after the date of Closing and to vote its shares at FEI's first annual meeting following Closing to cause two persons who are not present or former employees of any affiliate of Philips (other than FEI) to be elected directors of FEI. See "The Combination Agreement--Voting in FEI Director Elections."

                              GENERAL INFORMATION

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    Each copy of this Proxy Statement mailed to shareholders is accompanied by a proxy card sent in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting. The Special Meeting is scheduled to be held at 9:00 a.m. local time on Thursday, February 20, 1997, at the OSSHE Facility, Room 1026, 18640 N.W. Walker Road, Beaverton, Oregon. At the Special Meeting, the shareholders will consider and vote on (i) a proposal to approve and adopt the Combination Agreement and Combination and (ii) a proposal to approve an amendment to the Second Amended and Restated Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock. Other matters that may be properly brought before the Special Meeting will also be considered. The Board of Directors is not now aware of any such other matters.

    The Board of Directors of the Company has determined that the Combination Proposals (items (i) and (ii) described above) are advisable and fair to, and in the best interests of, the Company and its shareholders and has approved the Combination Proposals. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF EACH OF THE COMBINATION PROPOSALS. See "Background of the Combination," "Recommendations of the Board of Directors and Reasons for the Combination" and "The Amendment to the Articles; Capital Stock."

       SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

RECORD DATE AND QUORUM

    The Board of Directors has fixed the close of business on January 17, 1997 as the Record Date to determine the shareholders entitled to notice of and to vote at the Special Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were 7,956,933 shares of Common Stock outstanding and entitled to vote at the Special Meeting, held by 91 shareholders of record.

    Each shareholder on the Record Date will be entitled to one vote for each share held of record. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to be voted at the Special Meeting is needed to constitute a quorum. Because the quorum required to act on the Combination Proposals is based on the total number of outstanding shares of Common Stock, the failure to submit a proxy card (or to vote in person at the Special Meeting) may affect the Company's ability to achieve a quorum to act at the Special Meeting.

    The enclosed proxy is being solicited by the Company for use at the Special Meeting. If the enclosed proxy card is properly executed and received by the Company in time to be voted at the Special Meeting and not revoked, the shares represented by it will be voted at the Special Meeting in accordance with the instructions marked on it. Executed proxies without instructions will be voted "FOR" approval of the Combination Proposals.

    If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters as determined by a majority of the Board of Directors, except that shares represented by proxies that have been voted

"AGAINST" the Combination Proposals will not be used to vote "FOR" postponement or adjournment of the Special Meeting.

VOTE REQUIRED; REVOCABILITY OF PROXIES

    The affirmative vote of holders of a majority of the outstanding shares of Common Stock represented at the Special Meeting in person or by proxy is needed to approve the Combination Proposals. A proxy may be revoked by (i) filing with the Secretary of the Company, at or before the vote at the Special Meeting, a written notice of revocation dated after the date of the proxy, (ii) duly executing a later proxy relating to the same shares and delivering it to the Secretary of the Company before the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to FEI Company, 7451 N.W. Evergreen Parkway, Hillsboro, OR 97124-5830, Attention: Lloyd R. Swenson, Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Special Meeting.

    If a quorum is not obtained, it is expected that the Special Meeting will be postponed or adjourned to allow additional time to solicit and obtain additional proxies or votes and, at any later reconvening of the Special Meeting, all proxies will be voted in the same manner as they would have been voted at the original Special Meeting, except for any proxies that have been properly revoked or withdrawn.

    No vote of the shareholders of Philips or PIE is required in connection with the Combination Proposals. The obligations of the Company and PIE to consummate the Combination are subject, among other things, to the condition that the FEI shareholders approve the Combination Proposals. See "The Combination Agreement--Conditions to Closing of the Combination."

SOLICITATION OF PROXIES

    The Company will bear the costs of soliciting proxies from shareholders. In addition to soliciting proxies by mail, directors, officers and agents of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telecopy or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained Allen Nelson & Company, Incorporated to aid in the solicitation of proxies; its fee for the solicitation of proxies is estimated to be $5,000, plus reimbursement for out-of-pocket costs and expenses.

                           PARTIES TO THE COMBINATION

    FEI COMPANY. The Company is a leader in the design, manufacture and sale of focused ion beam ("FIB") workstations and components based on field emission technology. The Company's FIB workstations are sold primarily to integrated circuit manufacturers and are used in the design, manufacture, monitoring, defect review and analysis, modification and repair of microelectromechanical structures. The Company was founded in 1971 to manufacture charged particle emitters (ion and electron sources), began manufacturing and selling ion and electron focusing columns in the early 1980s and evolved into a leading manufacturer of FIB workstations in 1989. The Company continues to sell a broad line of emitters and focusing columns. The Company markets its products worldwide from its headquarters in Hillsboro, Oregon and has offices or subsidiaries in Cambridge, U.K.; Munich, Germany; Eindhoven, The Netherlands; and Seoul, Korea. The Company was incorporated in Oregon in May 1973. Its executive offices are located at 7451 N.W. Evergreen Parkway, Hillsboro, Oregon 97124-5830 and its telephone number is (503) 640-7500.

    PHILIPS INDUSTRIAL ELECTRONICS INTERNATIONAL B.V. Philips Industrial Electronics International B.V. ("PIE") is a wholly owned subsidiary of Philips and manages the Philips Industrial Electronics product division of Philips through a number of operating companies or business units, including the PEO Operations.

    PHILIPS ELECTRONICS N.V. Philips Electronics N.V. ("Philips") is the parent company of the Philips group of affiliated companies and operates several product divisions throughout the world, including the Philips Industrial Electronics product division. Philips has signed the Combination Agreement only as to specified sections generally relating to certain representations and warranties, covenants and indemnification provisions.

    THE PEO OPERATIONS. The PEO Operations consists of substantially all of the assets and liabilities of the electron optics business of Philips, other than the Excluded Business, and which PIE will consolidate or cause to be consolidated into two newly formed, wholly owned subsidiaries of PIE: PEO Holdings and PEO-US. The PEO Operations, which is not a legal entity, is not a party to the Combination Agreement.

                         BACKGROUND OF THE COMBINATION

    Since August 1991, FEI and Philips' electron optics business have been engaged in joint research and development of electronics and software integrated into subassemblies supplied by Philips' electron optics business and incorporated into FEI's FIB workstations. The Company has an agreement with Philips Electron Optics B.V. ("PEO BV") providing for the joint ownership of software developed by the Company and PEO BV and for purchases from PEO BV of FIB workstation platforms and, for FEI's DualBeam workstations, the major components of the electron microscope included in the DualBeam workstation.

    Because of their joint research and development efforts and supplier relationship, management of FEI and Philips' electron optics business have been in regular contact concerning a variety of matters affecting their respective businesses and business strategies. In early April 1996, management of PIE and PEO BV met in New York City with Dr. Lynwood W. Swanson, Chairman of the Board of FEI, and William G. Langley, President of FEI. At that meeting, Philips management suggested to FEI management the possibility of combining the FEI and Philips electron optics business operations. FEI management considered the possibility and concluded on a preliminary basis that a combination of the two businesses would likely enhance new product development and production efficiencies for both businesses and would provide each business with better access to new markets for its existing product lines and technology. On April 5, 1996, the parties executed a confidentiality agreement to allow them to exchange information relative to the proposal.

    On April 19, 1996, the FEI Board of Directors met and authorized FEI management to meet with representatives of Philips' electron optics business to discuss in more detail the possible combination of their respective businesses. At that meeting, the Board approved the retention of Needham as advisor to FEI with respect to a possible transaction and to deliver a fairness opinion with respect to such transaction.

    On May 6 and 7, 1996, Dr. Swanson and Mr. Langley, together with other FEI management personnel, the Company's counsel and its financial advisor, met in New York City with representatives of PIE and Philips' electron optics business and members of Philips' mergers and acquisitions department. At that meeting, Philips representatives expressed their interest in acquiring 55 to 60 percent of the outstanding shares of Common Stock, or approximately 9.7 million to 11.9 million shares, in order to acquire voting control and to ensure that after the Combination FEI, as a majority-owned subsidiary of a Philips affiliate, would have rights to use certain intellectual property of Philips. The shares of Common Stock on those dates traded in a range between $17.50 and $18.13 and had been as high as $19.625 during the second quarter of 1996, and at that per share value the parties were unable to agree that the value of the PEO Operations was sufficient consideration for a 55 to 60 percent interest in FEI, after taking into account a premium over market value that FEI representatives believed FEI should receive for a transfer of voting control to PIE. Discussions between the parties on a proposed transaction were terminated at that time.

    In mid-June 1996, Mr. William A. Whitward, General Manager of PEO BV, again contacted Dr. Swanson to offer to renew discussions concerning a possible combination of the Philips electron optics and FEI businesses. After consultation with the FEI Board of Directors, Dr. Swanson and Mr. Langley were authorized to meet again with management of the PEO Operations. At meetings held on June 18 and 19, 1996 in New York City, management of both businesses concluded that continuing discussions concerning the terms and conditions of a possible business combination would be warranted, but no agreement was reached on relative valuation.

    In July 1996, Dr. Swanson and Mr. Langley were approached by representatives of another company interested in a possible acquisition transaction. At FEI's Board of Directors meeting held on July 19, 1996, Dr. Swanson and Mr. Langley reported on the progress of negotiations with PIE management as well as the unsolicited expression of interest from the other company. The Board authorized management to execute a confidentiality agreement and exchange due diligence information with the other company. The Board also designated a special committee consisting of Messrs. Swenson and Beckman and Dr. Swanson, to whom both FEI management and Needham would report with respect to either possible transaction (the "Special Committee"). Although some due diligence information was exchanged and a meeting held with representatives of the other interested company, no formal proposal resulted from those discussions. No terms of a transaction were discussed, other than the general concept of a possible acquisition of FEI by the other interested company. The Company was notified on August 30, 1996 that the other company no longer wished to proceed. The other company stated in terminating the discussions that it was not in a position to make a proposal that, in its judgment, had a reasonable prospect of being accepted. No other reasons for terminating the discussions were communicated to FEI.

    At the July 19, 1996 meeting, the Board was provided with an update on the progress of the negotiations with Philips, including the fact that Philips' representatives had expressed an interest in acquiring a majority interest in FEI. The Board then considered the implications of a transaction involving a transfer of voting control. At the meeting, management provided to the Board an analysis of developments in the Company's product markets and other industry information concerning new and potential entrants into the markets as well as consolidation trends within the semiconductor equipment business. The Board discussed the unsolicited expression of interest from the other company as well as other possible alternatives to a transaction involving the PEO Operations. Following considerable discussion, the Board concluded that a combination with the PEO Operations offered particular strategic advantages, such as access to the technology of the PEO Operations and its new product markets.

    Between August 4 and August 8, 1996, members of FEI management, representatives of Needham and FEI's counsel traveled to the headquarters of the PEO Operations in Eindhoven, The Netherlands, for interviews with the management of the PEO Operations and to conduct initial due diligence. On August 9, 1996, PIE submitted to FEI a proposed letter of intent with respect to a combination of the businesses. FEI management reported on negotiations to the Special Committee on a frequent basis during this period. At a telephone conference Board meeting on August 12, 1996, FEI management reported to the Board concerning the proposed transaction with PIE. At the August 12 meeting, the Board authorized management to proceed to preparation of a definitive letter of intent. On August 27 and 28, 1996, the parties and counsel met again in New York City to negotiate the terms of a letter of intent and to discuss further matters pertaining to the possible combination of the businesses.

    A special meeting of FEI's Board of Directors was held on September 3, 1996 to approve the letter of intent. All members of the Board, except Mr. Edward H. Cooley, were present. At the meeting, representatives of Needham presented a financial analysis of the transaction, and copies of the letter of intent, as negotiated between the parties, were distributed. The Special Committee reported its recommendation in favor of the transaction. The transaction was unanimously approved by the Board members present at the meeting, subject to review and approval of a definitive combination agreement. On September 4, 1996, the letter of intent was signed by the parties and on September 5, 1996 the pending transaction was publicly disclosed. From then until November 12, 1996, the parties continued and completed due diligence with respect to one another and negotiated terms and conditions of the Combination Agreement.

    On November 11, 1996, the Special Committee met to review the proposed combination. The Special Committee reviewed with counsel the current draft of the Combination Agreement and financial statements for the PEO Operations prepared in U.S. dollars and in accordance with generally accepted accounting principles. The Special Committee also met with Needham and reviewed a draft of its fairness opinion. At the conclusion of the meeting, the Special Committee voted to recommend to the Board approval of the Combination Agreement.

    A special meeting of the Board was held on November 12, 1996 to review the combination. All members of the Board, except Messrs. Edward H. Cooley and Gregory J. Houser, were present. At the meeting, the Board reviewed the financial statements of the PEO Operations together with pro forma combined financial statements for the two businesses. The Board also reviewed the Combination Agreement with counsel and met with Needham to review its analysis and conclusions concerning fairness and to review the Needham fairness opinion. The transaction and Combination Agreement were unanimously approved by the directors present, which included a majority of the Company's nonemployee directors.

                   RECOMMENDATIONS OF THE BOARD OF DIRECTORS
                        AND REASONS FOR THE COMBINATION

    The Board of Directors of FEI has determined that the Combination Agreement, the Combination and the Amendment to the Articles are advisable and fair to, and in the best interests of, FEI and its shareholders and has approved each of the Combination Proposals. Accordingly, the Board of Directors recommends that shareholders vote "FOR" approval of each of the Combination Proposals. In reaching its determination, the Board considered a number of factors, including, without limitation, the following:

        (i) the Company's relationship with Philips' electron optics business involving joint projects to develop electronics and software integrated into subassemblies supplied by PEO BV for use in FEI's FIB workstations;

        (ii) the Company's potential to improve research and development, marketing, breadth of product lines, sales volume and distribution through the synergies of combined management and operations with the PEO Operations;

       (iii) the potential to increase the Company's sales in the existing geographic markets and the life science and materials science markets where the PEO Operations has significant sales;

        (iv) the benefits to FEI, as a majority-owned subsidiary of Philips, of the rights to use certain intellectual property of Philips;

        (v) the added value resulting from the Company's ability to use the brand name "Philips" with both its existing customer base and the potential new customer base;

        (vi) the financial condition and results of operations of the Company and the PEO Operations on both historical and prospective bases and of the combined entity on a pro forma combined basis and current industry, economic and market conditions as they would be likely to affect the PEO Operations and the Company after the Combination;

       (vii) the recent operating performance of the PEO Operations and the adverse effect that technical problems related to certain of the PEO Operations' field emission electron focusing columns and delays related to meeting certain customer specifications had on the operating results of the PEO

    Operations and the FEI Board's belief that the Combined Operations could resolve these technical problems;

      (viii) the benefits to the Company of solidifying its relationship with Philips' electron optics business as its source of supply for certain components essential to its manufacture of FIB workstations and the lack of other readily available sources of supply for such components if the Philips electron optics business were sold to another party;

        (ix) the Company's liquidity constraints, the $8 million in cash agreed by PIE to be included in the assets of PEO Holdings at Closing, and the potential borrowing capacity that may be provided by the larger asset base of the Combined Operations;

        (x) the difficulty of identifying and entering into a suitable acquisition or combination agreement with a party other than Philips, given the relationship between and interdependence of FEI and the Philips electron optics business;

        (xi) the range of values for the PEO Operations derived by Needham from different methods of financial analyses performed in arriving at its opinion with respect to the fairness of the Combination from a financial point of view (extending from a high of $257.0 million to a low of $20.3 million), and the Board's concurrence with Needham that, because the PEO Operations had not been run as a stand-alone company, the more appropriate range of values for the PEO Operations was derived from the discounted cash flow analysis of the projected performance of the PEO Operations (the range of values for the PEO Operations derived from a discounted cash flow analysis were from $124.9 million, or $12.33 per share, to $257.0 million, or $25.37 per share, in both cases based on the Per Share Calculation);

       (xii) the written opinion of Needham that the consideration to be paid to FEI by PIE in the Combination is fair to the Company's shareholders from a financial point of view (see "Opinion of Financial Advisor"); and

      (xiii) the Board's view that the interests of certain executive officers and directors of the Company in the Combination (see "Interests of Certain Persons in the Combination") were consistent with the fairness of the Combination Agreement and Combination to the Company and its shareholders.

    Because the proposed combination would cause a transfer of voting control to a Philips affiliate, in the course of its deliberations the Board considered a number of factors to determine whether the consideration to be received by FEI for the shares to be issued to PIE constituted a premium over the current market value of the Common Stock. The Board considered, among other things, the range of values for the PEO Operations provided by Needham, in addition to the other, non-quantitative factors listed in the immediately preceding subparagraphs (including the value of the rights of majority-owned subsidiaries of Philips to use certain intellectual property of Philips and the "Philips" brand name and the access to Philips' broad distribution channels). The FEI Board determined that the consideration to be received by FEI for the shares to be issued to PIE constituted a premium over the current market value of the Common Stock.

    The FEI Board did not believe it was necessary for Needham to provide a specific value for the PEO Operations because the Board recognized the difficulty in determining a specific value for a privately held company that has not been operated historically on a stand-alone basis. The Board believed the detailed quantitative information on ranges of values provided by Needham to be informative and appropriate, and it also considered all of the non-quantitative information described above to be important in addition to valuation information about the PEO Operations. The FEI Board did not perform an independent valuation of the PEO Operations and, as to the range of appropriate values of the PEO Operations, relied on the financial analyses performed by Needham. Because of Needham's experience as a financial advisor in mergers and acquisitions, as well as its familiarity with companies that manufacture products that manipulate ions, electrons or laser beams for applications in the electronics industry, the FEI Board believed such reliance was reasonable.

    The Board also considered a number of risk factors relating to the Combination, including risks relating to: (i) the integration of the business and management of FEI and the PEO Operations; (ii) risks and complexities relating to substantial international operations, including risks relating to foreign currency exchange and foreign taxation; (iii) dilution risk; (iv) the likelihood of future variable operating results of the Combined Operations; (v) dependence of the Combined Operations on the semiconductor manufacturing industry and the cyclical nature of that industry; (vi) competition in the FIB workstation and electron microscope markets; and (vii) need for additional working capital by the Combined Operations. See "Risk Factors."

    The foregoing discussion of the information and factors discussed by the FEI Board of Directors is not meant to be exhaustive but includes material factors considered by the Board. The Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that approval and adoption of the Combination Agreement is in the best interests of the shareholders.

                          OPINION OF FINANCIAL ADVISOR

    FEI retained Needham to act as exclusive financial advisor to FEI in connection with the proposed transaction with PIE. In connection with this engagement, FEI requested Needham to render an opinion as to whether the consideration to be paid by PIE to FEI in the Combination is fair to the shareholders of FEI from a financial point of view. Needham was not requested to, and did not, make any recommendation to the FEI Board of Directors as to the specific value of the PEO Operations. The amount of consideration to be paid in the Combination was determined through negotiations between FEI management and Philips and PIE management.

    Based upon the 7,956,933 shares of Common Stock of the Company outstanding on the date of the Proxy Statement, 9,725,141 shares of Common Stock will be issued to PIE at Closing and 1,580,492 shares are potentially issuable as Additional Shares. Assuming that all Additional Shares are issued to PIE, and based on the closing price of the Common Stock of $11.75 on November 12, 1996, the date on which the FEI Board of Directors considered and approved the Combination Agreement, the aggregate market value of the maximum number of shares issuable to PIE pursuant to the Combination Agreement is approximately $133 million ($155 million on January 27, 1997, at the closing price on that date of $13.75).

    At a meeting of the FEI Board of Directors on November 12, 1996, Needham delivered its oral opinion that, as of such date and based upon the matters described therein, the consideration to be paid by PIE to FEI in the Combination is fair to the shareholders of FEI from a financial point of view. Needham's oral opinion was subsequently confirmed by a written opinion as of the same date; no material differences exist between Needham's oral and written opinions. Needham was not requested to and will not deliver an updated opinion as of any date subsequent to November 12, 1996. NEEDHAM'S OPINION IS DIRECTED ONLY TO THE FINANCIAL TERMS OF THE COMBINATION AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF FEI AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

    Needham is not expressing any opinion as to the price at which the Common Stock will trade subsequent to the Combination. The complete text of the November 12, 1996 opinion (the "Needham Opinion"), which sets forth the assumptions made, matters considered and limitations on the review undertaken by Needham, is attached to this Proxy Statement as APPENDIX C, and the summary of the Needham Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the Needham Opinion. FEI SHAREHOLDERS ARE URGED TO READ THE NEEDHAM OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY NEEDHAM.

    In arriving at its opinion, Needham, among other things, (i) reviewed the most current draft of the Combination Agreement; (ii) reviewed certain other documents relating to the Combination; (iii) reviewed certain publicly available information concerning the PEO Operations and FEI and certain other relevant financial and operating data of the PEO Operations and FEI made available from the internal records of the PEO Operations and FEI; (iv) visited certain of the PEO Operations' and FEI's facilities; (v) held discussions with members of senior management of the PEO Operations and FEI concerning their current and future business prospects; (vi) reviewed certain financial forecasts and projections prepared by the respective managements of the PEO Operations and FEI; (vii) compared certain publicly available financial data of companies whose securities are publicly traded, which Needham deemed generally comparable to the business of the PEO Operations, to similar data for the PEO Operations; (viii) reviewed the financial terms of certain other business combinations that Needham deemed generally relevant; and (ix) performed and/or considered such other studies, analyses, inquiries and investigations as Needham deemed appropriate. Needham assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for purposes of its opinion. With respect to the PEO Operations' and FEI's financial forecasts provided to Needham by their respective managements, Needham assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the separate future operating and financial performances of the PEO Operations and FEI, respectively. Needham did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of FEI or the PEO Operations. The Needham Opinion states that it is based on economic, monetary and market conditions existing as of the date of such opinion.

    Based on this information, Needham performed a variety of financial analyses of the Combination and the consideration to be paid by PIE. The following paragraphs summarize the significant quantitative and qualitative analyses performed by Needham in arriving at its opinion presented to the FEI Board of Directors.

    CONTRIBUTION ANALYSIS. Needham reviewed and analyzed the pro forma contribution of each of the PEO Operations and FEI to pro forma combined operating and financial information as of and for the twelve months ended September 30, 1996 ("LTM") and for projected 1996 and 1997 operating results. Needham reviewed, among other things, the pro forma contributions to revenues, net income, assets and shareholders' equity. The analysis was prepared on the same basis as the pro forma financial statements included elsewhere in this Proxy Statement, but without the pro forma adjustments set forth herein. Based on this analysis, the PEO Operations contributed 70.9% of the LTM pro forma combined revenues, 24.7% of the LTM pro forma combined net income, 57.6% of the pro forma combined assets as of September 30, 1996 and 50.6% of the pro forma combined shareholders' equity as of September 30, 1996; 71.8% of projected 1996 pro forma combined revenues and 61.3% of projected 1996 pro forma combined net income; and 67.0% of projected 1997 pro forma combined revenues and 52.2% of projected 1997 pro forma combined net income. Based on the Combination Agreement, PIE will own 55% of FEI after the Combination. The results of the contribution analysis are not necessarily indicative of the contributions that the respective businesses may make in the future.

    COMPARABLE COMPANY ANALYSIS. Needham compared selected historical and projected operating and financial ratios of the PEO Operations to the corresponding data and ratios of certain publicly traded semiconductor capital equipment companies which it deemed generally comparable to the PEO Operations. Such data and ratios included total market capitalization to historical and projected revenue, price per share to historical and projected earnings per share and market value to historical book value.

    Companies that manufacture products that manipulate ions, electrons or laser beams for applications in the electronics industry that were deemed to be generally comparable to the PEO Operations included Etec Systems, Inc., FEI, Micrion Corporation, Opal, Inc., Veeco Instruments, Inc. and Zygo Corporation.

    For these companies, the multiples of total market capitalization to LTM revenues ranged from 3.5 to 0.6 with a mean of 1.9 and a median of 1.8; the LTM price-earnings multiples ranged from 38.6 to 7.4 with a mean of 22.5 and a median of 23.6; and the multiples of market value to historical book value ranged from 4.9 to 1.3 with a mean of 2.6 and a median of 2.2. The multiples of total market capitalization to projected 1996 revenues ranged from 3.2 to 0.6 with a mean of 1.7 and a median of 1.6; the projected 1996 price-earnings multiples ranged from 58.0 to 6.9 with a mean of 22.4 and a median of 18.8; the multiples of total market capitalization to projected 1997 revenues ranged from 2.2 to 0.5 with a mean of 1.3 and a median of 1.1; and the projected 1997 price-earnings multiples ranged from 18.8 to 7.5 with a mean of 13.2 and a median of 13.6. Applying the applicable revenues, earnings and book value of the PEO Operations to the applicable median multiples for the comparable companies yielded the following implied values for the PEO Operations: $188.0 million based on projected 1996 revenues, $159.1 million based on projected 1997 revenues, $52.6 million based on projected 1996 earnings, $92.5 million based on projected 1997 earnings and $90.4 million based upon historical book value. Needham placed relatively less emphasis on the portion of the analysis with respect to historical earnings and book value multiples because of the expected changes in the cost structures and synergies anticipated by FEI management to be achieved by the Combined Operations and because the PEO Operations have not been run as a standalone company.

    COMPARABLE TRANSACTION ANALYSIS. Needham also analyzed publicly available financial information for 21 selected mergers and acquisitions of companies in the electronics industry. In examining these transactions, Needham analyzed certain income statement and balance sheet parameters of the acquired companies relative to the consideration offered, such as one-day, one-week and four-week premiums of the consideration offered to the target's stock price; aggregate transaction value as a multiple of LTM revenues, earnings before interest and taxes ("EBIT") and multiples of market value to LTM net income and historical book value. In certain cases complete financial data was not publicly available for these transactions and only partial information was used in such instances.

    Proposed and completed technology transactions analyzed by Needham included:
Eldec Corporation / Crane Company; Sunward Technologies, Incorporated / Read-Rite Corporation; ElectroCom Automation Incorporated / AEG AG (Daimler-Benz
AG); Xyplex, Incorporated / Raytheon Company; Anthem Electronics, Incorporated / Arrow Electronics, Incorporated; Triconex Corporation / Siebe PLC; Pyramid Technology Corporation / Siemens Nixdorf Information Systems, Incorporated; M/A-Com, Incorporated / AMP Incorporated; Pulse Engineering, Incorporated / Technitrol, Incorporated; Moorco International, Inc. / FMC Corporation; Best Power Technology, Incorporated / General Signal Corporation; Advance Circuits, Incorporated / Johnson Matthey PLC; Megatest Corporation / Teradyne, Incorporated; Xylogics, Incorporated / Bay Networks, Incorporated; Convex Computer Corporation / Hewlett-Packard Company; Maxtor Corporation / Hyundai Electronics Industries Company, Ltd.; Andros, Incorporated / Genstar Capital Partners II LP; C.I.S. Technologies, Incorporated / National Data Corporation; NetStar Incorporated / Ascend Communications, Incorporated; Orbit Semiconductor, Inc. / The DII Group, Inc.; Brooktree Corporation / Rockwell International Corporation; and Interpoint Corporation / Crane Company. For these transactions, the multiples of transaction value to LTM sales ranged from 5.1 to 0.3 with a mean of 1.5 and a median of 1.2 and the LTM EBIT multiples ranged from 59.4 to
4.7 with a mean of 22.3 and a median of 18.0. The multiples of market value to LTM net income ranged from 67.7 to 7.0 with a mean of 27.7 and a median of 22.5; and the multiples of market value to book value ranged from 11.8 to 1.1 with a mean of 3.2 and a median of 2.7. Applying the median acquisition multiples of LTM sales, LTM EBIT, LTM net income and book value to such data for the PEO Operations yielded implied values of $134.9 million, $30.6 million, $20.3 million and $111.0 million, respectively. Based upon the number of shares of Common Stock outstanding as of September 30, 1996, and the closing stock price of $10.25 per share on the day prior to the public announcement of the Combination, and assuming that no Additional Shares would be issued, Needham derived a multiple of transaction value to LTM sales of 0.9, a LTM EBIT multiple of 57.5, a multiple of market value to LTM net income of 117.1, and a multiple of market value to book value of 2.4.

    For the comparable transactions, the premiums/discounts paid by the acquirer based on the target's stock price one day prior to the announcement of the transaction ranged from 189.0% to -64.9% with a mean of 41.9% and a median of 40.8%; the premiums/discounts based on the target's stock price one week prior to the announcement ranged from 209.9% to -82.3% with a mean of 45.6% and a median of 36.4%; and the premiums/discounts based on the target's stock price four weeks prior to the announcement ranged from 209.9% to -83.7% with a mean of 51.2% and a median of 48.3%.

    Needham applied such premiums/discounts to FEI's stock prices for the applicable time periods prior to announcement of the Combination, which resulted in a range of FEI per share prices of $29.62 to $3.60 with a mean of $14.54 and a median of $14.43 based on FEI's stock price one day prior to the announcement, a range of $30.22 to $1.73 with a mean of $14.20 and a median of $13.30 based on FEI's stock price one week prior to the announcement, and a range of $33.31 to $1.75 with a mean of $16.26 and a median of $15.94 based on FEI's stock price four weeks prior to the announcement. Needham compared such results to the range of per share values for the PEO Operations derived using the values from the discounted cash flow analysis described below. These per share values, which were based upon the weighted average number of FEI shares outstanding calculated using the closing price of the FEI Common Stock on November 11, 1996, ranged from $12.33 to $25.37.

    DISCOUNTED CASH FLOW ANALYSIS. Needham analyzed the PEO Operations and FEI based on an unleveraged discounted cash flow analysis of the projected performance of the PEO Operations and FEI. Needham used five-year projected financial statements for the PEO Operations and FEI provided by the respective managements of the PEO Operations and FEI. The discounted cash flow analysis determined the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based upon a range of net income multiples from 12.5x to 17.5x, which were determined based on the trading levels of shares of companies involved in manipulating ion, electron or laser beams for applications in the electronics industry. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates from 20.0% to 30.0%, which Needham deemed were appropriate risk-adjusted costs of capital for companies deemed generally comparable in the electronics industry. This analysis resulted in a range of discounted cash flow values for the PEO Operations from $124.9 million to $257.0 million and a range of discounted cash flow values for FEI from $92.6 million to $177.4 million. Needham advised the Board that because the PEO Operations had not been run as a stand-alone company, the more appropriate range of values for the PEO Operations was derived from this discounted cash flow analysis of the projected performance of the PEO Operations.

    No company or transaction used in any comparable analysis as a comparison is identical to the PEO Operations, FEI or the Combination. Accordingly, these analyses were not simply mathematical; rather, they involved complex considerations and judgments concerning similarities and differences in the financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies and transactions to which they were being compared.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Needham believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Needham made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of Philips, PIE, the PEO Operations or FEI. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable as set forth therein. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold.

    Pursuant to the terms of the engagement letter between Needham and FEI, FEI has agreed to pay Needham an advisory fee of $350,000 and an additional fee for rendering the Needham Opinion of $250,000. Needham will receive an additional fee of 1.25% of the aggregate purchase price paid by FEI, against which the $350,000 advisory fee would be credited. The "aggregate purchase price paid" means an amount equal to the sum of the aggregate fair market value of the shares of Common Stock of FEI to be issued to PIE pursuant to the Combination, plus any indebtedness assumed by FEI in the Combination. The aggregate fair market value of the shares of Common Stock of FEI will be the value determined by the Company and Needham upon Closing. Based on a closing price of $13.75 on January 27, 1997, and assuming that no Additional Shares are issued and that no indebtedness of the PEO Operations will be assumed by FEI in the Combination, Needham will receive a fee of approximately $1,671,509, against which the $350,000 advisory fee would be credited. FEI has also agreed to reimburse Needham for certain of its reasonable out-of-pocket expenses and to indemnify it against certain liabilities relating to or arising out of services performed by Needham as financial advisor to FEI.

    Needham is a nationally recognized investment banking firm. As part of its investment banking services, Needham is frequently engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham was retained by the FEI Board of Directors to act as FEI's financial advisor in connection with the Combination based on Needham's experience as a financial advisor in mergers and acquisitions, as well as Needham's familiarity with companies that manufacture products that manipulate ions, electrons or laser beams for applications in the electronics industry. In the normal course of its business, Needham may actively trade the equity securities of FEI for its own account or for the account of its customers and, therefore, may at any time hold a long or short position in such securities.

                           THE COMBINATION AGREEMENT

    The following is a summary of the material terms of the Combination Agreement, a copy of which is attached hereto as APPENDIX A and incorporated by reference herein. All references to and summaries of the Combination Agreement in this Proxy Statement are qualified in their entirety by reference to the Combination Agreement. Shareholders are urged to read the Combination Agreement carefully and in its entirety.

    STRUCTURE OF THE COMBINATION. Pursuant to the Combination Agreement and subject to satisfaction of the conditions set forth therein, the following transactions will occur at or prior to Closing. PIE will consolidate or cause to be consolidated all of the assets and liabilities of the PEO Operations into two newly formed, wholly owned subsidiaries of PIE: Philips Electron Optics International B.V., a Netherlands corporation, ("PEO Holdings") and Philips Electron Optics, Inc., a Delaware corporation ("PEO-US"). PIE will transfer the following assets to the Company: (i) all of the outstanding shares of PEO Holdings and (ii) all of the outstanding shares of PEO-US. As a result of these transfers, PEO Holdings and PEO-US will become wholly owned subsidiaries of the Company.

    The Company will transfer to PIE such number of newly issued shares of its Common Stock as will constitute 55% of the shares of Common Stock then outstanding, so that the Company will become a majority-owned subsidiary of PIE. The Company also agrees to issue to PIE, from time to time, that number of additional shares of Common Stock necessary to maintain PIE's ownership percentage (without regard to other possible share transactions) at not less than 55% after exercise of options and warrants to purchase Common Stock, if those options and warrants were outstanding, or issuable without further action by the Company's Board of Directors, on the date of Closing.

    If the net operating capital (as defined in the Combination Agreement) of the PEO Operations as of Closing exceeds NLG 78.1 million (approximately $42.3 million based on the Dollar/Guilder Exchange Rate), PEO Holdings will deliver to PIE one or two promissory notes in an aggregate principal amount equal to the amount of such excess, but not exceeding NLG 3.0 million each (NLG 6.0 million in the aggregate, or approximately $3.3 million based on the Dollar/Guilder Exchange Rate). The first such note will bear interest at 7 3/8% per annum, and the second note will bear interest at the rate of 4% per annum, each payable monthly in arrears. The promissory note or notes will be due and payable on the first anniversary of the Closing Date.

    RIGHT OF PIE TO MAINTAIN PERCENTAGE INTEREST. The Combination Agreement grants PIE, as long as Philips, directly or indirectly, owns 40% or more of the outstanding voting securities of the Company, the right to buy from the Company, at the then-market price, additional voting securities of the Company at the time of issuances of voting securities of FEI to third parties and in amounts needed for PIE to maintain its proportionate ownership of up to 55% of the Company's voting securities, as reduced by the net percentage of voting securities of FEI sold by PIE at any time.

    EXCLUDED BUSINESS. The assets and liabilities of the Philips electron optics business not included in the PEO Operations to be transferred pursuant to the Combination Agreement are (i) the sales and service organizations related to the Philips electron optics business in approximately 25 countries other than the U.S., Canada, Germany, France, Italy, Japan, The Netherlands and the United Kingdom, (ii) the real estate and improvements used in the principal manufacturing and administrative facility of the Philips electron optics business in Eindhoven, The Netherlands (the "Eindhoven Facility"), which will be leased to FEI by PIE or, as appropriate, one of PIE's affiliates or a third party lessor for a term of ten years (see "Real Property Lease"), and (iii) certain other assets and liabilities, including specified potential recoveries and exposure to litigation, not pertaining directly to the ongoing conduct of Philips' electron optics business. The sales and service organizations in the various countries in which Philips conducts its electron optics business, other than those listed above, in the aggregate contributed net sales of $8.0 million (11.3%) of the total net sales for the nine month period ended September 30, 1996 for such business. Because the volume of sales by the sales and service organizations of the Excluded Business is currently considered insufficient to warrant the maintenance of independent electron optics sales and service organizations in the relevant countries, these organizations will not be included in the PEO Operations being transferred, but will instead provide sales and service support to the Combined Operations pursuant to service and distribution agreements. See "The Combination Agreement--Other Related Agreements." The Eindhoven Facility had a book value of approximately $8.5 million at September 30, 1996. To reduce transaction costs and in consideration of PIE's agreement that PEO Holdings will have $8 million in cash at Closing, which will provide additional liquidity, the parties agreed to exclude the Eindhoven Facility from the PEO Operations to be transferred and to enter into a lease for that facility. See "Real Property Lease" and "Conditions to Closing of the Combination."

    SECONDARY OFFERING. Pursuant to the Combination Agreement, FEI and PIE agree to cooperate in the sale to third parties, within six months following Closing, of up to 1 million shares of Common Stock by certain shareholders of the Company. If, on the basis of information from or presentations by the selling shareholders, the Board of Directors of FEI is satisfied that registration under the Securities Act of 1933, as amended (the "Securities Act"), is necessary or will meaningfully improve the marketability of the shares to be sold, FEI will use all reasonable efforts to effect such registration in a timely manner. In connection with any such secondary offering, the selling shareholders will pay their respective counsel fees and expenses and all underwriting commissions and discounts, and the selling shareholders shall not request any form of indemnification from FEI, PIE, Philips or any of its affiliates. See "Interests of Certain Persons in the Combination--Secondary Offering by Selling Shareholders."

    REAL PROPERTY LEASE. Prior to Closing, FEI and PIE or, as appropriate, one of PIE's affiliates or a third party lessor, will enter into a 10-year lease agreement for the Eindhoven Facility (the "Lease Agreement"), on terms substantially equivalent to those reflected in the general conditions of the model lease agreement issued by the Council of Real Property of the real estate brokers association of The Netherlands, or any other form agreed to by FEI. The annual rent for the Eindhoven Facility under the Lease Agreement will be the fair rental value as determined in accordance with the appraised value of the Eindhoven Facility, except that for the first year the annual rent will be $850,000.

    INTELLECTUAL PROPERTY. The PEO Operations will have the rights to all know-how generated within the PEO Operations, subject to the right of Philips and its affiliates to continue to use all such know-how for their purposes. Philips will grant royalty-free, nonexclusive and nontransferable licenses to FEI (a) to make, have made, use, sell, or otherwise dispose of any products within the scope of FEI's business or the business of the PEO Operations on the date of Closing under know-how utilized within the PEO Operations but generated elsewhere within Philips or its affiliates; (b) for the use of software used by the PEO Operations itself or as a product to be distributed, owned or co-owned by Philips or its affiliates; and (c) for as long as Philips shall own, directly or indirectly, a majority of the voting securities of FEI, of patents and patent applications owned or controlled by Philips. All such transfers and grants by Philips are subject to prior commitments, which Philips has represented are not material with respect to the current PEO Operations, except as otherwise previously disclosed to FEI.

    FEI will grant to Philips a royalty-free and nonexclusive right and license under its patents outside the scope of FEI's business, with the right for Philips to sublicense within the context of its broad-scope cross-license agreements, without field of use restrictions.

    As long as it remains a majority controlled affiliate of Philips, following the Combination FEI will participate in broad-scope cross-licenses of patents between Philips and other large manufacturers in the electronics industry worldwide and will make FEI's patents and patent applications subject to existing cross-licensing, pooling and other patent-sharing or licensing arrangements of Philips, which by their terms apply to FEI.

    In the event Philips ceases to own, directly or indirectly, a majority of the voting securities of FEI, the Combination Agreement provides for a transfer to FEI, subject to prior commitments, of certain patents and patent applications originating from and having their principal commercial use in the PEO Operations (currently approximately 25 patents and patent applications). This transfer will be subject to prior commitments, ordinary patent and patent application management (which may include withdrawal, cancellation or modification of patents and patent applications) and to Philips retaining a free right and license thereunder in fields outside the scope of the business of FEI and the PEO Operations. The Combination Agreement provides that Philips shall not make any commitments or take any other action that would prevent it from effecting such transfers.

    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Combination Agreement contains representations and warranties of the Company for itself and its subsidiaries regarding organization, good standing and qualification to conduct business and own, lease and operate properties; the authority of the Company to enter into the Combination Agreement, subject to shareholder approval and the receipt by the Company of a fairness opinion of Needham; the making of all governmental filings needed by the Company to complete the Combination; the absence of material conflict between the transactions contemplated by the Combination Agreement and the Company's organizational documents and other agreements, documents and permits; the capitalization of the Company and its subsidiaries; the accuracy of the Company's filings with the SEC and the financial statements included therein; the existence of and compliance with applicable law of the Company's employee compensation and benefit plans and the Company's liabilities thereunder; the Company's conduct of business in the ordinary course and the absence of certain material adverse changes in its financial condition, properties, prospects, business or results of operations since December 31, 1995; the absence of dividend payments, capital distributions or changes in accounting principles, practices or methods by the Company since December 31, 1995; the absence of undisclosed material liabilities and litigation pending or threatened against or affecting the Company; compliance of the Company's business with applicable law and the absence of governmental investigations; the absence of environmental liabilities and claims on properties operated by or for the Company; the absence of collective bargaining agreements; the absence of any claims asserting that the Company has committed any unfair labor practices or has had organized labor disputes involving the Company during the last five years; the current insured status and insurability of the Company's assets; the inapplicability of antitakeover and business combination statutes to the Combination; the accurate reporting and payment of, making of reserves for and liability for, taxes; the scope, validity and absence of infringement of the Company's intellectual property rights; the existence and validity of, and absence of defaults with respect to, the Company's material contracts; the absence of finders' and brokers' fees due with respect to the Combination; the Company's lack of knowledge of any customer or supplier who would cease doing business with the Company after the Combination; the agreements of certain shareholders of the Company to vote their shares of Common Stock to approve the Combination Proposals; the lack of need of the Company for any industrial security clearance to perform existing U.S. government contracts and the accuracy of information given by the Company to Philips in and pursuant to the Combination Agreement.

    REPRESENTATIONS AND WARRANTIES OF PHILIPS AND PIE. The Combination Agreement also includes representations and warranties by PIE and, to the extent provided therein, by Philips, regarding the organization, good standing and authority to conduct business and own, lease and operate properties of PIE and its affiliates involved in the Combination; Philips' and PIE's authority to enter into the Combination Agreement and complete the Combination; the making of all governmental filings needed by Philips and PIE to complete the Combination; the absence of any breach, violation or default under the organizational documents, contracts or permits of PIE, PEO Holdings and PEO-US caused by the transactions contemplated by the Combination Agreement; the capitalization of PEO Holdings and PEO-US and PIE's ownership at Closing of all of the outstanding stock of each; the fair presentation of information contained in the audited financial statements of the PEO Operations; the existence and compliance with law of, and liabilities under, employee compensation and benefit plans covering employees of the PEO Operations; the conduct of the PEO Operations in the ordinary course and the absence of material adverse changes in such business since December 31, 1995; the absence of undisclosed material liabilities of and pending or threatened litigation against the PEO Operations or PEO Holdings, PEO-US or their subsidiaries; material compliance of the PEO Operations with applicable law; the absence of material environmental liabilities of or claims against Philips or any of its affiliates arising from the PEO Operations; the accurate disclosure of material collective bargaining agreements to which the PEO Operations are subject and the absence of any claims asserting that the PEO Operations has committed any unfair labor practices or has had any organized labor disputes involving the PEO Operations during the last five years; the current insured status of the assets used in the PEO Operations; the absence of any antitakeover statute applicable to PEO Holdings or PEO-US as a result of the Combination; the accurate reporting of, or making of adequate reserves for any liability for taxes; the existence, validity and noninfringement of the intellectual property rights used in the PEO Operations; the existence and validity of, and absence of material defaults with respect to, material contracts related to the PEO Operations; the absence of finders' fees and brokers' fees due with respect to the Combination; PIE's lack of knowledge of any customer or supplier that would cease doing business with PEO Holdings, PEO-US or their subsidiaries after the Combination; the title of PEO Holdings, PEO-US and their subsidiaries to the assets and liabilities of the PEO Operations at Closing; the facilities shared by the PEO Operations and other operations of Philips' affiliates; the validity and accurate disclosure of good title or a leasehold interest of Philips or its affiliates in real property used in the PEO Operations and the suitability, in terms of zoning, of such real property for that use; the physical condition and suitability for use of tangible personal property on such real property; PIE's intent to acquire the PIE Shares solely for its own account and not with a view to their further distribution within the meaning of Section 2(11) of the Securities Act; the absence of any requirement for the PEO Operations to obtain industrial security clearance to perform existing U.S. government contracts; and the absence of any false or misleading information given by or on behalf of PIE to the Company pursuant to the Combination Agreement.

    CONDUCT OF THE BUSINESS PENDING THE COMBINATION. Between the signing of the Combination Agreement and Closing, each of the Company, as to itself and its subsidiaries, and PIE, as to PEO Holdings, PEO-US and their subsidiaries, agrees that, except as expressly contemplated by the Combination Agreement or the process by which PIE transfers the assets and liabilities of the PEO Operations to PEO Holdings, PEO-US or their subsidiaries, or as consented to in writing by the other, it will (i) carry on its business in the ordinary and usual course and use its best efforts to preserve its business organization, relationships with third parties and goodwill; (ii) not issue, sell, pledge, dispose of or encumber any of the capital stock of its subsidiaries that it owns; (iii) not amend its organizational documents or split, recombine or reclassify its capital stock, declare or pay any dividends or distributions other than intracompany dividends or redeem or repurchase any shares of its capital stock or securities convertible or exchangeable into such shares; (iv) not sell, issue, pledge, dispose of or encumber any shares of or securities convertible into or exchangeable for any shares of capital stock or any debt securities carrying voting rights or convertible into such securities;
(v) not transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets except in the ordinary course of business or incur or modify any material indebtedness or any other liability;
(vi) not make or authorize any significant capital expenditures or any significant investment in another entity out of the ordinary course of business except as disclosed to the other party; (vii) not enter into any joint venture, merger or similar agreement; (viii) not change any employee's compensation except in the ordinary course of business consistent with past practice or any employee benefit plans or grant any new awards thereunder except in the ordinary course of business; (ix) not settle or compromise any material claims or litigation or, except in the ordinary course of business, modify or terminate any material contracts or waive, release or assign any material rights or claims; and (x) not make any tax election or allow the cancellation or termination of any of their insurance policies except in the ordinary course of business. FEI also agrees that except for grants of options, consistent with its past practice, pursuant to any stock option plan to purchase no greater than 5,000 shares of Common Stock, it will not establish, adopt, enter into or make any new grants or awards under or otherwise modify any benefit plans.

    The Combination Agreement also provides that PIE shall provide to FEI all material information required by law to be included in this Proxy Statement that cannot reasonably be provided by FEI or its subsidiaries because such information is exclusively within the control and knowledge of PIE or its affiliates. PIE also agrees to supply such additional information up until the date of the Special Meeting as is necessary such that the information provided by PIE and included in this Proxy Statement will not contain any untrue statement of material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading. The Board of Directors of the Company agrees to call the Special Meeting to consider the Combination Proposals and to recommend approval by the shareholders. The Company agrees to take all action needed to comply with federal and state securities laws and Nasdaq rules in connection with this Proxy Statement, the Special Meeting and the Combination and to list the PIE Shares for quotation on the Nasdaq National Market.

    Each of PIE and the Company further agrees, in the Combination Agreement, to use reasonable efforts to consummate the Combination; to give the other and its representatives access to its properties, books, contracts and records (subject to confidentiality agreements) as requested, to further investigate the suitability of the Combination; to give the other all information concerning itself and its affiliates that is reasonably necessary or advisable in connection with any governmental filing needed for the Combination; to keep the other apprised of the status of actions taken to consummate the Combination; and to consult with the other on any public announcements regarding the Combination.

    NO SOLICITATION. Pursuant to the Combination Agreement, each of PIE and the Company has agreed that it and its affiliates and their respective officers and directors shall not, and will use best efforts to cause their employees, agents and representatives not to, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any competing offer of an "Acquisition Proposal," as defined below, or negotiate with any person or entity or give any person or entity any confidential information in furtherance of such inquiries or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal, except in certain limited circumstances. These circumstances allow the Company to comply with SEC rules by which it must notify the shareholders of its recommendation with regard to a tender offer, and to the extent required so that the Board may, in its good faith judgment after consultation with legal counsel, comply with its fiduciary duties to shareholders under applicable law and provide requested information pursuant to a confidentiality agreement to, or negotiate with, a third party making an unsolicited Acquisition Proposal or recommend an Acquisition Proposal to the shareholders. The Combination Agreement contains similar exceptions to PIE's agreement not to solicit competing offers for the assets of the PEO Operations. An "Acquisition Proposal" means a proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of PIE, the Company or any of their respective subsidiaries that are the subject of the Combination Agreement.

    OTHER RELATED AGREEMENTS. The Combination Agreement provides that each entity within the PEO Operations will enter into a services agreement with a local affiliate of Philips (the "Services Agreements") for the provision of services to the PEO Operations in each country where the Philips electron optics business is being transferred to FEI (the "Nonexcluded Countries"). Philips Electron Optics B.V. ("PEO BV") will also enter into distribution agreements (the "Distribution Agreements") for the provision of distribution services to the PEO Operations in the countries (the "Excluded Countries") where the local Philips electron optics business is a part of the Excluded Business.

        SERVICES AGREEMENTS. The Services Agreements govern the provision by Philips and its affiliates of services to the PEO Operations to enable the uninterrupted continuation of the PEO Operations after Closing as well as an orderly combination of the PEO Operations with FEI. Under the Services Agreements, the affiliates of Philips in the Nonexcluded Countries will continue to provide the same types of services to the PEO Operations after the date of Closing as they provided prior to such date, to the extent such services are deemed necessary and reasonable by the management of the Combined Operations. Such services may include, among others, finance and accounting, information technology, payroll, human resources, traffic and warehouse, automotive leases and office services. While the term of each Services Agreement is from Closing until December 31, 1998, provision is made for earlier termination of the provision of certain services on three months' notice. The prices of the services to be provided pursuant to the Services Agreements will be based upon the costs incurred with respect to such services by the affiliate of Philips providing such services. Such costs are to be allocated consistently with budgeting and accounting practices of the Philips group. The terms of the form of Services Agreement have been negotiated between the parties at arm's length, and the Company considers these terms to be not less fair to the Company than they might be if negotiated with other unaffiliated parties. Individual Services Agreements have not yet been executed by PEO-US or the subsidiaries of PEO Holdings, but in each case the PEO Operations entity will be entitled to contract with third parties for certain services otherwise covered by the Services Agreement if the entity does not believe the terms offered by the relevant Philips affiliate are fair.

        DISTRIBUTION AGREEMENTS. Under the Distribution Agreements, PEO BV will appoint the respective affiliate of Philips in each of the Excluded Countries as its exclusive distributor or sales agent (the "Distributors") with the exclusive right to sell and distribute, or cause the PEO Operations to sell and distribute, the products of the PEO Operations in their designated geographic areas. Reciprocally, the Distributors will each exclusively represent the PEO Operations in such geographic areas. The Distribution Agreements will be effective upon Closing for a term of three years, automatically renewable for subsequent one-year terms unless terminated by the Distributor as of a renewal date upon 180 days' prior notice. PEO BV may terminate a Distribution Agreement at any time upon 180 days' notice. If any Distribution Agreement is terminated by PEO BV and the Distributor is not in material breach of the Distribution Agreement, PEO BV shall acquire the part of the Distributor's business that is principally used in connection with the distribution of products covered by the Distribution Agreement at a price to be agreed upon reflecting the fair market value of the business, and PEO BV shall either (i) provide continuing employment in comparable positions for all of the Distributor's employees who were engaged for at least 50% of their time in the sale or servicing of such covered products, or (ii) compensate the Distributor for all costs and expenses, including any payments required to be made upon termination of any such employees, incurred in connection with either the termination or transfer of such employees. The Distributors' compensation will be determined based upon transfer prices on a "market price minus" approach, providing for a 5% profit for the Distributor and based upon sales organization costs agreed between PEO BV and the Distributor. The Distribution Agreements will contemplate the possible future distribution of FEI products by the Distributor; however, such agreements currently provide for the distribution of PEO Operations products only. A form of Distribution Agreement has been negotiated between the parties at arm's length. The Company considers the terms of the Distribution Agreement to be not less fair to the Company than they might be if negotiated with other unaffiliated parties. Individual Distribution Agreements have not yet been executed and the terms of individual Distribution Agreements may vary from the form of agreement due to requirements in the country of distribution.

    EMPLOYEE BENEFITS. Pursuant to the Combination Agreement, the Company has agreed to hire, or to cause PEO Holdings or PEO-US or their subsidiaries to continue to employ, all employees of the PEO Operations that are on the U.S. payroll on the date of Closing (other than expatriates), in comparable positions and with substantially the same compensation and benefits given to employees of the Company. Transferred employees are to be given credit for time worked at Philips and its affiliates in determining eligibility for such benefits and Philips will remain responsible for employees' claims under benefit plans incurred before Closing. Philips will, at the Company's expense, continue to provide benefits under employee compensation and benefit plans to non-U.S. employees of the PEO Operations after Closing. Philips has agreed that current employees of the Company will remain employed by the Company after the date of Closing at substantially their current compensation and benefits. Employees of the PEO Operations in Japan will remain employees of Philips, but will provide services to the Company by contract.

    The Company has also agreed to provide certain additional benefits to the employees of PEO-US to compensate them for the loss of benefits now provided by PEO-US. The additional benefits consist of (i) an aggregate of $180,226 payable over five years to specified PEO-US employees who are near retirement age and
(ii) an aggregate of $386,619 payable over five years in the form of additional contributions to the 401(k) retirement accounts of approximately 85 PEO-US employees.

    VOTING IN FEI DIRECTOR ELECTIONS. Directors of the Company are elected at the annual shareholders' meeting; vacancies resulting from an increase in the size of the Board may be filled by the Board or by the shareholders. Directors hold office until the next annual shareholders' meeting and until their successors are elected and qualified. Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote, including the election of directors, and do not have any cumulative voting rights. Thus, for so long as PIE holds a majority of the outstanding voting securities of the Company, it will be able to control the election of all of the directors of the Company and other matters submitted to a vote of the shareholders. PIE has agreed, however, to vote its shares so as to cause the Company to have two Independent Directors for a period ending two years after the date of Closing and to vote its shares at the Company's first annual meeting following Closing to cause two persons who are not present or former employees of any affiliate of Philips (other than FEI) to be elected directors of FEI.

    LIMITATION ON EQUITY POSITION. For one year following the date of Closing, PIE agrees not to own, together with Philips and its affiliates, more than 70% of the outstanding Common Stock, subject to certain conditions. The Company has been advised by Philips that PIE has no plans to acquire any shares of Common Stock other than those issued pursuant to the Combination Agreement.

    OTHER CONDUCT PENDING CLOSING. Pending Closing, each of PIE and the Company have agreed to negotiate license and service agreements and a lease of real property for the Eindhoven Facility. Philips and the Company have agreed to give the other access to information needed to investigate the advisability of completing the Combination, subject to a confidentiality agreement; to consult the other regarding publicity for the Combination before Closing; to keep insurance in effect; and to comply with any applicable antitakeover statutes.

    CONDITIONS TO CLOSING OF THE COMBINATION. Closing of the Combination is subject to the satisfaction or waiver of various conditions, including, among others: (i) FEI shareholders' approval of the Combination Proposals; (ii) compliance with the filing requirements and expiration of the applicable waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any other applicable antitrust or competition laws;
(iii) the absence of any governmental rule, injunction or threat of governmental action preventing, or restricting or seeking to restrict, the Combination, including the absence of any investigation under the Exon-Florio Amendment to the 1988 Omnibus Trade and Competition Act (the "Exon Florio Amendment"); (iv) receipt of all other necessary governmental approvals; (v) the absence of any material adverse change in the business, results of operations or financial condition of the Company or of the PEO Operations since December 31, 1995; (vi) employment agreements shall have been executed with certain officers of FEI;
(vii) the assets of the PEO Operations shall include $8.0 million in cash;
(viii) the pursuit of all required employee consultation procedures to the extent necessary to avoid a delay or change in the Combination; (ix) the listing of the PIE Shares on the Nasdaq National Market; (x) the execution of the Services Agreements; (xi) each party shall have performed in all material respects all of the covenants and agreements to be performed by it before Closing; (xii) the Company shall have taken such actions so that upon Closing the Company's Board of Directors shall be composed of the persons agreed to in the Combination Agreement; and (xiii) each party's representations and warranties contained in the Combination Agreement shall be true or true in all material respects, as specified in the Combination Agreement, as of Closing. See "Regulatory Approvals." The Combination Agreement provides that all conditions to Closing are waivable, but the requirement for shareholder approval will not be waived by the Company. The Company is not aware of any consideration among the parties to the Combination Agreement of the waiver of any conditions to Closing.

    INDEMNIFICATION. In the Combination Agreement, each of PIE, Philips and the Company agrees to indemnify the other, its affiliates and their directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns from, against and in respect of, the excess over $1 million of aggregate losses, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties and reasonable costs and expenses ("Losses") imposed on, sustained, incurred or suffered by or asserted against any of them directly or indirectly relating to or arising out of any breach of any representation, warranty, covenant or agreement of the party giving indemnification.

    The party giving indemnification has the option to assume the defense of any claim made by a third party in respect of such breaches. The indemnified party may participate in such a defense at its own cost, but neither party may settle a claim for which indemnification is sought without the consent of the other, unless the indemnifying party elected not to defend the indemnified party against such claim, in which case the indemnified party may settle such claim without the consent of the indemnifying party.

    PIE has agreed to retain all liabilities with respect to certain patent infringement claims that may be brought against the PEO Operations and has agreed that it will not settle any such claims in a manner that would prevent in any material way the Company or the PEO Operations from engaging in their respective businesses.

    TERMINATION. The Combination Agreement may be terminated and the Combination abandoned before Closing by agreement of PIE and the Company. Either the Company or PIE may terminate the Combination Agreement before Closing by giving written notice to the other if (i) the Combination is not completed by March 31, 1997, provided that the terminating party has not caused the failure of the Combination to occur by failing to have fulfilled its obligations under the Combination Agreement; (ii) failure of a condition to Closing, including failure to obtain shareholder approval of the Combination Proposals, and the failure cannot be cured before Closing or is not cured within a reasonable time, provided that the noncompliance of the terminating party with its obligations under the Combination Agreement shall not have contributed to such failure;
(iii) the other has materially breached any representation, warranty, covenant or agreement contained in the Combination Agreement that is not cured within a reasonable time after notice of such breach is given, provided that such termination will not relieve the breaching party from liability for the breach; or (iv) if the Board of Directors of the Company recommends to the shareholders or agrees to enter into another Acquisition Proposal.

    PIE may terminate the Combination Agreement before Closing (i) if the Company's Common Stock ceases to be quoted on the Nasdaq National Market; (ii) if the board of management of PIE agrees to enter into another proposal for a merger, reorganization, share exchange, consolidation, purchase or similar transaction involving all or any significant portion of the assets of the PEO Operations or any of the equity securities of an affiliate of Philips engaged in the PEO Operations; or (iii) if the Board of Directors of the Company shall have withdrawn or adversely modified its recommendation that the shareholders of the Company approve the Combination Proposals or failed to reconfirm such recommendation within five business days after a written request by PIE to do so.

    AMENDMENT; WAIVER. Provisions of the Combination Agreement may be amended only by written agreement of PIE and the Company or waived only by the written agreement of the waiving party.

                        FEDERAL INCOME TAX CONSEQUENCES

    The acquisition by FEI of shares of PEO Holdings and PEO-US in exchange for newly issued shares of Common Stock of FEI will not be a taxable event with respect to FEI or its shareholders for federal income tax purposes. After Closing, FEI and its consolidated U.S. subsidiaries (including PEO-US) will report income and pay U.S. income taxes as a consolidated group and will not become a part of the Philips consolidated group for U.S. income tax purposes. Shareholders of the Company will not recognize any gain or loss for federal income tax purposes as a result of the Combination. This federal income tax discussion is included for general information only. FEI shareholders are urged to consult their own tax advisors with respect to the effect, if any, of the transaction to them, as well as advice as to the application of state, local and foreign income and other tax laws and possible amendments to such laws.

                              ACCOUNTING TREATMENT

    The Combination will be recorded as "reverse purchase" for accounting and financial reporting purposes, whereby PIE will be treated as the accounting acquiror because, at Closing, PIE will acquire 55% of the outstanding voting securities of the Company. As a result, after the Combination, the historical financial statements of FEI will be the financial statements of the PEO Operations for all reported periods prior to the date of Closing.

                                 BUSINESS NAMES

    After Closing, FEI Company will continue to operate under the name "FEI Company." The parties to the Combination expect that following Closing, the electron microscope business conducted by PEO Holdings and PEO-US will operate under the name "Philips Electron Optics" and the FIB workstation and components business conducted by FEI will operate under the name "FEI Company."

                             NO DISSENTERS' RIGHTS

    Under Oregon law, no holder of Common Stock will be entitled to demand appraisal of, or to receive payment for, the holder's shares as a result of the Combination or a vote against the Combination Proposals.

                                 NASDAQ LISTING

    Philips has advised the Company that it has no intention of taking any action following Closing that would cause the Common Stock to no longer be quoted on the Nasdaq National Market.

                        SELECTED CONSOLIDATED FINANCIAL
                           INFORMATION OF FEI COMPANY

    The selected consolidated financial data of the Company presented below for, and as of the end of, each of the years in the three-year period ended December 31, 1995 have been derived from the audited consolidated financial statements of the Company included elsewhere in this Proxy Statement. The selected consolidated financial data at December 31, 1991, 1992 and 1993 and for each of the years in the two-year period ended December 31, 1992 have been derived from the audited financial statements of the Company not included herein. The selected consolidated financial data for the nine-month periods ended September 30, 1996 and 1995 and as of September 30, 1996 have been derived from the unaudited consolidated financial statements of the Company included elsewhere in this Proxy Statement. Operating results for the nine-month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. In the opinion of management of FEI, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. The selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of FEI Company" and the Consolidated Financial Statements of FEI Company included elsewhere in this Proxy Statement.

                                                                                                              NINE MONTHS
                                                                                                                 ENDED
                                                                  YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                   -----------------------------------------------------  --------------------
                                                     1991       1992       1993       1994       1995       1995       1996
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)              (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales........................................  $   9,075  $  12,919  $  17,198  $  22,281  $  41,691  $  29,131  $  33,576
Cost of sales....................................      5,102      7,083      8,662     14,150     26,017     17,846     21,605
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.....................................      3,973      5,836      8,536      8,131     15,674     11,285     11,971
Total operating expenses.........................      4,500      5,009      6,511      8,491      9,763      6,977     10,173
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations....................       (527)       827      2,025       (360)     5,911      4,308      1,798
Other income (expense)...........................        138       (266)      (204)      (128)      (120)      (437)       393
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before taxes.......................       (389)       561      1,821       (488)     5,791      3,871      2,191
Tax expense (benefit) (1)........................       (101)       150        391       (263)     2,050      1,407        872
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)................................  $    (288) $     411  $   1,430  $    (225) $   3,741  $   2,464  $   1,319
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss) per share (1)(2)...............  $   (0.06) $    0.08  $    0.28  $   (0.04) $    0.57  $    0.40  $    0.16
Shares used in per share calculation (2).........      5,055      5,068      5,089      5,101      6,603      6,230      8,038

                                                                           DECEMBER 31,                    SEPTEMBER 30,
                                                            ------------------------------------------  --------------------
                                                              1991       1992       1993       1994       1995       1996
                                                            ---------  ---------  ---------  ---------  ---------  ---------
                                                                          (IN THOUSANDS)                    (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.................................  $     832  $     421  $     343  $     192  $   2,700  $   1,485
Working capital...........................................      4,899      3,763      4,301      4,387     26,406     22,614
Equipment.................................................      2,316      3,173      4,298      5,033      4,604      8,295
Total assets..............................................      9,773     11,181     16,682     24,414     44,642     51,881
Short-term borrowings.....................................         49        568      1,655      6,386     --          3,328
Long-term debt, less current portion......................        579     --          1,999      3,445      3,500     --
Total liabilities.........................................      2,460      3,442      7,451     15,367     10,220     11,797
Shareholders' equity......................................      7,313      7,739      9,231      9,047     34,442     40,084

------------------------------

(1) Tax expense for the year ended December 31, 1993 includes the cumulative effect of an accounting change benefit of $206,000 ($0.04 per share). See
    Note 13 of Notes to Consolidated Financial Statements of FEI Company.

(2) See Notes 1 and 14 of Notes to Consolidated Financial Statements of FEI Company.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
                           OPERATIONS OF FEI COMPANY

    FEI's revenues are derived primarily from sales of FIB workstations and, to a lesser extent, from the sale of emitters, focusing columns and services. FIB workstations can be purchased with various options, including gas injectors, a secondary ion mass spectrometry ("SIMS") analytical function, x-ray analysis equipment and computer-aided design ("CAD") navigational software.

RESULTS OF OPERATIONS

    The following table sets forth certain unaudited financial data for the periods indicated as a percentage of net sales.

                                                                                                        NINE MONTHS
                                                                                                           ENDED
                                                                       YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                                   -------------------------------  --------------------
                                                                     1993       1994       1995       1995       1996
                                                                   ---------  ---------  ---------  ---------  ---------
Net sales
  FIB workstations...............................................       63.3%      58.0%      74.1%      74.5%      67.2%
  Focusing columns...............................................       15.5       20.7       10.7        9.9       16.8
  Emitters.......................................................       13.8       13.0        9.1        9.9        9.3
  Other..........................................................        7.4        8.3        6.1        5.7        6.7
                                                                   ---------  ---------  ---------  ---------  ---------
    Total net sales..............................................      100.0      100.0      100.0      100.0      100.0
Cost of sales....................................................       50.4       63.5       62.4       61.3       64.3
                                                                   ---------  ---------  ---------  ---------  ---------
Gross profit.....................................................       49.6       36.5       37.6       38.7       35.7

Operating expenses
  Research and development.......................................       13.9       13.9        6.2        6.5        8.4
  Selling and marketing..........................................       15.0       12.6       11.0       11.1       12.7
  General and administrative.....................................        8.9        9.6        6.3        6.3        9.2
  Postponed stock offering and duplicate rent....................     --            2.0     --         --         --
                                                                   ---------  ---------  ---------  ---------  ---------
    Total operating expenses.....................................       37.8       38.1       23.4       23.9       30.3
                                                                   ---------  ---------  ---------  ---------  ---------
Operating income (loss)..........................................       11.8       (1.6)      14.2       14.8        5.4

Other income (expense)
  Interest income................................................        1.2        1.8        2.2        2.1        1.6
  Interest expense...............................................       (1.3)      (2.7)      (1.6)      (1.9)      (0.3)
  Miscellaneous..................................................       (1.1)       0.3       (0.9)      (1.7)      (0.2)
                                                                   ---------  ---------  ---------  ---------  ---------
Income (loss) before taxes.......................................       10.6       (2.2)      13.9       13.3        6.5
Tax expense (benefit) (1)........................................        2.3       (1.2)       4.9        4.8        2.6
                                                                   ---------  ---------  ---------  ---------  ---------
Net income (loss)................................................        8.3%      (1.0)%       9.0%       8.5%       3.9%
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

------------------------

(1) Tax expense for the year ended December 31, 1993 includes the cumulative effect of an accounting change benefit of 1.2%. See Note 13 of Notes to Consolidated Financial Statements of FEI Company.

NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

    NET SALES. Net sales for the nine months ended September 30, 1996 increased $4.5 million (15.3%) to $33.6 million from $29.1 million for the corresponding period in 1995. Most of this increase can be attributed to increased sales of components and of FIB workstations, which rose by $3.0 million and $833,000, respectively, for the nine months ended September 30, 1996. In this period, the Company sold three FIB workstations to Norsam Technologies, Inc. ("Norsam") for use in a new commercial application of FIB technology providing long-term archival and very high density data storage. The $3.3 million sales price of the three FIB workstations was paid in the form of 500,000 shares of Norsam Series A Preferred Stock convertible into shares of Norsam common stock at a conversion rate of $5.00 per share.

    International sales accounted for 36% of net sales for the nine months ended September 30, 1996, compared to 57% of net sales for the nine months ended September 30, 1995. The Company expects that international sales will continue to represent a significant percentage of its net sales.

    The Company believes that recent slowdowns in the semiconductor manufacturing industry will result in lower sales growth for the remainder of 1996 compared to the nine months ended September 30, 1996.

    GROSS PROFIT. Gross profit for the nine months ended September 30, 1996 increased $686,000 (6.1%) to $12.0 million from $11.3 million for the corresponding period in 1995. This increase was primarily due to increased sales. Gross profit as a percentage of sales for the nine months ended September 30, 1996 decreased to 35.7% from 38.7% for the corresponding period in 1995. Customer service labor costs nearly doubled, increasing $740,000 for the nine months ended September 30, 1996, as compared to the same period in 1995. Depreciation expense, primarily depreciation of customer service inventory, increased $331,000 for the nine months ended September 30, 1996. The second factor causing the decline in gross profit as a percentage of sales for the period was an increase in sales into selected strategic Asian markets, where selling prices are lower due to greater price competition.

    The Company purchases a substantial number of components for its FIB workstations from PEO BV, for which the purchase prices are denominated in Netherlands guilders. The prices of those components have been established annually by the Company and management of Philips' electron optics business. Increases in the value of the Netherlands guilder in relation to the U.S. dollar effectively increase the cost to the Company of those components and adversely affect the Company's gross profit margins.

    RESEARCH AND DEVELOPMENT. For the nine months ended September 30, 1996, research and development expense increased $906,000 (47.6%) to $2.8 million from $1.9 million for the corresponding period in 1995. This increase was primarily the result of increased engineer staffing levels, consultant costs and use of operating supplies. The latter two factors are principally related to FIB workstation automation and clean room development projects. Labor and related expenses increased $781,000 for the period over the prior year's period, while operating supplies increased $138,000. The Company is continuing to invest in internal development of focused ion and electron beam technology.

    Capitalized software development costs were $650,000 and $164,000 for the nine months ended September 30, 1996 and 1995, respectively.

    SELLING AND MARKETING. Selling and marketing expense for the nine months ended September 30, 1996 increased $1.1 million (32.3%) to $4.3 million from $3.2 million for the corresponding period in 1995. Selling and marketing expense as a percentage of sales for the nine months ended September 30, 1996 increased to 12.7% from 11.1% for the corresponding period in 1995. These increases reflect the greater amount of sales commissions paid in connection with increased sales volume. Sales commissions increased $272,000 for the nine months ended September 30, 1996 as compared to the same period in 1995. Increased sales, technical marketing and support staffing levels, plus increased travel costs were also significant factors in the increase of selling and marketing expenses. Labor and related expenses increased $545,000 for the nine months ended September 30, 1996 as compared to the same period in 1995. Travel costs increased $118,000 for the nine months ended September 30, 1996 as compared to the same period in 1995.

    GENERAL AND ADMINISTRATIVE. General and administrative expense for the nine months ended September 30, 1996 increased $1.2 million (67.6%) to $3.1 million from $1.9 million for the corresponding period in 1995. This increase was primarily due to the hiring of additional administrative staff, which accounted for an increase of $885,000 for the nine months ended September 30, 1996 compared with the same period in 1995. Other factors included the additional cost of public and shareholder reporting, which was $191,000 for the nine month period in 1996, with no comparable expense in the same period in 1995. In addition, because of increased sales volume, the accrual for bad debt during the nine months ended September 30, 1996 was increased by $126,000.

    OTHER INCOME (EXPENSE). Other income (expense) was $393,000 and $(437,000) for the nine months ended September 30, 1996 and 1995, respectively. Included in other income (expense) for these respective periods were (i) foreign currency exchange rate loss of $(26,000) and $(312,000), (ii) interest income of $527,000 and $606,000, (iii) interest expense of $(81,000) and $(550,000) and (iv)
miscellaneous expense of $(27,000) and $(181,000). The decrease in foreign currency exchange rate loss was attributable to relatively constant exchange rates for the 1996 period compared with the fluctuation and the value of the U.S. dollar against the Netherlands guilder in the 1995 comparable period. Interest income decreased $79,000 for the nine months ended September 30, 1996 compared to the corresponding period in 1995, resulting from the liquidation of short-term investments which had been earning interest. Interest expense decreased $471,000 for the nine months ended September 30, 1996, compared to the corresponding period in 1995, due to the repayment of debt with proceeds from FEI's initial public offering. See Note 14 of Notes to Consolidated Financial Statements of FEI Company.

    TAX EXPENSE (BENEFIT). The effective income tax rate was 40% for the nine months ended September 30, 1996 compared to an effective rate of 36% for the nine months ended September 30, 1995. These rates vary from FEI's federal statutory tax rate of 34% primarily due to the addition of state, foreign and foreign sales corporation taxes and the reduction of foreign sales corporation dividends, and various treatments of international transactions and related taxes. The increase in the effective tax rates for the 1996 period from the corresponding period in 1995 is primarily due to larger foreign sales corporation tax credits during the 1995 period and higher foreign taxes during 1996.

    Consolidated income before taxes includes the parent and its four wholly owned subsidiaries. Income before taxes for the Company's subsidiaries, as a percent of consolidated income (loss) before taxes, was 3% for the nine months ended September 30, 1995 and (11)% for the nine months ended September 30, 1996. The loss for 1996 is due to start up and operating costs associated with opening and operating the office of FEI Europe GmbH in Germany.

    Certain risks are inherent in international operations, including changes in demand resulting from fluctuations in interest and exchange rates, the risk of government financed competition, changes in trade policies, tariff regulations and difficulties in obtaining U.S. export licenses. Changes in relevant foreign currency exchange rates between time of sale and time of payment can also have an adverse impact on profit levels.

YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

    NET SALES. Net sales increased $19.4 million (87.1%) to $41.7 million in 1995 from $22.3 million in 1994 and increased $5.1 million (29.6%) in 1994 from $17.2 million in 1993. The increase in net sales in 1994 from 1993 was attributable to an increased unit volume of sales of FEI's products as well as sales of higher priced model 820 DualBeam FIB workstations first shipped in December 1994. The increase in net sales in 1995 from 1994 was primarily due to a 77% increase in the number of FIB workstations sold. Sales of FIB workstations accounted for approximately 92.6% of the increase in net sales from 1994 to 1995 and 40.0% of the increase in net sales from 1993 to 1994.

    GROSS PROFIT. Gross profit increased $7.5 million (92.8%) in 1995 compared to 1994 and decreased $405,000 (4.7%) in 1994 compared to 1993. Gross profit as a percentage of net sales was 37.6%, 36.5% and 49.6% for 1995, 1994 and 1993, respectively. The increase in dollars from 1994 to 1995 was primarily due to higher revenues, while the increase in gross profit as a percentage of net sales from 1994 to 1995 was primarily due to absorption of fixed manufacturing costs over higher sales volume and volume purchase price discounts. This increase was partially offset by an increase in sales of third party add-on options with relatively low gross margins. The decrease in gross profit as a percentage of net sales from 1993 to 1994 was primarily attributable to approximately $240,000 of expenses related to the accelerated delivery of FEI's model 820 DualBeam workstation and significant price discounts on a limited number of strategic sales of FIB workstations to enter new markets.

    RESEARCH AND DEVELOPMENT. Research and development expense decreased $541,000 (17.5%) to $2.6 million in 1995 from $3.1 million in 1994 and increased $716,000 (29.8%) in 1994 from $2.4 million in 1993. As a percentage of net sales, research and development expense was 6.2%, 13.9% and 13.9% in 1995, 1994 and 1993, respectively. The decrease in research and development expense from 1994 to 1995, in dollar amounts and as a percentage of net sales, was primarily attributable to higher costs in 1994 associated with the development of FEI's latest generation of FIB workstations. Research and development costs also decreased as a percentage of net sales due to increased sales volume. The increase in research and development expenses in dollar amounts from 1993 to 1994 was primarily due to the accelerated development and introduction of FEI's model 820 DualBeam workstation. Capitalized software development costs were $345,000, $156,000 and $219,000 for 1995, 1994 and 1993, respectively.

    SELLING AND MARKETING. Selling and marketing expense increased $1.8 million (63.5%) to $4.6 million in 1995 from $2.8 million in 1994 and increased $217,000 (8.4%) in 1994 from $2.6 million in 1993. As a percentage of net sales, selling and marketing expense was 11.0%, 12.6% and 15.0% in 1995, 1994 and 1993, respectively. The increase in selling and marketing expense in dollar amounts from 1994 to 1995 reflects the greater amount of sales commissions paid in 1995 in connection with increased sales in Asia, increased support staffing levels and increased facilities costs associated with the opening of FEI's Munich, Germany office. In addition, the year-to-year increases in selling and marketing expense in dollar amounts resulted from the addition over these periods of applications scientists, direct sales engineers and other marketing personnel and related costs, operating FIB workstations at domestic and international trade shows and additional expenditures for product literature and promotional material.

    GENERAL AND ADMINISTRATIVE. General and administrative expense increased $468,000 (21.8%) to $2.6 million in 1995 from $2.1 million in 1994 and increased $614,000 (40.0%) in 1994 from $1.5 million in 1993. As a percentage of net sales, general and administrative expense decreased to 6.3% in 1995 from 9.6% in 1994, and increased to 9.6% in 1994 from 8.9% in 1993. The increase in general and administrative expense in dollar amounts from 1994 to 1995 was attributable to additional administrative staff and increased professional fees, and the decrease as a percentage of net sales from 1994 to 1995 resulted from efficiencies achieved through higher net sales. The slight increase in 1994 as a percentage of net sales resulted primarily from the addition of administrative personnel.

    POSTPONED STOCK OFFERING AND DUPLICATE RENT. In the first quarter of 1994, FEI incurred a one-time expense relating to its postponed initial public offering of Common Stock. FEI moved to its new headquarters facility in January 1994 and in the first three quarters of 1994 FEI paid rent on both its former headquarters facility and its new facility.

    OTHER INCOME (EXPENSE). Other income (expense) was $(120,000), $(128,000) and $(204,000) for 1995, 1994 and 1993, respectively. Included in other income (expense) for these respective periods were (i) interest expense of $(663,000), $(591,000) and $(225,000), (ii) interest income of $935,000, $405,000 and
$207,000, (iii) currency exchange rate gain (loss) of $(208,000), $93,000 and $(105,000) and (iv) miscellaneous expense of $(184,000), $(35,000) and
$(81,000).

    TAX EXPENSE (BENEFIT). FEI's effective tax rates for 1995, 1994 and 1993 were 35.4%, (53.9)% and 32.8%, respectively. FEI recorded a tax provision of $2.1 million in 1995, a tax benefit of $(263,000) in 1994 and a tax provision of $597,000 in 1993. Effective January 1, 1993 FEI adopted SFAS No. 109, Accounting for Income Taxes. The cumulative effect of adopting the new standard was to increase net income by $206,000 for the year ended December 31, 1993 because of the recognition of previously unrecorded deferred tax benefits associated with research and development tax credit carryforwards. After giving effect to this accounting change, FEI recorded a provision of $391,000 for federal and state income taxes for the year ended December 31, 1993. See Note 13 of Notes to Consolidated Financial Statements of FEI Company.

QUARTERLY RESULTS OF OPERATIONS

    The following table presents certain unaudited financial data for each of the eleven quarters in the period beginning January 1, 1994 and ended September 30, 1996. In the opinion of management of FEI, this information has been prepared on the same basis as the audited consolidated financial information appearing elsewhere in this Proxy Statement and includes all adjustments, consisting only of normal recurring adjustments, needed to fairly present the financial position and results of operations for these periods. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                       1994                                            1995
                                   ---------------------------------------------   ---------------------------------------------
                                   MARCH 31     JUNE 30    SEPT. 30     DEC. 31    MARCH 31     JUNE 30    SEPT. 30     DEC. 31
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                               (IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Net sales........................  $  4,174    $  4,576    $  5,676    $  7,855    $  8,920    $  9,201    $ 11,010    $  12,560
Cost of sales....................     2,522       2,783       3,210       5,635       5,277       5,695       6,874        8,171
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Gross profit.....................     1,652       1,793       2,466       2,220       3,643       3,506       4,136        4,389
Operating expenses
  Research and development.......       813         738         770         786         595         627         681          663
  Selling and marketing..........       537         607         806         852         994       1,041       1,189        1,356
  General and administrative.....       582         512         483         572         617         641         592          767
  Postponed stock offering and
    duplicate rent...............       305          77          51       --          --          --          --          --
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total operating expenses.....     2,237       1,934       2,110       2,210       2,206       2,309       2,462        2,786
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Operating income (loss)..........      (585)       (141)        356          10       1,437       1,197       1,674        1,603
Other income (expense)...........       (29)        (63)        (35)        (93)       (179)       (166)        220          213
Foreign currency gain (loss).....       (44)         80         (77)        133        (374)        170        (108)         104
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Income (loss) before taxes.......      (658)       (124)        244          50         884       1,201       1,786        1,920
Tax expense (benefit)............      (355)        (66)        131          27         359         456         592          643
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss)................  $   (303)   $    (58)   $    113    $     23    $    525    $    745    $  1,194    $   1,277
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss) per share......  $  (0.06)   $  (0.01)   $   0.02    $   0.00    $   0.10    $   0.13    $   0.16    $    0.16
Shares used in per share
 calculation.....................     5,100       5,101       5,101       5,101       5,101       5,867       7,701        7,741
AS A PERCENTAGE OF NET SALES:
Net sales........................     100.0%      100.0%      100.0%      100.0%      100.0%      100.0%      100.0%       100.0%
Cost of sales....................      60.4        60.8        56.6        71.7        59.2        61.9        62.4         65.1
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Gross profit.....................      39.6        39.2        43.4        28.3        40.8        38.1        37.6         34.9
Operating expenses
  Research and development.......      19.5        16.1        13.6        10.0         6.7         6.8         6.2          5.3
  Selling and marketing..........      12.9        13.3        14.2        10.9        11.1        11.3        10.8         10.8
  General and administrative.....      13.9        11.0         8.5         7.3         6.9         7.0         5.4          6.1
  Postponed stock offering and
    duplicate rent...............       7.3         1.8         0.9       --          --          --          --          --
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total operating expenses.....      53.6        42.2        37.2        28.2        24.7        25.1        22.4         22.2
Operating income (loss)..........     (14.0)       (3.0)        6.2         0.1        16.1        13.0        15.2         12.8
Other income (expense)...........      (0.7)       (1.4)       (0.6)       (1.2)       (2.0)       (1.8)        2.0          1.7
Foreign currency gain (loss).....      (1.0)        1.8        (1.3)        1.7        (4.2)        1.8        (1.0)         1.0
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Income (loss) before taxes.......     (15.7)       (2.6)        4.3         0.6         9.9        13.0        16.2         15.5
Tax expense (benefit)............      (8.5)       (1.4)        2.3         0.3         4.0         5.0         5.4          5.1
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss)................      (7.2)%      (1.2)%       2.0%        0.3%        5.9%        8.0%       10.8%        10.4%
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

                                                 1996
                                   ---------------------------------
                                   MARCH 31     JUNE 30    SEPT. 30
                                   ---------   ---------   ---------

STATEMENTS OF OPERATIONS DATA:
Net sales........................  $ 11,607    $  12,075   $  9,894
Cost of sales....................     7,234        7,875      6,496
                                   ---------   ---------   ---------
Gross profit.....................     4,373        4,200      3,398
Operating expenses
  Research and development.......       898          936        975
  Selling and marketing..........     1,412        1,299      1,553
  General and administrative.....     1,000        1,047      1,053
  Postponed stock offering and
    duplicate rent...............     --          --          --
                                   ---------   ---------   ---------
    Total operating expenses.....     3,310        3,282      3,581
                                   ---------   ---------   ---------
Operating income (loss)..........     1,063          918       (183)
Other income (expense)...........       127          188        104
Foreign currency gain (loss).....       (21)          22        (27)
                                   ---------   ---------   ---------
Income (loss) before taxes.......     1,169        1,128       (106)
Tax expense (benefit)............       424          419         29
                                   ---------   ---------   ---------
Net income (loss)................  $    745    $     709   $   (135)
                                   ---------   ---------   ---------
                                   ---------   ---------   ---------
Net income (loss) per share......  $   0.10    $    0.09   $  (0.02)
Shares used in per share
 calculation.....................     7,831        8,244      8,039
AS A PERCENTAGE OF NET SALES:
Net sales........................     100.0%       100.0%     100.0%
Cost of sales....................      62.3         65.2       65.7
                                   ---------   ---------   ---------
Gross profit.....................      37.7         34.8       34.3
Operating expenses
  Research and development.......       7.7          7.8        9.9
  Selling and marketing..........      12.2         10.8       15.7
  General and administrative.....       8.6          8.7       10.6
  Postponed stock offering and
    duplicate rent...............     --          --          --
                                   ---------   ---------   ---------
    Total operating expenses.....      28.5         27.2       36.2
Operating income (loss)..........       9.2          7.6       (1.8)
Other income (expense)...........       1.1          1.6        1.1
Foreign currency gain (loss).....      (0.2)         0.2        0.3
                                   ---------   ---------   ---------
Income (loss) before taxes.......      10.1          9.3       (1.1)
Tax expense (benefit)............       3.7          3.5        0.3
                                   ---------   ---------   ---------
Net income (loss)................       6.4%         5.9%      (1.4)%
                                   ---------   ---------   ---------
                                   ---------   ---------   ---------

    INFLATION. The impact of inflation and changing prices on FEI's operating results has not been significant.

LIQUIDITY AND CAPITAL RESOURCES

    At September 30, 1996, FEI had total cash and cash equivalents of $1.5 million, compared to $2.7 million at December 31, 1995. Cash used by operating activities for the nine months ended September 30, 1996 was $5.9 million, compared to cash provided of $1.3 million for the nine months ended September 30, 1995. The primary components causing this reduction in cash from operating activities during the 1996 nine-month period were an increase in inventory of $7.7 million, offset by an increase in accounts payable of $1.8 million, and the noncash sale of three FIB workstations to Norsam. The increase in inventory resulted from lower than expected sales of FIB workstations and strategic stocking of some FIB workstation platforms, while the increase in accounts receivable was due to the fact that an unusually high portion (66%) of sales for the quarter ended September 30, 1996 occurred in the last month of the quarter.

    Investing activities during the nine months ended September 30, 1996 provided net cash of $426,000, compared with a net use of cash of $10.3 million during the nine months ended September 30, 1995. During the 1996 nine-month period, FEI received $6.4 million in cash from net sales of investments and used cash of $5.0 million for the acquisition of equipment. During the comparable period of 1995, the Company's principal investing activities consisted of the purchase of investments for $8.5 million and the purchase of equipment for $1.4 million. Capital expenditures increased in the first nine months of 1996 from the 1995 comparable period primarily because of the purchase of research and development and training equipment. FEI expects to continue to invest in property, plant and equipment needed for future business requirements, including manufacturing capacity.

    Financing activities provided net cash of $4.3 million for the nine months ended September 30, 1996 and $14.8 million for the comparable 1995 period. During 1995, FEI completed its initial public offering, which provided net proceeds to the Company of $21.2 million. From these proceeds, the Company paid off its bank line of credit and its outstanding long-term debt. During the nine-month period ended September 30, 1996, FEI borrowed $3.3 million under its $10 million bank operating line of credit. At December 31, 1996, approximately $8.44 million was outstanding under the line of credit and approximately $1.56 million was available to be borrowed under the line of credit. On January 8, 1997 the loan agreement between the Company and the bank was amended to increase the line of credit to $12 million. This line of credit is secured by accounts receivable and inventory, bears interest at an annual rate equal (at FEI's option) to (i) the bank's basic commercial lending rate (8.25% at December 31,
1996) or (ii) LIBOR plus 2.0%, and is subject to review by the bank on June 1, 1997. FEI may borrow up to the lesser of (i) $12 million and (ii) an amount equal to the sum of 80% of eligible accounts receivable and 30% of eligible inventory (excluding work in process). Under the terms of the line of credit, FEI must maintain a current ratio of not less than 2.0, a minimum tangible net worth of not less than $30 million and a senior debt to tangible net worth ratio of not more than 1.0, each measured at the end of each calendar quarter.

    Noncash investing and financing activities in the nine months ended September 30, 1996 included the conversion of $3.5 million of long-term debt into 466,667 shares of Common Stock and the noncash sale of three FIB workstations to Norsam in exchange for 500,000 shares of Norsam Series A Preferred Stock.

    FEI believes its cash equivalents, investments and borrowings available under its line of credit will be sufficient to fund operations during the near term. Management expects inventory levels to decrease in the first quarter of 1997 as FIB systems are shipped from backlog. During the first quarter of 1997, however, management expects borrowings under the existing line of credit to be close to the maximum available amount. If inventory levels and accounts receivable are not reduced or if sales are lower than expected during the twelve-month period, however, management believes FEI may require additional sources of capital.

    Both FEI and the PEO Operations, separately and on a combined basis, expect to continue to use cash to fund operations. The Combined Operations will not have access to financing through Philips' intercompany accounts and Philips and its affiliates are not obligated to provide additional funds to the Combined Operations following Closing, pursuant to the terms of the Combination Agreement or otherwise. Philips has also advised FEI that it has no present intention to provide any funds to the Combined Operations following Closing. The Combined Operations will be required to seek credit arrangements with commercial banks and other institutional lenders, other than the existing line of credit now maintained by FEI, or from other sources of equity or debt financing. There is no assurance that any such additional financing will be available on terms that are favorable to the Company.

FOURTH QUARTER RESULTS (UNAUDITED)

    FEI's net sales decreased to $12.0 million for the three months ended December 31, 1996, compared to $12.6 million for the three months ended December 31, 1995. The Company believes the decline in net sales of $600,000, or 5.0%, compared to the 1995 period was attributable to recent slowdowns in the semiconductor manufacturing industry. Operating income (loss) for the period was $(938,000), compared to $1.6 million in the fourth quarter of 1995. The decrease in operating income resulted in part from the lower sales volume, higher costs for certain components and systems supplied by Philips due to decreased sales volume, accrued costs associated with upgrading installed systems for common software platform compatibility, and higher operating expenses, for both space and personnel, incurred in positioning the Company for future growth. For the fourth quarter of 1996, FEI had a net loss of $(477,000), or $(.06) per share, compared to net income of $1.3 million, or $.16 per share, for the fourth quarter of 1995. At December 31, 1996 the Company had 224 full-time employees, compared with 167 at December 31, 1995.

                          SELECTED COMBINED FINANCIAL
                       INFORMATION OF THE PEO OPERATIONS

    The selected combined financial data presented below for each of the years in the three-year period ended December 31, 1995 and as of December 31, 1994 and 1995 have been derived from the audited combined financial statements of the PEO Operations included elsewhere in this Proxy Statement. The selected combined financial data for the nine-month periods ended September 30, 1995 and 1996 and as of September 30, 1996 have been derived from the unaudited combined financial statements of the PEO Operations included elsewhere in this Proxy Statement. The selected combined financial data for the year ended December 31, 1992 and as of December 31, 1992 and 1993 have been derived from the unaudited combined financial statements of the PEO Operations not included herein. Operating results for the nine-month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. In the opinion of management of the PEO Operations, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods.

    The selected combined financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of the PEO Operations" and the Combined Financial Statements of the PEO Operations included elsewhere in this Proxy Statement.

                                                                                                      NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                        SEPTEMBER 30,
                                          -----------------------------------------------------   -------------------------
                                             1992          1993          1994          1995          1995          1996
                                          -----------   -----------   -----------   -----------   -----------   -----------
                                                             (IN THOUSANDS)                              (UNAUDITED)
COMBINED INCOME STATEMENT DATA:
Sales...................................  $    78,487   $    71,631   $    84,169   $   109,117   $    67,743   $    71,059
Income (loss) from operations...........        6,698         3,945         9,473         9,245         5,213        (2,299)
Net income (loss).......................  $     4,095   $     2,426   $     5,893   $     5,928   $     3,257   $    (1,819)

                                                                                                   SEPTEMBER
                                                              DECEMBER 31,                            30,
                                          -----------------------------------------------------   -----------
                                             1992          1993          1994          1995          1996
                                          -----------   -----------   -----------   -----------   -----------
                                                             (IN THOUSANDS)                       (UNAUDITED)
BALANCE SHEET DATA:
Total assets............................  $    34,633   $    36,469   $    45,748   $    60,742   $   70,652

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             OF THE PEO OPERATIONS

OVERVIEW

    The PEO Operations develops, manufactures and sells electron optics-based instruments, principally electron microscopes, to governmental and quasi-governmental institutions, research foundations and similar organizations and to industrial users in the semiconductor, pharmaceutical, chemicals, metals and mining industries. Customers of the PEO Operations are located worldwide, but primarily in Europe, the U.S. and Asia. The PEO Operations' sales of its electron microscope systems and the results of its operations depend in significant part upon the level of capital expenditures by its customers. These capital expenditures in turn depend on the level of grant funding and the anticipated demands for the products of these customers.

    Electron microscopes are becoming increasingly important in meeting the demands of the semiconductor industry for the production and testing of semiconductors, and PEO Operations' sales growth is increasingly dependent upon demand for capital equipment by semiconductor manufacturers. The semiconductor industry is highly cyclical and has experienced periodic downturns, and these fluctuations have resulted in periods of low demand for equipment used in integrated circuit manufacturing, including products sold by the PEO Operations. Sales by the PEO Operations depend in large part upon capital expenditures by semiconductor manufacturers and semiconductor testing laboratories, which in turn depend on the current and anticipated market demand for integrated circuits and products using integrated circuits.

    VARIABLE OPERATING RESULTS. The PEO Operations' operating results will likely fluctuate in the future. Fluctuations in operating results may be caused by a variety of factors, including the relatively high unit cost of products, competitive pricing pressure, conditions in the semiconductor industry, the timing of orders from major customers, timing and market acceptance of new products, customer cancellation or delay of shipments, long sales cycles, changes in the mix of products sold and the proportion of domestic and international sales, specific feature requests by customers, production delays, currency exchange rate fluctuations and cyclicality in markets other than the semiconductor industry.

    The PEO Operations derives most of its revenues from the sale of a relatively small number of electron microscopes, typically ranging in price from approximately $150,000 to $1.5 million, with an average price of approximately $300,000. In addition, a substantial portion of net sales has generally been realized near the end of each quarter, and sales of government-funded systems are generally realized at the end of the fiscal year of the respective government. As a result, delays in shipments near the end of a reporting period could have a substantial negative effect on operating results for that period. Unanticipated shipment reschedulings, unsuitability of customer sites and unexpected technical difficulties due to the complexity of the products or delays in deliveries by suppliers also may cause net sales in a reporting period to fall significantly below management's expectations. These events could adversely affect the PEO Operations' financial condition and results of operations for a particular period. In addition, the PEO Operations' development and initial production of its products and product enhancements are occasionally accompanied by design and production delays and related costs of a nature typically associated with the introduction and transition to full-scale manufacture of complex capital equipment.

RESULTS OF OPERATIONS

    The following tables set forth combined statement of income data for the PEO Operations both in U.S. dollars and expressed as a percentage of sales for the periods indicated. Operating results for the nine-month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. In the opinion of management of the PEO Operations, the unaudited financial information has been prepared on the same basis as the audited financial information and includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. The following combined financial information should be read in conjunction with the Combined Financial Statements of the PEO Operations included elsewhere in this Proxy Statement.

                                                                                        NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                          ---------------------------------------   -------------------------
                                             1993          1994          1995          1995          1996
                                          -----------   -----------   -----------   -----------   -----------
                                                      (IN THOUSANDS)                       (UNAUDITED)
COMBINED INCOME STATEMENT DATA:
Sales...................................  $    71,631   $    84,169   $   109,117   $    67,743   $    71,059
Cost of sales...........................       34,424        38,566        57,301        33,231        38,303
                                          -----------   -----------   -----------   -----------   -----------
Gross profit............................       37,207        45,603        51,816        34,512        32,756
Total operating expenses................       33,262        36,130        44,271        30,999        35,055
Other (income)..........................      --            --             (1,700)       (1,700)      --
                                          -----------   -----------   -----------   -----------   -----------
Income (loss) from operations before
  taxes.................................        3,945         9,473         9,245         5,213        (2,299)
Tax expense (benefit)...................        1,519         3,580         3,317         1,956          (480)
                                          -----------   -----------   -----------   -----------   -----------
Net income (loss).......................  $     2,426   $     5,893   $     5,928   $     3,257   $    (1,819)
                                          -----------   -----------   -----------   -----------   -----------
                                          -----------   -----------   -----------   -----------   -----------

                                                                                        NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                          ---------------------------------------   -------------------------
                                             1993          1994          1995          1995          1996
                                          -----------   -----------   -----------   -----------   -----------
                                                                                           (UNAUDITED)
Sales...................................       100.0%        100.0%        100.0%        100.0%        100.0%
Cost of sales...........................        48.1          45.8          52.5          49.1          53.9
                                               -----         -----         -----         -----         -----
Gross profit............................        51.9          54.2          47.5          50.9          46.1
Total operating expenses................        46.4          42.9          40.6          45.8          49.3
Other income............................      --            --               1.6           2.5        --
                                               -----         -----         -----         -----         -----
Income (loss) from operations before
  taxes.................................         5.5          11.3           8.4           7.7          (3.2)
Tax expense (benefit)...................         2.1           4.3           3.0           2.9          (0.7)
                                               -----         -----         -----         -----         -----
Net income (loss).......................         3.4%          7.0%          5.4%          4.8%         (2.5)%
                                               -----         -----         -----         -----         -----
                                               -----         -----         -----         -----         -----

    As a business unit of PIE, the PEO Operations has historically been consolidated in the combined financial statements of Philips not included in this Proxy Statement. The reporting currency for Philips is the Netherlands guilder. For the specific purpose of this Proxy Statement the combined financial statements of the PEO Operations have been prepared using the U.S. dollar as the reporting currency. A substantial part of the PEO Operations expenses, however, are denominated in Netherlands guilders. Fluctuations between the exchange rate of the Netherlands guilder against the U.S. dollar affect the comparison of the financial data over the various periods. For a discussion of the impact of exchange rate fluctuations on the PEO Operations' financial condition and results of operations, see "Foreign Exchange Management."

    The following table sets forth, for the periods and dates indicated, certain information concerning the exchange rate for U.S. dollars into Netherlands guilders based on the Noon Buying Rate for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"):

                                                                         PERIOD       AVERAGE
CALENDAR PERIOD                                                          END (1)     RATE (2)      HIGH        LOW
---------------------------------------------------------------------  -----------  -----------  ---------  ---------
                                                                                     (NLG PER U.S. $1)
1992.................................................................        1.82         1.76        1.89       1.57
1993.................................................................        1.95         1.87        1.96       1.76
1994.................................................................        1.74         1.81        1.98       1.67
1995.................................................................        1.60         1.60        1.75       1.52
1996 (through September 30, 1996)....................................        1.71         1.68        1.73       1.61

------------------------

(1) The Noon Buying Rate at such dates differed from the rates used in the preparation of the Combined Financial Statements of the PEO Operations on such date. See Note 1 of Notes to Combined Financial Statements of the PEO Operations.

(2) The average of the Noon Buying Rates on the last business day of each full calendar month during the period.

NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

    NET SALES. Net sales consist of revenues from sales of electron microscope equipment and platforms, and customer service activities related to such equipment, to third parties and Philips. Net sales for the nine months ended September 30, 1996 increased $3.3 million (5.0)% to $71.1 million from $67.7 million for the nine months ended September 30, 1995. This increase resulted from higher sales of platforms for FIB workstations to FEI, which increased by $5.3 million over sales for the nine months ended September 30, 1995. FEI is the largest single customer of the PEO Operations, and sales to FEI amounted to 18.4% of total net sales for the nine months ended September 30, 1996, compared to 11.4% of total net sales for the nine months ended September 30, 1995. Excluding sales to FEI, net sales for the nine months ended September 30, 1996 decreased $2.0 million (3%) to $58.0 million from $60.0 million for the nine months ended September 30, 1995. Sales to Philips represented approximately 3.9% and customer service activities represented approximately 22.3% of net sales for the nine months ended September 30, 1996. For the nine months ended September 30, 1995, sales to Philips represented 1.2% and customer service activities approximately 22.8% of net sales.

    Despite the overall increase in net sales for the nine months ended September 30, 1996, net sales in the third quarter of 1996 decreased compared to the quarter ended September 30, 1995. This decline was primarily due to lower shipments of SEM microscopes intended for the semiconductor industry, due to technical problems related to the field emission electron focusing columns of certain models, and lower shipments of several high-priced TEMs due to production delays in meeting customer specifications.

    GROSS PROFIT. Gross profit for the nine months ended September 30, 1996 declined by $1.8 million (5.1%) compared to the corresponding period in 1995. This decrease was attributable to a provision for inventory obsolescence of $1.2 million (see Note 5 of Notes to Combined Financial Statements of the PEO Operations), additional costs incurred in rescheduling the production process as a result of a decline in sales to FEI due to lower than planned demand from the semiconductor market, and intense price competition on sales in certain geographic areas, such as Asia.

    RESEARCH AND DEVELOPMENT. Research and development expenses increased by $600,000 (9.0%) to $7.4 million for the nine months ended September 30, 1996 from $6.8 million for the nine months ended September 30, 1995. This increase is the result of additional expenditures for the PEO Operations' ongoing research program in SEM technology and research and development activities at the Delmi S.r.o. ("Delmi") and ElectroScan Corporation ("ElectroScan") facilities. These expenses are shown net of grants which decreased by $100,000 (11.0%) to $800,000 for the nine months ended September 30, 1996 compared to $900,000 for the nine months ended September 30, 1995. This decline is attributable to the completion of the PEO Operations' participation in certain research and development programs related to the XL-series sponsored by the government of The Netherlands and the European community, including the Joint European Submicron Semiconductor Initiative ("JESSI") program. See "Description of Business--Research and Development" and Note 4 to the Combined Financial Statements of the PEO Operations. Research and development expenses included $3.1 million and $2.7 million, respectively, for the nine months ended September 30, 1996 and 1995 for research and development-related goods and services provided by parties outside the PEO Operations, including Philips Research Laboratories, other Philips affiliates and third parties.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses represent the costs of sales departments and customer service departments (including time spent by service engineers). Also included are the allocated costs of general management and administration in the countries, the costs of general management and administration at the production facilities and the allocated portion of the Philips corporate costs. Selling, general and administrative expenses increased by $3.4 million (14.2%) to $27.6 million for the nine months ended September 30, 1996 from $24.2 million for the nine months ended September 30, 1995. This increase is attributable to greater expenditures to develop the market share of the PEO Operations in the U.S. and Asia, and to higher levels of expenditures to develop sales of the Environmental SEM manufactured by the ElectroScan division of the PEO Operations.

    Additional costs incurred in the nine months ended September 30, 1996 associated with Japan for extra personnel, sales, service and applications laboratory were $889,000. During 1996 an applications laboratory was opened in Hong Kong. Additional costs, including rent and personnel, associated with this facility during the nine months ended September 30, 1996 were approximately $450,000. The PEO Operations also incurred additional operational costs, including personnel costs, as a result of the acquisition of manufacturing facilities in the Czech Republic (Delmi) and Wilmington, Massachusetts (ElectroScan).

    OTHER INCOME AND EXPENSES. In January 1995 the PEO Operations realized other income of $1.7 million from a single transaction involving the sale of technology licensing rights in the U.S.

    INCOME TAXES. The PEO Operations are included in the consolidated income tax return of Philips for each country where it has operations. The PEO Operations has accounted for income taxes using the statutory percentage over income from operations per country as if the PEO Operations were an independent entity. See Note 16 to the Combined Financial Statements of the PEO Operations.

    NET INCOME (LOSS). As a result of the foregoing items, the PEO Operations realized a net loss of $1.8 million for the nine months ended September 30, 1996, compared to net income of $3.3 million for the nine months ended September 30, 1995. The loss primarily resulted from $2.6 million in additional selling, general and administrative expenses principally incurred to develop a stronger market presence in the U.S. and Asia; the $1.2 million provision for high-tension tank obsolescence risk; additional costs incurred to reschedule the production process; and additional operating expenses related to the acquisition of Delmi and ElectroScan.

YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

    NET SALES. Net sales increased $24.9 million (29.6%) to $109.1 million in 1995 from $84.2 million in 1994, and increased $12.6 million (17.6%) in 1994 from $71.6 million in 1993. This trend was primarily due to increased sales to FEI of platforms for FIB workstations and to exchange rate fluctuations. Significantly, 20.3% of the increase in sales in 1995 and 43.0% of the increase in sales in 1994 were due to increases in the number of electron microscope systems sold to FEI. From 1994 on, the largest single customer of the PEO Operations was FEI. Sales to FEI have increased to approximately 12% of sales in 1995 from approximately 8.5% of sales in 1994 and approximately 4% of sales in 1993. No other customer accounted for more than 10% of the PEO Operations' total net sales for 1995. Excluding sales to FEI, net sales increased $19.1 million (24.8%) to $96.1 million in 1995 from $77.0 million in 1994, which was an increase of $7.0 million (11.4%) from $69.1 million in 1993. Due to exchange rate fluctuations, net sales in 1995 increased by 14.3% and in 1994 by 3.2%.

    The increase in the number of FIB workstation platforms and electron microscope systems sold to FEI was due primarily to a high level of demand among semiconductor manufacturers for additional manufacturing and testing capacity and was accompanied each year by an increase in sales of equipment options and upgrades, both for new and existing systems.

    Sales to Philips represented approximately 2.3% of sales for 1995, 3.0% of sales for 1994 and 3.6% of sales for 1993.

    Customer service activities represented approximately 18.5% of sales for 1995, 22.9% for 1994 and 26.6% for 1993. Customer service revenues increased 3.7% in 1995 compared to 1994 and 1.7% in 1994 compared to 1993. This trend primarily reflects the increasing complexity of electron microscopes and the increasing size of the installed base of products as the PEO Operations has achieved additional sales. Customer service activities relate entirely to service of products sold by the PEO Operations.

    GROSS PROFIT. Gross profit increased $6.2 million (13.6%) to $51.8 million in 1995 from $45.6 million in 1994, and increased $8.4 million (22.6%) to $45.6 million in 1994 from $37.2 million in 1993. Gross profit as a percentage of net sales was 47.5%, 54.2% and 51.9% for 1995, 1994 and 1993, respectively. The increase in gross profit as a percentage of net sales in 1994 as compared to 1993 was due to a 17.5% increase in sales exceeding a 12.0% increase in cost of sales. The decrease in gross profit as a percentage of net sales in 1995 was primarily due to the effect of the lower U.S. dollar-Netherlands guilder exchange rate and the PEO Operations' increased exposure to exchange rate risk as more sales were made over a greater geographical area. Specifically, sales in non-European countries increased from approximately 48% of sales in 1993 to approximately 63% of sales in 1995. The PEO Operations' sales revenues outside of Europe are generally denominated in U.S. dollars and a large percentage of the PEO Operations' production and purchasing expenses are denominated in Netherlands guilders. As a result, the PEO Operations' operating income and cash flows are significantly exposed to appreciation in the Netherlands guilder against the U.S. dollar. See "Foreign Exchange Management."

    RESEARCH AND DEVELOPMENT COSTS. Research and development costs increased by $2.2 million (31.9%) to $9.1 million in 1995 from $6.9 million in 1994, which was an increase of $1.8 million (35.3%) on 1993 expenses of $5.1 million. These amounts included $3.8 million, $3.2 million and $2.3 million, respectively, for research and development related goods and services provided by parties outside the PEO Operations, including Philips Research Laboratories, other Philips affiliates and third parties. The increases in research and development expenses from 1993 to 1995 resulted from ongoing efforts to meet the requirements of the PEO Operations' semiconductor industry customers; to upgrade the XL-series; and to provide related equipment technology upgrades for the PEO Operations' installed base of electron microscope systems.

    As a percentage of net sales, research and development expense less certain research and development grants was 8.4%, 8.1% and 7.2% in 1995, 1994 and 1993, respectively. These research and development grants decreased by $300,000 (18%) to $1.4 million in 1995 from $1.7 million in 1994, which represented a decrease of $400,000 (19%) compared to 1993 grants of $2.1 million. These declines primarily reflect the completion of the PEO Operations' participation in certain research and development programs related to the XL-series sponsored by the government of The Netherlands and the European Community, including the JESSI program. Research and development grants are expected to continue to decline as the European Community concludes the JESSI program. See "Business of PEO Operations-- Research and Development" and Note 4 to Combined Financial Statements of the PEO Operations.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses represent the costs of sales departments and customer service departments (including time spent by service engineers). Also included are the allocated costs of general management and administration in the countries, the costs of general management and administration at the production facilities and the allocated portion of the Philips corporate costs. Selling, general and administrative expenses increased by $5.9 million (20.2%) to $35.2 million in 1995 from $29.3 million in 1994, an increase of $1.2 million (4.1%) on 1993 expenses of $28.1 million. Selling, general and administrative expenses expressed as a percentage of sales were 32.2%, 34.8% and 39.3% in 1995, 1994 and 1993, respectively. The increases in the absolute levels of these expenses reflect increased staffing levels in the PEO Operations' applications and sales support functions, primarily to accommodate increased sales volumes. The decrease in these expenses as a percentage of sales reflects increasing sales to OEM customers, including FEI, and improved efficiencies due to the PEO Operations' investments in its distribution channels.

FOREIGN EXCHANGE MANAGEMENT

    The PEO Operations' sales revenues outside Europe (except for sales to FEI) are generally denominated in U.S. dollars; however, most of its expenses are denominated in Netherlands guilders. As a result, the PEO Operations' operating income and cash flows are significantly exposed to fluctuations in the exchange rate of the Netherlands guilder against the U.S. dollar. Furthermore, the PEO Operations are exposed to translation risks on its equity because a substantial part of its assets are located in The Netherlands, where the Netherlands guilder is the functional currency. In the short term, the foreign exchange risk relating to existing monetary positions is limited and management of the PEO Operations has to date decided not to hedge this limited foreign currency exposure.

INFLATION

    In recent years, inflation has not had a material impact on costs of the PEO Operations. Increases in the prices of the subsystems and components purchased by the PEO Operations from its suppliers due to inflation, however, may have an impact on costs of the PEO Operations which the Combined Operations may not be able to reflect fully in its pricing structure.

QUARTERLY RESULTS OF OPERATIONS

    The following table presents certain unaudited financial data for each of the eleven quarters in the period beginning January 1, 1994 and ended September 30, 1996. In the opinion of management of the PEO Operations, this information has been prepared on the same basis as the audited combined financial information appearing elsewhere in this Proxy Statement and includes all adjustments (consisting only of normal recurring adjustments) needed to fairly present the financial position and results of operations for these periods. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                      1994                                            1995
                                 ----------------------------------------------  ----------------------------------------------
                                  MARCH 31     JUNE 30    SEPT. 30     DEC. 31    MARCH 31     JUNE 30    SEPT. 30     DEC. 31
                                 -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
Sales..........................   $  13,634   $  20,535   $  17,761   $  32,239   $  16,815   $  20,387   $  30,412   $  41,503
Cost of sales..................       4,391      10,666       7,680      15,829       6,857       9,327      16,634      24,483
                                 -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
Gross profit...................       9,243       9,869      10,081      16,410       9,958      11,060      13,778      17,020
Research and development
 costs.........................       1,315       1,847       1,638       2,050       2,056       2,446       2,315       2,270
Selling, general and
 administrative costs..........       6,698       7,305       7,670       7,607       7,741       8,465       8,390      10,588
Other income...................      --          --          --          --           1,700      --          --          --
                                 -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
Income (loss) from
 operations....................       1,230         717         773       6,753       1,861         149       3,073       4,162
Tax expense (benefit)..........         460         261         283       2,576         668          53       1,103       1,493
                                 -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
Net income (loss)..............   $     770   $     456   $     490   $   4,177   $   1,193   $      96   $   1,970   $   2,669
                                 -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
                                 -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------

                                                1996
                                 -----------------------------------
                                  MARCH 31     JUNE 30    SEPT. 30
                                 -----------  ---------  -----------
Sales..........................   $  17,593   $  26,159   $  27,307
Cost of sales..................       7,374      13,531      17,398
                                 -----------  ---------  -----------
Gross profit...................      10,219      12,628       9,909
Research and development
 costs.........................       2,411       2,564       2,472
Selling, general and
 administrative costs..........       8,497       9,195       9,916
Other income...................      --          --          --
                                 -----------  ---------  -----------
Income (loss) from
 operations....................        (689)        869      (2,479)
Tax expense (benefit)..........        (144)        181        (517)
                                 -----------  ---------  -----------
Net income (loss)..............   $    (545)  $     688   $  (1,962)
                                 -----------  ---------  -----------
                                 -----------  ---------  -----------

LIQUIDITY AND CAPITAL RESOURCES

    The PEO Operations participates in Philips' centralized cash management program, pursuant to which cash receipts are remitted to Philips and cash disbursements are funded by Philips with Philips retaining any excess cash. Specifically, cash inflows and outflows are credited and debited to Division Equity, which serves as an intercompany receivable account. The PEO Operations will continue to participate in Philips' centralized cash management program until Closing. After Closing the PEO Operations will not have access to financing through Philips' intercompany accounts. As provided in the Combination Agreement, the PEO Operations will include $8.0 million in cash at Closing; however, Philips and any of its affiliates are not obligated to provide additional funds to the PEO Operations under the terms of the Combination Agreement or otherwise. Philips has also advised FEI that it has no intention to provide any funds to the Combined Operations following Closing.

    Net cash used in operating activities for the nine months ended September 30, 1996 was $6.9 million, compared to $4.8 million for the nine months ended September 30, 1995. Net cash used in (provided by) operating activities was $2.5 million, ($4.7 million) and ($1.2 million) for the years ended December 31, 1995, 1994 and 1993, respectively.

    The primary component of net cash used in operating activities during the nine-month periods of 1996 and 1995 was the increase in inventories of $10.9 million and $10.7 million, respectively. The high level of work in process and purchased finished goods at the end of the third quarter reflects the planned high level of deliveries in the fourth quarter.

    Capital expenditures were $2.8 million for the nine months ended September 30, 1996, compared to $2.2 million for the nine months ended September 30, 1995. In addition, $2.7 million was used in the 1996 nine month period for the acquisitions of Delmi and ElectroScan, resulting in net cash used in investing activities of $5.5 million for the nine months ended September 30, 1996. Capital expenditures were $2.4 million, $1.8 million and $1.4 million for the years ended December 31, 1995, 1994 and 1993, respectively.

These capital expenditures were primarily for replacement and improvement of processing equipment, demonstration equipment and plant modernization.

    Total cash provided by Philips was $12.4 million for the nine months ended September 30, 1996, compared to $7.0 million for the nine months ended September 30, 1995. For the years ended December 31, 1995 and 1993 Philips provided $4.9 million and $200,000 in cash, respectively. For the year ended December 31, 1994 the PEO Operations returned $2.9 million to Philips.

    After Closing, the PEO Operations will require increases in working capital to support sales growth, investments in research and development and manufacturing facilities and equipment, and any such increase must be funded by the Combined Operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of FEI Company--Liquidity and Capital Resources."

    PRELIMINARY FOURTH QUARTER RESULTS (UNAUDITED)

    Based on unaudited preliminary information, net sales for the PEO Operations increased to approximately $45.0 million for the three months ended December 31, 1996, compared to $41.4 million for the three months ended December 31, 1995. This increase in net sales was due primarily to an increase in sales of scanning electron microscopes during the three months ended December 31, 1996. During this period, sales of platforms for FIB workstations to FEI decreased compared with the same three month period in 1995. Operating income and net income for the PEO Operations for the three months ended December 31, 1996 were approximately $2.8 million and $2.1 million respectively, compared to $4.0 million and $2.3 million for the three months ended December 31, 1995. The estimated decrease in operating income and net income of approximately $1.2 million and $200,000, respectively, resulted from an increase in cost of sales due to a low level of production efficiency during the initial production runs of a number of new products, and of new features on existing products, introduced in 1996.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                         FEI COMPANY AND PEO OPERATIONS
                                  (UNAUDITED)

    The following unaudited pro forma financial statements reflect the combination of the business of FEI and the PEO Operations. The transaction is accounted for using the purchase method of accounting. In applying the purchase method of accounting, the PEO Operations has been determined to be the acquirer. Accordingly, the financial information for the PEO Operations has been presented at historical amounts and the purchase accounting adjustments have been applied to the consolidated financial statements of FEI.

    The total acquisition cost of FEI has been determined and the constituent amounts have been allocated to the assets to be acquired and obligations to be assumed as follows:

Equity, based on 7,957,000 shares outstanding and an average price per share (for the five trading days immediately
  preceding and following the September 5, 1996 announcement
  date) of $11.40................................................                $  90,709,000

Fair market value of outstanding stock options, valued according to the Black Scholes method (options covering 1,293,000
  shares)........................................................                    8,500,000

Liabilities
  Current liabilities............................................   11,308,000
  Deferred tax liabilities.......................................      489,000
  Deferred tax liabilities (transaction related).................    6,054,000
  Capitalized transaction costs..................................    2,500,000
  Total liabilities..............................................                   20,351,000
                                                                                 -------------

Total estimated purchase price...................................                $ 119,560,000
                                                                                 -------------
                                                                                 -------------

    The unaudited pro forma combined balance sheet as of September 30, 1996 was prepared as if the Combination had occurred on that date. The unaudited pro forma combined statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 were prepared as if the Combination had occurred at the beginning of the respective periods. The pro forma combined statements of operations do not include a nonrecurring charge of $36.2 million related to the portion of the fair value of FEI allocated to in-process technology. This amount will be expensed by the Combined Operations upon Closing. The pro forma combined balance sheet at September 30, 1996 is presented as if the in-process technology were written off on January 1, 1996.

    In the opinion of management of FEI, all adjustments necessary to present fairly such pro forma financial statements have been made based on the proposed terms and structure of the Combination. FEI anticipates, however, that changes in the composition of the assets to be acquired and liabilities to be assumed will occur due to changes in the ordinary course of business of the respective companies prior to Closing. FEI believes any related change in adjustments will not be material to the pro forma combined financial statements. Changes in the progress made on research and development projects, however, could have a significant impact on the allocation of the purchase price among existing technology, in-process technology and goodwill. Pursuant to the Combination Agreement, FEI and Philips are required to operate the FEI business and the PEO Operations in the ordinary course until Closing.

    These unaudited pro forma combined financial statements are not necessarily indicative of what actual results would have been if the Combination had occurred at the beginning of the respective periods nor do they purport to indicate the results of future operations of FEI and the PEO Operations. These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes thereto of FEI and the PEO Operations, respectively, included elsewhere in this Proxy Statement.

    Before the Combination, the PEO Operations was operated as a business unit of PIE. Management of Philips allocated certain costs in preparation of the historical financial statements of the PEO Operations. No assurance is given that these cost allocations reflect the actual costs that would have been incurred by the PEO Operations if it had been operated as a stand-alone business. See "Combined Financial Statements of the PEO Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the PEO Operations."

                         FEI COMPANY AND PEO OPERATIONS

                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)

                               SEPTEMBER 30, 1996

                                 (IN THOUSANDS)

                                                                      HISTORICAL
                                                                 --------------------     PRO FORMA      PRO FORMA
                                                                    PEO        FEI       ADJUSTMENTS      COMBINED
                                                                 ---------  ---------  ---------------   ----------
ASSETS
Cash and cash equivalents......................................  $  --      $   1,485  $     5,500(a)    $   6,985
Trade accounts receivable......................................     17,161     12,232       (2,126)(b)      27,267
Other accounts receivable/prepaid expenses.....................      2,071        421                        2,492
Inventories....................................................     35,915     18,790       (3,422)(c)      51,283
Current accounts with Philips..................................      1,293     --                            1,293
Deferred income taxes..........................................     --            994                          994
                                                                 ---------  ---------  ---------------   ----------
Total current assets...........................................     56,440     33,922          (48)         90,314
Investments....................................................         --      1,000                        1,000
Tangible fixed assets..........................................      7,403      8,295        3,177(d)       18,875
Lease receivables..............................................     --          2,532                        2,532
Other assets...................................................      4,912      6,132                       11,044
Goodwill and other intangibles.................................      1,897     --           16,956(e)       18,853
Existing technology............................................     --         --           12,500(e)       12,500
                                                                 ---------  ---------  ---------------   ----------
TOTAL ASSETS...................................................  $  70,652  $  51,881  $    32,585       $ 155,118
                                                                 ---------  ---------  ---------------   ----------
                                                                 ---------  ---------  ---------------   ----------

LIABILITIES AND EQUITY
Line of credit.................................................  $  --      $   3,328                    $   3,328
Accounts payable...............................................      7,198      4,358       (2,126)(b)       9,430
Accrued payroll liabilities....................................        394        802                        1,196
Prepayments received...........................................      5,321     --                            5,321
Accrued expenses/deferred income...............................     11,959      1,302                       13,261
Short-term provisions..........................................      3,332      1,121                        4,453
Income taxes payable...........................................     --            397                          397
                                                                 ---------  ---------  ---------------   ----------
    Total current liabilities..................................     28,204     11,308       (2,126)         37,386
Long-term provisions...........................................      1,313     --                            1,313
Deferred income taxes..........................................     --            489        6,054(f)        6,543
Equity
  Preferred stock--500,000 shares authorized;
    none issued and outstanding................................     --         --                           --
  Common stock--15,000,000 shares authorized;
    7,956,933 shares issued and outstanding, FEI historical;
    17,682,074 shares issued and outstanding, pro forma
    combined...................................................     --         31,658       78,218         109,876
  Retained earnings............................................     --          8,418       (8,418)         --
  Cumulative foreign currency translation adjustment...........     --              8           (8)         --
  Division equity..............................................     41,135     --          (41,135)         --
                                                                 ---------  ---------  ---------------   ----------
    Total equity...............................................     41,135     40,084       28,657         109,876

TOTAL LIABILITIES AND EQUITY...................................  $  70,652  $  51,881  $    32,585       $ 155,118
                                                                 ---------  ---------  ---------------   ----------
                                                                 ---------  ---------  ---------------   ----------

                 See Notes to Pro Forma Combined Balance Sheet

             NOTES TO PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)

                               SEPTEMBER 30, 1996

a.   Adjustment to cash and cash equivalents consists of the following:

     To reflect the cash contribution by Philips to the PEO Operations at Closing pursuant to the terms of the Combination Agreement............................  $  8,000,000
     To reflect estimated costs of the Combination...................................    (2,500,000)
                                                                                       ------------
                                                                                       $  5,500,000
                                                                                       ------------
                                                                                       ------------

b. Adjustment to trade accounts receivable and accounts payable consists of the following:

     To reflect the elimination of intercompany payables between FEI and the PEO
       Operations. At September 30, 1996 approximately $50,000 was due to FEI for emitter products, and approximately $2,076,000 was due to the PEO Operations for platforms and spare parts.................................................  $ (2,126,000)
                                                                                       ------------
                                                                                       ------------

c.   Adjustment to inventories consists of the following:

     To reflect the elimination of intercompany investment in inventories............  $ (3,422,000)
                                                                                       ------------
                                                                                       ------------

d.   Adjustment to tangible fixed assets consists of the following:

     To reflect the difference between the fair market value and the book value of
       FEI's fixed assets............................................................  $  3,177,000
                                                                                       ------------
                                                                                       ------------

e.   Adjustment to record the difference between the estimated purchase price and the tangible net worth of FEI. Under the reverse acquisition method of accounting, whereby the PEO Operations is deemed to have acquired the assets of FEI, the total acquisition cost of FEI has been determined and the constituent amounts have been allocated to the assets to be acquired and obligations to be assumed, as follows:

     Excess of estimated costs of acquisition over the estimated fair values of tangible and identifiable intangible assets of FEI............................  $ 16,956,000
                                                                                       ------------
                                                                                       ------------

     Existing technology, representing the estimated net present value of future gross margins, less associated operating expenses, for the current product lines of FEI..................................................................  $ 12,500,000
                                                                                       ------------
                                                                                       ------------

     In addition, a one-time charge of $36,163,000 associated with the writeoff of acquired in-process research and product development will reduce operating income and shareholders' equity subsequent to the date of Closing. The pro forma combined balance sheet is presented as if the in-process technology were written off on January 1, 1996.

     The amortization periods for existing technology and goodwill have been established at 12 years and 15 years respectively. The existing focused ion beam technology, which is now in its third year of commercialization, is estimated to have a 15-year life. Management expects to evaluate these amortization periods from time to time. It is possible that estimates of anticipated future gross revenues, the remaining estimated economic life of products or technologies, or both may be reduced due to competitive pressures or other factors.

f.   Adjustment to deferred income taxes consists of the following:
     To reflect the impact of tax effects on creation of the existing technology asset and the additional value of fixed assets................................  $ (6,054,000)
                                                                                       ------------
                                                                                       ------------

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                               FOR THE YEAR ENDED

                         DECEMBER 31, 1995 (UNAUDITED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   HISTORICAL
                                                              ---------------------     PRO FORMA      PRO FORMA
                                                                 PEO         FEI       ADJUSTMENTS      COMBINED
                                                              ----------  ---------  ---------------   ----------
Net sales...................................................  $  109,117  $  41,691  $   (14,207)(a)   $  136,601
Cost of sales...............................................      57,301     26,017        4,727(b)        88,045
                                                              ----------  ---------  ---------------   ----------
    Gross profit............................................      51,816     15,674      (18,934)          48,556
Operating expenses:
  Research and development expenses.........................       9,087      2,566          340(c)        11,993
  Selling, general and administrative expenses..............      35,184      7,197      (17,197)(d)       25,184
  Amortization of intangibles...............................      --         --            2,172(e)         2,172
  Other (income)............................................      (1,700)    --          --               (1,700)
                                                              ----------  ---------  ---------------   ----------
Income from operations......................................       9,245      5,911       (4,249)          10,907
Other income (expense)......................................      --           (120)         (57)(f)        (177)
                                                              ----------  ---------  ---------------   ----------
Income before taxes.........................................       9,245      5,791       (4,300)          10,730
Income tax expense..........................................       3,317      2,050       (1,234)(g)        4,133
                                                              ----------  ---------  ---------------   ----------
Net income..................................................  $    5,928  $   3,741  $    (3,072)      $    6,597
                                                              ----------  ---------  ---------------   ----------
                                                              ----------  ---------  ---------------   ----------
Pro forma net income per share..............................                                           $     0.44
                                                                                                       ----------
                                                                                                       ----------
Weighted average shares outstanding.........................                  6,603        8,537(h)        15,140
                                                                          ---------  ---------------   ----------
                                                                          ---------  ---------------   ----------

            See Notes to Pro Forma Combined Statement of Operations
                      for the Year Ended December 31, 1995

        NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1995

a.   Adjustment to sales consists of the following:

     To reflect a net elimination of sales from the PEO Operations to FEI of
       $13,691,000 and from FEI to the PEO Operations of $516,000....................  $ (14,207,000)
                                                                                       -------------
                                                                                       -------------

b.   Adjustments to cost of sales consist of the following:

     To eliminate intercompany profit in ending inventories..........................  $   1,423,000
     To reclassify customer service costs of the PEO Operations to cost of sales.....     17,085,000
     To record estimated rent ($600,000, which consists of 50% of the estimated total annual rent of $1.2 million (the "Estimated Annual Rent") allocated to cost of sales) and eliminate depreciation expense ($174,000, which consists of 50% of the total depreciation expense of $349,000 (the "Total Annual Depreciation
       Expense") allocated to cost of sales) for land and building located in
       Eindhoven, The Netherlands not acquired pursuant to the Combination Agreement
       (the Eindhoven property)......................................................        426,000
     To eliminate sales from PEO Operations to FEI of $13,691,000 and from FEI to PEO
       Operations of $516,000........................................................    (14,207,000)
                                                                                       -------------
                                                                                       $   4,727,000
                                                                                       -------------
                                                                                       -------------

c.   Adjustment to research and development expense consists of the following:

     To record estimated rent ($480,000, which consists of 40% of the Estimated
       Annual Rent allocated to research and development expense) and eliminate depreciation expense ($140,000, which consists of 40% of the Total Annual
       Depreciation Expense allocated to research and development expense) for the
       Eindhoven property attributable to research and development activities........  $     340,000
                                                                                       -------------
                                                                                       -------------

d. Adjustments to selling, general and administrative expense consist of the following:

     To reflect estimated increases in administrative expense resulting from the
       Combination for increased professional services ($100,000) and increased personnel expense to provide services formerly provided by Philips and
       included in Philips' corporate charges ($200,000).............................  $     300,000
     To record estimated rent ($120,000, which consists of 10% of the Estimated
       Annual Rent allocated to selling, general and administrative expense) and eliminate depreciation expense ($35,000, which consists of 10% of the Total
       Annual Depreciation Expense allocated to research and development expense) for
       the Eindhoven property attributable to selling and administrative activities..         85,000
     To eliminate corporate charges from Philips to the PEO Operations to be
       discontinued following Closing................................................     (1,070,000)
     To reclassify customer service costs of the PEO Operations to cost of sales.....    (17,085,000)
     To reflect the increased depreciation expense for the estimated fair market
       value of FEI's fixed assets...................................................        630,000
     To eliminate intercompany interest paid to FEI by the PEO Operations in late
       1995 for early payments, accounted for by the PEO Operations as a sales
       discount......................................................................        (57,000)
                                                                                       -------------
                                                                                       $ (17,197,000)
                                                                                       -------------
                                                                                       -------------

                          YEAR ENDED DECEMBER 31, 1995

e.   Amortization of intangibles consists of the following:

     To reflect amortization of $16,956,000 of goodwill and $12,500,000 of existing
       technology over estimated useful lives of 12 to 15 years......................  $   2,172,000
                                                                                       -------------
                                                                                       -------------

f.   Adjustment to other income (expense) consists of the following:

     To eliminate intercompany interest paid to FEI by the PEO Operations for early
       payments in 1995, accounted for by FEI as interest income.....................  $     (57,000)
                                                                                       -------------
                                                                                       -------------

g. Adjustment to provision for income taxes (at an assumed effective rate of approximately 39%) consists of the following:

     To reflect the income tax effect of pro forma adjustments in (a) through (f)
       above.........................................................................  $  (1,234,000)
                                                                                       -------------
                                                                                       -------------

h.   Adjustment to weighted average shares outstanding for the year ended December
       31, 1995 consists of the following:

     To reflect shares to be issued to PIE pursuant to the Combination Agreement, consisting of approximately 7,229,000 shares (based on approximately 5,915,000 average shares outstanding for the year ended December 31, 1995), plus approximately 1,308,000 shares assumed issued to account for dilutive options and warrants to purchase an aggregate of approximately 1,070,000 shares
       outstanding for the year ended December 31, 1995..............................      8,537,000
                                                                                       -------------
                                                                                       -------------

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                           FOR THE NINE MONTHS ENDED

                         SEPTEMBER 30, 1996 (UNAUDITED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      HISTORICAL
                                                                 --------------------     PRO FORMA      PRO FORMA
                                                                    PEO        FEI       ADJUSTMENTS     COMBINED
                                                                 ---------  ---------  ---------------   ---------
Net sales......................................................  $  71,059  $  33,576  $   (11,635)(a)   $ 93,000
Cost of sales..................................................     38,303     21,605        4,722(b)      64,630
                                                                 ---------  ---------  ---------------   ---------
    Gross profit...............................................     32,756     11,971      (16,357)        28,370

Operating expenses:
  Research and development expense.............................      7,447      2,809          260(c)      10,516
  Selling, general and administrative expense..................     27,608      7,364      (12,619)(d)     22,353
  Amortization of intangibles..................................     --         --            1,629(e)       1,629
                                                                 ---------  ---------  ---------------   ---------
Income (loss) from operations..................................     (2,299)     1,798       (5,627)        (6,128 )
Other income (expense).........................................     --            393      --                 393
                                                                 ---------  ---------  ---------------   ---------
Income (loss) before taxes.....................................     (2,299)     2,191       (5,627)        (5,735 )
Income tax expense (benefit)...................................       (480)       872       (1,852)(f)     (1,460 )
                                                                 ---------  ---------  ---------------   ---------
Net income (loss)..............................................  $  (1,819) $   1,319  $    (3,775)      $ (4,275 )
                                                                 ---------  ---------  ---------------   ---------
                                                                 ---------  ---------  ---------------   ---------
Pro forma net income (loss) per share..........................                                          $  (0.25 )
                                                                                                         ---------
                                                                                                         ---------
Weighted average shares outstanding............................                 8,038        9,071(g)      17,109
                                                                            ---------  ---------------   ---------
                                                                            ---------  ---------------   ---------

            See Notes to Pro Forma Combined Statement of Operations
                  for the Nine Months Ended September 30, 1996

        NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                           FOR THE NINE MONTHS ENDED

                         SEPTEMBER 30, 1996 (UNAUDITED)

a.   Adjustment to sales consists of the following:
     To reflect a net elimination of sales from the PEO Operations to FEI of
       $11,199,000 and from FEI to the PEO Operations of $436,000....................  $ (11,635,000)
                                                                                       -------------
                                                                                       -------------
b.   Adjustments to cost of sales consist of the following:
     To eliminate intercompany profit in ending inventories..........................  $   3,422,000
     To reclassify customer service costs of the PEO Operations to cost of sales.....     12,610,000
     To record estimated rent ($450,000, which consists of 50% of the estimated total nine-month period rent of $900,000 (the "Estimated Period Rent") allocated to cost of sales) and eliminate depreciation expense ($125,000, which consists of
       50% of the total period depreciation expense of $250,000 (the "Total Period
       Depreciation Expense") allocated to cost of sales) for the Eindhoven
       property......................................................................        325,000
     To eliminate sales from the PEO Operations to FEI of $11,199,000 and from FEI to
       the PEO Operations of $436,000................................................    (11,635,000)
                                                                                       -------------
                                                                                       $   4,722,000
                                                                                       -------------
                                                                                       -------------
c.   Adjustment to research and development expense consists of the following:
     To record estimated rent ($360,000, which consists of 40% of the Estimated
       Period Rent allocated to research and development expense) and eliminate depreciation expense ($100,000, which consists of 40% of the Total Period
       Depreciation Expense allocated to research and development expense) for the
       Eindhoven property attributable to research and development activities........  $     260,000
                                                                                       -------------
                                                                                       -------------
d.   Adjustments to selling, general and administrative costs for the nine months ended September 30, 1996 consist of the following:
     To reflect estimated increases in administrative expense resulting from the
       Combination for increased professional services ($75,000) and increased personnel expense to provide services formerly provided by Philips and
       included in Philips' corporate charges ($175,000).............................  $     250,000
     To record estimated rent ($90,000, which consists of 10% of the Estimated Period
       Rent allocated to selling, general and administrative expense) and eliminate depreciation expense ($25,000, which consists of 10% of the Total Period
       Depreciation Expense allocated to research and development expense) for the
       Eindhoven property attributable to selling and administrative activities......         65,000
     To eliminate corporate charges from Philips to the PEO Operations to be
       discontinued following Closing................................................       (794,000)
     To reclassify the PEO Operations' customer service costs to cost of sales.......    (12,610,000)
     To reflect the increased depreciation expense for the estimated fair market
       value of FEI's fixed assets...................................................        470,000
                                                                                       -------------
                                                                                       $ (12,619,000)
                                                                                       -------------
                                                                                       -------------

                           FOR THE NINE MONTHS ENDED

                         SEPTEMBER 30, 1996 (UNAUDITED)

e.   Amortization of intangibles consists of the following:
     To reflect amortization of $16,956,000 of goodwill and $12,500,000 of existing
       technology over estimated useful lives of 12 to 15 years......................  $   1,629,000
                                                                                       -------------
                                                                                       -------------
f.   Adjustment to provision for income taxes (at an assumed effective rate of approximately 25%) consists of the following:
     To reflect the income tax effect of pro forma adjustments in (a) through (e)
       above.........................................................................  $  (1,852,000)
                                                                                       -------------
                                                                                       -------------
g.   Adjustment to weighted average shares outstanding for the nine months ended
       September 30, 1996 consists of the following:
     To reflect shares to be issued to PIE pursuant to the Combination Agreement, consisting of approximately 9,410,000 shares (based on approximately 7,699,000 average shares outstanding for the nine months ended September 30, 1996), less approximately 339,000 shares assumed outstanding under the treasury stock method that are antidilutive because the Combined Operations would have
       generated a net loss for the nine months ended September 30, 1996.............      9,071,000
                                                                                       -------------
                                                                                       -------------

                            BUSINESS OF FEI COMPANY

INTRODUCTION

    FEI is a leader in the design, manufacture, and sale of focused ion beam ("FIB") workstations and components based on field emission technology. By precisely focusing a high current density ion beam, an FIB workstation enables its user to remove material and expose defects, deposit new conducting paths or insulating layers, analyze the chemical composition of a sample and view the area being modified, all within submicron tolerances. FEI's FIB workstations are sold primarily to integrated circuit ("IC") manufacturers and are used in the design, manufacture, monitoring, defect review and analysis, modification and repair of microelectronic structures. The capabilities of a FIB workstation allow its user to perform analysis and modification using a single system, with accuracy, precision and speed that previously were not possible. FEI believes its FIB workstation is a cost-effective tool that allows microelectronics manufacturers to reduce time to market and achieve and maintain the high manufacturing yields needed in the competitive microelectronics market.

    FEI was founded in 1971 to manufacture charged particle emitters (ion and electron sources), began manufacturing and selling ion and electron focusing columns in the early 1980s and evolved into a manufacturer of FIB workstations in 1989. Its latest line of FIB workstations is fully digital, controlled by a Windows-based graphical user interface and is available in both ion beam and dual ion-electron beam models. FEI continues to sell a broad line of emitters and focusing columns and believes its expertise and experience in the manufacture of emitters and focusing columns, in particular its technical background in field emission technology, give it a competitive advantage in the FIB workstation market. As microelectronic structures become smaller, contamination control becomes increasingly important to microelectronics manufacturers. FEI's latest models of FIB workstations are intended to address cleanroom concerns by providing robotic wafer handling and automatic wafer alignment.

    FEI's principal customers include Advanced Micro Devices, Inc., Cirrus Logic, Inc., Hewlett-Packard Company, Hyundai Electronic Industrial Co. Ltd., Intel Corporation, International Business Machines Corporation, Micron Technology, Inc., Motorola, Inc., SGS-Thomson Microelectronics Inc. and Philips Semiconductors Inc.

    FEI markets its products worldwide from its headquarters in Hillsboro, Oregon, and has offices or subsidiaries in Cambridge, U.K.; Munich, Germany; Eindhoven, The Netherlands and Seoul, Korea. FEI's sales strategy has been to use its global direct sales force in the U.S. and Europe and independent sales representatives and distributors in Asia and other non-European foreign markets.

SCIENTIFIC BACKGROUND

    FEI is a world leader in the research and development of charged particle (ion and electron) emission technology and has 25 years of experience with this technology. The emission of ions (positively or negatively charged atoms) or electrons from a source material is fundamental to each of FEI's products.

    There are two general mechanisms for particle emission: thermionic and field emission. In thermionic emission, which applies to the release of electrons, the source material is heated, thermally "exciting" electrons over the potential energy barrier and out of the source. Electrons are then drawn off by the application of an electric extraction field. Thermionic emission is used to produce electron beams for electron microscopes and other traditional surface analysis applications. In field emission, which applies to both electron and ion emission, an electric field is applied directly to the tip of the source material to weaken the potential energy barrier. Electrons or ions then "tunnel" through the source material, producing a significantly brighter charged particle beam than produced by thermionic emission. Field emission is used in FIB workstations, in critical dimension tools and in high performance scanning and transmission electron microscopes.

    The source material for an ion or electron beam is formed into a needle-shaped tip. This electron or ion source is referred to as an "emitter." Electron emitters are manufactured from a variety of source materials, including a single crystal of lanthanum hexaboride for use in thermionic emission and a tungsten or zirconium/tungsten cathode for use in electron field emission. Ion emitters are manufactured from a variety of liquid metal materials, including gallium, indium and various alloys of other elements. The liquid metal ion ("LMI") source consists of a needle and a coiled wire support structure that holds a droplet of liquid metal. A spray of ions is released when a high energy electric field is applied to the source.

    In both ion and electron emission, the spray formation of the ion or electron beam must be focused for use in FIB workstations or electron microscopes. Focusing columns use electrodes to generate one or more electrostatic fields that serve as lenses to focus the maximum beam current into a very small area.

    The fundamental properties of ion and electron beams permit them to perform different functions. The relatively low mass subatomic electrons interact with the sample and release secondary electrons. When collected, these secondary electrons provide high quality images at near atomic level resolution. The much greater mass ions dislodge surface particles, also resulting in displacement of secondary ions and electrons. The surface is thus modified or milled with submicron precision by direct action of the ion beam. Secondary electrons and ions may be collected for imaging and compositional analysis.

PRODUCTS

    FEI's principal products are FIB workstations, which incorporate an ion emitter and a two-lens focusing column on a vacuum chamber. FEI's latest generation of FIB workstations has fully digital electronic control and beam placement accuracy within 0.25 microns. FEI also manufactures and sells ion and electron emitters and focusing columns.

FIB WORKSTATIONS

    FEI's line of FIB workstations includes the moderately priced two-inch stage model 200, the eight-inch stage model 800 and the DualBeam models 620 and 820, which place field emission ion and scanning electron beam columns on a single vacuum chamber. Sales of FIB workstations accounted for approximately 58%, 74% and 67% of FEI's net sales in 1994, 1995 and the nine months ended September 30, 1996, respectively. FEI shipped its first FIB workstation in June 1989 and the first of its line of fully digital workstations in the third quarter of 1993. FEI's FIB workstations are comprised of an emitter and a focusing column on a vacuum chamber, with computer-controlled sample stage and associated electronics. Proprietary Windows-based software controls column focusing, stage manipulation, imaging and other functions of the workstation.

    By precisely focusing a high current density ion beam derived from the emitter, FEI's FIB workstations allow users to view, mill, cut, deposit material on and determine the chemical composition of samples, all within submicron tolerances. Computer-assisted tilt and rotation permit the sample to be manipulated on any of five axes. The rotation capability eases manipulation of samples for metal vapor deposition, three-dimensional cross section milling and similar complex operations, while the tilt capability is valuable for rapid, direct observation of cross sections. See "FIB Applications."

    Computer control of the ion column, digital image acquisition and stage position are provided to the operator through pull-down menus and images on a single screen by means of Windows-based software written by FEI. Control of the focusing column in FEI's new line of workstations is fully digital, increasing ease of use and facilitating further software enhancements. Software options provide digital image processing with color-coded output possibilities. The software is compatible with Microsoft Windows application programs, enabling the user to incorporate workstation images directly from the screen into written reports.

    FEI's DualBeam workstation consists of an ion beam column and an electron beam column in a V-shaped configuration with the electron beam column in a vertical position. FEI believes this configuration provides greater electron beam performance, including greater stability, than alternative configurations, and thus is more attractive for cleanroom applications. This design allows any target area on the sample to be placed in position for rapid and efficient alternation between ion beam milling and electron beam viewing. Separate scan generators for the two beams permit coupled or independent beam use. The location of both ion and electron beams in the same vacuum chamber permits the user to perform a wider variety of procedures on a sample without moving the sample repeatedly from one vacuum chamber to another, thereby reducing exposure to contaminants and decreasing work time. FEI's DualBeam workstations also provide certain capabilities not possible with the use of stand-alone ion and electron beam tools. These include cross section electron imaging during FIB milling, immediate high-resolution electron microscope imaging of FIB cross sections without the slight erosion of features entailed in FIB imaging and electron and ion beam-assisted material deposition. FEI is developing new DualBeam models with eight-inch stages that are cleanroom-compatible in-line systems, one of which includes robotics for wafer handling. FEI has shipped one prototype cleanroom compatible FIB workstation and has received an order for a beta version of its cleanroom DualBeam model with robotics.

    The following table summarizes key features of FEI's line of FIB workstations.

             STAGE    BASE SYSTEM       FIRST
  MODEL      SIZE        PRICE         SHIPPED                                     FEATURES
---------  ---------  -----------  ---------------  -----------------------------------------------------------------------
   200      2 inches   $ 325,000   September 1993   Provides fully digital control with a smaller sample stage, making FIB capabilities available to a wider group of users

   800      8 inches   $ 750,000   September 1993   Supports the semiconductor industry trend to eight-inch wafers; fully digital control, superior stage accuracy, with integrated vacuum loadlock

   620      6 inches   $ 875,000      July 1993     DualBeam model incorporating fully digitally controlled ion and electron beams on a single vacuum chamber for integrated FIB and SEM capability

   820      8 inches   $1,100,000   December 1994   Provides the DualBeam capability of the model 620 with the eight-inch wafer handling capability of the model 800; supports advanced semiconductor industry process technology

OPTIONS AVAILABLE WITH FEI FIB WORKSTATIONS

    Options available with FEI's FIB workstations include gas injectors for use with FEI's enhanced etch process and metal and insulator vapor deposition, the SIMS analysis system, a sample entry loadlock chamber, a CAD navigation system, an optical microscope, a Polaroid photoprinter and a video printer. FEI believes that features substantially comparable to its enhanced etch process and SIMSmap analysis system are not available on the products of its competitors. Key options are:

    GAS INJECTION. The gas injector option allows the user to deliver several process gases to modify the sample. The gas injector can deliver a metal-bearing gas directly to the target area for metal or insulating materials deposition using an ion beam. The gas injector can also be used to deliver a reactive gas for enhanced etch. In September 1996, FEI introduced a selective carbon milling process option to remove photoresist and hydrocarbon insulating layers without significantly removing conducting layers. See "FIB Applications."

    SECONDARY ION MASS SPECTROMETRY. The SIMS option expands the capabilities of certain of FEI's FIB workstations by allowing device and failure analysis engineers to combine traditional FIB techniques with elemental and chemical identification in the same vacuum chamber. See "FIB Applications."

    GRAIN SIZE ANALYSIS. This software option eliminates tedious hand counting by rapidly converting the visual information from grain structure images into statistical data tables and graphs. The grain structure of the aluminum or other conductive material provides the user with information on the electrical properties and reliability of the ICs.

    EDX ANALYTICAL PACKAGE. Using an FEI DualBeam model, this option permits the user to perform high resolution, nondestructive elemental microanalysis of a sample. The operator scans the sample with an electron beam, and the element-specific x-rays released from the sample are collected and analyzed.

    CAD NAVIGATION SOFTWARE. Analysis and modification of ICs require repeatedly locating a specific feature within a die to within micron and submicron tolerances. FEI's FIB workstations are available with a software option that permits the user to share a CAD navigation database for that die with the FIB control software. The CAD navigation software is licensed by FEI from an independent supplier.

    WAFER NAVIGATION SOFTWARE. Analysis of wafer defects requires locating previously located defects within micron tolerances. FEI's FIB workstations are available with a software option that permits the user to import a database of defect particle locations and allows the FIB control software to navigate to these locations. The wafer navigation software is licensed by FEI from an independent supplier.

    NAVIGATION VIA IMAGE TO IMAGE REGISTRATION. An electronic device may vary from its CAD design. This option enables the user to navigate accurately by overlaying images that contain additional information about the device structure on the FIB system image. These images can be imported from tools such as optical microscopes or emission microscopes.

EMITTERS

    FEI is a world leader in ion and electron emitter research and manufacture. FEI manufactures both ion and electron emitters with a variety of shapes and mountings to meet the needs of its customers. Sales of emitters accounted for approximately 13%, 9% and 9% of FEI's net sales in 1994, 1995 and the nine months ended September 30, 1996, respectively. FEI believes its emitters are characterized by a relatively long useful life and provide a mechanically stable, high brightness beam. The useful life of an emitter is limited by the natural loss of emitter material during the emission process and varies, depending on the type of emitter and customer use. FEI's most recently developed ion emitter has a guaranteed source life of 1,500 hours, approximately three times the guaranteed life of the version it replaced.

    FEI sells its electron emitters primarily to manufacturers of electron beam equipment and to scientific research facilities. FEI sells its ion emitters primarily to research and scientific facilities and incorporates them in its ion focusing columns and FIB workstations. The prices of FEI's emitters generally range from $500 to $2,000. FEI also manufactures single crystal electron source rods and wire, which it sells to researchers and to emitter manufacturers for use in electron emitter fabrication and other research applications.

FOCUSING COLUMNS

    FEI believes it is a world leader in focusing column technology. FEI manufactures a variety of focusing columns, including single-lens electron columns and two-lens electron and ion columns that incorporate an electronically variable aperture. Sales of focusing columns accounted for approximately 21%, 11% and 17% of FEI's net sales in 1994, 1995 and the nine months ended September 30, 1996, respectively. FEI has updated its prelens ion focusing column to provide resolution of less than seven nanometers, a resolution accuracy among the highest in the industry.

    FEI sells electron beam columns primarily to scanning electron microscope ("SEM") manufacturers and sells ion beam columns primarily to manufacturers of surface analysis systems and to competitive suppliers of FIB workstations, as well as to research and scientific facilities. For specialty uses, FEI manufactures customized focusing columns to purchaser specifications. Columns manufactured for sale as stand-alone products are packaged as compact units on standard flanges and are engineered to be relatively insensitive to working distance considerations. These columns can be adapted to existing microscopy, lithography and other systems to supplement the capabilities of those systems. FEI's electron and ion beam focusing columns and related electronics are generally priced between $10,000 and $150,000.

FIB APPLICATIONS

    FEI sells its FIB workstations principally to IC manufacturers for use in design edit, defect review, process monitoring and failure analysis. In addition, FEI has sold a limited number of FIB workstations for use in materials sciences and fabrication of microelectromechanical systems. FEI also believes its FIB workstations have applications in the magnetic head and disk assembly markets and the biological sciences, and one order for use of a FIB workstation in magnetic head assembly has been received by FEI. Charged particle technology extends trimming capabilities below those required for the most advanced disk head configurations to permit reading/writing of such thin film heads with higher resolution. The precise cutting function of an ion beam can remove the surface of a cell or prepare cross sections of organisms as small as viruses to allow novel methods of observation under an electron microscope.

PROCESSES                                                            DESCRIPTION
---------------------------------  -------------------------------------------------------------------------------
Cross-sectioning.................  A FIB workstation permits precise multiple cross sections of device features and structural defects that would be impractical using conventional cleaving or lapping techniques.

Cut-and-splice...................  The ion beam cuts portions of the circuit and is then used with the gas injector to deposit a new conductive path or a new insulating layer.

Slice-and-view...................  A DualBeam workstation permits rapid and accurate cross-sectioning of sub-micron features by alternately milling with the ion beam and quickly imaging with the electron beam.

Enhanced etch....................  Access to buried circuit layers is facilitated by use of FEI's enhanced etch.
                                     While the ion beam mills, an etchant gas is sprayed through a needle positioned near the sample surface. The etchant gas reacts chemically with the milled material, converting it into a gas that does not redeposit along the crater walls and increasing the removal rate. This process can be used with metals, photoresist or insulating layers.

Decorative etching...............  Decorative etching provides the topographical contrast necessary to obtain sharp, high-resolution electron microscopic images of cross-sections.
                                     Different materials react at varying rates to an etchant gas introduced into the vacuum chamber, removing different amounts of each material and enhancing image contrast.

SIMS analysis....................  The ion beam releases secondary ions that are collected and analyzed in a mass spectrometer. FEI's proprietary SIMSmap chemical analysis system provides a visual display of the detected elements.

EDX analytical package...........  The electron beam in a DualBeam model is used to generate x-rays from the sample for nondestructive elemental analysis in an energy dispersive x-ray spectrometer.

Grain size analysis..............  Eliminates hand counting by rapidly converting the visual information from grain structure images into statistical data tables and graphs.

COMMERCIAL USE                                                        PROCESSES
---------------------------------  -------------------------------------------------------------------------------
Semiconductor industry

  Design edit....................  During IC design and testing, a combination of FEI's focused ion beam and gas injector technology can be used to access design problems and then to perform rapid cut-and-splice modification of the circuit to speed the fabrication and debug of prototypes.

  Manufacturing..................  Defect review: When selected wafers are removed from the fabrication line the
                                     FIB workstation can be used to analyze surface and subsurface defects to improve manufacturing yields.

                                   Process monitoring: The FIB workstation can be used on selected wafers to cross-section critical structures to provide three-dimensional monitoring of process performance against specified criteria.

  Testing (Failure analysis).....  FEI's FIB workstations are used to diagnose the cause of an IC malfunction quickly and efficiently and to locate a subsurface defect, which minimize downtime and increase yield on the IC fabrication line.

TEM sample preparation...........  FEI's FIB workstations are used to prepare the extremely thin specimens needed to support the increasing use of transmission electron microscope ("TEMs") in monitoring the IC manufacturing process. FIB techniques are substantially faster than conventional sample preparation techniques.

Materials science................  FEI's FIB workstations can prepare cross sections of complex alloys and layered materials and the extremely thin specimens needed for TEM. The SIMS option performs compositional analysis.

Microstructures..................  An ion beam's submicron milling can be used in manufacturing or testing microelectromechanical systems such as acceleration detectors. Other hard surface applications include micromachining fresnel lenses and sharpening scanning tunneling microscope tips.

Archival data storage............  FEI's FIB workstations have been used to record text and images in analog or digital form in silicon or other metal surfaces at substantially higher densities and with substantially longer lives than current techniques.

RESEARCH AND DEVELOPMENT

    FEI's research and development staff consists of 40 people, including nine scientists, 18 engineers, six designer draftsmen and four technicians. FEI believes its knowledge of field emission technology and products incorporating focused ion beams is critical to its past and future performance. In developing new products, FEI has been able to combine its own experience since formation in 1971 with academic resources in Oregon, one of the few locations for concentrated research in field emission science. Drawing on these resources, FEI has developed a number of product innovations, including the enhanced etch process to speed material removal during ion milling and to heighten surface contrast for electron imaging, SIMSmap for visual display of chemical and elemental analysis, a rigid, stacked disk focusing column for greater beam control, a process for deposition of insulating layers in IC modification and enhanced processes for wafer mapping and coordination between FIB tools and CAD navigational software.

    Since August 1991 FEI has been engaged with Philips electron optics business in joint research and development of the electronics and software integrated into the subassemblies, supplied by Philips electron optics business, for FEI's FIB workstations. Certain expenses incurred by Philips electron optics business in connection with these efforts are reflected in prices to FEI for components and subassemblies. FEI believes that in the absence of these research and development arrangements with Philips, FEI's research and development expenses would have been substantially higher and its cost of goods sold would have been lower.

    In December 1995 FEI entered into a license agreement with North Carolina State University ("NCSU") with respect to technology relating to a method for water vapor-enhanced charged particle beam machining (the "Machining Technology"). Under the agreement, NCSU granted FEI a worldwide exclusive license to make, have made, use and sell products that use the Machining Technology. The license remains in effect, on a country-by-country basis, until the end of the term or terms for which patent rights with respect to the Machining Technology are issued. In exchange for the license, FEI is obligated to pay a royalty to NCSU per product sold pursuant to the license, subject to certain minimum annual royalties.

    From time to time FEI has engaged in joint research and development projects with certain of its customers and other parties. The most important of these projects has been with Philips electron optics business for the development of components and related software and electronics used in FEI's FIB workstations and with Intel for the development of SIMSmap. See "Manufacturing and Suppliers." FEI has also maintained informal collaborative relationships with universities and other research institutions.

    The semiconductor manufacturing market and other markets into which FEI sells its principal products are subject to rapid technological development, product innovation and competitive pressures. Consequently, FEI has expended substantial amounts on research and development. In 1994, 1995 and the first nine months of 1996, research and development expenses were $3.1 million, $2.6 million and $2.8 million respectively, and represented 14%, 6% and 8% of net sales, respectively, for those periods.

SALES AND MARKETING

    FEI's sales and marketing staff consists of 45 people, including 17 direct sales people, 15 applications specialists and six technical writers. Applications specialists identify and develop new applications for FEI's products, which FEI believes will further expand the FIB workstation market. FEI markets its products in Europe and Asia through offices or subsidiaries located in Cambridge, U.K.; Munich, Germany; Eindhoven, The Netherlands and Seoul, Korea. FEI also markets its products through a network of independent sales representatives or distributors in Asia and other non-European foreign markets.

    FEI requires all sales representatives to have the technical expertise and understanding of the businesses of FEI's principal and potential customers to meet effectively the demanding requirements for selling FEI's complex FIB workstations and other products. FEI's marketing efforts include presentations at trade shows and publication of a semi-annual technical newsletter. In addition, Company employees publish articles in scientific journals and make presentations at scientific conferences. In a typical sale, a potential customer is given information about FEI's products, including specifications and performance data, by a Company salesperson. A presentation then is made at FEI's facilities. The customer participates in a product demonstration by the applications team, using samples provided by the customer. The period of time between the initial provision to the customer of product information and the receipt of a purchase order is typically six to nine months.

    FEI's FIB workstations and columns have generally been sold with a 12 month limited warranty, although FEI has provided a longer warranty period on some FIB workstations, and warranty periods have typically been shorter for used workstations. For workstations, the warranty includes two preventive maintenance service calls during the first year. In addition, FEI has made available extended service contracts to its FIB workstation customers and provides emergency service worldwide on 24 to 72 hours' notice. FEI employs 17 service engineers and four service technicians in the U.S., five in Europe and three in Southeast Asia. FEI has also contracted with independent service representatives in Japan, Israel,

Korea, Taiwan and Singapore, and FEI expects to add additional service engineers in other locations as needed.

    FEI has generally required that at least 80% of the purchase price of a FIB workstation be paid on delivery and the balance be paid on installation and testing of the workstation at the customer's facility. In 1991 FEI began using installment sales and operating leases to enhance the affordability of its FIB workstations. As of September 30, 1996, FEI had 11 installment sales contracts for FIB workstations, with an aggregate outstanding balance of approximately $3.8 million, and one FIB workstation operating lease.

    International sales accounted for 30%, 41%, and 36% of FEI's net sales in 1994, 1995, and the first nine months of 1996, respectively. Sales to Intel in 1994 represented 10% of total net sales and sales to Motorola in 1995 represented 12% of total net sales.

MANUFACTURING AND SUPPLIERS

    FEI manufactures most of its products at its headquarters facility in Hillsboro, Oregon. FEI has manufactured a small number of FIB workstations in space it leases from Philips in Eindhoven, The Netherlands. FEI's FIB workstation manufacturing operation consists of fabricating components, testing components and subassemblies purchased from suppliers and assembling finished products. FEI also fabricates electron and ion source materials and manufactures electron and ion emitters and columns at its facility in Oregon.

    FEI's production schedule for its FIB workstations is generally based on a combination of sales forecasts and the receipt of specific customer orders. When the primary components of a workstation are in FEI's inventory, final assembly and testing requires approximately four to eight weeks for completion, depending on system configuration and options requested by the customer. If orders for FIB workstations exceed sales forecasts, product availability time could be significantly longer due to the long lead times required to order many components.

    Many of the components and subassemblies purchased by FEI are standard products, although certain items are custom-made to FEI's specifications. All components, subassemblies and finished products are inspected for compliance with Company and customer specifications. Following assembly, emitters, columns and complete FIB workstations are shipped in custom protective packaging to minimize damage during shipment.

    Certain of the components and subassemblies included in FEI's workstations are obtained from a single or limited number of suppliers, including the sample stage and vacuum chamber. In addition, FEI believes certain components supplied to it are available to the suppliers only from single sources. FEI has monitored parts subject to single or limited source supply to ensure that adequate sources are available to maintain manufacturing schedules. Significant delays or interruptions in the delivery of components from suppliers or difficulties or delays in shifting manufacturing capacity to new suppliers could have a material adverse effect on FEI.

    Since August 1991 FEI has been engaged with Philips electron optics business in joint research and development of the electronics and software integrated into the subassemblies supplied by Philips electron optics business and incorporated into FEI's FIB workstations. FEI has had an agreement with PEO BV providing for the joint ownership of software developed by FEI and PEO BV and pursuant to which FEI has purchased FIB workstation platforms and, for its DualBeam workstations, the major components of the electron microscope. FEI's agreement with PEO BV provides for payment by FEI in Dutch guilders. The price to FEI of those components has been agreed to annually. An increase in the value of the Dutch guilder in relation to the U.S. dollar would effectively increase the cost to FEI of components purchased under this agreement and adversely affect FEI's gross profit margin. For 1994, 1995 and the first nine months of 1996 FEI had foreign currency exchange rate gains (losses) of $93,000, $(208,000) and $(26,000), respectively.

    If FEI were unable to obtain FIB workstation components from Philips electron optics business, FEI believes it could obtain similar platforms and components from other manufacturers within 12 to 18 months or could undertake some of the manufacturing that would otherwise be done by Philips electron optics business. In-house manufacturing would require increases in personnel and would cause delays in product shipment.

BACKLOG

    FEI's backlog consists of purchase orders it has received for products it expects to ship within the next nine months. FEI's backlog at September 30, 1996 was $9.7 million, compared with a backlog of $10.7 million at September 30, 1995. Typically advance or progress payments have not been received from customers unless the system ordered includes custom features. Purchase orders are generally cancellable without penalty unless the cancellation occurs late in the manufacturing process, and there is no assurance cancellations will not occur. A substantial portion of FEI's backlog relates to orders for a relatively small number of FIB workstations. As a result, the timing of the receipt of an order from a single customer could have a significant impact on FEI's backlog at any date. For this and other reasons, the amount of backlog at any date is not necessarily indicative of revenue in future periods.

COMPETITION

    Although only a small number of companies manufacture FIB workstations, the industry is highly competitive. FEI's principal competitors for the sale of FIB workstations are Micrion Corporation, Seiko Instruments Inc. and Schlumberger Technologies (ATE Division). Some of FEI's competitors and potential competitors have substantially greater financial, marketing and production resources than FEI. Among FEI's potential competitors, Hitachi, Ltd., an IC manufacturer, has begun manufacture of a FIB workstation. Knowledge of the IC industry may give an IC manufacturer a competitive advantage in manufacturing and marketing FIB workstations. FEI is also encountering sales competition from JEOL USA, Inc., primarily in Asia. FEI believes the key competitive factors in the FIB workstation market are performance, particularly focusing column performance, range of features, reliability and price. FEI believes it is competitive with respect to each of these factors. FEI has experienced price competition more significantly in the sale of its FIB workstations and believes that price may continue to be an important factor in the sale of most models. Intense price competition in the sale of FIB workstations to strategic customers in 1994 and 1995 adversely affected FEI's profit margins.

    FEI has two principal competitors in the emitter market. FEI believes the key competitive factors in this market are emitter life, brightness, stability, ease of use and price. FEI believes it competes favorably with respect to each of these factors. Although FEI has relatively few competitors in the manufacture and sale of specialized electron beam and ion beam focusing columns, many of FEI's customers, including certain manufacturers of electron microscopes, have the technical and other resources to manufacture focusing columns. Consequently, the market for focusing columns is, in general, more price sensitive than the markets for emitters and FIB workstations. FEI believes other key competitive factors in the focusing column business are beam performance, packaging and reliability. FEI believes it competes favorably with respect to each of these factors in the focusing column market.

PATENTS AND INTELLECTUAL PROPERTY

    FEI relies on a combination of trade secret protection, nondisclosure agreements and patents to establish and protect its proprietary rights. FEI has eleven U.S. patents and one patent application pending. One of the issued patents relates to the use of iodine to improve ion beam effectiveness for enhanced etch, an option requested by the majority of FEI's FIB workstation customers, and one relates to a precision electrostatic lens structure, together with a method of manufacture of precision electrostatic lens structures. There is no assurance that these patents will have commercial value, will be sufficiently broad to enable the related technology to provide the Company a significant competitive advantage or will prevent competitors from readily designing around the patents.

    As part of its FIB workstations, FEI sells the software used for control of its ion and electron focusing columns and does not retain ownership rights to the software. CAD and defect review software incorporated into FIB workstations is provided to FEI on an OEM basis. Policing unauthorized use of FEI's technology is difficult, and there is no assurance that measures taken by FEI to protect this technology will be successful.

    Several of FEI's competitors hold patents covering a variety of focused ion and electron beam products and applications and methods of use of focused ion and electron beam products. Some of FEI's customers may use FEI's FIB workstations for applications that are similar to those covered by these patents. From time to time FEI and its customers have received correspondence from competitors of FEI claiming that certain of FEI's products, as used by its customers, may be infringing one or more of these patents. Other than as described below under "Litigation," none of these allegations has resulted in litigation. FEI believes it has credible arguments that these patents are either invalid, not infringed or unenforceable.

    FEI is aware of a patent held by Micrion that, if valid, could be infringed by the sale of FEI's ion focusing columns, whether sold separately or as part of FEI's FIB workstations. The patent relates to the use of certain materials in the construction of parts of an ion focusing column. FEI believes, however, that if infringement were alleged, the patent would either be construed narrowly so as not to cover products sold by FEI or their use or would, if construed to cover any of these products or their use, be invalid based on prior art references that FEI believes anticipate or render obvious those claims and based on sales by FEI of focusing columns that incorporated the patented technology more than one year before the patent application date. FEI has not received any allegation of infringement or any other formal communication from Micrion with respect to this patent. FEI believes the ion focusing columns manufactured by all of its other competitors also use technology that could infringe the patent if valid. To FEI's knowledge, no other focusing column manufacturer has received any allegation of infringement with respect to this patent.

    There is no assurance, however, that competitors or others will not assert infringement claims against FEI or its customers in the future with respect to current or future products or uses or that any such assertion may not result in costly litigation or require FEI to obtain a license to intellectual property rights of others. There is no assurance that such licenses will be available on satisfactory terms or at all. If claims of infringement are asserted against customers of FEI, those customers may seek indemnification from FEI for damages or expenses they incur. As the number and sophistication of focused ion and electron beam products in the industry increases through the continued introduction of new products by FEI and others, and the functionality of these products further overlaps, manufacturers and users of ion and electron beam products may become increasingly subject to infringement claims.

LITIGATION

    In May 1995 Micrion, a principal competitor of FEI, filed a lawsuit against FEI in the U.S. District Court for the District of Massachusetts (the "Court") alleging infringement of a patent issued to Micrion relating to the use of an electron beam to neutralize a positive charge that can develop with the use of an ion beam in a FIB workstation. The complaint also alleges that FEI used information confidential to Micrion to develop devices to effect charge neutralization, to incorporate such devices into FEI's FIB workstations, to manufacture certain ion emitters, and to persuade prospective purchasers of FIB workstations to purchase workstations from FEI rather than from Micrion. Micrion sought an injunction against infringement of the Micrion patent, damages of at least $1 million for misuse of confidential information, treble damages for infringement of the Micrion patent, attorneys' fees and other damages. FEI believes it has valid defenses to Micrion's claims.

    FEI initiated a proceeding with the American Arbitration Association seeking to arbitrate Micrion's non-patent claims. In response to motions filed by FEI in the Court and the U.S. District Court for the District of Oregon, Micrion was ordered to arbitrate these matters in Oregon, and the Court action has been stayed with respect to these matters. FEI has filed an answer and counterclaim in the Court, asserting that the patent is not infringed and is invalid.

    In May 1996, the parties agreed to dismiss the Court action and the arbitration, both without prejudice. Either Micrion or FEI may re-initiate either the Court action or the arbitration. Although FEI believes it has valid defenses to Micrion's claims, a determination that the Micrion patent is valid and infringed or that FEI has misused confidential information could result in an award of damages to Micrion or an injunction against sale of certain of FEI's products, which could have a material adverse effect on FEI's financial condition and results of operations. Regardless of its outcome, the litigation could result in substantial costs and diversion of management and other resources.

EMPLOYEES

    At December 31, 1996, FEI had 224 full-time employees, including 75 in manufacturing, 40 in engineering and research and development, 45 in marketing and sales, 14 in finance, accounting and information services, 39 in customer service and 11 in administration. None of FEI's employees is represented by a labor union, and FEI has never experienced a work stoppage, slowdown or strike. FEI believes it maintains good employee relations.

FACILITIES

    FEI's corporate headquarters, manufacturing and research and development facility is located in Hillsboro, Oregon and consists of approximately 43,950 square feet of leased space. The initial term of the lease expires January 31, 2004, with an option to renew for two successive five-year periods. Lease payments are approximately $28,500 per month until January 1999 and $33,000 per month for the remaining period of the initial term of the lease, plus, for each period, an additional amount comprised primarily of FEI's proportionate share of certain building operating expenses.

    FEI also leases two additional facilities directly adjacent to its headquarters facility. The first facility is a 34,700 square feet building used for FEI's components business. Lease payments on this facility, which FEI has occupied since June 1996, are approximately $27,000 per month for the first five years of the lease and $30,700 per month thereafter until March 31, 2003, when the lease expires, plus certain building operating expenses. The second facility consists of 28,750 square feet of leased space and will be used for manufacture of FIB systems. Lease payments on this facility will be $23,288 for the first five years and $26,306 thereafter until March 31, 2003, when the lease expires, plus certain building operating expenses.

    FEI also leases a sales and service facility in Cambridge, U.K., in Munich, Germany and in Seoul, Korea and leases an administration, research and development and manufacturing facility from Philips in Eindhoven, The Netherlands. FEI expects that its facilities will be adequate to meet its needs for the foreseeable future.

                         BUSINESS OF THE PEO OPERATIONS

INTRODUCTION

    Philips is the parent company of the Philips group of affiliated companies and operates several product divisions, including the Philips Industrial Electronics product division. The Philips Industrial Electronics product division includes a number of "operating companies" or business units, one of which is the Philips Electron Optics business unit, which includes the PEO Operations. The PEO Operations develops, manufactures, sells and services electron optics-based instruments, principally electron microscopes. For the year ended 1995, the PEO Operations had net sales of approximately $109 million. The principal business offices of the PEO Operations are located in Eindhoven, The Netherlands. As of December 31, 1996, 706 people were employed in the PEO Operations.

    The PEO Operations are managed by the management of Philips Electron Optics B.V. ("PEO BV") in The Netherlands. The manufacturing activities of the PEO Operations are conducted by PEO BV, Philips Electron Optics Czech Republic S.r.o. in the Czech Republic ("PEO CR") and Philips Electronics North America Corporation in the U.S. The sales and service activities of the PEO Operations to be transferred to FEI are conducted through Philips' subsidiaries incorporated in Canada, France, Germany, Italy, Japan, The Netherlands (including PEO BV), the United Kingdom and the U.S. (the "Nonexcluded Countries"). In each of these countries, these corporations also presently engage in business activities for other Philips business units.

    Prior to Closing, Philips will restructure the corporate entities conducting the PEO Operations in the following manner: PEO Holdings will be incorporated as a new wholly owned subsidiary of PIE and new sales and service corporations will be incorporated in each of the Nonexcluded Countries. The PEO-related assets and liabilities of the sales and service organizations in each of the Nonexcluded Countries will be transferred to these newly formed sales and service corporations. All of the shares of stock or ownership interests in PEO BV, PEO CR and the new PEO sales and service corporations (other than in the U.S.) will then be transferred to PEO Holdings. The shares of stock of the new U.S. corporation, PEO-US, will be transferred directly to PIE.

    At the completion of this restructuring and prior to Closing, all of the assets and liabilities of the PEO Operations to be transferred to FEI pursuant to the Combination Agreement will be owned, directly or indirectly, by PEO Holdings and PEO-US.

PRODUCTS

    The PEO Operations products consist of transmission electron microscopes ("TEMs"), scanning electron microscopes ("SEMs") and system platforms, consisting of a sample stage, vacuum chamber and associated electronics, sold to third parties including FEI.

    In a TEM, the specimen is irradiated by a static electron beam which is focused onto and then passes through the specimen. The resulting image of the internal structure of the specimen is then magnified by a series of magnetic lens fields and projected on a fluorescent screen or an imaging camera. The specimen, in order to be transparent to 100KV to 300KV electrons, must be no thicker than several atoms to several microns. The required sample preparation is usually an involved and lengthy process; however, in many cases, TEMs are the only tool available to reveal submicron structures in their original environment. TEMs developed, manufactured and sold by the PEO Operations are used by a broad range of hospitals, pharmaceutical laboratories, university and government biological research centers, materials science laboratories and semiconductor research laboratories.

    Unlike the TEM, which produces images by passing electrons through a very thin specimen, a SEM provides topographic information about a solid specimen from the signals generated by scanning the electron beam over the surface of the specimen. In general, a SEM requires less complicated sample preparation and provides greater ease of operation than a TEM. The PEO Operations believes its SEMs provide high level stage quality, with high definition, low vibration and image accuracy due to fine mechanics. In particular, most PEO Operations SEMs have eucentric stages, which means that the image is maintained as the specimen is tilted and rotated. In addition to the original secondary electron signals, other signals are used to gather additional specimen information, for example, elemental x-ray analysis.

    In 1990, the Philips electron optics business introduced a line of SEMs known as the XL-series. In the XL-series, the entire microscope is mouse-controlled using a Windows interface. Management of the PEO Operations believes the XL-series was the first SEM to implement this technology fully and its introduction allowed the PEO Operations to strengthen its position in the SEM market. The PEO Operations has continued to improve the XL-series through further advancements in specimen handling capabilities and improved image resolution to satisfy a greater range of applications.

MANUFACTURING

    The principal development and manufacturing facilities of the PEO Operations are located in Eindhoven, The Netherlands. In May 1996, the PEO Operations acquired Delmi, located in Brno, Czech Republic to increase manufacturing and development capacity for an entry level range of TEMs and SEMs. In addition, in July 1996, the PEO Operations acquired substantially all of the assets of ElectroScan, a U.S. manufacturer of environmental SEMs ("ESEM"), which permit greater ease of sample preparation. Specifically, ESEMs allow uncoated, nonconducting or wet specimens to be examined without prior preparation. These ESEM manufacturing operations are located in Wilmington, Massachusetts.

    The PEO Operations manufacturing activities consist primarily of the assembly of electronic modules and final assembly and testing of completed systems. Production is mainly based on an assemble-to-order principle. Orders are executed using an integrated logistics automation system which controls the entire flow of goods. Almost all mechanical parts and the majority of mechanical assemblies are outsourced to several machine shops, principally Philips Machinefabrieken B.V., the Philips machine shop, which is also located in Eindhoven.

DISTRIBUTION AND SERVICE

    TEMs and SEMs manufactured by the PEO Operations are sold worldwide through Philips affiliates located in approximately 35 countries. In each of Canada, France, Germany, Italy, Japan, The Netherlands, the United Kingdom and the U.S., the assets and liabilities of a new or existing sales and service corporation will be transferred to FEI as part of the Combination. In the remaining countries, the existing Philips sales and service corporations will sell products of the PEO Operations pursuant to distribution agreements with FEI. See "The Combination Agreement--Other Related Agreements."

    Most of the equipment sold by the PEO Operations is covered by an add-on service contract at the end of the warranty period. The standard warranty period is 12 months. Service contracts are specific to customer requirements, but typically cover parts, materials and labor and include one routine maintenance per year. Due to a shift in sales towards the semiconductor manufacturing market, which generally has higher demands for responsiveness and 24 hour support, the PEO Operations is further increasing investment in service and support activities.

RESEARCH AND DEVELOPMENT

    The PEO Operations' research and development expenditures were $9.1 million and $7.4 million for 1995 and the first nine months of 1996, respectively. The PEO Operations has a product development group of approximately 100 employees and an additional 18 engineers working on product applications and demonstrations. The PEO Operations also contracts with Philips Research Laboratories for basic research applicable to the electron optics product line. Following completion of the Combination, FEI expects to continue to contract with Philips for basic research and development pursuant to the Services Agreement. See "The Combination Agreement--Other Related Agreements." From time to time the

PEO Operations also conducts joint research and development in the field of particle optics with outside parties, such as the Technical University Delft in The Netherlands.

    The PEO Operations has participated in programs for research and development funded by the Dutch government and by the European Union. In 1995, it received $1.4 million in public funding under such programs. The PEO Operations has also been a participant in the JESSI program, which is now in its final year, in connection with development of a SEM for semiconductor defect review, a high resolution electron focusing column and the software incorporated in the XL-series. This program had as its principal aim the advancement of basic semiconductor technology within Europe. A successor program, Micro-Electronics Development for European Applications, or MEDEA, has been established to succeed the JESSI program in 1996. The MEDEA program has different aims, however, and participation by the PEO Operations is not assured.

COMPETITION

    Both the TEM and SEM markets are intensely competitive. Because the cost to develop new electron microscopy systems is extremely high, however, only a small number of companies manufacture electron microscopes. Major competitors of the PEO Operations include JEOL, Ltd., Hitachi, Ltd., Amray Inc. and LEO Electron Microscopy, Inc. The principal elements of competition in the electron microscope market are the performance characteristics of the system and the cost of ownership of the system, based on purchase price and maintenance costs. In both the TEM and SEM markets, the ability of the PEO Operations to remain competitive will depend in part upon its success in developing new and enhanced systems and introducing these systems at competitive prices on a timely basis.

PATENTS AND INTELLECTUAL PROPERTY

    The PEO Operations relies on a combination of patents, license arrangements and trade secret protection to establish its proprietary intellectual property rights. Philips and its affiliates hold patents in the field of electron optics, electron sources and electron microscopy. The PEO Operations has the right to use the technology relating to these patents through license arrangements with Philips and these affiliates. In addition, the PEO Operations has access to technology through cross-licenses between its Philips affiliates and a large number of manufacturers in the electronics industry worldwide.

PROPERTIES

    The corporate headquarters and primary manufacturing facility of the PEO Operations is located in Eindhoven, The Netherlands and consists of approximately 17,000 square meters of space. Following the Combination, this property will be leased to FEI for a ten-year term. The lease payment by FEI for the first year will be $850,000, and rent in subsequent years will be at a market rate established in accordance with the terms of the Combination Agreement. See "The Combination Agreement--Real Property Lease." The PEO Operations manufacturing facilities in Brno, the Czech Republic and the ElectroScan facility in Wilmington, Massachusetts occupy leased space. All of the PEO Operations sales and service businesses are located in leased facilities, which will generally be subleased to FEI at Closing.

LITIGATION

    The PEO Operations has extensive international operations and is involved in a number of pending and threatened legal proceedings incidental to those operations. Management of the PEO Operations believes that the outcome of such proceedings is not likely to have a material adverse effect on the financial position of the PEO Operations. In addition, PIE has agreed to retain all liabilities with respect to certain patent infringement claims that may be brought against the PEO Operations. See "The Combination Agreement--Indemnification."

                              REGULATORY APPROVALS

    HART-SCOTT-RODINO. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. 18a, (the "HSR Act") provides that certain merger and acquisition transactions (including the Combination) may not be consummated until notifications and certain information have been given to the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") and the U.S. Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. The Antitrust Division and the FTC have received the required information from all parties involved in the Combination. The waiting period imposed by the HSR Act began on November 21, 1996, and expired at 11:59 p.m. on December 21, 1996. At any time before or after the consummation of the Combination, the Antitrust Division, the FTC or another third party could seek to enjoin or rescind the Combination on antitrust grounds. In addition, at any time before or after the consummation of the Combination, and notwithstanding that the waiting period under the HSR Act has expired, any state could take action under state antitrust laws that it deems necessary or desirable in the public interest.

    EXON-FLORIO. The Exon-Florio Amendment gives the President of the United States power to suspend or prohibit any acquisition, merger or takeover that results in foreign control of an entity engaged in interstate commerce in the U.S. if the transaction threatens to impair national security. Under the Exon-Florio regulations, parties to foreign acquisitions may, but are not required to, give the President's Committee on Foreign Investment in the U.S. ("CFIUS") confidential notice of transactions, containing a summary description of the transaction, the business activities and product lines of the acquired company and the identification of contracts with the U.S. Department of Defense or other military agencies. The parties to the Combination filed a voluntary notice on November 21, 1996 and were notified on December 23, 1996 that CFIUS concluded not to investigate the Combination. Accordingly, CFIUS may not conduct a later investigation or enter a divestment order.

    STATUS OF REGULATORY APPROVALS AND OTHER INFORMATION. PIE and FEI have filed applications with all applicable regulatory agencies and have taken, or will take, other appropriate action with respect to any requisite approvals or other action of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, whose consent, approval, order or authorization, or with whom registration, declaration, or filing of Combination Agreement is required to consummate the Combination, subject to the provisions of the Combination Agreement.

    The Combination Agreement provides that the obligation of each of PIE and FEI to consummate the Combination is conditioned on the termination of any applicable waiting period under the HSR Act and the absence of any injunction against the Combination on antitrust or other grounds. There is no assurance that any governmental agency will approve or take any other required action with respect to the Combination and, if approvals are received or action is taken, that such approvals or action will not be conditioned on matters that would cause the parties to abandon the Combination or that no action will be brought challenging such approvals or action, including a challenge by the Antitrust Division or, if such challenge is made, the result thereof. See "The Combination Agreement--Conditions to the Closing of the Combination."

    The parties are not aware of any governmental approvals or actions required to consummate the Combination other than as described above, but will seek other approval or action if it is required. There is no assurance, however, that any such approval or action, if needed, could be obtained and would not be conditioned in a manner that would cause the parties to abandon the Combination.

                        TRANSACTIONS BETWEEN THE COMPANY
                             AND THE PEO OPERATIONS

    Since August 1991 the Company has been engaged with Philips' electron optics business in joint research and development of the electronics and software integrated into subassemblies supplied by Philips' electron optics business for the Company's FIB workstations. The Company has an agreement with PEO BV providing for the joint ownership of software developed by the Company and Philips' electron optics business and for purchases from PEO BV of FIB workstation platforms and, for FEI's DualBeam workstations, the major components of the electron microscope. Certain expenses incurred by Philips' electron optics business in connection with these efforts are reflected in prices to the Company for components and subassemblies.

                INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

    In considering the recommendation of the FEI Board of Directors with respect to the Combination Proposals, shareholders of FEI should be aware that certain directors and officers of FEI have interests in the Combination different from the interests of other FEI shareholders. The Board was informed of the interests described below prior to approving the Combination Proposals. Four executive officers of FEI, Dr. Lynwood W. Swanson, Mr. William G. Langley, Mr. Charles T. Riddle and Mr. Noel A. Martin, were also members of the Company's nine-person Board of Directors when the Board approved the Combination. The Combination Agreement, the Combination and the Amendment to the Articles were unanimously approved by the directors present when such matters were considered and were approved by a majority of the Company's nonemployee directors.

EMPLOYMENT AGREEMENTS OF KEY EMPLOYEES OF THE COMPANY

    To induce certain key employees of the Company (the "Key Employees") to continue in its employ following Closing, the Company will enter into employment agreements, effective as of the Closing Date (collectively the "Employment Agreements"), with the Key Employees. The term of each Employment Agreement is two years, commencing on the date of Closing. The Key Employees are: Robert L. Gerlach, Frederick A. M. Gordon, Charles F. Lake, William G. Langley, John M. Lindquist, Douglas S. Rathkey and Joseph C. Robinson.

    The Employment Agreements will provide for base salaries for the Key Employees based upon and substantially similar to their respective current base salaries and will provide that the Company's Board of Directors shall have the authority, in its sole discretion, to award additional bonus payments the Board deems appropriate. Annually, the Board will review the Key Employees' base salaries and, in its sole discretion, may also increase such base salary, after taking into account such factors as it deems appropriate.

    In addition, the Employment Agreements provide for (a) the Key Employees' participation in the Company's incentive compensation plans, (b) the Key Employees' participation in, subject to eligibility requirements, all applicable incentive, savings and retirement plans, practices, policies and programs and in all other such benefits and perquisites of the Company, (c) the Key Employees' and their spouses' and eligible dependents' participation in, and receipt of benefits under, subject to eligibility requirements, all applicable welfare benefit plans, practices and policies, including life, disability and accidental death or dismemberment insurance.

    The Employment Agreements are terminable by either party in certain circumstances, and the Key Employees are entitled to termination benefits in certain circumstances. The circumstances in which the Employment Agreements provide for termination benefits are, among others, where a Key Employee terminated his Employment Agreement with Good Reason (as defined in the Employment Agreements) or when the Company terminates a Key Employee without Cause (as defined in the Employment Agreements). Termination in such circumstances triggers the following termination benefits: (i) base salary

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
payable to the terminated Key Employee for the period from the date of termination (the "Termination Date") to and including the expiration date (the "Expiration Date") of the Employment Agreement, (ii) maintenance in effect for the continued benefit of the terminated Key Employee, his spouse and his dependents of all medical and dental benefits and life and disability insurance policies of the Company then in effect for the Key Employee, for the period from the Termination Date to the earlier of the Expiration Date or such time as the Key Employee commences equivalent benefits with a new employer, and (iii) for the period from the Termination Date to the earlier of the Expiration Date or the date on which the Employee reaches age 65, the benefits the Key Employee would have received under the Key Employee's retirement plan.

    Assuming the employment of each of the Key Employees is terminated with Good Reason (as defined in the Employment Agreements) by the Employee or by the Company without Cause (as defined in the Employment Agreements) 90 days following the date of Closing, the Key Employees would receive the following severance benefits pursuant to their respective Employment Agreements. These amounts represent salary and insurance premiums for the period from the assumed Termination Date to the Expiration Date (21 months), based on amounts in effect on the date of this Proxy Statement, and are set forth below with respect to the executive officers named in the Summary Compensation Table:

                                                           21 MONTHS'
                                                        MEDICAL, DENTAL,
                                          21 MONTHS'   LIFE AND DISABILITY
NAME                                      BASE SALARY  INSURANCE PREMIUMS
----------------------------------------  -----------  -------------------
William G. Langley......................   $ 280,000        $  14,788
Robert L. Gerlach.......................     218,750           15,324
Joseph C. Robinson......................     210,000            8,957

In addition, an aggregate of $643,125, representing salary, and an aggregate of $41,407, representing insurance premiums, would be payable to the four other Key Employees who are not named in the Summary Compensation Table, based on amounts in effect on the date of this Proxy Statement. No payments will accrue to any officers or directors of the Company solely as a result of the Combination.

POTENTIAL EARLY VESTING OF OPTIONS

    Each nonemployee director of the Company received an automatic option grant to purchase 5,000 shares of Common Stock on the date of closing of the Company's initial public offering or at the time of becoming a director and an option to purchase 1,000 shares of Common Stock of the Company annually thereafter. Each option vests over a three-year period from the date of grant and terminates, to the extent not vested, 30 days after termination of service on the Board (12 months in the event of death). After Closing, management of the Company intends to recommend to the Company's Board of Directors that all such options held by nonemployee directors not continuing on the Board following Closing be amended to become immediately exercisable in full. There is no assurance the Board will approve this recommendation, but if approved, options to purchase 6,000 shares of Common Stock held by each of Mr. John C. Beckman, Mr. Edward H. Cooley and Mr. Gregory J. Houser will become exercisable at a price of $9.50 per share with respect to 5,000 of such options and at a price of $18.25 per share with respect to 1,000 of such options. All such options expire 10 years after the date of grant. Assuming a price upon exercise of $9.375 per share, which was the closing price per share on December 31, 1996, none of these options would be in the money.

SECONDARY OFFERING BY SELLING SHAREHOLDERS

    The Combination Agreement provides that, within six months following the Closing, FEI will cooperate with certain of its shareholders (the "Selling Shareholders") to assist them in selling to third parties an aggregate of up to one million shares of Common Stock held by such shareholders. In providing such assistance, the Company's Board of Directors may agree to register the shares under the Securities Act. The Selling Shareholders will pay their counsel fees and expenses and all underwriting commissions and discounts for, and FEI and the Selling Shareholders will split equally the other out-of-pocket expenses of, the secondary offering. Neither FEI, Philips, PIE nor any of their affiliates will provide any indemnification to the Selling Shareholders in connection with the secondary offering. The Selling Shareholders include Lloyd
R. Swenson, Noel A. Martin and Edward H. Cooley, each of whom is a current director of FEI; Charles T. Riddle and Lynwood W. Swanson, each of whom is an officer and current director of FEI; Monford A. Orloff, who is a former officer and director of FEI; the spouses of Messrs. Swenson, Martin and Orloff; and certain shareholders of FEI for whom Capital Consultants, Inc. has investment power. Gregory J. Houser, who is a current director of FEI, is a principal shareholder and executive officer of Capital Consultants, Inc.

                        MANAGEMENT AFTER THE COMBINATION

    The Combination Agreement provides that, at Closing, the composition of the Board of Directors of the Company will change. Dr. Lynwood W. Swanson, Chairman of the Board and Chief Executive Officer of the Company, and Mr. William G. Langley, President, Chief Financial Officer and Chief Operating Officer of the Company, will continue on the Board of Directors. In addition, Lloyd R. Swenson and Donald R. VanLuvanee will continue on the Board of Directors as independent directors. Effective as of Closing, Mr. Swenson will resign as Secretary and Treasurer of the Company. All other current directors of FEI will resign from the Board effective as of Closing. Messrs. William A. Whitward, Alfred B. Bok, William Curran, Theo J.H.J. Sonnemans and Karel D. van der Mast, employees of Philips or its affiliates, will become members of the Board of Directors of the Company, effective as of Closing. If any such nominee becomes unavailable for election for any reason, Philips will have the right to propose an alternate nominee and the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes.

    A shareholder vote approving the Combination Agreement will constitute a vote in favor of the election of Messrs. Whitward, Bok, Curran, Sonnemans and van der Mast to the FEI Board of Directors to fill the vacancies to be created by the resignation of Messrs. Charles T. Riddle, Noel A. Martin, John C. Beckman, Edward H. Cooley and Gregory J. Houser. The election of the new directors and the resignations of outgoing directors will be effective as of Closing. Because holders of Common Stock are not entitled to cumulate votes in the election of directors, after Closing PIE will be able to control the election of all directors of FEI.

    Provided below is information about Dr. Swanson, Messrs. Langley, Swenson and VanLuvanee and Philips' nominees for the FEI Board of Directors.

NAME                                                          AGE
------------------------------------------------------------  ---
Alfred B. Bok...............................................  56
William Curran..............................................  48
William G. Langley..........................................  47
Theo J.H.J. Sonnemans.......................................  52
Dr. Lynwood W. Swanson......................................  62
Lloyd R. Swenson............................................  71
Karel D. van der Mast.......................................  48
Donald R. VanLuvanee........................................  51
William A. Whitward.........................................  58

    ALFRED B. BOK is Chief Executive Officer of PIE. He has held that position since August 1992. From February 1989 to August 1992, Mr. Bok was a Vice President of Philips Medical Systems. Mr. Bok holds an Engineers degree in Applied Physics and a Ph.D. in Physics from the Technical University of Delft.

    WILLIAM CURRAN is Senior Vice President, Chief Financial Officer and director of Philips Electronics North America Corporation, a Philips affiliate. He has held those positions since February 1996. From March 1993 to February 1996, he was Chief Operating Officer of Philips Medical Systems and from February 1987 to February 1996, Mr. Curran was Chief Financial Officer of Philips Medical Systems. Mr. Curran holds a B.S. in Management Engineering from Rensselaer Polytechnic Institute and an M.B.A. from the University of Pennsylvania.

    WILLIAM G. LANGLEY is the President, Chief Financial Officer and Chief Operating Officer of the Company and serves as a director. He has held those positions since October 1994. Mr. Langley joined the Company in September 1992 as Vice President, Chief Financial Officer and legal counsel. From April 1990 to September 1992, Mr. Langley served as a Vice President of The Chariot Group, Inc., an investment company specializing in the acquisition, finance and operation of mid-size businesses. Mr. Langley holds a B.A. degree from Albertson College, a J.D. degree from Northwestern School of Law of Lewis and Clark College and an LL.M. degree from New York University. Mr. Langley is an attorney and certified public accountant.

    THEO J.H.J. SONNEMANS is the Chief Financial Officer of PIE. He has held that position since May 1995. From April 1984 to May 1995, Mr. Sonnemans was Chief Financial Officer of the Television Unit of Philips Sound and Vision product division.

    DR. LYNWOOD W. SWANSON co-founded the Company in 1971. He served as President of the Company until October 1994, at which time he became Chairman of the Board of Directors. Dr. Swanson was appointed Chief Scientist in May 1990 and Chief Executive Officer of the Company in May 1988. Dr. Swanson has been a member of the board of trustees of the Murdock Charitable Trust since 1987 and is an Adjunct Professor of Applied Physics at the Oregon Graduate Institute. Dr. Swanson holds B.S. degrees in physics and chemistry from University of the Pacific and a Ph.D. degree in physical chemistry from University of California at Davis.

    LLOYD R. SWENSON co-founded the Company in 1971 and has served as a director since that time. From 1985 to 1990 Mr. Swenson was President of Swenson Enterprises, Inc., a personal money management company. Mr. Swenson holds a B.S. degree from San Jose State University, an M. Div. degree from Princeton Theological Seminary and an M.B.A. from University of Santa Clara.

    KAREL D. VAN DER MAST is Business Manager and Strategic Marketing Manager of Philips Electron Optics B.V. He has held that position since October 1995. In 1988 he joined Philips Electron Optics B.V. as Research and Development Manager. From 1983 to 1988, Dr. van der Mast was Professor of Physics at the Technical University of Delft, leading research in fast electron beam lithography systems. He first joined Philips in 1978 as TEM Development Manager. Dr. van der Mast holds an Engineers degree and a Ph.D. degree in Physics from the Technical University of Delft and has published articles in the field of physics and electron microscopy.

    DONALD R. VANLUVANEE has served as a director of the Company since November 1995. Mr. VanLuvanee has been President, Chief Executive Officer and a director of Electro Scientific Industries, Inc., an electronics company, since July 1992. From August 1991 to August 1992, Mr. VanLuvanee was President, Chief Executive Officer and a director of Mechanical Technology, Inc. ("MTI"). MTI develops and manufactures technologically advanced equipment used in the test/measurement and defense/aerospace markets. From December 1990 to August 1991, Mr. VanLuvanee was President and Chief Executive Officer of BCT Spectrum, a semiconductor equipment manufacturing company. Mr. VanLuvanee also serves as a director of Micro Component Technology, Inc., a semiconductor equipment manufacturing company.

    WILLIAM A. WHITWARD is a General Manager of Philips Electron Optics B.V., a position he has held since June 1993. He joined Philips Electron Optics B.V. after 14 years as manager of a former affiliate of

Philips, its Test & Measurement unit, which produced oscilloscopes, voltmeters and similar equipment. Mr. Whitward holds a bachelor's degree in engineering from Natal University, South Africa.

    The executive management of FEI immediately following Closing will include William A. Whitward as Chief Executive Officer, Dr. Lynwood W. Swanson as Chairman of the Board of Directors and Chief Scientist and William G. Langley as Chief Financial Officer. The executive management team will also include Karel van der Mast. Mr. Whitward has stated to the Board of Directors that, for personal reasons, he will not be able to continue in the position of Chief Executive Officer on a long-term basis. Executive management of FEI and the PEO Operations and the FEI Board of Directors has agreed that a search for a Chief Executive Officer to succeed Mr. Whitward should commence after Closing. Mr. Whitward has agreed to serve in this capacity until a qualified candidate for the Chief Executive Officer position has been retained.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of FEI met nine times during 1996. Edward H. Cooley attended two-thirds of the meetings of the Board of Directors and one-half of the meetings of the Compensation Committee during 1996. No other director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during 1996. The standing committees of the Board of Directors are the Executive Committee, the Audit Committee and the Compensation Committee. The Company does not have a nominating committee.

    The Executive Committee develops business strategy for the Company, subject to oversight and approval by the Board of Directors on matters requiring such approval. The Executive Committee now consists of Dr. Swanson and Mr. Langley. The Audit Committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee has consisted of Lloyd R. Swenson, John C. Beckman and Gregory
J. Houser, the latter two of whom will resign from the Board effective as of Closing. It is expected that Mr. Swenson will continue on the Audit Committee and that Mr. VanLuvanee will be appointed a member of the Audit Committee after Closing. The Compensation Committee determines compensation for the Company's executive officers and administers the Company's 1984 Stock Incentive Plan, the 1995 Stock Incentive Plan and the 1995 Supplemental Stock Incentive Plan. The Compensation Committee has consisted of Dr. Swanson, Mr. Beckman and Mr. Cooley, the latter two of whom will resign from the Board effective as of Closing. The Company has not yet determined the composition of the Compensation Committee after Closing.

    Nonemployee directors other than the Chairman of the Board are paid $3,600 per year for their services. All directors are paid $500 for attendance at each Board meeting, $250 for participation at Board meetings by telephone conference and $250 for attendance at committee meetings, except for the chairman of the committee, who is paid $300 for attendance at committee meetings. Directors are also reimbursed for reasonable expenses incurred in attending meetings. Pursuant to the terms of the 1995 Stock Incentive Plan, each individual who becomes a nonemployee director receives a non-statutory option to purchase 5,000 shares of Common Stock when the individual becomes a director. In addition, each non-employee director of the Company automatically is granted an annual non-discretionary, non-statutory option to purchase 1,000 shares of Common Stock. Officers are appointed by the Board of Directors and serve at its discretion.

EXECUTIVE COMPENSATION

    COMPENSATION SUMMARY. The following table sets forth all compensation paid by the Company with respect to the last three years to the Chief Executive Officer, the most highly compensated four other executive officers and two key employees.

                           SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION
                                                                  -------------------------        ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR         SALARY         BONUS        COMPENSATION(1)
--------------------------------------------------    -------     ----------     ----------     ----------------
Dr. Lynwood W. Swanson,
  Chairman, Chief Executive Officer and
    Chief Scientist...............................       1996     $  202,917         --               --
                                                         1995        158,150         --               --
                                                         1994        157,893     $      300           --

William G. Langley,
  President, Chief Financial Officer and
    Chief Operating Officer.......................       1996        159,852         --               --
                                                         1995        135,000         --               --
                                                         1994        114,666            300           --

Dr. Robert L. Gerlach,
  Vice President, Engineering/Research and
    Development...................................       1996        126,340         --               --
                                                         1995        115,920         --               --
                                                         1994        113,215            300           --

Joseph C. Robinson,
  Executive Vice President, Sales and Marketing...       1996        120,129            300           --
                                                         1995(2)       2,280         --               --
                                                         1994         --             --               --

Charles T. Riddle,
  Executive Vice President, Strategic Planning....       1996        109,847         --               --
                                                         1995        108,675         --               --
                                                         1994        105,613            300           --

R. Brent Townsend.................................       1996         97,704            300              30,979
                                                         1995         98,436         14,583              51,535
                                                         1994(3)      --             --               --

Thomas G. Richards................................       1996         85,200            300              33,250
                                                         1995(4)      15,104         --                   1,388
                                                         1994         --             --               --

------------------------

(1) Represents sales commissions.

(2) Mr. Robinson joined FEI as Executive Vice President, Sales and Marketing in December 1995.

(3) Mr. Townsend joined FEI as Asia Regional Manager in January 1995.

(4) Mr. Richards joined FEI as Eastern Regional Sales Manager, Systems Group, in October 1995.

    OPTIONS GRANTED IN LAST FISCAL YEAR. The following table provides information regarding all stock options granted in 1996 to the executive officers and key employees named in the Summary Compensation Table.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                      ANNUAL RATES OF
                                                                                                        STOCK PRICE
                                     NUMBER OF          PERCENT OF                                   APPRECIATION FOR
                                      SHARES         OPTIONS GRANTED      EXERCISE                    OPTION TERM(1)
                                    UNDERLYING         TO EMPLOYEES       PRICE PER   EXPIRATION   ---------------------
NAME                              OPTIONS GRANTED     IN FISCAL YEAR        SHARE        DATE         5%         10%
--------------------------------  ---------------  --------------------  -----------  -----------  ---------  ----------
Dr. Lynwood W. Swanson..........        10,000(2)            4.6%         $   15.00      4/18/01   $  41,400  $   94,300
William G. Langley..............        10,000(2)            4.6%             15.00      4/18/01      41,400      94,300
Dr. Robert L. Gerlach...........         3,750(2)            1.7%             15.00      4/18/01      15,525      35,363
Joseph C. Robinson..............        20,000(3)            9.2%             12.00      4/05/01      66,400     146,600
                                         5,000(2)            2.3%             15.00      4/18/01      20,700      45,800
Charles T. Riddle...............             0              --               --           --          --          --
R. Brent Townsend...............         9,200(4)            4.2%             10.50      1/18/01      26,680      58,972
                                        10,000(5)            4.6%             10.50      1/18/01      29,000      64,100
Thomas G. Richards..............        10,000(3)            4.6%             12.00      4/05/01      33,200      73,300

------------------------

(1) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or option spreads that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

(2) This option became immediately exercisable with respect to 20% of the total shares granted on April 18, 1996, and the remaining shares become exercisable at the rate of 20% of the total shares per year over the subsequent four-year period.

(3) This option became immediately exercisable with respect to 20% of the total shares granted on April 5, 1996, and the remaining shares became exercisable at the rate of 20% of the total shares per year over the subsequent four-year period.

(4) This option became immediately exercisable on January 18, 1996.

(5) This option became immediately exercisable with respect to 20% of the total shares granted on January 18, 1996, and the remaining shares become exercisable at the rate of 20% of the total shares per year over the subsequent four-year period.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth for each of the executive officers and key employees named in the Summary Compensation Table the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 1996 and the fiscal year-end number and value of unexercised options:

                                                                               NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                                            SUBJECT TO UNEXERCISED           IN-THE-MONEY
                                             NUMBER OF                         OPTIONS AT FY-END         OPTIONS AT FY-END (1)
                                          SHARES ACQUIRED      VALUE       -------------------------   -------------------------
NAME                                        ON EXERCISE     REALIZED (1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----------------------------------------  ---------------   ------------   -------------------------   -------------------------
Dr. Lynwood W. Swanson..................               0    $   --                36,000/59,000             $ 4,000/$ 6,000
William G. Langley......................               0        --                76,000/59,000             44,000/  6,000
Dr. Robert L. Gerlach...................          10,000        18,750(1)         29,283/35,801             10,667/  6,000
Joseph C. Robinson......................           6,000        48,750(2)         11,000/38,000              6,000/ 18,000
Charles T. Riddle.......................               0        --                12,000/18,000                  --/--
R. Brent Townsend.......................               0        --                16,000/15,200                  --/--
Thomas G. Richards......................               0        --                 4,000/11,000                  --/--

------------------------

(1) Calculated based on the December 31, 1996 closing stock price of $9.375, less the exercise price, multiplied by the number of shares underlying the option.

(2) Calculated based on the aggregate price at which the shares acquired on exercise were sold, less the aggregate exercise price.

LEGAL PROCEEDINGS

    The Company knows of no legal proceedings in which any director, officer, or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of its voting securities, or any associate of any of them has an interest adverse to the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In October 1988 the Company borrowed $50,000 from Lloyd R. Swenson, a director of the Company, and $25,000 from June Swenson, the wife of Lloyd Swenson, as trustee of the Pond Living Trust. Interest on these loans ranged from 9% to 10% per annum, and the loans were repaid in September 1993. In connection with these loans the Company issued warrants (i) to Mr. Swenson to purchase 33,334 shares of Common Stock and (ii) to Ms. Swenson to purchase 16,667 shares of Common Stock, in each case for $3.00 per share. These warrants were exercised in full before October 3, 1996. The holders of the Common Stock issued on exercise of these warrants are entitled to certain registration rights.

    Capital Consultants, Inc. ("Capital Consultants"), of which Gregory J. Houser, a director of the Company, is a principal shareholder, acted as agent for the United Association Union Local 290, Plumbers, Steamfitters and Shipfitters Industry Pension Trust (the "Pension Trust"), an investor advised by Capital Consultants, in connection with the execution of the lease between the Company and the Pension Trust dated as of November 2, 1992 for the Company's headquarters facility. The Company borrowed $500,000 from the Pension Trust for tenant improvements. The loan bears interest at an annual rate of 9% and is payable ratably over the initial five-year lease term. The Company believes the terms of the lease are no less favorable to the Company than could have been obtained from an unaffiliated party.

    In August 1993 the Company entered into a Note Purchase Agreement (the "Note Purchase Agreement") and certain related agreements with Capital Consultants as agent for the Pension Trust. Pursuant to the Note Purchase Agreement, the Company borrowed $1.5 million from the Pension Trust. In October 1994 the Note Purchase Agreement and the note were amended and restated to provide for borrowings of up to an additional $3 million from the Pension Trust. Amounts advanced under the Note Purchase Agreement were convertible at maturity or upon prepayment or default into shares of Common Stock at the rate of $7.50 per share for the first $3.5 million (466,667 shares) and $6.00 per share for the last $1.0 million (166,667 shares), subject to certain limitations. At December 31, 1995, $3.5 million principal amount was outstanding under the Note Purchase Agreement. On March 1, 1996 the note was converted to 466,667 shares of Common Stock of the Company. The holder of Common Stock issued on conversion of the note is entitled to certain registration rights. See Note 12 of Notes to Consolidated Financial Statements of FEI Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1996 Messrs. Swenson, Beckman and Cooley served on the Company's Compensation Committee. Mr. Swenson also served as Secretary and Treasurer of the Company during this period. In October 1988 the Company borrowed $50,000 from Mr. Swenson and $25,000 from June Swenson, the wife of Mr. Swenson, as trustee of the Pond Living Trust. The loans were repaid in September 1993. In connection with these loans, the Company issued warrants to Mr. Swenson to purchase 33,334 shares of Common Stock and to Ms. Swenson to purchase 16,667 shares of Common Stock, in each case for $3.00 per share. These warrants were exercised before October 3, 1996. See "Certain Relationships and Related Transactions."

                         COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION (1)

    The Compensation Committee consists of three directors and, pursuant to authority delegated by the Board of Directors, determines and administers the compensation of the Company's executive officers. In setting the compensation for the executive officers other than the President and Chief Executive Officer, the Compensation Committee works closely with the chairman and Chief Executive Officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers. Although the Board of Directors has granted the Compensation Committee full authority to set executive compensations, in practice the decisions of the Compensation Committee are usually reported as recommendations to the full Board of Directors, which has in the past generally approved the recommendations.

    Internal Revenue Code Section 162(m), as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. The levels of salary and bonus paid by the Company have not exceeded this limit. Upon the exercise of nonstatutory incentive stock options, however, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is the Company's current policy generally to grant options that meet those requirements.

COMPENSATION PRINCIPLES

    Executive compensation is based on several general principles, which are summarized below:

    - Provide competitive total compensation that enables the Company to attract and retain key executives.

    - Link corporate and individual performance to compensation.

    - Encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire stock in the Company.

    - Reward initiative.

COMPENSATION COMPONENTS

    The primary components of the Company's executive officer compensation program are base salary, annual incentive arrangements and long-term incentive compensation in the form of stock options.

    BASE SALARY. The Company attempts to establish base salary levels for the Company's executive officers that are competitive with those established by companies of similar size in the electronics industry, but no consideration was given to the executive compensation paid by electronics companies included in the Nasdaq Stock Market Index reported in the Comparison of Cumulative Total Return Table set forth below. When determining salaries, the Compensation Committee also takes into account individual experience levels, job responsibility and individual performance. Each executive officer's salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the individual factors described above.

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

    STOCK OPTIONS. The Company's 1995 Stock Incentive Plan (the "Plan") is intended as a long-term incentive plan for executive officers, managers and other key employees of the Company. The objectives of the Plan are to align employee and shareholder long-term interests by creating a direct link between compensation and shareholder value. The Compensation Committee administers the Plan and recommends to the full Board of Directors awards of stock options to executive officers and other employees of the Company. In the past options granted under the Plan generally have been granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Prior to the Company's initial public offering in June 1995, fair market value was based on a good faith determination by the Board of Directors or the Compensation Committee. For options granted after the initial public offering, fair market value was established by the Board of Directors, upon recommendation of the Compensation Committee, as the closing price as reported on the Nasdaq National Market on the date of grant. Options generally become exercisable over a four-year period with 20% of the options exercisable immediately upon the date of grant. Stock options generally have a five-year term, but terminate earlier if employment is terminated. Initial option grants to executive officers depend upon the level of responsibility and position, and subsequent grants are made based on the Compensation Committee's subjective assessment of performance, among other factors. In 1996 the Board of Directors, upon recommendation of the Compensation Committee, made the following option grants under the 1995 Plan of Common Stock to officers of the Company: Philip T. Fischer--3,750, Robert L. Gerlach--3,750, Frederick A.M. Gordon-- 8,750, Charles F. Lake--3,750, William
G. Langley--10,000, John M. Lindquist--3,750, Douglas S. Rathkey--3,750, Joseph
C. Robinson--25,000, and Lynwood W. Swanson--10,000. The Compensation Committee expects that in the future, if additional grants are made, consideration will be given to the number of options granted in the past and the exercise price of such grants.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    In setting compensation for Dr. Swanson for 1996, the Board of Directors employed the same criteria that it used to set compensation for other executive officers. The Board believes Dr. Swanson's salary is competitive with salary levels for executives with similar experience and ability and recognizes Dr. Swanson's individual performance and important contributions to the Company's increased revenue and earnings growth.

                                          COMPENSATION COMMITTEE MEMBERS

                                          Lloyd R. Swenson
                                          John C. Beckman
                                          Edward H. Cooley

                             PERFORMANCE GRAPH (2)

    Set forth below is a line graph comparing the cumulative total shareholder return of the Common Stock, assuming reinvestment of dividends, with the cumulative total return of the Nasdaq Stock Market Index ("Nasdaq Index") and the Non-Financial Nasdaq Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              FEI     U.S. NASDAQ   NON-FINANCIAL NASDAQ
5/95             100           100                    100
12/95            119           123                    121
11/96            117           151                    148

------------------------

(2) This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that during 1996 all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    As of September 30, 1996, the directors, nominees for director and executive officers of the Company beneficially owned a total of 2,075,310 shares of Common Stock representing approximately 25.2% of such shares outstanding. Certain directors and shareholders of the Company have entered into voting agreements with PIE by which they have agreed to vote their shares of Common Stock for the approval and adoption of the Combination Proposals.

    The following table sets forth certain information as of September 30, 1996 with respect to the beneficial ownership of the Company's Common Stock by (i) each person who owns beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee to be a director of the Company,
(iii) the Company's Chief Executive Officer and four other executive officers most highly compensated in 1995 and (iv) all directors and executive officers as a group. This information is based on information received from or on behalf of the named individuals.

                                                                                        SHARES BENEFICIALLY OWNED
                                                                                        -------------------------
NAME                                                                                      NUMBER     PERCENT(1)
--------------------------------------------------------------------------------------  ----------  -------------
Capital Consultants, Inc. (2).........................................................   1,254,671         15.8%
  2300 SW First Avenue
  Portland, OR 97201
Lloyd R. Swenson (3)..................................................................     494,002          6.2%
  659 Martis Peak Drive
  Incline Village, NV 89450
Lynwood W. Swanson, Ph.D. (4).........................................................     517,613          6.5%
  7451 NW Evergreen Parkway
  Hillsboro, OR 97124
Noel A. Martin (5)....................................................................     405,502          5.1%
  7451 NW Evergreen Parkway
  Hillsboro, OR 97124
Charles T. Riddle (6).................................................................     167,282          2.1%
Edward H. Cooley (7)..................................................................     158,190          2.0%
William G. Langley (8)................................................................     100,667          1.3%
Philip T. Fischer (9).................................................................      58,817        *
Dr. Robert L. Gerlach (10)............................................................      44,284        *
John C. Beckman (11)..................................................................      24,836        *
Gregory J. Houser (12)................................................................      12,836        *
Donald R. VanLuvanee (13).............................................................       2,363        *
Alfred B. Bok.........................................................................      --           --
William Curran........................................................................      --           --
Theo J.H.J. Sonnemans.................................................................      --           --
Karel van der Mast....................................................................      --           --
William A. Whitward...................................................................      --           --
All directors, nominees, and executive officers as a group (20 persons)
  (3)(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)(14)...........................................   2,075,310         25.2%

------------------------

 * Less than 1%.

 (1) Shares that the person has the right to acquire within 60 days after September 30, 1996 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

 (2) Represents shares held by clients for which Capital Consultants, Inc. holds investment power. None of these clients individually holds more than 5% of the Common Stock. Gregory J. Houser, a director of the Company, is a principal shareholder and executive officer of Capital Consultants, Inc.

 (3) Includes shares held by Mr. Swenson's wife and a trust for the benefit of his children and 2,836 shares subject to options exercisable within 60 days after September 30, 1996.

 (4) Includes shares held jointly by Dr. Swanson and his wife and 34,000 shares subject to options exercisable within 60 days after September 30, 1996.

 (5) Includes shares held by Mr. Martin's wife and shares held jointly by Mr. Martin and his wife.

 (6) Includes 155,282 shares held jointly by Mr. Riddle and his wife and 12,000 shares subject to options exercisable within 60 days after September 30, 1996.

 (7) Consists of 153,354 shares held jointly by Mr. Cooley and his wife and 4,836 shares subject to options exercisable within 60 days after September 30, 1996.

 (8) Includes 74,000 shares subject to options exercisable within 60 days after September 30, 1996.

 (9) Includes 38,817 shares subject to options exercisable within 60 days after September 30, 1996.

(10) Includes 1,000 shares held by Mr. Gerlach's daughter and 27,284 shares subject to options exercisable within 60 days after September 30, 1996.

(11) Includes 2,836 shares subject to options exercisable within 60 days after September 30, 1996.

(12) Includes 2,836 shares subject to options exercisable within 60 days after September 30, 1996. Does not include 1,182,577 shares held by clients of Capital Consultants, Inc., for which Mr. Houser disclaims beneficial ownership. Mr. Houser, a director of the Company, is a principal shareholder and executive officer of Capital Consultants, Inc.

(13) Includes 1,863 shares subject to options exercisable within 60 days after September 30, 1996.

(14) Includes 84,584 shares subject to options exercisable within 60 days after September 30, 1996 held by executive officers not listed.

                  THE AMENDMENT TO THE ARTICLES; CAPITAL STOCK

    The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and 500,000 shares of Preferred Stock. The proposed Amendment to the Articles authorizes an additional 15,000,000 shares of Common Stock. Of the total of 30,000,000 authorized shares, 9,725,141 shares of Common Stock will be issued to PIE at Closing, and 1,580,500 shares will be reserved for future issuance to PIE as Additional Shares. See "The Combination Agreement--Structure of the Combination."

    The proposed amendment is also designed to enable the Company's Board of Directors to issue additional Common Stock when, in its judgment, such issuance would benefit the Company, without further action by shareholders. Although the Company has no specific plans, arrangements or understandings to issue additional Common Stock other than the shares to be issued to PIE in connection with the Combination and in connection with options outstanding under the Company's stock incentive plans, the Board believes that the ability to issue additional shares without the delay and expense of obtaining shareholder approval can be an advantage to the Company in pursuing acquisition opportunities, in financings, in providing incentive compensation and in connection with possible stock splits or stock dividends. The additional shares of Common Stock for which authorization is sought will be identical to the shares of Common Stock now authorized.

    The availability of additional authorized shares of Common Stock in excess of those required to complete the Combination will provide the Board with the ability to issue additional shares of Common Stock and thereby dilute existing shareholders at any time without seeking shareholder approval for such issuance. The availability of such shares may have an anti-takeover effect, because the Board would possess the ability to dilute the position of a major shareholder by issuing additional shares of the same class, which may make a takeover more difficult or less attractive. Except with respect to the Combination, the Board is not aware of any effort to obtain control of the Company, and the proposed amendment is not part of a plan by management to adopt a series of anti-takeover measures.

    COMMON STOCK. As of the date of this Proxy Statement, 7,956,933 shares of Common Stock were outstanding, held of record by 91 shareholders. Holders of Common Stock are entitled to receive dividends as may from time to time be declared by the Board of Directors of the Company out of funds legally available therefor. Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote and do not have any cumulative voting rights. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. As long as Philips, directly or indirectly, owns 40% or more of the outstanding voting securities of the Company, PIE has the right to buy from the Company, at the then-market price, additional voting securities of the Company at the time of issuances to third parties and in amounts needed for PIE to maintain its proportionate ownership of up to 55% of the Company's voting securities, as reduced by the net percentage of voting securities of FEI sold by PIE at any time.

    In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all liabilities of the Company and the liquidation preference of any outstanding class or series of Preferred Stock. The outstanding shares of Common Stock are, and the shares of Common Stock to be issued as a result of the Combination will be, fully paid and nonassessable. The rights, preferences, and privileges of holders of Common Stock are subject to any series of Preferred Stock that the Company may issue in the future, as described below.

    PREFERRED STOCK. The Company's Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations, and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the shareholders of the Company. The issuance of Preferred Stock by the Board could adversely affect the rights of holders of Common Stock.

    The potential issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of, and the voting and other rights of the holders of, Common Stock. The Company has no plans to issue shares of Preferred Stock.

    OREGON CONTROL SHARE AND BUSINESS COMBINATION STATUTES. FEI is subject to the Oregon Control Share Act (the "Control Share Act"). The Control Share Act by its terms is not applicable to the Combination, however, because the Control Share Act provides that the acquisition of any voting shares of an issuing public corporation does not constitute a control share acquisition in a transaction in which the voting shares are acquired from the issuing public corporation. The Control Share Act generally provides that a person (the "Acquiror") who acquires voting stock of an Oregon corporation in a transaction that results in the Acquiror holding more that 20%, 33 1/3% or 50% of the total voting power of the corporation (a "Control Share Acquisition") cannot vote the shares it acquires in the Control Share Acquisition ("control shares") unless voting rights are accorded to the control shares by (i) a majority of each voting group entitled to vote and (ii) the holders of a majority of the outstanding voting shares, excluding the control shares held by the Acquiror and shares held by the Company's officers and inside directors. The term "Acquiror" is broadly defined to include persons acting as a group.

    The Acquiror may, but is not required to, submit to the Company a statement setting forth certain information about the Acquiror and its plans with respect to the Company. The statement may also request that the Company call a special meeting of shareholders to determine whether voting rights will be accorded to the control shares. If the Acquiror does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual or special meeting of shareholders. If the Acquiror's control shares are accorded voting rights and represent a majority or more of all voting power, shareholders who do not vote in favor of voting rights for the control shares will have the right to receive the appraised "fair value" of their shares, which may not be less than the highest price paid per share by the Acquiror for the control shares.

    FEI is also subject to certain provisions of the Oregon Business Corporation Act that govern business combinations between corporations and interested shareholders (the "Business Combination Act"). The restrictions on business combinations contained in the Business Combination Act are not applicable to the Combination. The Business Combination Act generally provides that if a person or entity acquires 15% or more of the voting stock of an Oregon corporation (an "Interested Shareholder"), the corporation and the Interested Shareholder, or any affiliated entity of the Interested Shareholder, may not engage in certain business combination transactions for three years following the date the person became an Interested Shareholder. Business combination transactions for this purpose include (a) a merger or plan of share exchange, (b) any sale, lease, mortgage or other disposition of 10% or more of the assets of the corporation and (c) certain transactions that result in the issuance of capital stock of the corporation to the Interested Shareholder. These restrictions do not apply if
(i) the Interested Shareholder, as a result of the transaction in which such person became an Interested Shareholder, owns at least 85% of the outstanding voting stock of the corporation (disregarding shares owned by directors who are also officers and certain employee benefit plans), (ii) the board of directors approves the share acquisition or business combination before the Interested Shareholder acquires 15% or more of the corporation's voting stock or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation (disregarding shares owned by the Interested Shareholder) approve the transaction after the Interested Shareholder acquires 15% or more of the corporation's voting stock.

                  MARKET PRICE INFORMATION AND DIVIDEND POLICY

    The Common Stock is listed on the Nasdaq National Market under the name FEI Company and traded under the symbol "FEIC." It is a condition to Closing that the PIE Shares be approved for listing on the Nasdaq National Market. On September 4, 1996, the last trading day before the public announcement of the execution of the letter of intent describing the Combination, the reported closing sale price of Common Stock was $10.25 per share. On January 27, 1997, the last full trading day before the date of this Proxy Statement, the reported closing sale price per share of Common Stock was $13.75. The following table sets forth, for the periods indicated, the high and low sales prices per share of Common Stock, as reported by the Nasdaq National Market.

                                                                        HIGH           LOW
                                                                     ----------     ----------
1995
    Second Quarter (from June 1, 1995)...........................    $   14  1/2    $   10
    Third Quarter................................................        14  1/4        12
    Fourth Quarter...............................................        13  1/4         8  3/4

1996
    First Quarter................................................        13             10  1/4
    Second Quarter...............................................        19  5/8        10  3/4
    Third Quarter................................................        13  3/4         6  1/2
    Fourth Quarter...............................................        13              8  13/16

    The Company has never declared or paid a dividend and does not expect to do so in the foreseeable future. The Company expects to retain earnings to finance the expansion and development of its business. The payment of dividends is within the discretion of the Company's Board of Directors and will depend on the earnings, capital requirements and operating and financial condition of the Company, among other factors.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The consolidated financial statements of FEI at December 31, 1994 and 1995 and for the three years ended December 31, 1995, included in this Proxy Statement, have been included in reliance on the report of Deloitte & Touche LLP, independent certified public accountants. A representative of Deloitte & Touche LLP will be at the Special Meeting to answer questions by shareholders and will have the opportunity to make a statement.

    The combined financial statements of the PEO Operations at December 31, 1994 and 1995 and for the three years ended December 31, 1995, included in this Proxy Statement, have been included in reliance on the report of KPMG Accountants N.V., independent certified public accountants. A representative of KPMG Accountants N.V. will not be at the Special Meeting to answer questions by shareholders and will not have the opportunity to make a statement.

                         INDEX TO FINANCIAL STATEMENTS

FEI COMPANY

                                                                             PAGE
                                                                            ------

Independent Auditors' Report..............................................     F-1

Consolidated Balance Sheets at December 31, 1994 and 1995 and September
 30, 1996.................................................................     F-2

Consolidated Statements of Operations for the three years ended December
 31, 1995 and the nine months ended September 30, 1995 and 1996...........     F-3

Consolidated Statements of Shareholders' Equity for the three years ended
 December 31, 1995 and the nine months ended September 30, 1996...........     F-4

Consolidated Statements of Cash Flows for the three years ended December
 31, 1995 and the nine months ended September 30, 1995 and 1996...........     F-5

Notes to Consolidated Financial Statements................................     F-6

PHILIPS ELECTRON OPTICS OPERATIONS

Independent Auditors' Report..............................................    F-21

Combined Balance Sheets at December 31, 1994 and 1995 and September 30,
 1996.....................................................................    F-22

Combined Income Statements for the three years ended December 31, 1995 and
 the nine months ended September 30, 1995 and 1996........................    F-23

Combined Cash Flow Statements for the three years ended December 31, 1995
 and the nine months ended September 30, 1995 and 1996....................    F-24

Notes to Combined Financial Statements....................................    F-26

                          INDEPENDENT AUDITORS' REPORT

Board of Directors

FEI Company

Hillsboro, Oregon

    We have audited the accompanying consolidated balance sheets of FEI Company and Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of FEI Company and Subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

    As discussed in Note 13 to the consolidated financial statements, the Company changed its method of accounting for income taxes in the year ended December 31, 1993.

DELOITTE & TOUCHE LLP

Portland, Oregon

January 19, 1996

                          FEI COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                         DECEMBER 31, 1994 AND 1995 AND
                               SEPTEMBER 30, 1996
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                   DECEMBER 31,
                                                                               --------------------  SEPTEMBER 30,
                                                                                 1994       1995         1996
                                                                               ---------  ---------  -------------
                                                                                                      (UNAUDITED)
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Note 2).........................................  $     192  $   2,700    $   1,485
  Investments (Note 3).......................................................     --          4,961       --
  Receivables (Note 4).......................................................      7,896     13,769       12,232
  Tax refund receivable......................................................         74         36           17
  Inventories (Note 5).......................................................      6,370     10,425       18,790
  Prepaid expenses...........................................................        333        159          404
  Deferred income taxes (Note 13)............................................        444        626          994
                                                                               ---------  ---------  -------------
    Total current assets.....................................................     15,309     32,676       33,922
INVESTMENTS (Note 3).........................................................     --          2,540        1,000
EQUIPMENT (Note 6)...........................................................      5,033      4,604        8,295
LEASE RECEIVABLES (Note 7)...................................................      2,567      2,663        2,532
OTHER ASSETS (Note 8)........................................................      1,505      2,159        6,132
                                                                               ---------  ---------  -------------
TOTAL........................................................................  $  24,414  $  44,642    $  51,881
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------
                                       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit and notes payable (Note 9)..................................  $   6,386  $  --        $   3,328
  Accounts payable...........................................................      3,553      2,597        4,358
  Accrued payroll liabilities................................................        394        606          802
  Accrued warranty reserves..................................................        541        892        1,121
  Deferred revenue...........................................................        229        434          491
  Current portion of long-term debt (Note 12)................................        403     --           --
  Income taxes payable.......................................................         30        870          397
  Other current liabilities (Note 10)........................................        386        871          811
                                                                               ---------  ---------  -------------
    Total current liabilities................................................     11,922      6,270       11,308
COMMITMENTS AND CONTINGENCIES (Notes 11 and 19)..............................     --         --           --
LONG-TERM DEBT (Note 12).....................................................      3,445      3,500       --
DEFERRED INCOME TAXES (Note 13)..............................................     --            450          489
SHAREHOLDERS' EQUITY (Note 14)
  Preferred stock--500,000 shares authorized;
    None issued and outstanding..............................................     --         --           --
  Common stock--15,000,000 shares authorized;
    4,363,705, 7,222,394 and 7,956,933 shares issued and outstanding.........      5,549     27,150       31,658
  Warrants--400,001, 200,001 and zero issued and outstanding.................        119         59       --
  Retained earnings..........................................................      3,358      7,099        8,418
  Unrealized gain on marketable securities...................................     --             96       --
  Cumulative foreign currency translation adjustment.........................         21         18            8
                                                                               ---------  ---------  -------------
    Total shareholders' equity...............................................      9,047     34,442       40,084
                                                                               ---------  ---------  -------------
TOTAL........................................................................  $  24,414  $  44,642    $  51,881
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------

                See notes to consolidated financial statements.

                          FEI COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
               AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                                  NINE MONTHS
                                                                                                     ENDED
                                                                 YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                             -------------------------------  --------------------
                                                               1993       1994       1995       1995       1996
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
NET SALES..................................................  $  17,198  $  22,281  $  41,691  $  29,131  $  33,576
COST OF SALES..............................................      8,662     14,150     26,017     17,846     21,605
                                                             ---------  ---------  ---------  ---------  ---------
  Gross profit.............................................      8,536      8,131     15,674     11,285     11,971
                                                             ---------  ---------  ---------  ---------  ---------
OPERATING EXPENSES:
  Research and development.................................      2,391      3,107      2,566      1,903      2,809
  Selling and marketing....................................      2,585      2,802      4,580      3,224      4,264
  General and administrative...............................      1,535      2,149      2,617      1,850      3,100
  Postponed stock offering and duplicate rent (Notes 11 and
    14)....................................................     --            433     --         --         --
                                                             ---------  ---------  ---------  ---------  ---------
    Total operating expenses...............................      6,511      8,491      9,763      6,977     10,173
                                                             ---------  ---------  ---------  ---------  ---------
OPERATING INCOME (LOSS)....................................      2,025       (360)     5,911      4,308      1,798
                                                             ---------  ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSE):
  Foreign currency gain (loss).............................       (105)        93       (208)      (312)       (26)
  Interest income..........................................        207        405        935        606        527
  Interest expense.........................................       (225)      (591)      (663)      (550)       (81)
  Other....................................................        (81)       (35)      (184)      (181)       (27)
                                                             ---------  ---------  ---------  ---------  ---------
    Total other income (expense)...........................       (204)      (128)      (120)      (437)       393
                                                             ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE TAXES.................................      1,821       (488)     5,791      3,871      2,191
TAX EXPENSE (BENEFIT) (Note 13)............................        597       (263)     2,050      1,407        872
                                                             ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE ACCOUNTING CHANGE.....................      1,224       (225)     3,741      2,464      1,319
  Cumulative effect of change in accounting for income
    taxes (Note 13)........................................        206     --         --         --         --
                                                             ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)..........................................  $   1,430  $    (225) $   3,741  $   2,464  $   1,319
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
PER SHARE DATA:
  Income (loss) before accounting change...................  $    0.24  $   (0.04) $    0.57       0.40  $    0.16
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
  Cumulative effect of change in accounting for income
    taxes..................................................       0.04     --         --         --         --
                                                             ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS) PER SHARE................................  $    0.28  $   (0.04) $    0.57       0.40  $    0.16
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES
  OUTSTANDING (Note 14)....................................      5,089      5,101      6,603      6,230      8,038
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

                See notes to consolidated financial statements.

                          FEI COMPANY AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                    AND NINE MONTHS ENDED SEPTEMBER 30, 1996
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                                               UNREALIZED GAIN
                                                       COMMON STOCK              WARRANTS                         (LOSS) ON
                                                   ---------------------  ----------------------   RETAINED      MARKETABLE
                                                     SHARES     AMOUNT     SHARES      AMOUNT      EARNINGS      SECURITIES
                                                   ----------  ---------  ---------  -----------  -----------  ---------------
BALANCE, JANUARY 1, 1993.........................   4,318,494  $   5,456    400,001   $     119    $   2,153      $  --
Net income.......................................      --         --         --          --            1,430         --
Proceeds from exercise of options for 26,478
 shares of common stock (Note 14)................      26,478         48     --          --           --             --
Foreign currency translation adjustment..........      --         --         --          --           --             --
                                                   ----------  ---------  ---------       -----   -----------           ---
BALANCE, DECEMBER 31, 1993.......................   4,344,972      5,504    400,001         119        3,583         --
Net loss.........................................      --         --         --          --             (225)        --
Proceeds from exercise of options for 18,733
 shares of common stock (Note 14)................      18,733         37     --          --           --             --
Stock options granted below market value.........      --              8     --          --           --             --
Foreign currency translation adjustment..........      --         --         --          --           --             --
                                                   ----------  ---------  ---------       -----   -----------           ---
BALANCE, DECEMBER 31, 1994.......................   4,363,705      5,549    400,001         119        3,358         --
Net income.......................................      --         --         --                        3,741         --
Proceeds from exercise of options for 210,539
 shares of common stock (Note 14)................     210,539        393     --          --           --             --
Proceeds from sale of 2,500,000 shares of common
 stock, less $2,602 costs of issuance............   2,500,000     21,148     --          --           --             --
Conversion of 200,000 warrants into 148,150
 shares of common stock (Note 12)................     148,150         60   (200,000)        (60)      --             --
Unrealized gain (loss) on marketable securities
 (Note 3)........................................      --         --         --          --           --                 96
Foreign currency translation adjustment..........      --         --         --          --           --             --
                                                   ----------  ---------  ---------       -----   -----------           ---
BALANCE, DECEMBER 31, 1995.......................   7,222,394     27,150    200,001          59        7,099             96
Net income (unaudited)...........................      --         --         --          --            1,319         --
Proceeds from exercise of options for 108,020
 shares of common stock (unaudited) (Note 14)....     108,020        949     --          --           --             --
Exercise of convertible options for 466,667
 shares of common stock (unaudited)..............     466,667      3,500     --          --           --             --
Conversion of 200,001 warrants into 159,882
 shares of common stock (unaudited)..............     159,882         59   (200,001)        (59)      --             --
Unrealized gain (loss) on marketable securities
 (unaudited) (Note 3)............................      --         --         --          --           --                (96)
Foreign currency translation adjustment
 (unaudited).....................................      --         --         --          --           --             --
                                                   ----------  ---------  ---------       -----   -----------           ---
BALANCE, SEPTEMBER 30, 1996 (unaudited)..........   7,956,963  $  31,658     --       $  --        $   8,418      $  --
                                                   ----------  ---------  ---------       -----   -----------           ---
                                                   ----------  ---------  ---------       -----   -----------           ---

                                                    CUMULATIVE
                                                      FOREIGN
                                                     CURRENCY
                                                    TRANSLATION
                                                    ADJUSTMENT      TOTAL
                                                   -------------  ---------
BALANCE, JANUARY 1, 1993.........................    $      11    $   7,739
Net income.......................................       --            1,430
Proceeds from exercise of options for 26,478
 shares of common stock (Note 14)................       --               48
Foreign currency translation adjustment..........           14           14
                                                           ---    ---------
BALANCE, DECEMBER 31, 1993.......................           25        9,231
Net loss.........................................       --             (225)
Proceeds from exercise of options for 18,733
 shares of common stock (Note 14)................       --               37
Stock options granted below market value.........       --                8
Foreign currency translation adjustment..........           (4)          (4)
                                                           ---    ---------
BALANCE, DECEMBER 31, 1994.......................           21        9,047
Net income.......................................       --            3,741
Proceeds from exercise of options for 210,539
 shares of common stock (Note 14)................       --              393
Proceeds from sale of 2,500,000 shares of common
 stock, less $2,602 costs of issuance............       --           21,148
Conversion of 200,000 warrants into 148,150
 shares of common stock (Note 12)................       --           --
Unrealized gain (loss) on marketable securities
 (Note 3)........................................       --               96
Foreign currency translation adjustment..........           (3)          (3)
                                                           ---    ---------
BALANCE, DECEMBER 31, 1995.......................           18       34,422
Net income (unaudited)...........................       --            1,319
Proceeds from exercise of options for 108,020
 shares of common stock (unaudited) (Note 14)....       --              949
Exercise of convertible options for 466,667
 shares of common stock (unaudited)..............       --            3,500
Conversion of 200,001 warrants into 159,882
 shares of common stock (unaudited)..............       --           --
Unrealized gain (loss) on marketable securities
 (unaudited) (Note 3)............................       --              (96)
Foreign currency translation adjustment
 (unaudited).....................................          (10)         (10)
                                                           ---    ---------
BALANCE, SEPTEMBER 30, 1996 (unaudited)..........    $       8    $  40,084
                                                           ---    ---------
                                                           ---    ---------

                See notes to consolidated financial statements.

                          FEI COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
               AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                                 (IN THOUSANDS)

                                                                                                  NINE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                                    ---------------------------------------   -------------------------
                                                       1993          1994          1995          1995          1996
                                                    -----------   -----------   -----------   -----------   -----------
                                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...............................  $     1,430   $      (225)  $     3,741   $     2,464   $     1,319
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities:
    Depreciation and amortization.................        1,250         1,409         1,564         1,161         1,210
    Deferred taxes on income......................           (7)         (347)          268           128          (329)
    Stock options granted below market value......      --                  8       --            --            --
    Decrease (increase) in assets:
      Receivables.................................          103        (4,115)       (5,873)       (3,867)       (1,713)
      Inventories.................................       (1,970)       (1,548)       (2,796)       (1,214)       (7,700)
      Prepaid expenses and tax refund.............         (492)          220           212           218          (226)
      Other assets................................           55             2           (24)           (7)         (179)
    Increase (decrease) in liabilities:
      Accounts payable............................        1,233         1,250          (956)          757         1,761
      Accrued payroll liabilities.................          180           (39)          212           314           196
      Accrued warranty reserves...................           93           217           351           288           229
      Deferred revenue............................           24            58           205            58            57
      Income taxes payable........................         (146)          (13)          840           708          (473)
      Other current liabilities...................         (102)          180           485           313           (60)
                                                    -----------   -----------   -----------   -----------   -----------
        Net cash provided by (used in) operating
          activities..............................  $     1,651   $    (2,943)  $    (1,771)  $     1,321   $    (5,908)
                                                    -----------   -----------   -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of equipment........................  $    (2,365)  $    (3,144)  $    (2,789)  $    (1,355)  $    (5,026)
  Investment in software development..............         (219)         (156)         (345)         (164)         (650)
  Purchase of marketable securities and other
    investments...................................      --            --             (9,405)       (8,516)       (1,038)
  Sales of marketable securities..................      --            --              2,000       --              7,427
  Net investment in lease receivables (Note 11)...       (1,863)         (336)          (96)         (339)         (316)
  Net disposals of equipment......................      --                  1           111            32            29
                                                    -----------   -----------   -----------   -----------   -----------
        Net cash provided by (used in) investing
          activities..............................  $    (4,447)  $    (3,635)  $   (10,524)  $   (10,342)  $       426
                                                    -----------   -----------   -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from initial public offering of
    common stock..................................      --            --        $    21,148   $    21,152       --
  Net proceeds from (payments on) line of credit
    and notes payable.............................        1,087         4,731        (6,386)       (6,386)        3,328
  Proceeds from exercise of stock options and
    warrants......................................           48            37           393           368           949
  Accrued interest on notes.......................          (32)      --            --            --            --
  Proceeds from issuances of long-term debt.......        2,259         1,941         1,000         1,000       --
  Payments on long-term debt......................         (658)         (278)       (1,348)       (1,348)      --
                                                    -----------   -----------   -----------   -----------   -----------
    Net cash provided by financing activities.....  $     2,704   $     6,431   $    14,807   $    14,786   $     4,277
                                                    -----------   -----------   -----------   -----------   -----------
FOREIGN CURRENCY TRANSLATION ADJUSTMENT...........  $        14   $        (4)  $        (4)           13           (10)
                                                    -----------   -----------   -----------   -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................          (78)         (151)        2,508         5,778        (1,215)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD....          421           343           192           192         2,700
                                                    -----------   -----------   -----------   -----------   -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD..........  $       343   $       192   $     2,700   $     5,970   $     1,485
                                                    -----------   -----------   -----------   -----------   -----------
                                                    -----------   -----------   -----------   -----------   -----------
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION--
  Cash paid during the period for:
  Interest........................................  $       221   $       584   $       682   $       582   $        81
  Income taxes paid...............................          563            34           836           534         1,694
  Income tax refunds received.....................      --                 72       --            --            --
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Conversion of long-term debt into 466,667 shares
    of the Company's common stock (Note 12).......  $   --        $   --        $   --        $   --        $     3,500
  Exchange of receivable for investment in Norsam
    Technologies, Inc. (Note 7)...................      --            --            --            --              3,250
Repossession of leased FIB workstation............      --            --            --            --                447

                See notes to consolidated financial statements.

                          FEI COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS--FEI Company and its wholly owned subsidiaries (the "Company") design, manufacture and market focused ion beam ("FIB") workstations and components based on field emission technology. The Company sells its FIB workstations principally to integrated circuit manufacturers and sells components to manufacturers of electron microscopes and other devices incorporating field emission technology. The Company's customers are located primarily in the United States, Europe and Asia.

    NEED FOR NEW PRODUCT DEVELOPMENT--The market for tools to analyze and modify materials with submicron precision is highly competitive and subject to rapid change. The Company devotes a portion of its revenue to continued research and development in an effort to develop new and better uses of field electron and ion emission technology. There is, however, the possibility that alternative technologies or developments in the semiconductor industry will render the Company's products unsuitable for the needs of that industry. Such changes could have a significant adverse effect on the Company's ability to recognize its investments in inventory and developed software.

    CUSTOMER CONCENTRATION--Sales of FIB workstations, which represent more than 50% of revenues from product sales, are highly dependent upon capital expenditures by semiconductor manufacturers and semiconductor testing laboratories. While that industry is currently expanding, there is no assurance that the growth can be sustained.

    DEPENDENCE ON SUPPLIERS--Because of the highly specialized nature of the Company's products, certain of the components and subassemblies included in the Company's products are made to the Company's specifications and obtained from a single supplier or a limited number of suppliers. A substantial portion of the subassemblies included in the Company's FIB workstations are purchased from the electron optics business unit of Philips Electronics N.V. ("Philips"). The Company believes that certain of the components in the subassemblies are available only from the Philips electron optics business. A significant delay or disruption in obtaining components and subassemblies from this supplier would have a material adverse effect on the Company's results of operations during the period in which alternative sources of supply were developed.

    USE OF ESTIMATES IN FINANCIAL REPORTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from estimates.

    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of the Company and its subsidiaries, FEI Europe, Ltd., FEI Europe GmbH, FEI Asia Corporation and FEI Company FSC, Ltd. All significant intercompany accounts and transactions have been eliminated.

    FOREIGN CURRENCY TRANSLATION--Assets and liabilities denominated in a foreign currency are translated to U.S. dollars at the exchange rate on the balance sheet date. Translation adjustments are shown separately in shareholders' equity. Revenues, costs and expenses are translated using an average rate. Realized and unrealized foreign currency transaction gains and losses are included in the consolidated statement of operations.

    INVESTMENT--As required under Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, the Company classifies securities into one of three

                          FEI COMPANY AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) categories: held to maturity, available for sale or trading. At December 31, 1995, all such investments were classified as available for sale and, as such, are reported at market value. The difference between the amortized cost of such securities and their market value is reported as a separate component of shareholders' equity. Cost of securities sold is determined on a weighted-average cost basis.

    REVENUE RECOGNITION--Product sales are recorded at the time of shipment. Maintenance service revenues are billed in advance and recorded as deferred revenue. Where a service contract exists, service revenues are recognized ratably over the contract period; otherwise, revenues are recognized as services are provided. A substantial portion of the Company's sales are made to a limited number of customers (see Note 17). The Company makes periodic evaluations of the credit-worthiness of its customers and generally does not require collateral. To date, the Company has not experienced any significant trade accounts receivable write-offs, but there is no assurance that such write-offs will not be significant in future periods.

    The Company's products are frequently updated. In certain situations, customers have the opportunity to trade in a workstation as part of the purchase price of a new workstation. The Company believes there is a market for used workstations, which may be resold or leased to customers requiring less advanced product technology and applications.

    INVENTORIES are stated at lower of cost or market with cost determined by standard cost methods which approximate the first-in, first-out method. Inventory costs include material, labor and manufacturing overhead. Service inventories in excess of current requirements, based on recent sales levels, are reported as noncurrent assets, and management has established an inventory reserve based on their best estimate of those amounts.

    EQUIPMENT, including leased FIB systems, is stated at cost and depreciated over the estimated useful life of approximately three to five years using the straight-line method. Leasehold improvements are amortized over the shorter of their economic lives or the lease term. Maintenance and repairs are expensed as incurred.

    LEASE RECEIVABLE--For the sales-type lease, the amount recorded as revenue is the present value of the minimum lease payments computed at the interest rate implicit in the lease. The cost of equipment is considered as cost of sales in the period in which the lease is executed, and the excess of the aggregate rentals over the recorded revenue amount is accounted for as finance income over the term of the lease.

    OTHER ASSETS--Goodwill, which represents the excess of cost over fair value of net assets acquired, is amortized on a straight-line basis over eight years. Certain computer software development costs have been capitalized. These costs are being amortized over three to five years, the estimated economic life of the software, using the straight-line method. Changes in technology could affect the Company's estimate of the useful life of such assets.

    RESEARCH AND DEVELOPMENT costs are expensed as incurred. The Company periodically participates in joint ventures for research and development projects and records its proportionate expense over the life of the project. Timing of the expenditures coincides with the terms of the agreements.

    PRODUCT WARRANTY--Warranties based on usage from the date of sale are provided for certain emitter products. Other products generally have a one-year warranty. A reserve is established to cover estimated warranty costs and certain commitments for product upgrades made. The Company's estimate of warranty cost is based on its history of warranty repairs. While most new products are extensions of existing

                          FEI COMPANY AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) technology, the estimate could change if new products require a significantly different level of repair than similar products have required in the past.

    TAXES AND TAX CREDITS--Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, ACCOUNTING FOR INCOME TAXES. This statement requires an asset and liability approach for financial accounting and reporting for income taxes. SFAS No. 109 was adopted prospectively, and the cumulative effect was recorded in the first quarter of 1993.

    STOCK-BASED COMPENSATION--The Company adopted Statement of Financials Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," effective January 1, 1996. SFAS No. 123 defines a fair value based method of accounting for employee stock options or similar instruments and permits companies to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows a company to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." The Company has elected to continue to measure compensation cost in conformity with APB No. 25 and to make pro forma disclosures of net income and earnings per share in its annual report on Form 10-K for the year ended December 31, 1996, as if the fair value based method of accounting defined in SFAS No. 123 had been applied.

    NET INCOME (LOSS) PER SHARE IS computed on the basis of the weighted average number of common and common equivalent shares outstanding. Outstanding options for common stock have been included in the calculation of common and common equivalent shares outstanding using the treasury stock method. Also, in accordance with the accounting rules of the Securities and Exchange Commission, shares issued or options granted within one year prior to the filing date of the Company's initial public offering have been included in the calculation of common and common equivalent shares as if they were outstanding for all periods presented using the treasury stock method.

    STATEMENT OF CASH FLOWS--Money market funds and other highly liquid instruments with original maturities of less than three months are considered to be cash equivalents.

    RECLASSIFICATION--Certain amounts from prior years have been reclassified to conform with the 1995 method of presentation. These reclassifications had no effect on previously reported consolidated net income; however, noncurrent service inventories were reclassified from inventory to other assets which changed previously reported current assets.

    INTERIM FINANCIAL INFORMATION--The interim financial information as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 included herein has been prepared by the Company without audit and, while not necessarily indicative of results to be expected for the full fiscal year, reflects all adjustments, consisting of normal recurring accruals, which in the opinion of the Company are necessary for a fair presentation of the results for such periods.

                          FEI COMPANY AND SUBSIDIARIES

2. CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of the following (in thousands):

                                                                       DECEMBER 31,
                                                                   --------------------  SEPTEMBER 30,
                                                                     1994       1995         1996
                                                                   ---------  ---------  -------------
                                                                                          (UNAUDITED)
Cash.............................................................  $     192  $     590    $   1,188
Money market funds...............................................     --          2,110          297
                                                                   ---------  ---------       ------
Total cash and cash equivalents..................................  $     192  $   2,700    $   1,485
                                                                   ---------  ---------       ------
                                                                   ---------  ---------       ------

3. INVESTMENTS

    Investments, classified as available for sale, consist of the following (in thousands):

                                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
DECEMBER 31, 1995                                                        COST         GAINS       LOSSES       VALUE
--------------------------------------------------------------------  -----------  -----------  -----------  ---------
Debt securities issued by the U.S. Treasury and other U.S.
  Government corporations and agencies..............................   $   1,908    $      24    $  --       $   1,932
Debt securities issued by states of the U.S. and political
  subdivisions thereof..............................................       3,508           56       --           3,564
Corporate obligations...............................................         989            1       --             990
Preferred stock.....................................................       1,000           15       --           1,015
                                                                      -----------  -----------  -----------  ---------
  Total.............................................................   $   7,405    $      96    $  --       $   7,501
                                                                      -----------  -----------  -----------  ---------
                                                                      -----------  -----------  -----------  ---------


SEPTEMBER 30, 1996
(UNAUDITED)
--------------------------------------------------------------------
Preferred Stock.....................................................   $   1,000    $  --        $  --       $   1,000
                                                                      -----------  -----------  -----------  ---------
                                                                      -----------  -----------  -----------  ---------

    These investments have been reported as follows:

                                                                       DECEMBER    SEPTEMBER 30,
                                                                       31, 1995        1996
                                                                      -----------  -------------
                                                                                    (UNAUDITED)
Current assets--investments.........................................   $   4,961     $  --
Noncurrent assets--investments......................................       2,540         1,000
                                                                      -----------       ------
  Total.............................................................   $   7,501     $   1,000
                                                                      -----------       ------
                                                                      -----------       ------

                          FEI COMPANY AND SUBSIDIARIES

4. RECEIVABLES

    Receivables consist of the following (in thousands):

                                                                     DECEMBER 31,
                                                                 --------------------   SEPTEMBER
                                                                   1994       1995      30, 1996
                                                                 ---------  ---------  -----------
                                                                                       (UNAUDITED)
Trade..........................................................  $   7,238  $  12,000   $  11,284
Foreign tax deposit and other..................................         68        587         300
Current position of lease receivable (see Note 7)..............        691      1,277         868
                                                                 ---------  ---------  -----------
                                                                     7,997     13,864      12,452
Allowance for doubtful accounts................................       (101)       (95)       (220)
                                                                 ---------  ---------  -----------
  Total receivables............................................  $   7,896  $  13,769   $  12,232
                                                                 ---------  ---------  -----------
                                                                 ---------  ---------  -----------

5. INVENTORIES

    Inventories consist of the following (in thousands):

                                                                     DECEMBER 31,
                                                                 --------------------   SEPTEMBER
                                                                   1994       1995      30, 1996
                                                                 ---------  ---------  -----------
                                                                                       (UNAUDITED)
Raw materials and assembled parts..............................  $   4,208  $   6,933   $  10,449
Work in process................................................      1,929      1,866       5,778
Finished goods.................................................        233      1,626       2,563
                                                                 ---------  ---------  -----------
                                                                 $   6,370  $  10,425   $  18,790
                                                                 ---------  ---------  -----------
                                                                 ---------  ---------  -----------

    Included in raw materials and assembled parts are $419,000, $1,004,000 and $2,218,000 of current requirement service inventories at December 31, 1994 and 1995 and September 30, 1996.

6. EQUIPMENT

    Equipment consists of the following (in thousands):

                                                                     DECEMBER 31,
                                                                 --------------------   SEPTEMBER
                                                                   1994       1995      30, 1996
                                                                 ---------  ---------  -----------
                                                                                       (UNAUDITED)
Equipment and office furniture.................................  $   7,137  $   7,413   $   8,995
Computer equipment.............................................      1,113      1,106       1,941
Leased FIB systems.............................................        421        412       1,468
Leasehold improvements.........................................        138        162       1,092
                                                                 ---------  ---------  -----------
                                                                     8,809      9,093      13,496
Accumulated depreciation.......................................     (3,776)    (4,489)     (5,201)
                                                                 ---------  ---------  -----------
  Total equipment..............................................  $   5,033  $   4,604   $   8,295
                                                                 ---------  ---------  -----------
                                                                 ---------  ---------  -----------

    Leased FIB systems consist of equipment leased under principally month-to-month operating leases.

                          FEI COMPANY AND SUBSIDIARIES

7. LEASE RECEIVABLES

    Lease receivables consist of the following (in thousands):

                                                                     DECEMBER 31,
                                                                 --------------------   SEPTEMBER
                                                                   1994       1995      30, 1996
                                                                 ---------  ---------  -----------
                                                                                       (UNAUDITED)
Minimum lease receipts.........................................  $   4,270  $   4,937   $   4,529
Unearned finance charges.......................................     (1,012)      (997)     (1,130)
                                                                 ---------  ---------  -----------
                                                                     3,258      3,940       3,399
Less current portion included in current receivables (Note
  4)...........................................................       (691)    (1,277)       (868)
                                                                 ---------  ---------  -----------
  Total lease receivables......................................  $   2,567  $   2,663   $   2,531
                                                                 ---------  ---------  -----------
                                                                 ---------  ---------  -----------

    Finance income (reported as a component of interest income in the consolidated statements of operations) earned during the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996 was $152,000, $395,000, $489,000 and $330,000, respectively.

    Minimum receipts on the lease receivable are due as follows (in thousands):

YEAR ENDING DECEMBER 31,
-------------------------------------------------------------------------------------
1996.................................................................................  $   1,760
1997.................................................................................      1,335
1998.................................................................................      1,152
1999.................................................................................        557
2000.................................................................................        133
Thereafter...........................................................................     --
                                                                                       ---------
    Total............................................................................  $   4,937
                                                                                       ---------
                                                                                       ---------

    During September 1996, the Company repossessed a FIB workstation that had been leased to BeamIt, Inc. The balance of the lease obligation, after deducting the FIB workstation taken back, was $800,000. On September 30, 1996, BeamIt signed an agreement to repay the remaining balance by providing marketing services to the Company during the next five years.

                          FEI COMPANY AND SUBSIDIARIES

8. OTHER ASSETS

    Other assets consist of the following (in thousands):

                                                                     DECEMBER 31,
                                                                 --------------------   SEPTEMBER
                                                                   1994       1995      30, 1996
                                                                 ---------  ---------  -----------
                                                                                       (UNAUDITED)
Service inventories, noncurrent, net of reserves of $229, $375
  and $800, respectively.......................................  $   1,000  $   1,500   $   1,500
Investment in Norsam Technologies, Inc.........................     --         --           3,266
Capitalized software development costs, net of amortization of
  $351, $545 and $651, respectively............................        347        499       1,043
Goodwill, net of amortization of $80, $102 and $118,
  respectively.................................................         95         73          57
Cash surrender value of life insurance.........................         58         77          77
Deposits and other.............................................          5         10         189
                                                                 ---------  ---------  -----------
  Total other assets...........................................  $   1,505  $   2,159   $   6,132
                                                                 ---------  ---------  -----------
                                                                 ---------  ---------  -----------

    Software development costs capitalized during the year ended December 31, 1994 and 1995 and the nine months ended September 30, 1996 were $156,000, $345,000 and $650,000, respectively. Amortization of software development costs was $107,000, $158,000, $194,000 and $106,000 for the years ended 1993, 1994 and
1995 and the nine months ended September 30, 1996, respectively.

    During the nine months ended September 30, 1996, the Company sold three FIB workstations to Norsam Technologies, Inc. ("Norsam") for use in a new commercial application of FIB technology providing long-term archival and very high density data storage. In addition, the Company has entered into an exclusive vendor relationship with Norsam for the purchase of up to an additional 20 workstations. The consideration paid by Norsam to FEI for the three FIB systems was 500,000 shares of Norsam Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into shares of Norsam common stock at a conversion rate of $5.00 per share. The aggregate value of this transaction was $3,250,000.

9. LINE OF CREDIT AND NOTES PAYABLE

    A $10.0 million ($5.0 million at December 31, 1995) operating line of credit is available at the bank's variable basic rate (8.5% at December 31, 1995 and September 30, 1996). A foreign exchange line of credit is available at the same rate in a maximum amount of $3.5 million (zero at December 31, 1995). Amounts outstanding under the operating line of credit at December 31, 1994 and 1995 and September 30, 1996 were $4,136,000, zero and $3,328,000, respectively. The demand line is subject to review on July 31, 1997. Borrowings under the line of credit are secured by eligible receivables, inventories and equipment. No amount was outstanding under the foreign exchange line of credit at September 30, 1996.

    During 1994, the Company also borrowed $2,250,000 from a bank. The loan was paid on February 15, 1995.

                          FEI COMPANY AND SUBSIDIARIES

10. OTHER CURRENT LIABILITIES

    Other current liabilities consist of the following (in thousands):

                                                         DECEMBER 31,
                                                     --------------------  SEPTEMBER 30,
                                                       1994       1995         1996
                                                     ---------  ---------  -------------
                                                                            (UNAUDITED)
Accrued royalties and commissions..................  $      98  $     455    $     437
Accrued sales and use taxes........................        185        160           (7)
Other accrued expenses.............................        103        256          381
                                                     ---------  ---------        -----
                                                     $     386  $     871    $     811
                                                     ---------  ---------        -----
                                                     ---------  ---------        -----

11. LEASE OBLIGATION

    Operations are conducted in manufacturing and administrative facilities under leases that extend through December 2010. Rent expense is recognized on a straight-line basis over the term of the lease. Rent expense for the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996 was approximately $365,000, $746,000, $601,000 and $572,000, respectively.
Included in the year ended December 31, 1994 was duplicate rent for the former headquarters facility of $203,000.

    Included in the building lease is a provision for a $500,000 buildout loan, the full amount of which was borrowed during 1994. Amounts borrowed bear interest at 9% and are payable ratably over the initial lease term.

    The approximate future minimum rental payments due under these agreements as of December 31, 1995 are $629,000, $757,000, $797,000, $810,000 and $810,000 for
the years ending December 31, 1996 through 2000, respectively. Subsequent to year end, the Company entered into two additional lease agreements for additional manufacturing facilities. The lease payments related to the first such lease are included in the above minimum rental payments. Minimum lease payments with respect to the second such lease are not material.

12. LONG-TERM DEBT

    Long-term debt consists of the following (in thousands):

                                                      DECEMBER 31,
                                                  --------------------  SEPTEMBER 30,
                                                    1994       1995         1996
                                                  ---------  ---------  -------------
                                                                         (UNAUDITED)
Note payable....................................  $   2,500  $   3,500       --
Lease finance line..............................      1,348     --           --
                                                  ---------  ---------       ------
    Subtotal....................................      3,848      3,500       --
Less current portion............................       (403)    --           --
                                                  ---------  ---------       ------
    Total long-term debt........................  $   3,445  $   3,500       --
                                                  ---------  ---------       ------
                                                  ---------  ---------       ------

    During 1994, the Company's note payable to a nonbank lender, for whom a director of the Company acts as an agent, was amended and restated to provide for borrowings up to $4,500,000. Draws were subject to a $500,000 minimum. The first $3,500,000 of borrowings were convertible into common shares at $7.50 per share. Additional borrowings were convertible at a conversion price of $6.00 per share, subject to

                          FEI COMPANY AND SUBSIDIARIES

12. LONG-TERM DEBT (CONTINUED)
certain limitations. On August 18, 1995, the Company notified the lender of its intent to repay the borrowings and the lender elected to convert the debt into 466,667 shares of common stock on March 1, 1996. If the conversion right had been exercised on January 1, 1995, net income for the year ended December 31, 1995 would have increased approximately $233,000 resulting in net income of $3,974,000, or $.58 per share.

    On June 30, 1993, the Company entered into a lease financing arrangement ("lease finance line") with a financial institution whereby a $2,000,000 credit facility was available to support installment sales and leasing activities. Borrowings were secured by the related lease receivables and the underlying equipment subject to the lease, bore interest at an annual rate of the bank's variable basic rate plus 1% or 1.25% and were generally for a term approximately equal to the term of the underlying lease. During 1995, the Company repaid the outstanding balance on the line, and the lease finance line expired.

    In connection with previous loan agreements with a state agency and certain shareholders, the Company issued warrants to purchase 400,000 shares of common stock for $3.00 per share. The warrants were valued by calculating the difference between the market rate of interest offered to the Company by a major commercial bank and the interest rate on the debt. On June 5, 1995, 70,347 warrants were converted into 48,132 shares of common stock; on September 5, 1995, 129,653 warrants were converted into 100,018 shares of common stock; on June 5, 1996, 150,000 warrants were converted into 122,050 shares of common stock and on September 13, 1996, 50,000 warrants were converted to 37,832 shares of common stock. Each warrant was converted into a number of shares of Common Stock equal to the total number of shares for which the warrant was exercisable, less a number of shares representing the aggregate exercise price of the warrant shares purchased, valued at the market price on the date of exercise.

13. TAXES

    The tax expense (benefit) consists of the following (in thousands):

                                                                          NINE MONTHS ENDED
                                                  YEAR ENDED
                                                 DECEMBER 31,               SEPTEMBER 30,
                                        -------------------------------  --------------------
                                          1993       1994       1995       1995       1996
                                        ---------  ---------  ---------  ---------  ---------
                                                                             (UNAUDITED)
Current:
  Federal.............................  $     305  $     (47) $   1,268  $     813  $     881
  State...............................         73         49        335        239        205
  Foreign.............................         69         82        179         98        115
                                        ---------  ---------  ---------  ---------  ---------
    Subtotal..........................        447         84      1,782      1,150      1,201
  Deferred............................        150       (347)       268        257       (329)
                                        ---------  ---------  ---------  ---------  ---------
    Total tax expense (benefit).......  $     597  $    (263) $   2,050  $   1,407  $     872
                                        ---------  ---------  ---------  ---------  ---------
                                        ---------  ---------  ---------  ---------  ---------

                          FEI COMPANY AND SUBSIDIARIES

13. TAXES (CONTINUED)
    The effective income tax rate varies from the statutory rate due to the following (in thousands):

                                                                                          NINE MONTHS ENDED
                                                                  YEAR ENDED
                                                                 DECEMBER 31,               SEPTEMBER 30,
                                                        -------------------------------  --------------------
                                                          1993       1994       1995       1995       1996
                                                        ---------  ---------  ---------  ---------  ---------
                                                                                             (UNAUDITED)
Expected tax expense (benefit) at statutory rates.....  $     619  $    (166) $   1,969  $   1,316  $     745
Increase (reduction) in income taxes resulting from:
  Transactions eliminated for financial statement
    purposes..........................................         (9)        (4)         7         (7)        (3)
  FSC commissions.....................................        (33)    --           (172)      (114)       (31)
  Foreign taxes.......................................         14          4        (11)         7         85
  Nondeductible life insurance premiums...............          6     --              4     --         --
  State income taxes, net of federal income tax
    benefit...........................................         65        (31)       232        170         97
  Research and development tax credits................        (92)       (58)    --         --         --
  FSC tax.............................................         12     --             57         40          8
  Other...............................................         15         (8)       (36)        (5)       (29)
                                                        ---------  ---------  ---------  ---------  ---------
    Total tax expense (benefit).......................  $     597  $    (263) $   2,050  $   1,407  $     872
                                                        ---------  ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------  ---------

    Effective January 1, 1993, the Company adopted SFAS No. 109, ACCOUNTING FOR INCOME TAXES. This statement requires an asset and liability approach for financial accounting and reporting for income taxes. The Statement superseded APB Opinion 11, as amended, which the Company had previously used. The cumulative effect of adopting SFAS No. 109 on the Company's financial statement was to increase income by $206,000 ($0.04 per share) for the year ended December 31, 1993.

    The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows (in thousands):

                                                       DECEMBER 31,
                                                   --------------------  SEPTEMBER 30,
                                                     1994       1995         1996
                                                   ---------  ---------  -------------
                                                                          (UNAUDITED)
Deferred tax assets:
  Reserves and accruals..........................  $     444  $     548    $     896
  Research and development tax credit
    carryforwards................................        345     --           --
  Alternative minimum tax credit carryforwards...        126     --           --
  Other assets...................................         38         78           98
Deferred tax liability:
  Accumulated depreciation.......................       (344)      (294)        (222)
  Other liabilities..............................       (165)      (156)        (267)
                                                   ---------  ---------        -----
    Net deferred tax asset.......................  $     444  $     176    $     505
                                                   ---------  ---------        -----
                                                   ---------  ---------        -----
Deferred tax:
  Current asset..................................  $     444  $     626    $     994
  Long-term liability............................     --           (450)        (489)
                                                   ---------  ---------        -----
    Net deferred tax.............................  $     444  $     176    $     505
                                                   ---------  ---------        -----
                                                   ---------  ---------        -----

                          FEI COMPANY AND SUBSIDIARIES

14. SHAREHOLDERS' EQUITY

    STOCK SPLIT--Effective May 15, 1995, the Board of Directors approved a two-for-three reverse stock split. All share data has been restated accordingly.

    CAPITAL STOCK--Total authorized shares of 15,500,000 consist of 15,000,000 shares designated as common stock and 500,000 shares as preferred stock. No shares of the preferred stock were issued or outstanding during the years ended December 31, 1993, 1994 or 1995 or the nine months ended September 30, 1996. Reserved shares of common stock as of December 31, 1993, 1994 and 1995 and September 30, 1996 were 1,571,264; 1,552,531; 1,889,375 and 1,414,687, respectively. These shares were reserved for stock incentive plans, the warrants issued in connection with previous loan agreements and shares issuable upon conversion of a loan.

    PUBLIC OFFERING--On June 1, 1995, the Company completed its initial public offering by issuing 2,500,000 shares of common stock at $9.50 per share. Proceeds, net of underwriters' commissions and other offering costs, aggregated $21,148,000. Approximately $6,165,000 of the proceeds were used to pay off the Company's line of credit and lease finance line.

    STOCK INCENTIVE PLANS--The Company maintains stock incentive plans for selected directors, officers, employees and certain other parties which allow the Board of Directors to grant options (incentive and nonqualified), stock and cash bonuses, stock appreciation rights and the sale of restricted stock.

    The 1995 Stock Incentive Plan ("1995 Plan") allows for issuance of a maximum of 500,000 shares. The Board of Directors' ability to grant options under the 1995 Plan will terminate when all shares reserved for issuance have been issued and all restrictions on such shares have lapsed or earlier, at the option of the Board of Directors.

    The 1995 Supplemental Stock Incentive Plan ("1995 Supplemental Plan") allows for issuance of a maximum of 800,000 shares (500,000 at December 31, 1995). The Board of Directors' ability to grant options under the 1995 Plan will terminate when all shares reserved for issuance have been issued and all restrictions on such shares have lapsed or earlier, at the option of the directors.

    The 1984 Stock Incentive Plan ("1984 Plan") allowed for issuance of a maximum of 1,200,000 shares. The Board of Directors' ability to grant options under the 1984 Plan terminated in January 1995. During the year ended December 31, 1994, options were granted for less than $9.50 per share. Such options were considered compensatory and $8,000 was recorded as an expense.

                          FEI COMPANY AND SUBSIDIARIES

14. SHAREHOLDERS' EQUITY (CONTINUED)
    Options are granted under various vesting arrangements, up to a maximum of five years. Options expire after a maximum of ten years. Options outstanding are summarized as follows:

                                                                        SHARES
                                                                      AVAILABLE   OUTSTANDING
                                                                      FOR GRANT     OPTIONS
                                                                      ----------  -----------
Balance, January 1, 1993............................................     136,533     427,876
Options granted.....................................................     (41,682)     41,682
Options exercised...................................................      --         (26,478)
Options expired.....................................................       1,217      (1,217)
                                                                      ----------  -----------

Balance, December 31, 1993..........................................      96,068     441,863
Options granted.....................................................     (17,000)     17,000
Options exercised...................................................      --         (18,733)
Options expired.....................................................       5,250      (5,250)
                                                                      ----------  -----------

Balance, December 31, 1994..........................................      84,318     434,880
Options available under the 1995 Plan
  and the 1995 Supplemental Plan....................................   1,000,000      --
Options granted.....................................................    (967,872)    967,872
Options exercised...................................................      --        (210,539)
Options expired.....................................................       8,354      (8,354)
Plan expiration.....................................................     (85,952)     --
                                                                      ----------  -----------

Balance, December 31, 1995..........................................      38,848   1,183,859
Options available under the 1995 Plan
  and the 1995 Supplemental Plan (unaudited)........................     300,000      --
Options granted (unaudited).........................................     221,850     221,850
Options exercised (unaudited).......................................      --        (108,020)
Options expired (unaudited).........................................       4,532      (4,532)
                                                                      ----------  -----------
Balance, September 30, 1996 (unaudited).............................     121,530   1,293,157
                                                                      ----------  -----------
                                                                      ----------  -----------

Exercisable at December 31, 1995....................................                 374,433
                                                                                  -----------
                                                                                  -----------
Exercisable at September 30, 1996 (unaudited).......................                 516,724
                                                                                  -----------
                                                                                  -----------

    Options are exercisable at prices ranging from $.375 to $18.75 ($.375 to $14.00 at December 31, 1995) per share. Options exercised during 1993 were at prices ranging from $.375 to $7.50 per share, during 1994 and 1995 at prices ranging from $.375 to $14.00 per share and during the nine months ended September 30, 1996 at prices ranging from $7.50 to $13.25 per share.

    POSTPONED STOCK OFFERING--During the year ended December 31, 1994, the Company wrote off $230,000 associated with a postponed stock offering.

                          FEI COMPANY AND SUBSIDIARIES

15. EMPLOYEE BENEFIT PLANS

    Through April 30, 1993, the Company's employee profit share incentive plan was based on operating income exceeding a specified return on operating assets. A modified plan was adopted April 16, 1993 which is based on growth of operating income on a year-to-year basis. During the year ended 1994, the Company did not contribute to the plan. During the years ended 1993 and 1995, the Company contributed $125,000 and $278,000 to the plan, respectively.

    Effective January 1, 1988, a Profit Sharing (401k) Plan was adopted. Under the plan, which covers substantially all employees, employees may defer a portion of their compensation and the Company may contribute an amount approved by the Board of Directors. During the years ended 1993, 1994, and 1995, there were no Company contributions to this plan. Effective September 1, 1995 the Board of Directors approved a 100% match of employee contributions to the 401k Plan, up to 3% of each employee's salary. For the year ended December 31, 1995 and for the nine months ended September 30, 1996 FEI contributed $50,000 and $152,000, respectively, to the 401k plan.

    The Company had an executive bonus program pursuant to which $67,500 was paid for the year ended December 31, 1993. No amount was accrued as of December 31, 1994. The program was terminated effective January 1, 1995.

16. RELATED-PARTY TRANSACTIONS

    LICENSING AGREEMENT--Licensing fees were paid to a college which employed a director of the Company. The licensing agreement provided for a fixed fee per ion focusing column sale in exchange for the right to use technology developed by the college. Although the agreement remains in effect, the Company no longer produces focusing columns covered by this patent.

    LEASING AGREEMENTS--From January 1, 1991 to August 1994, a shareholder, owning approximately 8% of the outstanding shares of common stock of the Company, owned the operating facilities leased by the Company. The Company moved into new facilities during 1994 and ceased paying rent on the former facility in August 1994. The Company leases its manufacturing and administrative facilities from a company for whom a director of the Company acts as an agent.

                          FEI COMPANY AND SUBSIDIARIES

17. SEGMENT AND SIGNIFICANT CUSTOMER INFORMATION

    The Company operates in one industry segment. Export sales, primarily to customers in Europe and Asia, were approximately 28%, 30%, 41% and 52% of net sales during the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996, respectively.

    The following table sets forth certain information for FEI Europe, Ltd. and FEI Europe GmbH (collectively "FEI Europe"), wholly owned subsidiaries of the parent.

                                                                      NINE MONTHS
                                           YEAR ENDED                    ENDED
                                          DECEMBER 31,               SEPTEMBER 30,
                                 -------------------------------  --------------------
                                   1993       1994       1995       1995       1996
                                 ---------  ---------  ---------  ---------  ---------
                                                                      (UNAUDITED)
Net sales
  Sales to customers...........  $  12,450  $  15,579  $  24,530  $  12,457  $  16,067
  Export sales to customers....      2,125      2,281      8,630      9,905     10,612
  Sales to affiliates..........      1,807      3,644      6,457      5,192      5,422
                                 ---------  ---------  ---------  ---------  ---------
    Total parent sales.........     16,382     21,504     39,617     27,443     32,101
FEI Europe sales...............      2,623      4,421      8,531      6,769      6,897
Eliminations...................     (1,807)    (3,644)    (6,457)    (5,192)    (5,422)
                                 ---------  ---------  ---------  ---------  ---------
    Net sales..................  $  17,198  $  22,281  $  41,691  $  29,131  $  33,576
                                 ---------  ---------  ---------  ---------  ---------
                                 ---------  ---------  ---------  ---------  ---------
Income (loss) before taxes:
  Parent.......................  $   1,633  $    (729) $   5,787  $   2,752  $   1,751
  FEI Europe...................        160        229         56        (14)      (370)
  Eliminations.................         28         12        (52)      (274)       (62)
                                 ---------  ---------  ---------  ---------  ---------
    Income (loss) before
      taxes....................  $   1,821  $    (488) $   5,791  $   2,464  $   1,319
Total assets:
  Parent.......................  $  16,637  $  24,177  $  44,065  $  43,603  $  51,736
  FEI Europe...................      1,138      1,270      2,686      4,858      1,780
  Eliminations.................     (1,093)    (1,033)    (2,109)    (4,071)    (1,635)
                                 ---------  ---------  ---------  ---------  ---------
  Total assets.................  $  16,682  $  24,414  $  44,642  $  44,390  $  51,881
                                 ---------  ---------  ---------  ---------  ---------
                                 ---------  ---------  ---------  ---------  ---------

    Sales by the parent to FEI Europe are recorded at arms-length prices. Intercompany profits are eliminated in consolidation.

    During the year ended December 31, 1993, one customer accounted for 16% of net sales and approximately 45% of year-end trade receivables related to such customer. During the year ended December 31, 1994, two customers accounted for 19% of net sales and approximately 15% of year-end trade receivables related to one such customer. During the year ended December 31, 1995, one customer accounted for 13% of net sales and approximately 15% of year-end trade receivables related to such customer. In addition, one other customer accounted for 12% of accounts receivable at December 31, 1995. During the nine months ended September 30, 1996, no customer accounted for 10% or more of net sales.

                          FEI COMPANY AND SUBSIDIARIES

18. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair value of the Company's financial instruments and the methods and assumptions used to estimate such fair values are as follows:

                                                      DECEMBER 31, 1995         SEPTEMBER 30, 1996
                                                   ------------------------  ------------------------
                                                    CARRYING     ESTIMATED    CARRYING     ESTIMATED
                                                      VALUE     FAIR VALUE      VALUE     FAIR VALUE
                                                   -----------  -----------  -----------  -----------
Investments......................................   $   7,501    $   7,501    $   1,000    $   1,000
Long-term convertible debt.......................       3,500        5,017       --           --

    Management believes the carrying amounts of cash and cash equivalents, receivables, accounts payable, accrued payroll liabilities and other current liabilities are a reasonable approximation of the fair value of those financial instruments.

    The fair value of investments is determined by quoted market prices or dealer quotes, if available. If a quoted price is not available, fair value is estimated using quoted market prices for similar securities. The fair value of convertible debt is estimated as the market value of the Company's stock at December 31, 1995 multiplied by the shares obtainable upon conversion.

19. LITIGATION

    On May 12, 1995, Micrion Corporation ("Micrion"), a principal competitor of the Company, filed suit against the Company alleging infringement of a patent issued to Micrion relating to the use of an electron gun to neutralize the positive charge that can develop with the use of an ion beam in FIB workstations. Micrion sought an injunction against the alleged infringement of the Micrion patent, damages of at least $1,000,000, treble damages for infringement of the Micrion patent, attorney's fees and other damages. In May 1996, the parties agreed to dismiss the court action without prejudice.

    The Company believes it has valid defenses and intends to vigorously defend the litigation. The Company believes the likelihood of a material finding in favor of Micrion is remote and, accordingly, has not recorded a liability with respect to this contingency. Nonetheless, it is not possible to predict the outcome of this matter with certainty.

20. SUBSEQUENT EVENT

    Pursuant to a letter of intent signed in September 1996, an agreement (the "Combination Agreement") was signed as of November 15, 1996, between Philips Industrial Electronics International B.V. ("PIE"), a wholly owned subsidiary of Philips Electronics N.V. of The Netherlands ("Philips"), wherein FEI will acquire all of the stock of each of a Dutch holding company and a U.S. holding company, which will conduct substantially all of the electron optics activities of Philips, in exchange for 55% of the common stock of the Company. The Philips electron optics business to be acquired includes manufacturing, sales and service operations in nine countries including the United States ("PEO Operations"). Assuming the transaction is approved by the shareholders and regulators, the transaction will be accounted for as a "reverse acquisition," with PEO Operations being treated as the accounting acquirer.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of

Philips Industrial Electronics International B.V.

    We have audited the accompanying combined balance sheets of the Philips Electron Optics Operations to be transferred to FEI Company as of December 31, 1994 and 1995, and the related combined income statements and combined cash flow statements for each of the years in the three-year period ended December 31, 1995. These combined financial statements are the responsibility of the management of Philips Electron Optics. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in The Netherlands, which do not differ substantially from generally accepted auditing standards in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying combined financial statements are prepared in accordance with generally accepted accounting principles in the United States on the basis of Notes 1 and 3 pursuant to the Combination Agreement between Philips Industrial Electronics International B.V. and FEI Company to transfer a substantial part of Philips Electron Optics to FEI Company. The Philips Electron Optics Operations were a component of several operating units of Philips Electronics N.V. and its subsidiaries and did not constitute a separate legal or reporting entity.

    In our opinion the combined financial statements referred to above present fairly, in all material respects, the financial position of the Philips Electron Optics Operations to be transferred to FEI Company as of December 31, 1995 and 1994, the cash flows and the results of their operations for each of the years in the three-year period ended December 31, 1995, on the basis described in Notes 1 and 3, in conformity with generally accepted accounting principles in the United States.

Eindhoven,

The Netherlands
November 15, 1996

KPMG Accountants N.V.

                      PHILIPS' ELECTRON OPTICS OPERATIONS
                            COMBINED BALANCE SHEETS
                           (THOUSANDS OF US DOLLARS)

                                                                                 DECEMBER 31,
                                                                             --------------------  SEPTEMBER 30,
                                                                               1994       1995         1996
                                                                             ---------  ---------  -------------
                                                                                                    (UNAUDITED)
ASSETS
Trade accounts receivable (Note 4).........................................  $  18,760  $  23,037    $  17,161
Other accounts receivable/prepaid expenses.................................        945      1,157        2,071
Inventories (Note 5).......................................................     16,722     25,045       35,915
Current accounts with Philips (Note 6).....................................        877      1,460        1,293
                                                                             ---------  ---------  -------------
Total current assets.......................................................     37,304     50,699       56,440
Other assets (Note 7)......................................................      3,255      4,004        4,912
Tangible fixed assets (Note 8).............................................      5,189      6,039        7,403
Intangible fixed assets (Note 9)...........................................     --         --            1,897
                                                                             ---------  ---------  -------------
Total assets...............................................................  $  45,748  $  60,742    $  70,652
                                                                             ---------  ---------  -------------
                                                                             ---------  ---------  -------------
LIABILITIES AND DIVISION EQUITY
Trade creditors............................................................  $   6,074  $   8,936    $   7,198
Payroll liabilities........................................................      2,057      2,303          394
Pre-payments received......................................................      2,938      1,570        5,321
Accrued expenses (Note 10).................................................     10,001     10,353       11,959
Short term provisions (Note 11)............................................      3,387      3,693        3,332
                                                                             ---------  ---------  -------------
Total current liabilities..................................................     24,457     26,855       28,204
Long term provisions (Note 12).............................................      1,201      1,336        1,313
Division equity (Note 13)..................................................     20,090     32,551       41,135
                                                                             ---------  ---------  -------------
Total liabilities and division equity......................................  $  45,748  $  60,742    $  70,652
                                                                             ---------  ---------  -------------
                                                                             ---------  ---------  -------------

See accompanying notes to the combined financial statements.

Philips' Electron Optics operations to be transferred pursuant to the Combination Agreement between Philips Industrial Electronics International B.V. and FEI Company.

                      PHILIPS' ELECTRON OPTICS OPERATIONS

                           COMBINED INCOME STATEMENTS

                           (THOUSANDS OF US DOLLARS)

                                                                                             NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                          --------------------------------  --------------------
                                                            1993       1994        1995       1995       1996
                                                          ---------  ---------  ----------  ---------  ---------
                                                                                                (UNAUDITED)
Sales...................................................  $  71,631  $  84,169  $  109,117  $  67,743  $  71,059
Cost of sales...........................................     34,424     38,566      57,301     33,231     38,303
                                                          ---------  ---------  ----------  ---------  ---------
Gross profit............................................     37,207     45,603      51,816     34,512     32,756
Research and development costs (Note 14)................      5,132      6,850       9,087      6,817      7,447
Selling, general and administrative costs...............     28,130     29,280      35,184     24,182     27,608
Other (income) (Note 15)................................     --         --          (1,700)    (1,700)    --
                                                          ---------  ---------  ----------  ---------  ---------
Income (loss) from operations...........................      3,945      9,473       9,245      5,213     (2,299)
Tax expense (benefit) (Note 16).........................      1,519      3,580       3,317      1,956       (480)
                                                          ---------  ---------  ----------  ---------  ---------
Net income (loss).......................................  $   2,426  $   5,893  $    5,928  $   3,257  $  (1,819)
                                                          ---------  ---------  ----------  ---------  ---------
                                                          ---------  ---------  ----------  ---------  ---------

See accompanying notes to the combined financial statements.

Philips' Electron Optics operations to be transferred pursuant to the Combination Agreement between Philips Industrial Electronics International B.V. and FEI Company.

                      PHILIPS' ELECTRON OPTICS OPERATIONS
                         COMBINED CASH FLOW STATEMENTS
                           (THOUSANDS OF US DOLLARS)

                                                                                             NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                          -------------------------------  ----------------------
                                                            1993       1994       1995        1995        1996
                                                          ---------  ---------  ---------  ----------  ----------
                                                                                                (UNAUDITED)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss).......................................  $   2,426  $   5,893  $   5,928  $    3,257  $   (1,819)
Adjustment to reconcile net income (loss) to net cash
  provided by/used in operating activities:
  Depreciation and amortization.........................      1,290      1,447      1,844       1,483       1,758
  Decrease (increase) in assets:
    Receivables.........................................     (3,021)    (1,085)    (3,453)      2,213       6,146
    Other receivables/prepaid expenses..................        129        (18)      (158)       (510)     (1,234)
    Inventories (1).....................................        344     (4,982)    (6,951)    (10,725)    (10,870)
    Other assets (1)....................................                    28       (655)       (541)       (966)
    Current accounts with Philips (1)...................                   928       (127)       (185)       (133)

  Increase (decrease) in liabilities:
    Trade creditors (1).................................                   542      2,465         973      (1,745)
    Accrued payroll liabilities (1).....................                   165        (73)     (1,698)     (1,814)
    Pre-payments received (1)...........................                  (726)    (1,537)        653       3,763
    Accrued expenses/deferred income (1)................                 1,116         73         (76)        249
    Provisions (1)......................................                 1,361        126         327        (211)
                                                          ---------  ---------  ---------  ----------  ----------
    Net cash provided by (used in) operating
      activities........................................      1,168      4,669     (2,518)     (4,829)     (6,876)

CASH FLOW FROM INVESTING ACTIVITIES:
  Acquisition of equipment/capital expenditures.........     (1,408)    (1,769)    (2,351)     (2,173)     (2,789)
  Purchase of businesses................................     --         --         --          --          (2,703)
                                                          ---------  ---------  ---------  ----------  ----------
    Net cash used in investing activities...............     (1,408)    (1,769)    (2,351)     (2,173)     (5,492)

CASH FLOW FROM FINANCING ACTIVITIES:
  Net cash provided by (returned to) Philips (2)........  $     240  $  (2,900) $   4,869  $    7,002  $   12,368
                                                          ---------  ---------  ---------  ----------  ----------
Net increase (decrease) in cash and cash equivalents....          0          0          0           0           0

------------------------

(1) In 1993 a substantial part of the liabilities and all current accounts with Philips were managed and accounted for at the corporate level with Philips. Accordingly, the increases/decreases in these items during 1993 are not available at the level of the Philips' Electron Optics operations, and the decrease in inventories includes the change in other assets.

(2) Net cash provided by (returned to) Philips consists of the following:

                                                                                             NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                          --------------------------------  --------------------
                                                            1993       1994        1995       1995       1996
                                                          ---------  ---------  ----------  ---------  ---------
Cash provided by Philips................................  $  68,850  $  80,184  $  110,533  $  76,958  $  89,573
Cash returned to Philips................................     68,610     83,084     105,664     69,956     77,205
                                                          ---------  ---------  ----------  ---------  ---------
Net cash provided by (returned to) Philips..............  $     240  $  (2,900) $    4,869  $   7,002  $  12,368

    Principally due to the effect of currency translation differences, certain amounts in the cash flow statements do not correspond to the difference between the balance sheet amounts for the corresponding items.

See accompanying notes to the combined financial statements.

Philips' Electron Optics operations to be transferred pursuant to the Combination Agreement between Philips Industrial Electronics International B.V. and FEI Company.

                      PHILIPS' ELECTRON OPTICS OPERATIONS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. STRUCTURE OF THE PHILIPS' ELECTRON OPTICS OPERATIONS PURSUANT TO THE COMBINATION AGREEMENT BETWEEN PHILIPS INDUSTRIAL ELECTRONICS INTERNATIONAL B.V. AND FEI COMPANY

    In November 1996 an agreement (the "Combination Agreement") was entered into between Philips Industrial Electronics International B.V. ("PIE"), a Netherlands corporation and wholly owned subsidiary of Philips Electronics N.V. ("Philips"), and FEI Company, an Oregon corporation ("FEI") pursuant to which Philips' Electron Optics business unit and FEI would be combined. The Electron Optics operations to be transferred to FEI (the "PEO Operations") include business activities in nine countries, and the Combination Agreement provides that these various operations will be separated from their respective Philips organizations and incorporated into new legal entities. Philips will transfer to FEI 100% of the ownership interest in these new legal entities. See Note 19. Pursuant to the Combination Agreement, PIE will receive 55% of the outstanding Common Stock of FEI. The closing of the transactions contemplated by the Combination Agreement is expected to occur in February 1997 (the "Closing").

    The PEO Operations to be transferred to FEI consists of the world-wide activities of the Electron Optics business unit of PIE (including substantially all of the related assets and liabilities and personnel) on a going-concern basis, other than the Excluded Business (as hereinafter defined), and including the relatively small acquisitions in 1996 of the business of ElectroScan Corporation, a Massachusetts corporation, and the former Delmi S.r.o. located in Brno, Czech Republic. The Combination Agreement also provides that at Closing the PEO Operations will include $8.0 million in cash.

    The "Excluded Business," which is not included in the combined financial statements, means:

     I. Philips' Electron Optics sales and service organizations in countries other than the United States, Canada, France, Germany, Italy, Japan, The Netherlands and the United Kingdom.

    II. Ownership of the real property located at Eindhoven, The Netherlands, and certain other assets and liabilities used in the PEO Operations.

    The Combination Agreement provides that the Eindhoven real property will be leased for a ten-year term at a market-related rate. A reduced rental rate of $850,000 will apply for the first year. The parties to the Combination Agreement have not yet agreed on rental rates for years two through ten of the lease period.

2. NATURE OF BUSINESS

    DESCRIPTION OF PHILIPS' ELECTRON OPTICS BUSINESS. The PEO Operations develops, manufactures and sells electron optics instruments, principally electron microscopes, to governmental and quasi-governmental institutions, research foundations and similar institutions and to industrial users in the semiconductor, pharmaceutical, chemical, metals and mining industries. Customers of the PEO Operations are located worldwide, but primarily in Europe, the U.S. and Asia.

    DEPENDENCE ON SUPPLIERS. The PEO Operations relies on other Philips businesses and outside vendors to manufacture the components and subassemblies used in its microscopes, many of which are obtained from a sole supplier or a small number of suppliers. A substantial portion of the subassemblies included in its electron microscopes are purchased from the Philips machine shop (Philips Machinefabrieken B.V.). Management of the PEO Operations believes that certain components and subassemblies are available only from Philips. A significant delay or disruption in obtaining components and subassemblies from Philips would have a material adverse effect on the PEO Operations' results of operations during the period in which alternative sources of supply were developed.

                      PHILIPS' ELECTRON OPTICS OPERATIONS

2. NATURE OF BUSINESS (CONTINUED)
    SHARED PHILIPS RESOURCES. Philips and its affiliates provide certain services to the PEO Operations, such as research and development (product and production technology), general corporate resources and marketing and sales (brand name, distribution and sales representation). See Note 17.

3. ACCOUNTING POLICIES

    BASIS OF PRESENTATION. The combined financial statements have been prepared in accordance with generally accepted accounting principles in the U.S. applied on a consistent basis, taking into account SEC regulations, and include the accounts of the PEO Operations to be transferred to FEI, i.e., the PEO Operations organizations in the U.S., Canada, France, Germany, Italy, Japan, The Netherlands and the United Kingdom. The accounts of Philips Electron Optics Czech Republic s.r.o. (former Delmi S.r.o.) are included from January 1, 1996. The accounts of ElectroScan Corporation are included from July 1, 1996. All profits and losses derived from intercompany transactions are eliminated. The combined financial statements are presented as if the PEO Operations had existed as an entity separate from Philips during the periods presented and include the historical assets, liabilities, sales and expenses that are directly related to the PEO Operations.

    Because the PEO Operations transferred have historically been part of the Philips group, certain allocations of liabilities and expenses have been included in the combined financial statements. These liabilities and expenses are allocated using various methods depending upon the nature of the liability or expense. In the opinion of Philips, the methods used to allocate these liabilities and expenses to the PEO Operations as if they were a separate entity are reasonable.

    The combined financial statements are not necessarily indicative of the financial position and results of operations that would have occurred had the PEO Operations been a separate entity.

    USE OF ESTIMATES IN FINANCIAL REPORTING. The preparation of financial statements in conformity with generally accepted accounting principles requires estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In addition, certain allocations included in the combined financial statements are based on estimates. Actual amounts and results could differ from estimates.

    FOREIGN CURRENCY TRANSLATION. For the purpose of the combined financial statements the U.S. dollar has been used as the reporting currency. Assets and liabilities denominated in foreign currencies are translated to U.S. dollars at the official exchange rates on the respective balance sheet dates. Translation adjustments are shown separately in Division Equity. Revenues, costs and expenses are translated using the average rates of exchange for the periods involved. Realized and unrealized foreign currency transaction gains and losses are included in the combined income statement.

                      PHILIPS' ELECTRON OPTICS OPERATIONS

3. ACCOUNTING POLICIES (CONTINUED)
    The following table sets forth, for the periods and as of the dates indicated, the foreign exchange translation rates used (expressed in U.S. dollars per NLG) in the combined financial statements:

                                                                   AVERAGE RATE
                                                                        FOR          RATE AT
                                                                   PERIOD ENDED    PERIOD END
                                                                  ---------------  -----------
December 31, 1993...............................................        0.5377         0.5155
December 31, 1994...............................................        0.5525         0.5780
September 30, 1995..............................................        0.6211         0.6250
December 31, 1995...............................................        0.6211         0.6250
September 30, 1996..............................................        0.5988         0.5917

    REVENUE RECOGNITION. Product sales are recorded at the time of shipment. Maintenance service revenues, when billed in advance, are recorded as deferred revenue and recognized ratably over the contract period; otherwise, revenues are recognized as services are provided.

    CASH AND CASH EQUIVALENTS/CASH FLOW. The net cash position of the PEO Operations has been managed through the centralized treasury system of Philips. Accordingly, transfers of cash within the treasury system are recorded through intercompany accounts, which are reflected as a component of Division Equity in the combined balance sheets. In addition, intercompany balances arising from purchase and sale transactions with other Philips affiliates and allocated charges for services have been treated as the equivalent of cash transactions in the combined financial statements and are included as a component of Division Equity.

    RECEIVABLES. Receivables and prepaid expenses are stated at face value, less a valuation adjustment for doubtful accounts. The PEO Operations makes periodic evaluations of the creditworthiness of its customers and generally does not require collateral.

    INVENTORIES. Inventories are valued at the lower of cost or market. Cost is defined as purchase price or cost of manufacture, determined under the first-in-first-out (FIFO) method. Costs include material, labor and manufacturing overhead taking into account the stage of completion. Service inventories in excess of the current requirements, based on recent sales levels, are reported as noncurrent assets (Other assets). Obsolescence is calculated for inventories in excess of anticipated future requirements.

    TANGIBLE FIXED ASSETS. Tangible fixed assets are presented at purchase price or cost of manufacture, less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected economic life of the asset. For machinery and installations as well as other fixed assets, the expected economic lives primarily range from two to seven years.

    INTANGIBLE FIXED ASSETS. With respect to business acquisitions accounted for using the purchase method, the excess of the cost of acquisition over the fair value of the identifiable net assets acquired is capitalized as goodwill. Goodwill is amortized using the straight-line method over the lesser of its estimated economic life or 40 years.

    LIABILITIES. Liabilities are stated at face value. For purposes of these statements, certain liabilities have been allocated to the PEO Operations.

    PROVISIONS. Provisions are stated at face value, with the exception of provisions for employee pension plans and other post-retirement benefits, which are stated at the estimated present value of the future

                      PHILIPS' ELECTRON OPTICS OPERATIONS

3. ACCOUNTING POLICIES (CONTINUED)
obligation. The provision for product warranty repairs and replacements is established to cover estimated warranty costs and certain commitments for product updates. Products generally have a one-year warranty period. Provisions include both reserves based on a percentage of sales for normal warranty and replacement during agreed warranty periods and reserves based on a case-by-case calculation.

    DIVISION EQUITY. Division equity represents the financing of the PEO Operations through Philips intercompany accounts. No separate equity or debt financing has existed at the level of the PEO Operations.

    SALES. Sales represent the revenues derived from deliveries of products and customer service to third parties and to Philips organizations not to be transferred.

    COST OF SALES. Cost of sales represents the cost of material, production and shipment of products to the sales organizations which is incurred at the production facilities at Eindhoven, The Netherlands; Brno, Czech Republic and Wilmington, Massachusetts.

    RESEARCH AND DEVELOPMENT COSTS. Research and development costs are expensed as incurred. The PEO Operations has received grants from the government of The Netherlands and the European Community for certain product development projects. These grants are credited to the development expenses ratably over the periods in which these expenses are incurred. The expenses include certain contract development costs for services provided by Philips Research Laboratories and third parties.

    SELLING, GENERAL AND ADMINISTRATIVE COSTS. Selling, general and administrative costs represent the costs of sales departments and customer service departments (including time spent by service engineers). Also included are the allocated costs of management and administration in the countries, the costs of general management and administration at the production facilities and the allocated portion of the Philips corporate costs.

    INTEREST EXPENSE. There is no direct interest cost allocation to the PEO Operations with respect to Philips intercompany borrowings, and accordingly, the combined income statements do not include any allocated financing costs.

    INCOME TAXES. The business of the PEO Operations is included in the consolidated income tax return of Philips in each country in which the PEO Operations conducts business. For the purposes of these statements, income tax expense is calculated using the statutory rates on taxable income per country on a calendar year basis, as if the PEO Operations activity had been an independent entity.

    INTERIM STATEMENTS. The interim combined financial statements at September 30, 1996 and for the nine months ended September 30, 1996 and 1995 and the related notes thereto are unaudited and contain all adjustments consisting only of normal recurring accruals which, in the opinion of management, are necessary to present fairly the financial position and results of operations for the interim period. Results for the nine-month period are not necessarily indicative of results for the full year.

                      PHILIPS' ELECTRON OPTICS OPERATIONS

4. TRADE ACCOUNTS RECEIVABLE

    Trade accounts receivable consist of the following:

                                                    DECEMBER 31,
                                                --------------------   SEPTEMBER
(In thousands of US Dollars)                      1994       1995      30, 1996
                                                ---------  ---------  -----------
                                                                      (UNAUDITED)
Trade accounts receivable.....................  $  19,345  $  23,863   $  18,013
Valuation adjustment..........................       (585)      (826)       (852)
                                                ---------  ---------  -----------
Net trade accounts receivable.................  $  18,760  $  23,037   $  17,161
                                                ---------  ---------  -----------
                                                ---------  ---------  -----------

5. INVENTORIES

    Inventories consist of the following:

                                                    DECEMBER 31,
                                                --------------------   SEPTEMBER
(In thousands of US Dollars)                      1994       1995      30, 1996
                                                ---------  ---------  -----------
                                                                      (UNAUDITED)
Raw materials and assembled parts.............  $   6,788  $  12,410   $  12,038
Work in process...............................      4,999      6,737      12,929
Service.......................................        635        938         888
Finished goods................................      7,339      8,619      15,249
                                                ---------  ---------  -----------
  Total gross inventories.....................     19,761     28,704      41,104
Valuation adjustment for obsolescence.........     (3,039)    (3,659)     (5,189)
                                                ---------  ---------  -----------
Total net inventories.........................  $  16,722  $  25,045   $  35,915
                                                ---------  ---------  -----------
                                                ---------  ---------  -----------

    A component of the increase in the valuation adjustment to inventories at September 30, 1996 was $1.2 million resulting from an additional provision for the planned obsolescence of a certain type of high-tension tank. In 1996 the PEO Operations completed a development program for a new version of the high-tension tank. Management expects the old version of the high-tension tank to be phased out over a period of two to three years. The gross inventories of these high-tension tanks were $2.2 million at September 30, 1996, less a cumulative valuation adjustment of $1.7 million, for a net inventory value of $500,000 at that date.

6. CURRENT ACCOUNTS WITH PHILIPS

    Current accounts with Philips represent accounts receivable and accounts payable between PEO Operations and other Philips units. Most of the current account transactions relate to deliveries of goods.

    Current accounts with Philips consist of the following:

                                                    DECEMBER 31,
                                                --------------------   SEPTEMBER
(In thousands of US Dollars)                      1994       1995      30, 1996
                                                ---------  ---------  -----------
                                                                      (UNAUDITED)
Current account receivable....................  $   1,917  $   2,729   $   3,345
Current account payable.......................     (1,040)    (1,269)     (2,052)
                                                ---------  ---------  -----------
Total.........................................  $     877  $   1,460   $   1,293
                                                ---------  ---------  -----------
                                                ---------  ---------  -----------

                      PHILIPS' ELECTRON OPTICS OPERATIONS

7. OTHER ASSETS

    Other assets relate to non-current service inventories and consist of the following:

                                                    DECEMBER 31,
                                                --------------------   SEPTEMBER
(In thousands of US Dollars)                      1994       1995      30, 1996
                                                ---------  ---------  -----------
                                                                      (UNAUDITED)
Gross value...................................  $   6,062  $   7,163   $   7,718
Valuation adjustment for obsolescence.........     (2,807)    (3,159)     (2,806)
                                                ---------  ---------  -----------
Total Other Assets............................  $   3,255  $   4,004   $   4,912
                                                ---------  ---------  -----------
                                                ---------  ---------  -----------

8. TANGIBLE FIXED ASSETS

    Tangible fixed assets consist of the following:

                                                    DECEMBER 31,
                                                --------------------   SEPTEMBER
(In thousands of US Dollars)                      1994       1995      30, 1996
                                                ---------  ---------  -----------
                                                                      (UNAUDITED)
MACHINERY AND INSTALLATIONS:
Gross.........................................  $   5,417  $   6,337   $   6,430
Accumulated depreciation......................     (3,043)    (3,669)     (3,830)
                                                ---------  ---------  -----------
Net book value................................      2,374      2,668       2,600

OTHER FIXED ASSETS:
Gross.........................................      8,847      9,219      10,584
Accumulated depreciation......................     (6,032)    (5,848)     (5,781)
                                                ---------  ---------  -----------
Net book value................................      2,815      3,371       4,803
                                                ---------  ---------  -----------
Total tangible fixed assets...................  $   5,189  $   6,039   $   7,403
                                                ---------  ---------  -----------
                                                ---------  ---------  -----------

    Included in other fixed assets is demonstration equipment in the amount of $1,749,000, $2,092,000 and $2,654,000 as of December 31, 1994 and 1995 and
September 30, 1996, respectively.

    Under the terms of the Combination Agreement, certain land and a manufacturing and office building located at Eindhoven, The Netherlands, will be retained by Philips and leased to FEI under an operating lease agreement. Accordingly, the land and building have been excluded from the combined balance sheets. The combined income statements for the years ended December 31, 1993, 1994 and 1995 and the nine-month periods ended September 30, 1995 and 1996 include $302,000, $310,000, $348,000, $261,000 and $251,000, respectively, of depreciation expense related to such facilities, representing an assumed charge to the PEO Operations from Philips for the use of the land and building.

    FEI will pay rent at rates based on a fair market rental value, escalated annually based on commercial practices in The Netherlands, except that for the first year a reduced rental rate of $850,000 will apply.

9. INTANGIBLE FIXED ASSETS (UNAUDITED)

    On February 6, 1996, the PEO Operations acquired Delmi S.r.o., now called Philips Electron Optics Czech Republic S.r.o., at Brno, Czech Republic, for a consideration of approximately $400,000. The

                      PHILIPS' ELECTRON OPTICS OPERATIONS

9. INTANGIBLE FIXED ASSETS (UNAUDITED) (CONTINUED) acquisition did not result in the recording of any goodwill. The Delmi operations have been consolidated with the PEO Operations for financial reporting purposes since January 1, 1996.

    On July 11, 1996 the PEO Operations acquired substantially all of the assets of ElectroScan Corporation, a Massachusetts corporation, for $2.8 million, resulting in $1,995,000 of goodwill. The goodwill will be amortized over 60 months. The ElectroScan operations have been consolidated with the PEO Operations since July 1, 1996. Accumulated goodwill amortization in the period ended September 30, 1996 was $98,000. Pursuant to the purchase agreement, the PEO Operations will pay $25,000 of additional consideration to the former ElectroScan Corporation for each eight-inch ESEM model XL50 sold by the PEO Operations subsequent to closing of the ElectroScan acquisition until December 31, 2001, up to an aggregate of $4 million.

10. ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                    DECEMBER 31,
                                                --------------------   SEPTEMBER
(In thousands of US Dollars)                      1994       1995      30, 1996
                                                ---------  ---------  -----------
                                                                      (UNAUDITED)
Deferred revenue..............................  $   5,255  $   5,077   $   5,728
Accrued expenses..............................      4,746      5,276       6,231
                                                ---------  ---------  -----------
                                                $  10,001  $  10,353   $  11,959
                                                ---------  ---------  -----------
                                                ---------  ---------  -----------

11. SHORT TERM PROVISIONS

    Short term provisions consist of the following:

                                                      DECEMBER 31,
                                                  --------------------  SEPTEMBER 30,
(In thousands of US Dollars)                        1994       1995         1996
                                                  ---------  ---------  -------------
                                                                         (UNAUDITED)
Provision for warranty and replacement..........  $   1,530  $   1,314    $   1,052
Deferred taxes..................................      1,070      1,634        1,551
Other product related provisions................        537        713          496
Other provisions................................        250         32          233
                                                  ---------  ---------       ------
Total short term provisions.....................  $   3,387  $   3,693    $   3,332
                                                  ---------  ---------       ------
                                                  ---------  ---------       ------

    Deferred taxes mainly relate to temporary differences on inventories in The Netherlands.

                      PHILIPS' ELECTRON OPTICS OPERATIONS

12. LONG TERM PROVISIONS

    Long term provisions consist of the following:

                                                                      DECEMBER 31,
                                                                  --------------------  SEPTEMBER 30,
(In thousands of US Dollars)                                        1994       1995         1996
                                                                  ---------  ---------  -------------
                                                                                         (UNAUDITED)
Provision for pensions and termination indemnity................  $   1,036  $   1,083    $   1,089
Provision for post-retirement benefits other than pensions......        165        253          224
                                                                  ---------  ---------       ------
Total long term provisions......................................  $   1,201  $   1,336    $   1,313
                                                                  ---------  ---------       ------
                                                                  ---------  ---------       ------

PROVISION FOR PENSIONS AND TERMINATION INDEMNITY

    Employee pension plans have been established in many countries in accordance with the legal requirements, customs and the local situation in the countries involved. The majority of employees in Europe and North America are covered by defined benefit plans. The benefits provided by these plans are based primarily on years of service and employees' compensation near retirement. The funding policy for the plans is consistent with local requirements in the countries of establishment. The pension obligations have, in most cases, been transferred to separate pension funds or to third parties, limiting any further obligations of the company to the beneficiaries. Pension assets and liabilities resulting from the accounting for pension costs in accordance with SFAS 87 are recorded by Philips at the corporate level in the countries and therefore not shown in the balance sheet of each unit.

    The following table sets forth the funded status of the Philips corporate defined benefits plans in the relevant countries (in thousands of US Dollars):

                                                                         DECEMBER 31,
                                                                 ----------------------------
                                                                     1994           1995
                                                                 -------------  -------------
Present value of benefit obligations:
  Vested.......................................................  $  13,250,000  $  14,841,000
  Non-vested...................................................         52,000         58,000
                                                                 -------------  -------------
  Accumulated benefit obligation...............................     13,302,000     14,899,000
  Salary increase assumption...................................      1,292,000      1,487,000
                                                                 -------------  -------------
  Projected benefit obligation.................................     14,594,000     16,386,000
  Plan assets at fair value....................................     15,558,000     18,210,000
                                                                 -------------  -------------
Plan assets in excess of projected benefit obligation:                 964,000      1,824,000
  Unrecognized net (gain) loss.................................        103,000       (941,000)
  Unrecognized prior service cost..............................        117,000        183,000
  Unrecognized net transition asset............................       (935,000)      (870,000)
                                                                 -------------  -------------
Pension asset-net-recognized in the consolidated balance sheets
 of Philips....................................................        249,000        196,000

Assumptions used by Philips in the pension computation were:
  Weighted average discount rate...............................           7.5%           7.0%
  Compensation increase rate...................................       3.0-7.0%       3.0-8.0%
  Expected asset return rate at January 1......................       6.0-9.0%       6.0-9.0%

                      PHILIPS' ELECTRON OPTICS OPERATIONS

12. LONG TERM PROVISIONS (CONTINUED)
    The Projected Benefit Obligation for the PEO Operations employees at December 31, 1995 is estimated at approximately $35 million. PEO Operations employees represent less than 1% of the total active participants in these plans. In view of the insignificance of PEO Operations' share in these plans, PEO Operations does not account for its share of plan assets and obligations, except for a plan in Germany. This plan is not funded with a separate pension fund. The provision on PEO Operations' balance sheet covers the projected benefit obligations for the employees who participate in this German plan as well as certain supplementary payments to certain employees in France.

PROVISION FOR POST-RETIREMENT BENEFITS OTHER THAN PENSIONS

    In The Netherlands and the U.S., Philips provides certain post-retirement benefits other than pensions. In accordance with SFAS 106, Philips began accruing for this liability over 20 years at the corporate level. The accrual commenced in 1993 for plans in the U.S. and in 1995 for plans in The Netherlands. The portion of the corporate provision allocable to the PEO Operations in the U.S. is allocated to the PEO Operations and is included in long-term provisions. For The Netherlands, the provision is recorded at the Philips corporate level. On the basis of the number of employees in the PEO Operations in The Netherlands at December 31, 1995, an amount of approximately $75,000 would have been allocated to the PEO Operations in The Netherlands. The unrecognized part of the liabilities allocated on the same basis to the PEO Operations amounts to approximately $700,000 at September 30, 1996.

    The following table sets forth the unfunded post-retirement benefit liability of Philips as of December 31, 1995 (in thousands of US Dollars).

Accumulated post-retirement benefit obligation:

Retirees.........................................................  $ 273,000
Active plan participants.........................................    171,000
                                                                   ---------
  Total obligation...............................................    444,000
Unrecognized net transition liability............................   (225,000)
Unrecognized net gain............................................     22,000
                                                                   ---------
Accrued post-retirement benefit liability........................  $ 241,000
                                                                   ---------
                                                                   ---------

    The accumulated post-retirement benefit obligation was determined using an average 7.0% discount rate.

                      PHILIPS' ELECTRON OPTICS OPERATIONS

13. DIVISION EQUITY

    A summary of the account activity is as follows:

                                                                   NINE MONTHS
                                                  YEAR ENDED          ENDED
                                                 DECEMBER 31,       SEPTEMBER
                                             --------------------      30,
(In thousands of US Dollars)                   1994       1995        1996
                                             ---------  ---------  -----------
                                                                   (UNAUDITED)
Balance January 1,.........................  $  14,991  $  20,090   $  32,551
Net income (loss)..........................      5,893      5,928      (1,819)
Translation difference.....................      2,106      1,664      (1,965)
Cash provided by Philips...................     80,184    110,533      89,573
Cash returned to Philips...................    (83,084)  (105,664)    (77,205)
                                             ---------  ---------  -----------
Closing balance............................  $  20,090  $  32,551   $  41,135
                                             ---------  ---------  -----------
                                             ---------  ---------  -----------

    Division equity represents the financing of the PEO Operations through Philips intercompany accounts. No separate equity or debt financing has existed at the level of the PEO Operations.

    The average level of Division Equity for the following periods is as follows (in thousands of US Dollars):

                                          YEAR ENDED              NINE MONTHS ENDED
                                         DECEMBER 31,               SEPTEMBER 30,
                                -------------------------------  --------------------
                                  1993       1994       1995       1995       1996
                                ---------  ---------  ---------  ---------  ---------
                                                                     (UNAUDITED)
Average level of Division
  Equity......................  $  16,000  $  18,000  $  28,000  $  26,000  $  37,000

14. RESEARCH AND DEVELOPMENT COSTS

    Research and development costs consist of the following:

                                                                      NINE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                    -------------------------------  --------------------
(In thousands of US Dollars)          1993       1994       1995       1995       1996
                                    ---------  ---------  ---------  ---------  ---------
                                                                         (UNAUDITED)
Total expenses....................  $   7,179  $   8,563  $  10,473  $   7,706  $   8,241
Grants received...................     (2,047)    (1,713)    (1,386)      (889)      (794)
                                    ---------  ---------  ---------  ---------  ---------
Research and development costs....  $   5,132  $   6,850  $   9,087  $   6,817  $   7,447
                                    ---------  ---------  ---------  ---------  ---------
                                    ---------  ---------  ---------  ---------  ---------

15. OTHER INCOME

    Other income in 1995 relates to a single transaction involving the sale of technology licensing rights in the U.S.

                      PHILIPS' ELECTRON OPTICS OPERATIONS

16. TAX EXPENSE (BENEFIT)

    Tax expense (benefit) consists of the following:

                                                                         NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                       -------------------------------  --------------------
(In thousands of US Dollars)             1993       1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
Current taxes........................  $   1,519  $   2,713  $   2,753  $   1,822  $    (397)
Deferred taxes.......................     --            867        564        134        (83)
                                       ---------  ---------  ---------  ---------  ---------
Tax expense (benefit)................  $   1,519  $   3,580  $   3,317  $   1,956  $    (480)
                                       ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------

    Income taxes have been calculated as if the PEO Operations had been a separate entity in each of the countries in which it has operations.

    The principal differences between taxes on income computed at The Netherlands statutory tax rate of 35% and recorded income tax expense are as follows:

                                                                       NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                     -------------------------------  --------------------
(In thousands of US Dollars)           1993       1994       1995       1995       1996
                                     ---------  ---------  ---------  ---------  ---------
                                                                          (UNAUDITED)
Expected tax expense...............  $   1,381  $   3,316  $   3,235  $   1,825  $    (805)
Different foreign tax rates........        (77)       (15)       109          1       (350)
Increase (decrease) in valuation
  allowance........................        215        279        (27)       130        641
Non-deductible expenses............     --         --         --         --             34
                                     ---------  ---------  ---------  ---------  ---------
Tax expense (benefit)..............  $   1,519  $   3,580  $   3,317  $   1,956  $    (480)
                                     ---------  ---------  ---------  ---------  ---------
                                     ---------  ---------  ---------  ---------  ---------

    As a result of recurring losses in Japan, no deferred tax benefits have been assumed. The losses for which no tax benefits have been recognized amounted to $968,000, $1,056,000 and $2,260,000 as of December 31, 1994 and 1995 and
September 30, 1996, respectively.

    The components of income (loss) from operations before taxes are as follows:

                                                                      NINE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                    -------------------------------  --------------------
(In thousands of US Dollars)          1993       1994       1995       1995       1996
                                    ---------  ---------  ---------  ---------  ---------
                                                                         (UNAUDITED)
The Netherlands...................  $   1,748  $   6,827  $   3,942  $   2,243  $  (1,712)
Foreign...........................      2,197      2,646      5,303      2,970       (587)
                                    ---------  ---------  ---------  ---------  ---------
                                    $   3,945  $   9,473  $   9,245  $   5,213  $  (2,299)
                                    ---------  ---------  ---------  ---------  ---------
                                    ---------  ---------  ---------  ---------  ---------

                      PHILIPS' ELECTRON OPTICS OPERATIONS

16. TAX EXPENSE (BENEFIT) (CONTINUED)
    The components of income tax expense (benefit) are as follows:

                                                                        NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                      -------------------------------  --------------------
(In thousands of US Dollars)            1993       1994       1995       1995       1996
                                      ---------  ---------  ---------  ---------  ---------
                                                                           (UNAUDITED)
The Netherlands:
  current taxes.....................  $     612  $   1,592  $     937  $     699  $    (520)
  deferred taxes....................     --            798        442         86        (79)
                                      ---------  ---------  ---------  ---------  ---------
                                            612      2,390      1,379        785       (599)

Foreign:
  current taxes.....................        907      1,121      1,816      1,123        123
  deferred taxes....................     --             69        122         48         (4)
                                      ---------  ---------  ---------  ---------  ---------
                                            907      1,190      1,938      1,171        119

Total income taxes..................  $   1,519  $   3,580  $   3,317  $   1,956  $    (480)
                                      ---------  ---------  ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------  ---------

    The approximate tax effect of each type of temporary difference that gives rise to a significant portion of deferred tax liability or deferred tax asset is as follows:

                                                                      NINE MONTHS
                                                     YEAR ENDED          ENDED
                                                    DECEMBER 31,       SEPTEMBER
                                                --------------------      30,
(In thousands of US Dollars)                      1994       1995        1996
                                                ---------  ---------  -----------
                                                                      (UNAUDITED)
Deferred tax asset:
Deferred tax asset in respect of loss
  carryforwards...............................  $     499  $     545   $   1,166
Valuation allowances..........................       (499)      (545)     (1,166)
                                                ---------  ---------  -----------
                                                $       0  $       0   $       0
                                                ---------  ---------  -----------
                                                ---------  ---------  -----------

Deferred tax liabilities:
  Inventories.................................  $   1,040  $   1,532   $   1,450
  Provision for pensions......................         23        145         141
  Other.......................................          7        (43)        (40)
                                                ---------  ---------  -----------
Total deferred tax liabilities................  $   1,070  $   1,634   $   1,551
                                                ---------  ---------  -----------
                                                ---------  ---------  -----------

17. RELATED PARTY TRANSACTIONS

    CORPORATE ALLOCATIONS. Philips provides substantial services to the PEO Operations, including general management, treasury, tax, financial audit, financial reporting, insurance and legal services. Philips has historically charged the PEO Operations for such services through corporate allocations generally based on a percentage of sales. The amount of the charge was dependent upon the total amount of anticipated allocable costs incurred by Philips, less amounts charged as a direct cost or expense rather than by

                      PHILIPS' ELECTRON OPTICS OPERATIONS

17. RELATED PARTY TRANSACTIONS (CONTINUED) allocation. Included in selling, general and administrative expenses are charges of $796,000, $738,000 and $1,070,000 for the years ended December 31, 1993, 1994 and 1995, respectively, $586,000 for the nine months ended September 30, 1995 and $794,000 for the nine months ended September 30, 1996.

    SALES TO PHILIPS.

    (A) SALES TO PHILIPS ORGANIZATIONS NOT TO BE TRANSFERRED. A number of existing Philips sales organizations are excluded from the operations to be transferred to FEI; however, these units will continue to act as distributors for PEO Operations' products in their respective countries. Sales for distribution to these units amounted to approximately 12%, 9% and 8% of sales during the years ended December 31, 1993, 1994 and 1995, respectively, and approximately 11% of sales for the nine months ended September 30, 1996.

    (B) SALES TO PHILIPS ORGANIZATIONS AS END USERS. In addition to the above-mentioned sales for further distribution, some Philips units buy products manufactured by the PEO Operations. Sales to these end-user Philips units amounted to approximately 3.6%, 3.0% and 2.3% of sales during the years ended December 31, 1993, 1994 and 1995, respectively, and approximately 3.9% of sales for the nine months ended September 30, 1996.

    PURCHASES THROUGH PHILIPS. From time to time, the PEO Operations purchases material and supplies under collective purchase agreements and purchase conditions negotiated by Philips for the benefit of its group companies. For this service the PEO Operations has paid a fixed annual fee amounting to approximately $43,000, which has been charged to cost of sales. The benefits for the PEO Operations of these arrangements cannot be calculated precisely, but management believes that such benefits are in excess of the amounts paid. Management also believes that benefits relating to the arrangements between the PEO Operations and the Philips group are immaterial to the PEO Operations' operating results when compared to similar arrangements which could have been entered into had the PEO Operations operated on a stand-alone basis.

    DEPENDENCE ON PHILIPS SUPPLIERS.  See Note 2.

    INTERCOMPANY CURRENT ACCOUNTS.  See Note 6.

    OTHER SERVICES. In connection with the Combination Agreement, the PEO Operations intends to enter into agreements with Philips affiliates for the purpose of defining their ongoing relationship. It is expected that these agreements will set forth certain rights and obligations of the PEO Operations, Philips and their respective affiliates on a prospective basis, will afford the PEO Operations continued access to the research and development resources of Philips on a fee basis, will provide for the parties' respective rights to intellectual property, and will provide a framework under which Philips affiliates will continue to provide certain administrative and other services that have been provided to the PEO Operations in the past. Management believes that, had these agreements been in place on a historical basis, they would not have resulted in any material change in the historical financial position or results of operations of the PEO Operations.

18. SEGMENTATION AND SIGNIFICANT CUSTOMER INFORMATION

    For the years ended December 31, 1993, 1994 and 1995, FEI accounted for approximately 4%, 9% and 12% of combined sales, respectively. During the nine months ended September 30, 1996, FEI accounted for approximately 18% of sales.

                      PHILIPS' ELECTRON OPTICS OPERATIONS

18. SEGMENTATION AND SIGNIFICANT CUSTOMER INFORMATION (CONTINUED)
    SERVICE ACTIVITIES. For the years ended December 31, 1993, 1994 and 1995, customer service activities represented approximately 27%, 23% and 19%, respectively, of combined sales. During the nine months ended September 30, 1996, customer service activities represented approximately 22% of combined sales.

    The following table summarizes sales, income from operations and identifiable assets of PEO Operations in The Netherlands, U.S., Germany and other countries.

(In thousands of US dollars)          NETHERLANDS    U.S.      GERMANY     OTHER     COMBINED
                                      -----------  ---------  ---------  ---------  -----------
1993:
Sales (1)...........................   $  25,106   $  19,311  $  11,032  $  16,182   $  71,631
Income from operations..............       1,748       1,761        311        125       3,945

1994:
Sales...............................      30,736      19,570     14,226     19,637      84,169
Income from operations..............       6,827       1,811        544        291       9,473
Identifiable assets.................      35,762       5,890       (416)     3,805      45,041

1995:
Sales...............................      43,275      23,239     14,393     23,210     109,117
Income from operations..............       3,941       3,673        725        906       9,245
Identifiable assets.................      43,751       7,921        763      8,307      60,742

NINE MONTHS 1996:
Sales...............................      31,849      16,718      4,842     17,650      71,059
Income from operations..............      (1,713)       (910)        94        230      (2,299)
Identifiable assets.................      52,377       9,679        445      8,151      70,652

------------------------

(1) Sales exclude intercompany deliveries within the PEO Operations, but include sales to other Philips affiliates.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             COMBINATION AGREEMENT

                                    BETWEEN

               PHILIPS INDUSTRIAL ELECTRONICS INTERNATIONAL B.V.

                                      AND

                                  FEI COMPANY

                         DATED AS OF NOVEMBER 15, 1996,

                                   AS AMENDED

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      -----
                                                 ARTICLE I
                                           DEFINITIONS AND TERMS

Section 1.1    Specific Definitions.................................................................     2
Section 1.2    Other Terms..........................................................................     7
Section 1.3    Other Definitional Provisions........................................................     7

                                                ARTICLE II
                                         PURCHASE OF COMMON STOCK

Section 2.1    Purchase and Sale of Common Stock....................................................     8
Section 2.2    Closing; Delivery and Payment........................................................     8
Section 2.3    Net Operating Capital................................................................     8

                                                ARTICLE III
                                   REPRESENTATIONS AND WARRANTIES OF FEI

Section 3.1    Organization, Good Standing and Qualification........................................     9
Section 3.2    Corporate Authority; Approval and Fairness...........................................     9
Section 3.3    Governmental Filings; No Violations..................................................    10
Section 3.4    Capital Structure....................................................................    10
Section 3.5    FEI Reports; Financial Statements....................................................    11
Section 3.6    Employee Benefits....................................................................    11
Section 3.7    Absence of Certain Changes...........................................................    12
Section 3.8    Litigation and Liabilities...........................................................    13
Section 3.9    Compliance with Laws; Permits........................................................    13
Section 3.10   Environmental Matters................................................................    13
Section 3.11   Labor Matters........................................................................    14
Section 3.12   Insurance............................................................................    14
Section 3.13   Takeover Statutes....................................................................    14
Section 3.14   Taxes................................................................................    14
Section 3.15   Intellectual Property................................................................    15
Section 3.16   Contracts............................................................................    16
Section 3.17   Brokers and Finders..................................................................    16
Section 3.18   Customers and Suppliers..............................................................    16
Section 3.19   Voting Agreement.....................................................................    16
Section 3.20   Press Releases.......................................................................    16
Section 3.21   Industrial Security Clearances.......................................................    16
Section 3.22   Other Information....................................................................    16
Section 3.23   No Other Representations or Warranties...............................................    16

                                                ARTICLE IV
                                   REPRESENTATIONS AND WARRANTIES OF PIE

Section 4.1    Organization, Good Standing and Qualification........................................    17
Section 4.2    Corporate Authority and Approval.....................................................    17
Section 4.3    Governmental Filings; No Violations..................................................    17
Section 4.4    Capital Stock........................................................................    18
Section 4.5    PEO Financial Statements.............................................................    18
Section 4.6    Employee Benefits....................................................................    18
Section 4.7    Absence of Certain Changes...........................................................    19
Section 4.8    Litigation and PEO Liabilities.......................................................    20

                                                                                                      PAGE
                                                                                                      -----
Section 4.9    Compliance with Laws; Permits........................................................    20
Section 4.10   Environmental Matters................................................................    20
Section 4.11   Labor Matters........................................................................    20
Section 4.12   Insurance............................................................................    21
Section 4.13   Takeover Statutes....................................................................    21
Section 4.14   Taxes................................................................................    21
Section 4.15   Intellectual Property................................................................    21
Section 4.16   Contracts............................................................................    22
Section 4.17   Brokers and Finders..................................................................    22
Section 4.18   Customers and Suppliers..............................................................    22
Section 4.19   PEO Assets and PEO Liabilities.......................................................    22
Section 4.20   Shared Assets; Title to and Condition of Property....................................    23
Section 4.21   Securities Act.......................................................................    24
Section 4.22   Press Releases.......................................................................    24
Section 4.23   Industrial Security Clearances.......................................................    24
Section 4.24   Other Information....................................................................    24
Section 4.25   No Other Representations or Warranties...............................................    24

                                                 ARTICLE V
                                                 COVENANTS

Section 5.1    Interim Operations...................................................................    24
Section 5.2    Acquisition Proposals................................................................    25
Section 5.3    Information Supplied.................................................................    26
Section 5.4    Shareholders Meeting.................................................................    27
Section 5.5    Filings; Other Actions; Notification.................................................    27
Section 5.6    Access...............................................................................    28
Section 5.7    Publicity............................................................................    28
Section 5.8    U.S. Transferred Employees...........................................................    28
Section 5.9    Other Employees......................................................................    29
Section 5.10   Expenses.............................................................................    30
Section 5.11   Takeover Statute.....................................................................    30
Section 5.12   Insurance of PEO Business............................................................    30
Section 5.13   Distribution and Other Agreements....................................................    31
Section 5.14   Secondary Offering...................................................................    31
Section 5.15   Acht Property........................................................................    31
Section 5.16   Intellectual Property................................................................    32
Section 5.17   Right to Maintain Percentage Interest................................................    34
Section 5.18   Issuance of Additional Shares........................................................    34
Section 5.19   Independent Directors................................................................    34
Section 5.20   List of PEO Assets...................................................................    34
Section 5.21   Notice of Deconsolidation............................................................    34
Section 5.22   Limitation on Equity Position........................................................    35

                                                ARTICLE VI
                                           CONDITIONS TO CLOSING

Section 6.1    Conditions to the Obligations of FEI and PIE.........................................    35
Section 6.2    Conditions to the Obligations of PIE.................................................    36
Section 6.3    Conditions to the Obligations of FEI.................................................    36

                                                                                                      PAGE
                                                                                                      -----
                                                ARTICLE VII
                                         SURVIVAL; INDEMNIFICATION

Section 7.1    Survival.............................................................................    37
Section 7.2    Indemnification by PIE...............................................................    37
Section 7.3    Indemnification by FEI...............................................................    37
Section 7.4    Indemnification Procedures...........................................................    38
Section 7.5    Indemnification Net of Taxes.........................................................    39

                                               ARTICLE VIII
                                                TERMINATION

Section 8.1    Termination..........................................................................    39
Section 8.2    Effect of Termination................................................................    40

                                                ARTICLE IX
                                               MISCELLANEOUS

Section 9.1    Notices..............................................................................    40
Section 9.2    Amendment; Waiver....................................................................    41
Section 9.3    Assignment...........................................................................    41
Section 9.4    Entire Agreement.....................................................................    41
Section 9.5    Fulfillment of Obligations...........................................................    41
Section 9.6    Parties in Interest..................................................................    41
Section 9.7    Public Disclosure....................................................................    41
Section 9.8    Expenses.............................................................................    42
Section 9.9    Disclosure Schedules.................................................................    42
Section 9.10   Governing Law; Mediation and Arbitration.............................................    42
Section 9.11   Counterparts.........................................................................    42
Section 9.12   Headings.............................................................................    42

ANNEXES

Annex 1.1a      --Knowledge of FEI
Annex 1.1b      --Knowledge of PIE
Annex 3.19(a)   --Certain Shareholders of FEI
Annex 3.19(b)   --Form of Voting Agreement
Annex 5.2       --Confidentiality Agreement
Annex 5.13(a)   --Form of Distribution Agreement
Annex 5.13(d)   --Form of Services Agreement
Annex 5.14      --Selling Shareholders
Annex 6.2(c)    --Opinion of Stoel Rives LLP
Annex
6.2(f)(i)       --Directors of FEI
Annex
6.2(f)(ii)      --Officers of FEI
Annex 6.3(c)    --Opinions of PIE's Counsel
Annex 6.3(e)    --Form of Employment Agreement

    COMBINATION AGREEMENT, dated as of November 15, 1996, between FEI COMPANY, an Oregon corporation ("FEI") and PHILIPS INDUSTRIAL ELECTRONICS INTERNATIONAL B.V., a Netherlands corporation ("PIE").

                             W I T N E S S E T H :

    WHEREAS, PIE desires to acquire common stock (the "Common Stock"), of FEI, constituting 55% of the Outstanding Common Stock (as defined herein), upon the terms and conditions set forth herein;

    WHEREAS, FEI desires that PIE transfer to FEI in payment for such Common Stock, among other things, 100% of the issued and outstanding capital stock of PEO Holdings (as defined herein) and PEO-US (as defined herein);

    WHEREAS, Philips, the parent corporation of PIE, is willing to make certain representations and warranties and to agree to certain covenants for the benefit of FEI;

    NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE I
                             DEFINITIONS AND TERMS

    Section 1.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

        "ACHT PROPERTY" shall mean the real estate in Acht used by the PEO Business, located at Achtseweg Noord 5, 5651GG Eindhoven, The Netherlands and the improvements thereon, known as building AAE and registered in the register of the municipality of Eindhoven under the entry "Woensel, Sectie A, nummer 4106 gedeeltelijk".

        "ACQUISITION PROPOSAL" shall have the meaning set forth in Section 5.2.

        "ADDITIONAL SHARES" shall have the meaning set forth in Section 2.1.

        "AFFILIATE" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made.

        "AGREEMENT" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

        "AUDIT DATE" shall have the meaning set forth in Section 3.5.

        "BOARD OF DIRECTORS" shall mean any board of directors or other body of persons, including all committees thereof, performing functions equivalent or similar to those performed by a board of directors of a corporation incorporated in one of the states of the United States of America.

        "BOOKS AND RECORDS" shall mean all books, ledgers, files, reports, plans and operating records of, or maintained by, the PEO Business (it being understood that, pursuant to the Restructuring, originals of certain of such items maintained by, but not primarily related to, the PEO Business may not be transferred to PEO Holdings, in which case, Books and Records shall refer to copies of such items).

        "CLAIM" shall have the meaning set forth in Section 7.4.

        "CLAIM NOTICE" shall have the meaning set forth in Section 7.4.

        "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

        "CLOSING DATE" shall have the meaning set forth in Section 2.2(a).

        "CLOSING NET OPERATING CAPITAL" shall have the meaning set forth in
    Section 2.3(a).

        "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        "COMMON STOCK" shall have the meaning set forth in the recitals.

        "COMPENSATION AND BENEFIT PLANS" shall have the meaning set forth in
    Section 3.6(a).

        "COMPETITION LAWS" shall mean statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

        "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement, dated April 5, 1996, between FEI and Philips International B.V.

        "CONTINUATION COVERAGE" shall have the meaning set forth in Section 5.8(b).

        "CONTRACTS" shall mean any agreements, contracts, mortgages, bonds, notes, indentures, leases, purchase orders, arrangements, commitments and licenses, whether written or oral.

        "CONTROL" with respect to any Person shall mean ownership (directly or indirectly) of a majority of total voting power of such Person's voting securities or interests.

        "CPA FIRM" shall have the meaning set forth in Section 2.3(a).

        "DEFINITE SHARES" shall have the meaning set forth in Section 2.1.

        "DISCLOSURE SCHEDULE" shall mean the disclosure schedule accompanying this Agreement. The Disclosure Schedule shall be deemed to include the FEI Reports filed prior to the date hereof, which are hereby incorporated therein by reference.

        "ELECTRO-SCAN PURCHASE AGREEMENT" shall mean the Asset Purchase Agreement, dated May 3, 1996, by and between Electro-Scan Corporation and PENAC and all related agreements executed in connection with or contemplated by such Asset Purchase Agreement.

        "EMPLOYEES" shall mean all current employees employed in the PEO Business and all former employees of PIE, its predecessors and their respective subsidiaries who, immediately prior to the time they ceased to be employees of any such entity, were employed in the PEO Business.

        "ENCUMBRANCES" shall mean liens (including any liens for Taxes), charges, encumbrances, security interests, options, or any other restrictions or third party rights.

        "ENVIRONMENTAL LAW" shall mean any applicable law, statute, ordinance, rule, regulation, code, order, judgment, decree or injunction (other than any Tax Laws) relating to the protection of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land), or the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labelling, protection, release or disposal of, radioactive materials or hazardous or toxic substances or wastes.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA AFFILIATE" shall have the meaning set forth in Section 3.6(c).

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        "EXCLUDED BUSINESS" shall mean (i) the sales and service organizations related to the PEO Business in countries other than the United States, Canada, Japan, The Netherlands, Germany, France, Italy and the United Kingdom as listed on Section 5.13(a) of the Disclosure Schedule, (ii) the Acht Property, (iii) the cash reserve of NLG 400,000 and any corresponding liability relating to the Zeiss Claim and (iv) the accounts receivable payable to PIE from the Ministry of Finance of Russia or any successor Governmental Entity thereto, and any associated financial accrual related thereto.

        "EXON-FLORIO AMENDMENT" shall mean the Exon-Florio Amendment to the 1988 Omnibus Trade and Competitiveness Act, 50 USCA Section2170.

        "FEI" shall have the meaning set forth in the recitals.

        "FEI COMPENSATION AND BENEFIT PLANS" shall have the meaning set forth in
    Section 3.6(a).

        "FEI INDEMNIFIED PARTIES" shall have the meaning set forth in Section 7.2.(a)

        "FEI INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 3.15(b).

        "FEI MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, properties, prospects, business or results of operations of FEI and its Subsidiaries, taken as a whole.

        "FEI OPTION" shall have the meaning set forth in Section 3.4.

        "FEI REPORTS" shall have the meaning set forth in Section 3.5.

        "FEI REQUISITE VOTE" shall have the meaning set forth in Section 3.2(a).

        "FEI'S BUSINESS" shall mean the business of FEI as conducted or contemplated to be conducted as of the date hereof.

        "FEI'S OBJECTION" shall have the meaning set forth in Section 2.3(a).

        "GAAP" shall have the meaning set forth in Section 3.5.

        "GOVERNMENTAL AUTHORIZATIONS" shall mean all licenses, permits, certificates and other authorizations and approvals required to carry on the PEO Business or, with respect to PIE, to perform its obligations under this Agreement, as the case may be, under the applicable laws, ordinances or regulations of any Governmental Entity.

        "GOVERNMENTAL ENTITY" shall have the meaning set forth in Section
    3.3(a).

        "HAZARDOUS SUBSTANCE" means any substance that is listed, classified or regulated as such pursuant to any Environmental Law.

        "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "INDEMNIFIED PARTIES" shall have the meaning set forth in Section
    7.3(a).

        "INDEMNIFYING PARTY" shall have the meaning set forth in Section 7.4.

        "INTELLECTUAL PROPERTY" shall mean trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, or supplementary patent certificates derived therefrom, in any jurisdiction; model and design rights; non-public information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; copyrights and writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; maskworks; any similar intellectual property or proprietary rights.

        "ISRA" shall mean the Industrial Site Recovery Act of New Jersey, NJSA 13:1K-6 et seq.

        "KNOWLEDGE OF FEI" or any similar phrase means the actual or constructive knowledge of the individuals listed on Annex 1.1(a) hereto. A person is deemed to have constructive knowledge for the purpose of this definition only if he or she would have actual knowledge by reason of a reasonable investigation within the scope of his or her employment.

        "KNOWLEDGE OF PHILIPS" shall mean the Knowledge of PIE plus the actual or constructive knowledge of the senior management of Philips' Corporate Patents and Trademarks department. A person is deemed to have constructive knowledge for the purpose of this definition only if he or she would have actual knowledge by reason of a reasonable investigation within the scope of his or her employment.

        "KNOWLEDGE OF PIE" or any similar phrase means the actual or constructive knowledge of the individuals listed on Annex 1.1(b) hereto. A person is deemed to have constructive knowledge for the purpose of this definition only if he or she would have actual knowledge by reason of a reasonable investigation within the scope of his or her employment.

        "LAWS" shall have the meaning set forth in Section 3.9.

        "LEASED REAL PROPERTY" shall mean all real property used in the PEO Business leased by PIE or any of its Affiliates, including any buildings, facilities, fixed assets, structures and improvements thereon or appurtenances thereto.

        "LETTER OF INTENT" shall mean the letter of intent, dated September 4, 1996, between FEI and PIE.

        "LOSSES" shall have the meaning set forth in Section 7.2(a).

        "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

        "NET OPERATING CAPITAL" shall mean the net operating capital of the PEO Business as of the Closing Date calculated, in accordance with Philips internal accounting principles, by adding (a) fixed assets, (b) net inventories, (c) trade accounts receivable, and (d) other assets and subtracting (e) non-interest bearing liabilities.

        "NON-U.S. EMPLOYEES" shall have the meaning set forth in Section 5.9(a).

        "NOTICE PERIOD" shall have the meaning set forth in Section 7.4.

        "OUTSTANDING COMMON STOCK" shall mean at any time the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to the Closing, (ii) any shares of Common Stock obtained by any Person upon exercise or conversion of any options, warrants, convertible securities or other rights to acquire shares of Common Stock, outstanding at Closing or issuable without further action of FEI's board of directors subsequent to the Closing ("RIGHTS OUTSTANDING AT CLOSING") and (iii) the Shares (as such number is increased from time to time due the increase of Additional Shares due to any conversions or exercise pursuant to (ii) above).

        "PENAC" shall mean Philips Electronics North America Corporation.

        "PENSION PLAN" shall have the meaning set forth in Section 3.6(b).

        "PEO ASSETS" shall have the meaning set forth in Section 4.19.

        "PEO BUSINESS" shall mean the worldwide activities (including the intellectual property rights (subject to Section 5.16) and the related personnel) related to the electron optics business conducted or contemplated to be conducted by PIE and its Affiliates as of the date hereof, other than the Excluded Business.

        "PEO COMPENSATION AND BENEFIT PLANS" shall have the meaning set forth in
    Section 4.6(a).

        "PEO FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.5.

        "PEO GROUP" shall mean PEO-US, PEO Holdings and all of their Subsidiaries.

        "PEO HOLDINGS" shall mean Philips Electron Optics International B.V., a Netherlands corporation.

        "PEO INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 4.15(b)(ii).

        "PEO LIABILITIES" shall have the meaning set forth in Section 4.19.

        PEO MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the financial condition, properties, prospects, business or results of operations of the PEO Business, taken as a whole.

        "PEO STOCK" shall have the meaning set forth in Section 2.2(b).

        "PEO-US" shall mean Philips Electron Optics, Inc., a Delaware corporation, which holds the PEO Assets located in the United States.

        "PEO-US CERTIFICATES" shall have the meaning set forth in Section
    2.2(b).

        "PERMITTED ENCUMBRANCES" shall have the meaning set forth in Section 4.20(b).

        "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization.

        "PHILIPS" shall mean Philips Electronics N.V.

        "PHILIPS GROUP" shall mean Philips and all of its Affiliates, whether consolidated or not.

        "PIE" shall have the meaning set forth in the recitals.

        "PIE INDEMNIFIED PARTIES" shall have the meaning set forth in Section 7.3(a).

        "PIE INFORMATION" shall have the meaning set forth in Section 5.3(b).

        "PIE LOAN" shall mean the current account agreement, dated January 1, 1996, between Philips Electron Optics B.V. and Nederlandse Philips Bedrijven B.V. in such amount as shall be outstanding thereunder as of January 1, 1997.

        "PROCEEDINGS" shall have the meaning set forth in Section 3.8.

        "PROXY STATEMENT" shall have the meaning set forth in Section 5.3(a).

        "REPRESENTATIVES" shall have the meaning set forth in Section 5.6.

        "REQUIRED APPROVALS" shall mean all authorizations, consents, orders or approvals of, permits or licenses from, or declarations or filings with any Governmental Entity, and all third party consents, in each case necessary to effect the transactions contemplated by this Agreement in all material respects and to conduct the PEO Business as previously conducted in all material respects.

        "RESTRUCTURING" shall mean the process whereby the PEO Assets and PEO Liabilities are transferred, to the extent necessary, from certain Persons in the Philips Group into the PEO Group and by which the assets and liabilities of any corporation in the PEO Group that are not PEO Assets and PEO Liabilities, respectively, are transferred out of the PEO Group prior to Closing.

        "RIGHTS OUTSTANDING AT CLOSING" shall have the meaning set forth in the definition of Outstanding Common Stock.

        "SEC" shall mean the Securities and Exchange Commission, including any successor Governmental Entity thereto.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "SELLING SHAREHOLDERS" shall have the meaning set forth in Section 5.14.

        "SHAREHOLDERS MEETING" shall have the meaning set forth in Section 5.4.

        "SHARES" shall have the meaning set forth in Section 2.1.

        "STOCK OPTION PLAN" shall mean the 1984 Stock Incentive Plan, the 1995 Stock Incentive Plan and the 1995 Supplemental Stock Incentive Plan of FEI.

        "STOCK RIGHT" means any options, warrants, convertible securities or other rights to acquire shares of Common Stock, including without limitation any options issued under the Stock Option Plan.

        "SUBSIDIARY" means any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, and, with respect to FEI, includes, without limitation, FEI Asia, Inc., FEI Europe, Ltd., a United Kingdom corporation, FEI Europe GmbH, a German limited liability company, and FEI FSC, Ltd., a United States Virgin Islands corporation.

        "SUPERIOR PROPOSAL" shall have the meaning set forth in Section 5.2.

        "TAKEOVER STATUTE" shall have the meaning set forth in Section 3.13.

        "TAXES" shall mean all U.S. federal, state or local, or foreign, taxes, charges, fees, imports and levies including, but not limited to, income, gross receipts, capital stock, inventory, windfall profits, alternative minimum, ad valorem, value added, severance, property, production, sales, use, license, excise, stamp, occupation, franchise, payroll, social security, employment, withholding or similar taxes, and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

        "TAX LAW" shall mean any Law relating to Taxes.

        "TAX RETURNS" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

        "THIRD-PARTY INTELLECTUAL PROPERTY" shall have the meaning set forth in
    Section 3.15(b)(i).

        "TRANSACTION" shall mean the issuance of the Definite Shares and Additional Shares by FEI to PIE in exchange for 100% of the outstanding capital stock of PEO Holdings and PEO-US and the assignment to FEI of the rights currently held by Nederlandse Philips Bedrijven B.V. under the PIE Loan upon the terms and conditions set forth herein.

        "TRANSITIONAL SERVICES" shall have the meaning set forth in Section 5.13(d).

        "U.S. PEO COMPENSATION AND BENEFIT PLANS" shall have the meaning set forth in Section 4.6(c).

        "U.S. TRANSFERRED EMPLOYEES" shall have the meaning set forth in Section 5.8(a).

        "VOTING DEBT" shall have the meaning set forth in Section 3.4.

        "WARN" shall mean the Worker Adjustment and Retraining Notification Act.

        "WELFARE PLANS" shall have the meaning set forth in Section 5.8(b).

        "ZEISS CLAIM" shall mean any present or future claims asserted by Carl Zeiss GmbH of Oberkochen, Germany against the PEO Business relating to the alleged infringement of U.S. Patent Number 4,713,543, European Patent Number 0180723B1 and Japanese Patent Number JP-A-49,364/86.

    Section 1.2 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

    Section 1.3  OTHER DEFINITIONAL PROVISIONS.

    (a) The words "HEREOF", "HEREIN", and "HEREUNDER" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

    (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

    (c) The terms "DOLLARS" and "$" shall mean United States dollars.

    (d) The terms "GUILDERS" and "NLG" shall mean the lawful currency of The Netherlands.

                                   ARTICLE II
                            PURCHASE OF COMMON STOCK

    Section 2.1 PURCHASE AND SALE OF COMMON STOCK. On the terms and subject to the conditions set forth herein, (i) at the Closing, FEI agrees to issue to PIE such number of shares of Common Stock (the "DEFINITE SHARES") as shall constitute, when issued, 55% of the then issued and outstanding shares of FEI's Common Stock and (ii) FEI agrees to issue to PIE from time to time such number of additional shares of Common Stock (the total number of such shares issued as at any time being herein referred to as "ADDITIONAL SHARES", and together with the Definite Shares, the "SHARES") such that the Shares shall at all times constitute, when issued, 55% of the Outstanding Common Stock. In consideration therefor, at the Closing and on the terms and subject to the conditions set forth herein (A) PIE agrees to transfer to FEI 100% of the outstanding capital stock of PEO Holdings and to assign to FEI the rights currently held by Nederlandse Philips Bedrijven B.V. under the PIE Loan and (B) PIE shall transfer to FEI 100% of the outstanding capital stock of PEO-US.

    Section 2.2  CLOSING; DELIVERY AND PAYMENT.

    (a) The Closing shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 10:00 A.M. New York City time, no later than two business days after all of the conditions precedent specified in
Article VI have been satisfied or waived (or at such other time and place as the parties hereto may mutually agree). The date on which the Closing occurs is referred to herein as the "CLOSING DATE".

    (b) On the Closing Date, (i) FEI shall deliver to PIE certificates representing the Definite Shares duly issued to PIE and registered in the name of PIE or its designee, (ii) PIE shall deliver to FEI a duly executed instrument assigning to FEI the rights currently held by Nederlandse Philips Bedrijven B.V. under the PIE Loan, (iii) PIE shall convey to FEI all right, title and interest in and to the shares of common stock (the "PEO STOCK") representing 100% of the outstanding capital stock of PEO Holdings and such conveyance shall be accomplished by the due execution of a notarial deed of transfer in accordance with Netherlands law and (iv) PIE shall deliver or have delivered to FEI certificates representing 100% of the outstanding capital stock of PEO-US (the "PEO-US CERTIFICATES"), duly endorsed and in form for transfer to FEI.

    Section 2.3  NET OPERATING CAPITAL.

    (a) Within 30 days following the Closing Date, KPMG Accountants shall determine the Net Operating Capital and provide to FEI and its accountants the calculations and supporting evidence for such calculation of Net Operating Capital. FEI's accountants shall have 30 days to review and respond to KPMG Accountants' calculation. If FEI's accountants do not agree with KPMG's calculation then FEI shall inform PIE in writing ("FEI'S OBJECTION") setting forth a description in reasonable detail of the basis for such disagreement and the adjustments FEI believes should be made to the Net Operating Capital, on or before the last day of such 30-day period. PIE shall then have 30 days to review and respond to FEI's Objection and PIE shall not be limited to addressing FEI's Objection, but shall have the right to raise any aspects of the Net Operating Capital calculation that PIE believes are relevant to understanding such calculation. If FEI and PIE are unable to resolve all of their disagreements with respect to FEI's Objection within 10 days following the completion of PIE's review of FEI's Objection, they shall refer their remaining differences to a "Big Six" or other internationally recognized firm of independent public accountants as to which FEI and PIE mutually agree (the "CPA FIRM"), who shall determine, only by resolving the remaining differences so submitted, including any aspects of the Net Operating Capital calculation raised by PIE in response to FEI's Objection, the Net Operating Capital. FEI and PIE shall instruct the CPA Firm to deliver its written determination to FEI and PIE no later than the twentieth day after the remaining differences underlying FEI's Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon FEI and PIE. The fees and disbursements of the CPA Firm shall be shared equally by FEI and PIE. PIE agrees to make available to the CPA Firm all relevant Books and Records and any work papers (including those of KPMG Accountants) relating to the Net Operating Capital and all other items reasonably requested by the CPA Firm. The "CLOSING NET OPERATING CAPITAL" shall be (i) the Net Operating Capital, as calculated by KPMG Accountants, in the event that (x) no FEI's Objection is delivered to PIE during the 30-day period specified above, or (y) FEI and PIE so agree, (ii) the Net Operating Capital, as calculated by KPMG Accountants, adjusted in accordance with the FEI's Objection in the event that PIE does not respond to FEI's Objection within the 30-day period following receipt by PIE of FEI's Objection or agrees with FEI's Objection, or (iii) the Net Operating Capital, as calculated by KPMG Accountants, as adjusted by either (x) the agreement of FEI and PIE or (y) the CPA Firm.

    (b) If the Closing Net Operating Capital less NLG 78.1 million is greater than zero but less than NLG 3 million, PEO Holdings shall, promptly after determination of the Closing Net Operating Capital, execute a note, in form acceptable to PIE, dated as of the Closing Date, payable to PIE, for a principal amount equal to such difference which will bear simple interest at the rate of 7 3/8%, payable monthly in arrears. The full principal amount specified in the note and all outstanding interest thereon shall be due and payable one year from the Closing Date.

    (c) If the Closing Net Operating Capital less NLG 78.1 million is greater than NLG 3 million, PEO Holdings shall, promptly after determination of the Closing Net Operating Capital, execute two notes, each in form acceptable to PIE, each dated as of the Closing Date, with the full principal amount specified in each note and all outstanding interest thereon to be due and payable to PIE one year from the Closing Date. The first note shall be in the principal amount of NLG 3 million and shall bear simple interest at the rate of 7 3/8%, payable monthly in arrears. The second note shall be for a principal amount equal to the difference between the Closing Net Operating Capital and NLG 81.1 million and shall bear simple interest at the rate of 4%, payable monthly in arrears; PROVIDED, HOWEVER, that the principal amount of such second note shall be no greater than NLG 3 million.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF FEI

    FEI hereby represents and warrants that:

        Section 3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of FEI and its Subsidiaries is a corporation duly organized, validly existing and in good standing, to the extent such concept or analogous concepts exist in the applicable jurisdiction, under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have an FEI Material Adverse Effect. FEI has made available to PIE a complete and correct copy of FEI's and its Subsidiaries' certificates of incorporation and by-laws, each as amended to date. FEI's and its Subsidiaries' certificates of incorporation and by-laws so delivered are in full force and effect. Section 3.1 of the Disclosure Schedule contains a correct and complete list of each jurisdiction where FEI and each of its Subsidiaries is organized and qualified to do business.

        Section 3.2  CORPORATE AUTHORITY; APPROVAL AND FAIRNESS.

        (a) FEI has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and, subject only to approval of this Agreement by the holders of the outstanding shares of FEI (the "FEI REQUISITE VOTE"), to consummate the Transaction. This Agreement is a valid and legally binding obligation of FEI enforceable against FEI in accordance with its terms.

        (b) The board of directors of FEI (i) has duly approved this Agreement and the Transaction contemplated hereby and (ii) has received the opinion of its financial advisors, Needham & Company, Inc., to the effect that the Transaction is fair to FEI and its shareholders from a financial standpoint.

        Section 3.3  GOVERNMENTAL FILINGS; NO VIOLATIONS.

        (a) Other than the filings and/or notices (i) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) the proxy solicitation requirements of the Exchange Act, and
    (iii) to comply with state securities or "blue-sky" laws, no notices, reports or other filings are required to be made by FEI with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by FEI from, any governmental or regulatory authority, agency, commission, body or other governmental entity of any federal, state or foreign government ("GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement by FEI and the consummation by FEI of the Transaction contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have an FEI Material Adverse Effect or prevent, materially delay or materially impair the ability of FEI to consummate the Transaction contemplated by this Agreement.

        (b) The execution, delivery and performance of this Agreement by FEI do not, and the consummation by FEI of the Transaction contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of FEI or the comparable governing instruments of any of its Subsidiaries, (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Encumbrance on the assets of FEI or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon FEI or any of its Subsidiaries or any Laws or governmental or non-governmental permit or license to which FEI or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contracts binding upon FEI or any of its Subsidiaries, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a FEI Material Adverse Effect or prevent, materially delay or materially impair the ability of FEI to consummate the Transaction contemplated by this Agreement. Section 3.3(b) of the Disclosure Schedule sets forth a correct and complete list of Contracts of FEI and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

        Section 3.4 CAPITAL STRUCTURE. The authorized capital stock of FEI consists of 500,000 shares of preferred stock, none of which have been issued at any time, and 15,000,000 shares of Common Stock, of which 7,956,933 shares were outstanding as of the close of business on October 31, 1996. All of the outstanding Common Stock has been duly authorized and is validly issued, fully paid and nonassessable. Prior to the Closing Date, upon obtaining the shareholder approval contemplated by Section 5.4 hereof, the Definite Shares and Additional Shares will be duly authorized and, when issued, will be validly issued, fully paid and non-assessable. Prior to the Closing Date, FEI will have duly authorized and reserved for issuance at least 1,580,492 shares of Common Stock, sufficient for the issuance of the maximum number of Additional Shares issuable to PIE pursuant to this Agreement. Other than 1,293,130 shares reserved for issuance for the conversion or exercise of any Stock Right, and the 1,580,492 shares to be reserved prior to the Closing for the issuance of Additional Shares, FEI has no shares of Common Stock reserved for issuance. The Disclosure Schedule contains a correct and complete list of each outstanding right to acquire shares of Common Stock pursuant to any Stock Right (each an "FEI OPTION"), including the holder, date of grant, exercise price and period and number of shares of Common Stock subject thereto and no additional Stock Rights are issuable by FEI without approval of FEI's board of directors. Each of the outstanding shares of capital stock or other securities of each of FEI's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by FEI or by a direct or indirect wholly-owned subsidiary of FEI, free and clear of all Encumbrances. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of FEI or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of FEI or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. FEI does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of FEI on any matter ("VOTING DEBT"). Neither the Transaction or any other transaction contemplated by this Agreement shall result in any adjustment, either as a result of the exercise of the discretion of FEI's board of directors or otherwise, to the number of shares of Common Stock issuable pursuant to any Stock Right, including without limitation, pursuant to Section 10 of the 1984 Stock Incentive Plan, Section 13 of the 1995 Stock Incentive Plan and Section 8 of the 1995 Supplemental Stock Incentive Plan.

        Section 3.5 FEI REPORTS; FINANCIAL STATEMENTS. FEI has delivered to PIE each registration statement, report, proxy statement or information statement prepared by it since December 31, 1995 (the "AUDIT DATE"), including, without limitation, (i) FEI's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) FEI's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any reports filed with the SEC subsequent to the date hereof and prior to the Closing Date, the "FEI REPORTS"). As of their respective dates, the FEI Reports did not, and any FEI Reports filed with the SEC subsequent to the date hereof and prior to the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the FEI Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of FEI and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders' equity included in or incorporated by reference into the FEI Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, changes in cash flows and stockholders' equity as the case may be, of FEI and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles and all related SEC rules and regulations ("GAAP") consistently applied during the periods involved, except as may be noted therein.

        Section 3.6  EMPLOYEE BENEFITS.

        (a) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement ("COMPENSATION AND BENEFIT PLANS") that covers employees, directors, former employees or former directors of FEI and its Subsidiaries (the "FEI COMPENSATION AND BENEFIT PLANS") and any trust agreement or insurance contract forming a part of the FEI Compensation and Benefit Plans has been made available to PIE prior to the date hereof. FEI Compensation and Benefit Plans are listed in Section 3.6(a) of the Disclosure Schedule and any "change of control" or similar provisions therein are specifically identified in Section 3.6(a) of the Disclosure Schedule.

        (b) All FEI Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and ERISA. Each FEI Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and to the Knowledge of FEI, there are no circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, there is no pending or, to the Knowledge of FEI, threatened material litigation relating to the FEI Compensation and Benefit Plans. Neither FEI nor any Subsidiary has engaged in a transaction with respect to any FEI Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject FEI or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

        (c) Neither FEI nor any entity which is considered one employer with FEI under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE") has adopted, maintains or contributes to any "single employer" plan within the meaning of Section 4001(a)(15) of ERISA or a "multiemployer plan" within the meaning of Section 4001(a)(13) of ERISA or adopted, maintained or contributed to any such plan within the last five years.

        (d) All contributions required to be made under the terms of any FEI Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the FEI Reports prior to the date hereof.

        (e) Neither FEI nor its Subsidiaries have any obligations for retiree health and life benefits under any FEI Compensation and Benefit Plan, except as set forth in the Disclosure Schedule. FEI or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

        (f) The consummation of the Transaction contemplated by this Agreement will not (i) entitle any employees of FEI or its Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the FEI Compensation or Benefit Plans as in effect as of the date hereof, except as contemplated by
    Section 5.8(a) hereof, or (iii) result in any breach or violation of, or a default under, any of the FEI Compensation and Benefit Plans.

        (g) All FEI Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of FEI and its Subsidiaries comply in all material respects with applicable local law. FEI and its Subsidiaries have no material unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

        Section 3.7  ABSENCE OF CERTAIN CHANGES.  Except as disclosed in Section
    3.7 of the Disclosure Schedule, since the Audit Date FEI and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (a) any change in the financial condition, properties, prospects, business or results of operations of FEI and its Subsidiaries or any development or combination of developments affecting FEI, to the Knowledge of FEI, except those changes, developments or combinations of developments that, individually or in the aggregate, are not reasonably likely to have an FEI Material Adverse Effect and other than changes resulting from the public announcement on September 5, 1996 of the signing of the Letter of Intent with respect to this Transaction; (b) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by FEI or any of its Subsidiaries, whether or not covered by insurance; (c) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of FEI, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; or (d) any change by FEI in accounting principles, practices or methods. Since the Audit Date, except as provided for herein or as disclosed in Section 3.7 of the Disclosure Schedule, (i) there has not been any increase in the compensation payable or that could become payable by FEI or any of its Subsidiaries to officers or key employees or any amendment of any of the FEI Compensation and Benefit Plans other than increases or amendments in the ordinary course in accordance with established past practice and (ii) no employment agreements with any employees or officers of FEI or its Subsidiaries have been entered into by FEI or its Subsidiaries.

        Section 3.8  LITIGATION AND LIABILITIES.  Except as disclosed in Section
    3.8 of the Disclosure Schedule, there are no (a) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings (collectively "PROCEEDINGS") pending or, to the Knowledge of FEI, threatened against or affecting FEI or any of its Affiliates or (b) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, environmental and occupational safety and health matters, or any other facts or circumstances, to the Knowledge of FEI, that could result in any claims against, or obligations or liabilities of, FEI or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have an FEI Material Adverse Effect or prevent or materially burden or materially impair the ability of FEI to consummate the Transaction contemplated by this Agreement.

        Section 3.9  COMPLIANCE WITH LAWS; PERMITS.  Except as disclosed in
    Section 3.9 of the Disclosure Schedule, the businesses of each of FEI and its Subsidiaries have not been, and are not being, conducted in violation of any applicable law, ordinance, regulation, judgment, order, decree, arbitration award, license or permit of any Governmental Entity (collectively, "LAWS") except for any such violations which have not had and are not reasonably likely, individually or in the aggregate, to have an FEI Material Adverse Effect. Except as set forth in the FEI Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to FEI or any of its Subsidiaries is pending or, to the Knowledge of FEI, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the Knowledge of FEI, no material change is required in FEI's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and FEI has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. FEI and its Subsidiaries each has all material permits, licenses, trademarks, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as currently conducted.

        Section 3.10  ENVIRONMENTAL MATTERS.  Except as disclosed in Section
    3.10 of the Disclosure Schedule and except for such matters that, alone or in the aggregate, are not reasonably likely to have an FEI Material Adverse Effect and except with respect to any portion of the FEI Business conducted on properties owned by Philips or its Affiliates, excluding FEI and its
    Subsidiaries: (i) to the Knowledge of FEI, FEI and its Subsidiaries have complied with all applicable Environmental Laws; (ii) to the Knowledge of FEI, the properties currently owned or operated by FEI (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances requiring remediation under applicable Environmental Laws; (iii) to the Knowledge of FEI, the properties formerly owned or operated by FEI or any of its Subsidiaries (or former subsidiaries) were not contaminated with Hazardous Substances by FEI during the period of ownership or operation by FEI or any of its Subsidiaries (or former subsidiaries) requiring remediation under applicable Environmental Laws; (iv) to the Knowledge of FEI, neither FEI nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither FEI nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that FEI or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vi) neither FEI nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) to the Knowledge of FEI, there are no circumstances or conditions involving FEI or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of FEI pursuant to any Environmental Law.

        Section 3.11 LABOR MATTERS. Neither FEI nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is FEI or any of its Subsidiaries the subject of any material proceeding asserting that FEI or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of FEI, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving FEI or any of its Subsidiaries.

        Section 3.12 INSURANCE. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by FEI or any of its Subsidiaries are with reputable insurance carriers and provide a reasonable amount of coverage in light of the normal risks incident to the business of FEI and its Subsidiaries and their respective properties and assets.

        Section 3.13 TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Sections 60.801 to 60.816 of the Oregon Business Corporation Act) (each a "TAKEOVER STATUTE") or any applicable anti-takeover provision in FEI's certificate of incorporation and by-laws is, or at the Closing will be, applicable to the Transaction contemplated by this Agreement.

        Section 3.14 TAXES. FEI and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes that are required to be paid, or that FEI or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or, to the Knowledge of FEI threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the Knowledge of FEI, any unresolved questions or claims concerning a material Tax liability of FEI or any of its Subsidiaries. FEI has made available to PIE true and correct copies of the United States federal income Tax Return filed by FEI and its Subsidiaries for each of the fiscal years ended December 31, 1993, 1994 and 1995, together with any examination reports or statements of deficiency issued with respect to any Tax Returns of FEI or any Subsidiary since October 15, 1992. Neither FEI nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before September 30, 1996 in excess of the amounts accrued in respect thereto that are reflected in the financial statements included in the FEI Reports filed on or prior to the date hereof. The most recent consolidated financial statements contained in the FEI Reports reflect an adequate reserve for all taxes payable by FEI and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. None of FEI or any of its Subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority). There is no employment, severance or termination agreement, other compensation arrangement or Compensation and Benefit Plan currently in effect which provides for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement to any employee, officer or director of FEI or any of its affiliates who is a "disqualified individual" (as such term is defined in Section 280G(c) of the Code), that would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). FEI and each of its Subsidiaries are not currently, have not been within the last five years, and do not anticipate becoming a "United States real property holding company" within the meaning of Section 897(c) of the Code. None of the assets of FEI or any Subsidiary are subject to any Encumbrances that arose in connection with any failure or alleged failure to pay any Tax. Except as disclosed in Section 3.14 of the Disclosure Schedule, no claim has ever been made by an authority in a jurisdiction where FEI or any Subsidiary does not file Tax Returns that FEI or the relevant Subsidiary is or may be subject to taxation by that jurisdiction.

        Section 3.15  INTELLECTUAL PROPERTY.

        (a) To the Knowledge of FEI, FEI and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property and tangible or intangible proprietary information or materials that are used in the business of FEI and its subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have an FEI Material Adverse Effect. Section 3.15(a) of the Disclosure Schedule sets forth a list of all current patents, patent applications, registered trademarks, registered service marks, readily identifiable common law trademarks, trademark or service mark applications, of FEI.

        (b) Except as disclosed in Section 3.15(b) of the Disclosure Schedule or as is not reasonably likely to have an FEI Material Adverse Effect:

            (i) to the Knowledge of FEI, FEI is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which FEI is a party and pursuant to which FEI is authorized to use any Intellectual Property of any third party ("THIRD-PARTY INTELLECTUAL PROPERTY");

            (ii) no claims with respect to any Intellectual Property owned by FEI or any of its Subsidiaries (the "FEI INTELLECTUAL PROPERTY"), any trade secret material to FEI, or Third-Party Intellectual Property to the extent arising out of any use, reproduction, or distribution of such Third-Party Intellectual Property by or through FEI or any of its Subsidiaries, are currently pending or, to the Knowledge of FEI, are overtly threatened by any person;

           (iii) to the Knowledge of FEI, there are no valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by FEI or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark, or trade secret; (B) against the use by FEI or any of its Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how, or computer software programs and applications used in the business of FEI or any of its Subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity, or effectiveness of any of the FEI Intellectual Property or other trade secret material to FEI; or (D) challenging the license or legally enforceable right to use of the Third-Party Intellectual Property by FEI or any of its Subsidiaries;

            (iv) to the Knowledge of FEI, all patents, registered trademarks and service marks, and copyrights held by FEI are valid, enforceable and subsisting; and

            (v) to the Knowledge of FEI, there is no material unauthorized use, infringement or misappropriation of any of FEI Intellectual Property by any third party, including any employee or former employee of FEI or any of its Subsidiaries.

            (iv) FEI is not a party to any agreement that would, as a result of the Closing, obligate Philips or any of its Affiliates to cross license to any third party any of Philips' or any of such Affiliates' Intellectual Property.

        Section 3.16 CONTRACTS. Section 3.16 of the Disclosure Schedule sets forth a list, as of the date hereof, of each written Contract of FEI or its Subsidiaries (other than (i) purchase orders in the ordinary and usual course of business involving less than $1,000,000, (ii) sales orders in the ordinary and usual course of business involving less than $2,000,000, (iii) any Contract involving the payment of less than $500,000 in the aggregate or that is terminable by FEI without penalty or other expense on 60 days' notice or less, (iv) confidentiality agreements entered into in the usual course of business, (v) employment agreements covering non-U.S. Employees (other than contracts with key non-U.S. Employees), (vi) trademark agreements and (vii) service maintenance agreements in the ordinary and usual course of business). Section 3.16 of the Disclosure Schedule does not omit any Contract (written or oral) that is material to FEI's Business. Except as set forth in Section 3.16(ii) of the Disclosure Schedule, each Contract that is material to FEI's Business as currently conducted is a valid and binding agreement of FEI or its Subsidiaries and is in full force and effect. To the Knowledge of FEI, there is no material default by the other party to or any event, occurrence or circumstance which, upon the passage of time or the giving of notice or both, would result in a material default under any Contract that is material to FEI's Business, which default or potential default has not been cured or waived.

        Section 3.17 BROKERS AND FINDERS. Neither FEI nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Transaction or the other transactions contemplated in this Agreement except that FEI has employed Needham & Company, Inc. as its financial advisor, the arrangements with which have been disclosed to PIE prior to the date hereof.

        Section 3.18 CUSTOMERS AND SUPPLIERS. To the Knowledge of FEI, no material customer or supplier of FEI's Business will cease or substantially reduce the business conducted with FEI after, or as a result of, the consummation of the Transaction contemplated hereby.

        Section 3.19 VOTING AGREEMENT. The shareholders of FEI listed on Annex 3.19(a) have duly executed voting agreements in substantially the form attached hereto as Annex 3.19(b), pursuant to which such shareholders have agreed to vote their shares at the Shareholders Meeting to approve and adopt this Agreement, including the Transaction and the issuance of Shares contemplated hereby, and to approve an increase in the number of shares of Common Stock authorized for issuance from 15 million to 21.5 million.

        Section 3.20 PRESS RELEASES. FEI has provided to PIE a copy of each press release distributed by FEI or its Subsidiaries since the Audit Date.

        Section 3.21 INDUSTRIAL SECURITY CLEARANCES. Neither FEI, its Subsidiaries nor any of its employees has or is required to have any industrial security clearance relating to classified information and none is needed for purposes of any Contract with any United States government department, agency or instrumentality or, any subcontract under such a Contract.

        Section 3.22 OTHER INFORMATION. The information furnished by FEI in this Agreement, the Annexes hereto, the Disclosure Schedule and in any certificate executed or delivered pursuant hereto by or on behalf of FEI is not materially false or misleading and does not contain a misstatement of a material fact or omit to state any material fact required to be stated in order to make the statements herein and therein not misleading.

        Section 3.23 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article III, neither FEI nor any other Person makes any other express or implied representation or warranty on behalf of FEI.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF PIE

    PIE hereby represents and warrants, and Philips hereby represents and warrants with respect to Sections 4.1, 4.2, 4.3, 4.6 and 4.15 only, that:

        Section 4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of Philips and PIE, and the PEO Group is or, with regard to the PEO Group, will be at Closing, a corporation duly organized, validly existing and in good standing, to the extent such concept or analogous concepts exist in the applicable jurisdiction, under the laws of its respective jurisdiction of organization and has, or will have at Closing, all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is, or will be at Closing, qualified to do business and in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a PEO Material Adverse Effect. PIE has made available to FEI a complete and correct copy of PIE's Articles of Association, as amended to date. Prior to the Closing, PIE will have made available to FEI a complete and correct copy of the Certificate of Incorporation of PEO-US, the Articles of Association of PEO Holdings and, with respect to its Subsidiaries, their equivalents, and such Articles of Association and such equivalents, so delivered are in full force and effect. Section 4.1 of the Disclosure Schedule contains a correct and complete list of each jurisdiction where any corporation in the PEO Group is organized. At Closing, PEO-US and PEO Holdings, to the extent a concept equivalent to due qualification exists in jurisdictions in which it operates, will be duly qualified to transact business in each jurisdiction in which failure to so qualify would result in a PEO Material Adverse Effect.

        Section 4.2  CORPORATE AUTHORITY AND APPROVAL.

        (a) Philips and PIE have all requisite corporate power and authority and have taken all corporate action necessary in order to execute, deliver and perform their obligations under this Agreement and to consummate the Transaction. The obligations of Philips and PIE contained in this Agreement are valid and legally binding obligations of Philips and PIE enforceable against Philips and PIE, respectively, in accordance with its terms.

        (b) The board of management of PIE has duly approved this Agreement and the Transaction and the board of management of Philips has duly approved the Restructuring and Transaction.

        Section 4.3  GOVERNMENTAL FILINGS; NO VIOLATIONS.

        (a) Except as set forth on Schedule 4.3 and other than the filings and/or notices (i) under the HSR Act, (ii) pursuant to the Exon-Florio Amendment, (iii) pursuant to ISRA, and (iv) any filings, consents, registrations, approvals, permits or authorizations required in connection with the Restructuring all of which have been or will be timely made or obtained, no notices, reports or other filings are required to be made by Philips or PIE with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Philips or PIE from any Governmental Entity, in connection with the execution and delivery of this Agreement by Philips and PIE and the consummation by Philips and PIE of the Transaction contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a PEO Material Adverse Effect or prevent, materially delay or materially impair the ability of Philips or PIE to consummate the Transaction or the Restructuring contemplated by this Agreement.

        (b) The execution, delivery and performance of this Agreement by Philips and PIE do not, and the consummation by Philips and PIE of the Restructuring and the Transaction contemplated hereby will not, constitute or result in
    (i) a breach or violation of, or a default under, the Certificate of Incorporation of PEO-US or Articles of Association of Philips, PIE or PEO Holdings or their equivalents in the case of PEO Holdings' Subsidiaries or (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Encumbrance on any of the assets used in the PEO Business of PIE, or the PEO Group (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon PIE or any corporation in the PEO Group or any Law or governmental or non-governmental permit or license to which PIE or any corporation in the PEO Group is subject except, in the case of clause (ii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to prevent, materially delay or materially impair the ability of PIE to consummate the Restructuring and the Transaction contemplated by this Agreement.

        Section 4.4 CAPITAL STOCK. Prior to Closing, PIE will directly own all of the outstanding capital stock of PEO Holdings and PEO-US, in each case, free and clear of all Encumbrances. There are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments to issue or sell any shares of capital stock or other equity interest of any such entity or any securities or obligations convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interest of PEO Holdings or PEO-US, and no securities or obligations evidencing such rights are outstanding. Prior to Closing each of the outstanding shares of capital stock or other securities of each of PEO Holdings' Subsidiaries and of PEO-US will be duly authorized, validly issued, fully paid and nonassessable and all of the securities of PEO Holdings' Subsidiaries are owned, directly or indirectly, by PEO Holdings, free and clear of all Encumbrances.

        Section 4.5 PEO FINANCIAL STATEMENTS. Each of the PEO financial statements for the PEO Business for the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996 (including the related notes and schedules) (the "PEO FINANCIAL STATEMENTS"), other than any financial statements for the nine months ended September 30, 1995 which are unaudited, was audited by KPMG Accountants and each of the consolidated balance sheets included in or incorporated by reference into the PEO Financial Statements fairly presents the consolidated financial position of the PEO Business as of its date and each of the consolidated statements of operations, cash flows and stockholders' equity included in or incorporated by reference into the PEO Financial Statements fairly presents the results of operations, changes in cash flows and stockholders' equity, as the case may be, of the PEO Business for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. The PEO Financial Statements were made available to FEI prior to the date hereof.

        Section 4.6  EMPLOYEE BENEFITS.

        (a) COMPENSATION AND BENEFIT PLANS. A copy of each Compensation and Benefit Plan that covers Employees (the "PEO COMPENSATION AND BENEFIT PLANS") and any trust agreement or insurance contract forming a part of the PEO Compensation and Benefit Plans has been made available for inspection locally by FEI prior to the date hereof. All pension arrangements Philips and PIE have in place covering current or former Non-U.S. Employees are set forth in Section 4.6(a) of the Disclosure Schedule. Philips and PIE have complied with the terms and conditions of these arrangements.

        (b) ACCELERATION AND VESTING. Except as set forth in Section 4.6(b) of the Disclosure Schedule, the consummation of the Transaction contemplated by this Agreement will not (i) entitle any Employees to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of PEO Compensation or Benefit Plans as in effect as of the date hereof or (iii) result in any breach or violation of, or a default under, any of the PEO Compensation and Benefit Plans.

        (c) U.S. EMPLOYEE BENEFITS. (i) All PEO Compensation and Benefit Plans covering U.S. Transferred Employees ("U.S. PEO COMPENSATION AND BENEFIT PLANS") are in substantial compliance with all applicable law, including the Code and ERISA. Each U.S. PEO Compensation and Benefit Plan that is a Pension Plan and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and to the Knowledge of PEO, there are no circumstances likely to result in revocation of any such favorable determination letter.

        (ii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the PEO Business or any corporation in the PEO Group with respect to any U.S. PEO Compensation and Benefit Plan which is an ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of an ERISA Affiliate. No corporation in the PEO Group has incurred and none expect to incur any withdrawal liability under Subtitle E to Title IV of ERISA with respect to a multiemployer plan contributed to by them or by an ERISA Affiliate. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any U.S. PEO Compensation and Benefits Plan which is a Pension Plan within the 12-month period ending on the date hereof or will be required to be filed in connection with the transaction contemplated by this Agreement.

       (iii) Except as set forth in Section 4.6(c)(iii) of the Disclosure Schedule, all contributions required to be made under the terms of any U.S. PEO Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the PEO Financial Statements. No U.S. PEO Compensation and Benefit Plan which is a Pension Plan has an "accumulated funding deficiency" (whether or not waived) with respect to the PEO Business within the meaning of Section 412 of the Code or Section 302 of ERISA. No member of the Philips Group has provided, or is required to provide security, in respect of the U.S. PEO Compensation and Benefit Plans pursuant to Section 401(a)(29) of the Code.

        (iv) Except as set forth in Section 4.6(c)(iv) of the Disclosure Schedule, no corporation in the PEO Group will have at Closing any obligations for retiree health and life benefits under any U.S. PEO Compensation and Benefit Plan in respect of the Employees that would be material to the PEO Business.

        (d) NON-U.S. EMPLOYEE BENEFITS. (i) All PEO Compensation and Benefit Plans covering current or former Non-U.S. Employees comply in all material respects with applicable local law.

        (ii) Neither Philips nor PIE have ever received any letter or other communication from an industry wide pension fund claiming compulsory participation of current or former Non-U.S. Employees in any of its pension arrangements, and Philips and PIE each represent and warrant that each of them have no reason to believe that either of them will receive such a letter, communication or claim as a result of the Restructuring or the Transaction.

        Section 4.7 ABSENCE OF CERTAIN CHANGES. Except as reflected in the financial statements of the PEO Business for the nine months ended September 30, 1996 and as set forth in Section 4.7 of the Disclosure Schedule and other than as has been or shall be required or contemplated in connection with the Restructuring, since December 31, 1995 the PEO Business has been conducted in, and no material transaction has been engaged in other than according to, the ordinary and usual course of such business and there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of the PEO Business or any development or combination of developments affecting the PEO Business to the Knowledge of PIE, except those changes, developments or combinations of developments that, individually or in the aggregate, are not reasonably likely to have a PEO Material Adverse Effect or (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the PEO Business, whether or not covered by insurance.

        Section 4.8  LITIGATION AND PEO LIABILITIES.  Except as disclosed in
    Section 4.8 of the Disclosure Schedule, there are no (i) Proceedings pending or, to the Knowledge of PIE, threatened against or affecting the PEO Business or any corporation in the PEO Group or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law environmental and occupational safety and health matters, or any other facts or circumstances to the Knowledge of PIE that could result in any claims against, or obligations or liabilities of, the PEO Business, the PEO Assets, or any corporation in the PEO Group, except for those that are not, individually or in the aggregate, reasonably likely to have a PEO Material Adverse Effect.

        Section 4.9  COMPLIANCE WITH LAWS; PERMITS.  Except as disclosed in
    Section 4.9(a) of the Disclosure Schedule, the PEO Business has not been, and is not being, conducted in violation of any applicable Laws except for any such violations which have not had or are not reasonably likely, individually or in the aggregate, to have a PEO Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the PEO Business, or any corporation in the PEO Group is pending or, to the Knowledge of PIE, threatened, nor has any Governmental Entity indicated an intention to conduct the same other than routine investigations occurring in the ordinary course of business. To the Knowledge of PIE, no material change is required in the processes, properties or procedures of the PEO Business or any corporation in the PEO Group in connection with any such Laws, and PIE has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Except as set forth in Section 4.9(b) of the Disclosure Schedule, the PEO Business has, and, prior to Closing, the PEO Group will have, all material permits, licenses, trademarks, service marks, franchises, variances, exemptions, orders and other Governmental Authorizations, consents and approvals necessary to conduct its business as currently conducted.

        Section 4.10  ENVIRONMENTAL MATTERS.  Except as disclosed in the Section
    4.10 of the Disclosure Schedule and except for such matters that, alone or in the aggregate, are not reasonably likely to have a PEO Material Adverse
    Effect: (i) to the Knowledge of PIE, the PEO Business and the PEO Group have complied with all applicable Environmental Laws; (ii) to the Knowledge of PIE, the properties currently owned by or operated for the PEO Business and the PEO Group (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances requiring remediation under applicable Environmental Laws; (iii) to the Knowledge of PIE, the properties formerly owned or operated for the PEO Business were not contaminated by the PEO Business with Hazardous Substances during the period of ownership or operation by the PEO Business requiring remediation under applicable Environmental Laws; (iv) to the Knowledge of PIE, the PEO Group is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the PEO Business and the PEO Group have not received any notice, demand, letter, claim or request for information alleging that the PEO Business or the PEO Group may be in violation of or liable under any Environmental Law; (vi) the PEO Business and the PEO Group are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) to the Knowledge of PIE, there are no circumstances or conditions involving the PEO Business, the PEO Assets or the PEO Group that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property used in the PEO Business or by the PEO Group.

        Section 4.11 LABOR MATTERS. All material collective bargaining agreements, contracts, and other agreements and understandings with a labor union or organization are set forth in Section 4.11 of the Disclosure Schedule. As of the date hereof neither the PEO Business nor any corporation in the PEO Group is the subject of any material proceeding asserting that either the PEO Business or any corporation in the PEO Group has committed an unfair labor practice nor is there pending or, to the Knowledge of PIE, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the PEO Business and the PEO Group.

        Section 4.12 INSURANCE. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained for the PEO Business and the PEO Group are with reputable insurance carriers and provide reasonable coverage for all normal risks incident to the PEO Business and the PEO Group and their respective properties and assets and will continue in effect at and subsequent to Closing at FEI's cost.

        Section 4.13 TAKEOVER STATUTES. No Takeover Statute is, or at the Closing will be, applicable to PEO Holdings or PEO-US.

        Section 4.14 TAXES. No corporation in the PEO Group will have at Closing any liability with respect to income or similar Taxes or, in the case of the PEO Business in the U.S., franchise Taxes that accrued on or before December 31, 1995 in excess of the amounts accrued in respect thereto that are reflected in the PEO Financial Statements. The PEO Financial Statements reflect an adequate reserve for all taxes payable by the PEO Group for all taxable periods and portions thereof through the date of such financial statements. No corporation in the PEO Group will have at Closing or thereafter any income tax liability resulting from the Restructuring. No corporation in the PEO Group will be at Closing a party to or be bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority). No corporation in the PEO Group will have any legal liability for any Tax imposed on any entity not in the PEO Group, except for customs duties and value added taxes incurred in the ordinary course of business by the PEO Business and paid for their account by Nederlandse Philips Bedrijven B.V. None of the assets of the PEO Group are subject to any Encumbrances that arose in connection with any failure or alleged failure to pay any Tax.

        Section 4.15  INTELLECTUAL PROPERTY.

        (a) To the Knowledge of Philips, the Philips Group owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property and tangible or intangible proprietary information or materials that are used in the PEO Business as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a PEO Material Adverse Effect, all of which, upon closing of the Transaction, may be used and exploited in the PEO Business. Section 4.15(a) of the Disclosure Schedule sets forth a list of all current patents, patent applications, registered trademarks, registered service marks, readily identifiable common law trademarks, trademark or service mark applications, originated in and having their principal commercial use within the PEO Business.

        (b) Except as disclosed in Section 4.15(b) of the Disclosure Schedule or as is not reasonably likely to have a PEO Material Adverse Effect:

            (i) to the Knowledge of Philips, the PEO Business and the PEO Group are not, nor will be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the PEO Business or any corporation in the PEO Group is a party and pursuant to which the PEO Business or any corporation in the PEO Group is authorized to use any Third-Party Intellectual Property;

            (ii) no claims with respect to any Intellectual Property used by the PEO Business or any corporation in the PEO Group (the "PEO INTELLECTUAL PROPERTY"), any trade secret material to the PEO Business or any corporation in the PEO Group, or Third-Party Intellectual Property to the extent arising out of any use, reproduction, or distribution of such Third-Party Intellectual Property by or through the PEO Business or the PEO Group, are currently pending or, to the Knowledge of Philips, are overtly threatened by any person;

           (iii) to the Knowledge of Philips there are no valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the PEO Business or the PEO Group, infringes on any copyright, patent, trademark, service mark, or trade secret; (B) against the use by the PEO Business or the PEO Group of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how, or computer software programs and applications used in the PEO Business or the PEO Group as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity, or effectiveness of any of the PEO Intellectual Property or other trade secret material to the PEO Business; or (D) challenging the license or legally enforceable right to use of the Third-Party Intellectual Property by the PEO Business or the PEO Group;

            (iv) to the Knowledge of Philips, all patents, registered trademarks and service marks, and copyrights originated in and having their principal commercial use within the PEO Business, are valid, enforceable and subsisting; and

            (v) to the Knowledge of Philips, there is no material unauthorized use, infringement or misappropriation of any of the PEO Intellectual Property by any third party, including any employee or former employee of the PEO Business.

        Section 4.16 CONTRACTS. Section 4.16 of the Disclosure Schedule sets forth a list, as of the date hereof, of each written Contract that, to the Knowledge of PIE, is related to the PEO Business (other than (i) purchase orders in the ordinary and usual course of business involving less than $1,000,000, (ii) sales orders in the ordinary and usual course of business involving less than $2,000,000, (iii) any Contract involving the payment of less than $500,000 in the aggregate or that is terminable by the PEO Business without penalty or other expense on 60 days' notice or less, (iv) confidentiality agreements entered into in the usual course of business, (v) employment agreements covering Non-U.S. Employees (other than contracts with key Non-U.S. Employees), (vi) trademark agreements and (vii) service maintenance agreements in the ordinary and usual course of business). Except for patent licenses, Section 4.16 of the Disclosure Schedule does not omit any Contract (written or oral) that is material to the PEO Business. Except as set forth in Section 4.16(ii) of the Disclosure Schedule, each Contract that is material to the PEO Business as currently conducted is a valid and binding agreement of the Philips Affiliate which is a party thereto and is in full force and effect. To the Knowledge of PIE, there is no material default by the other party to or any event, occurrence or circumstance which, upon the passage of time or the giving of notice or both, would result in a material default under any Contract that is material to the PEO Business as currently conducted, which default or potential default has not been cured or waived.

        Section 4.17 BROKERS AND FINDERS. Neither PIE nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Transaction or the other transactions contemplated in this Agreement.

        Section 4.18 CUSTOMERS AND SUPPLIERS. To the Knowledge of PIE, no material customer or supplier of the PEO Business will cease or substantially reduce the business conducted with the PEO Business after, or as a result of, the consummation of the Transaction contemplated hereby.

        Section 4.19  PEO ASSETS AND PEO LIABILITIES.

        (a) Except as set forth in Section 4.19(a) of the Disclosure Schedule, PIE will duly transfer to the PEO Group, and as of the Closing Date, the PEO Group will own, directly or indirectly, all right, title and interest in and to all of the assets (the "PEO ASSETS") and will assume all of the liabilities of the PEO Business (the "PEO LIABILITIES") prior to the Closing Date.

        (b) Except for the Excluded Business and as set forth in Section 4.19(a) of the Disclosure Schedule, the PEO Assets, together with any Transitional Services contemplated hereby, comprise all of the assets necessary to conduct the PEO Business as currently conducted and at Closing will include, without limitation, all of the assets purchased pursuant to the Electro-Scan Purchase Agreement. Section 4.19(b) of the Disclosure Schedule contains a list of substantially all of the Employees to be transferred pursuant to this Agreement.

        Section 4.20  SHARED ASSETS; TITLE TO AND CONDITION OF PROPERTY.

        (a) Section 4.20(a) of the Disclosure Schedule sets forth a list of (i) shared facilities that are used in connection with the PEO Business and with other operations of PIE or PIE's other Affiliates or (ii) services provided to the PEO Business by PIE or any of PIE's other Affiliates.

        (b) Section 4.20(b) of the Disclosure Schedule sets forth a list of the Leased Real Property as of the date hereof. PIE or its Affiliates have, and at Closing PEO Holdings will have, good title to, or with respect to the Leased Real Property a valid and binding leasehold interest in, the property used in the PEO Business, free and clear of all Encumbrances, except (i) as set forth in Section 4.20(b) of the Disclosure Schedule, (ii) liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (iii) original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iv) other liens incurred in the ordinary course of business which, individually or in the aggregate, do not secure liabilities of $250,000 or more, (v) with respect to real property, easements, quasi-easements, licenses, covenants, rights-of-way, zoning, building and other similar restrictions that are not material to the PEO Business or to the operations or condition of the property so encumbered (all items included in (i) through (v), together with any matter set forth in Section 4.20(b) of the Disclosure Schedule, are referred to collectively herein as the "PERMITTED ENCUMBRANCES").

        (c) The leases described on Section 4.20(b) of the Disclosure Schedule constitute all of the leases under which PIE or its Affiliates holds a leasehold interest in real estate that is used in the PEO Business. Except as set forth on Section 4.20(b) of the Disclosure Schedule, the leases described thereon are in full force and effect. PIE has made available for inspection locally by FEI complete and accurate copies of each of the leases described on Section 4.20(b) of the Disclosure Schedule and none of such leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies made available to FEI.

        (d) Except as set forth on Section 4.20(d) of the Disclosure Schedule, the uses for which the Leased Real Property are zoned do not restrict, or in any manner impair, the use thereof for purposes of the PEO Business, as currently conducted, other than restrictions which, individually or in the aggregate, would not materially impair the use of the Leased Real Property in the PEO Business as currently conducted.

        (e) All of the material machinery, equipment and other tangible personal property and assets at or upon any Leased Real Property are in satisfactory condition for use in the ordinary course of the PEO Business consistent with the past practice of the PEO Business, and PIE or its Affiliates have performed regular maintenance on such machinery, equipment and other tangible personal property in accordance with their past practice (giving due account to the age and length of use of the same, ordinary wear and tear excepted).

        (f) PIE and its Affiliates have not received any notice of any violation of any applicable zoning, building code or subdivision ordinance or other Laws, or requirements relating to the operation of the Leased Real Property or any of the other PEO Assets (including, without limitation, applicable occupational health and safety laws and regulations) or any condemnation, eminent domain or any other Proceedings with respect to or any of the PEO Assets, other than violations or requirements which, individually or in the aggregate, would not have a PEO Material Adverse Effect.

        Section 4.21 SECURITIES ACT. PIE is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act in any manner that would be in violation of the Securities Act. PIE understands each certificate representing the Shares shall bear legends in the following form:

       "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        Section 4.22 PRESS RELEASES. PIE has provided to FEI a copy of each press release with respect to the PEO Business distributed by PIE or its Affiliates since December 31, 1995.

        Section 4.23 INDUSTRIAL SECURITY CLEARANCES. The PEO Business is not required to have, and does not have, and at Closing the PEO Group will not be required to have, any industrial security clearance relating to classified information and none is needed for purposes of any Contract with any United States government department, agency or instrumentality or, any subcontract under such a Contract.

        Section 4.24 OTHER INFORMATION. The information furnished by PIE in this Agreement, the Annexes hereto, the Disclosure Schedule and in any certificate executed or delivered pursuant hereto by or on behalf of PIE is not materially false or misleading and does not contain a misstatement of a material fact or omit to state any material fact required to be stated in order to make the statements herein and therein not misleading.

        Section 4.25 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article IV, none of Philips, PIE, any corporation in the PEO Group nor any other Person makes any other express or implied representation or warranty on behalf of PIE or any corporation in the Philips Group or the PEO Group.

                                   ARTICLE V
                                   COVENANTS

    Section 5.1 INTERIM OPERATIONS. FEI covenants and agrees as to itself and its Subsidiaries, and PIE covenants and agrees as to the PEO Group and the PEO Business that after the date hereof and prior to the Closing (unless the other party shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed), except as otherwise expressly contemplated by this Agreement or in connection with the Restructuring:

        (a) its business and that of its Subsidiaries shall be conducted in the ordinary and usual course and they and their Subsidiaries shall use their respective best efforts to preserve their business organizations intact and maintain their existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

        (b) they shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by them in any of their Subsidiaries; (ii) amend their Articles of Association, certificate of incorporation or by-laws; (iii) split, combine or reclassify their outstanding shares of capital stock; (iv) declare, set aside or pay any dividend or make any distribution payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries; or (v) repurchase, redeem or otherwise acquire, or permit any of their Subsidiaries to purchase or otherwise acquire, any shares of their capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

        (c) neither they nor any of their Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of their capital stock of any class or any Voting Debt or any other property or assets (other than, in the case of FEI, shares of Common Stock issuable without further action of FEI's board of directors pursuant to options outstanding on the date hereof under the Stock Option Plan); (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of their Subsidiaries) or incur or modify any material indebtedness or other liability; (iii) except as disclosed in budgets provided to the other party hereto prior to the date hereof, make any commitments for, make or authorize any capital expenditures other than in the ordinary and usual course of business and in amounts less than $50,000 individually and $250,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity; or (iv) enter into any joint venture, merger or other similar agreement with any Person;

        (d) except for grants of options, consistent with FEI's past practice, pursuant to its Stock Option Plan to purchase no greater than 5,000 shares of Common Stock, neither they nor any of their Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans, or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business in accordance with established past practice (which shall include normal periodic performance reviews and related compensation and benefit increases);

        (e) neither they nor any of their Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business modify, amend or terminate any of their material Contracts or waive, release or assign any material rights or claims;

        (f) neither they nor any of their Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

        (g) neither they nor any of their Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

        Section 5.2 ACQUISITION PROPOSALS. Each of FEI and PIE agrees that neither it nor any of its Affiliates nor any of the officers and directors of it or its Affiliates shall, and that it shall direct and use its best efforts to cause its and its Affiliates' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) with knowledge of the transactions contemplated hereby not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its Subsidiaries that are the subject of this Transaction (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). FEI and PIE each further agrees that neither it nor any of its Affiliates nor any of the officers and directors of it or its Affiliates shall, and that it shall direct and use its best efforts to cause its and its Affiliates' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Affiliates) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent either FEI or PIE or their respective boards of directors from, as applicable, (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the board of directors receives from the Person so requesting such information an executed confidentiality agreement on terms no less protective of the confidential information of FEI or the PEO Business than those contained in the Confidentiality Agreement (attached as Annex 5.2);
    (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) in the case of FEI, recommending such an Acquisition Proposal to the shareholders of FEI or in the case of PIE, entering into an agreement with respect to such an Acquisition Proposal if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the board of directors of FEI or PIE, as the case may be, determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (C) or (D) above, the board of directors of FEI or PIE, as the case may be, believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to FEI's shareholders or to PIE and, as applicable, its Affiliates from a financial point of view than the Transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "SUPERIOR PROPOSAL"). FEI and PIE each agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. FEI and PIE each agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 5.2 of the obligations undertaken in this Section 5.2. FEI and PIE each agrees that it will notify the other immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep PIE or FEI, as the case may be, informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. FEI and PIE each also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with such Person's consideration of acquiring it or any of its Subsidiaries that are the subject of this Transaction to return all confidential information heretofore furnished to such Person by or on behalf of FEI or PIE, as the case may be, or any Subsidiaries of either of them that are the subject of this Transaction.

        Section 5.3  INFORMATION SUPPLIED.

        (a) FEI agrees, as to itself and its Subsidiaries that (i) none of the information, except for such information to be provided by PIE pursuant to
    Section 5.3(b) below, to be included or incorporated by reference in the proxy statement (including any amendments or supplements thereto, the "PROXY STATEMENT") used in connection with the Shareholder's Meeting will, at the time the Proxy Statement is published and mailed to FEI's Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement will not, at the date of mailing to shareholders and at the times of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent any such untrue statement is provided by PIE pursuant to Section 5.3(b) below or such omission is directly caused by PIE's breach of its covenant in Section 5.3(b) below.

        (b) PIE agrees to provide to FEI in writing all material information required by Law to be included in the Proxy Statement that cannot reasonably be provided by FEI or its Subsidiaries because such information is exclusively within the control and Knowledge of PIE or its Affiliates (such information, the "PIE INFORMATION"). PIE agrees, as to itself and its Affiliates, that none of the PIE Information supplied by it for inclusion in the Proxy Statement will, at the time the Proxy Statement is published and mailed to FEI's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. PIE further agrees to supply such additional PIE Information to FEI for inclusion in the Proxy Statement if, in light of circumstances occurring subsequent to the time the Proxy Statement is published and mailed, such additional PIE Information is necessary in order that the PIE Information in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        Section 5.4 SHAREHOLDERS MEETING. Subject to fiduciary obligations under applicable law, FEI will take, in accordance with applicable law and its certificate and by-laws, all action necessary to convene a meeting of holders of its Common Stock (the "SHAREHOLDERS MEETING") as promptly as practicable to consider and vote upon the approval and adoption of this Agreement, including the Transaction and the issuance of Shares contemplated thereby and to approve an increase in the number of shares of Common Stock authorized for issuance from 15 million to 21.5 million. Subject to fiduciary obligations under applicable law, FEI's board of directors shall recommend such approval and shall take all lawful action to solicit such approval.

        Section 5.5  FILINGS; OTHER ACTIONS; NOTIFICATION.

        (a) FEI shall promptly prepare and file with the SEC the Proxy Statement, shall promptly respond to any SEC comments thereon and shall, as soon as practicable thereafter, mail the Proxy Statement to the shareholders of FEI. Subsequent to mailing the Proxy Statement, FEI shall promptly amend or supplement the Proxy Statement, if the information in it is required by law to be amended or supplemented or if such an amendment or supplement is otherwise necessary, proper or advisable in light of the terms hereof. FEI shall use its reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Transaction contemplated by this Agreement and will pay all expenses incident thereto. FEI shall also use its best efforts to comply with all NASDAQ rules applicable to the Transaction and shall use its best efforts to obtain the approvals necessary for the Shares to be quoted on the NASDAQ National Market System.

        (b) FEI and PIE shall cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Restructuring and the Transaction contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Restructuring and the Transaction as contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, FEI and PIE shall have the right to review in advance all the information relating to PIE or FEI, as the case may be, and any of their respective Affiliates, that appear in any filing made with, or written materials submitted to, any third party and/or any

    Governmental Entity in connection with the Transaction and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of FEI and PIE shall act reasonably and as promptly as practicable.

        (c) FEI and PIE each shall, upon request by the other, furnish the other with all information concerning itself and as applicable, its Affiliates, directors, officers and, shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of PIE, FEI or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Transaction and the transactions contemplated by this Agreement.

        (d) FEI and PIE each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by PIE or FEI, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Transaction contemplated by this Agreement. FEI and PIE each shall give prompt notice to the other of any change that is reasonably likely to result in an FEI Material Adverse Effect or PEO Material Adverse Effect, respectively.

        Section 5.6 ACCESS. Upon reasonable notice, and except as may otherwise be required by applicable law, each of FEI and PIE shall (and shall cause its Affiliates to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("REPRESENTATIVES") access, during normal business hours throughout the period prior to the Closing, to the properties, books, contracts and records of FEI and of the PEO Business and the PEO Group, respectively, and, during such period, each shall (and shall cause its Affiliates to) furnish promptly to the other all information concerning the business, properties and personnel of FEI and the PEO Business, respectively, as may reasonably be requested, PROVIDED that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by FEI, PIE or the PEO Group, and PROVIDED, FURTHER, that the foregoing shall not require FEI or PIE to permit any inspection, or to disclose any information, that in the reasonable judgment of FEI or PIE, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if FEI or PIE, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to a designated officer of FEI or PIE, as the case may be, or such Person as may be designated by such officer. All such information shall be governed by the terms of the Confidentiality Agreement.

        Section 5.7 PUBLICITY. FEI and PIE shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Transaction contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any interdealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any interdealer quotation service.

        Section 5.8  U.S. TRANSFERRED EMPLOYEES.

        (a) Effective as of the Closing Date, FEI shall, or shall cause PEO-US to, continue to employ all employees of the PEO Business on the U.S. payroll, excluding expatriate employees (the "U.S. TRANSFERRED EMPLOYEES"), in comparable positions, and as of the Closing Date, FEI shall provide the U.S. Transferred Employees with the same Compensation and Benefit Plans, programs and policies and fringe benefits (including post-employment welfare benefits) provided from time to time by FEI to its similarly situated employees, IT BEING UNDERSTOOD, that notwithstanding the foregoing, FEI will maintain a severance plan for the U.S. Transferred Employees that is no less favorable than the severance plan provided to the employees of the PEO Business immediately prior to the Closing Date. U.S. Transferred Employees shall be given credit for all service with the PEO Business (or service credited by PENAC, PIE or its Subsidiaries) under (i) all employee benefit plans, programs and policies, and fringe benefits of FEI or its Subsidiaries in which they become participants for purposes of eligibility, vesting, waiting periods and benefit accrual and (ii) severance plans and vacation plans for purposes of calculating the amount of each U.S. Transferred Employee's severance benefits or vacation entitlement.

        (b) Effective as of the Closing Date, all U.S. Transferred Employees shall cease to be covered by the employee welfare benefit plans covering them prior to Closing, including plans, programs, policies and arrangements which provide medical and dental coverage, life and accident insurance, disability coverage, and vacation and severance pay (collectively, "WELFARE PLANS") except to the extent otherwise provided by the applicable Welfare Plan. PIE or its Affiliates, excluding FEI and its Subsidiaries, shall retain responsibility for providing employees of the PEO Business in the U.S., who terminated employment prior to the Closing Date, and who elected group health coverage required by Section 4980B of the Code ("CONTINUATION COVERAGE") under the terms of the health plan covering such employees with such Continuation Coverage. Effective as of the Closing Date, FEI shall perform the duties required of a successor employer with respect to Continuation Coverage, including, but not limited to, making such coverage available to the U.S. Transferred Employees on and after the Closing Date upon their termination of employment subsequent to the Closing Date to the extent required by law.

        (c) PIE or its Affiliates, excluding FEI and its Subsidiaries, shall retain responsibility for all Welfare Plan claims incurred by U.S. Transferred Employees prior to the Closing Date (i) under any medical, dental or health plans for treatment or service rendered prior to the Closing Date; (ii) under any life insurance plans with respect to deaths occurring prior to the Closing Date; and (iii) for any other payments or benefits owing prior to the Closing Date under any other Welfare Plans. For purposes of this paragraph, a claim shall be deemed to have been incurred on the date on which medical or other treatment or service was rendered and not the date of the inception of the related illness to injury or the date of submission of a claim related thereto.

        (d) FEI shall include the U.S. Transferred Employees and their dependents and beneficiaries in FEI's medical, dental or health plans as of the Closing Date and FEI shall use its best efforts to cause such plans to waive any preexisting condition limitations and to honor any deductible and out-of-pocket expenses incurred by such U.S. Transferred Employees and their dependents and beneficiaries under PIE's or its Affiliates' medical, dental or health plans during the portion of the calendar year preceding the Closing Date, such deductible and out-of-pocket expenses to be credited by FEI as though such amounts had been paid under FEI Compensation and Benefit Plans, as soon as practicable following the Closing Date.

        (e) FEI and PIE agree to consult with each other in order to comply with any applicable notice requirements under WARN or other similar Law of any jurisdiction relating to any plant closing or mass layoffs or as otherwise required by any such Law.

        Section 5.9  OTHER EMPLOYEES.

        (a) Philips shall as of Closing, to the extent permitted under country or local law and regulations, provide for, at the expense of FEI, the continued coverage of all employees of the PEO Business other than the U.S. Transferred Employees (the "NON-U.S. EMPLOYEES") under the applicable Compensation and Benefit Plans of the Philips Group subsequent to Closing; PROVIDED, HOWEVER, it is expressly understood that (a) such local law and regulations, including any laws and regulations directly governing any PEO Compensation and Benefit Plans may change from time to time, (b) the PEO Compensation and Benefit Plans, including the funding requirements and funding structure thereof and the eligibility requirements for participation therein, may change or be changed by Philips from time to time without prior consultation with, or consent of, the participating corporations in the Philips Group, FEI or the PEO Group (IT BEING UNDERSTOOD that no such change shall be made by

    Philips which would have an adverse effect solely with respect to the Non-U.S. Employees) and (c) no representation is made that any such changes will not occur or that any such change will not require FEI to establish alternative Compensation and Benefit Plans to cover the Non-U.S. Employees. FEI may discontinue participation in the PEO Compensation and Benefit Plans, at any time, to the extent allowable under local law and regulations. If any Non-U.S. Employees should cease to be covered by the Pension Plan within the PEO Compensation and Benefit Plans, then the pension reserves required for the accrued pension rights of the Employees concerned, calculated in accordance with the then applicable valuation formulas for such purposes for the plans concerned, will be transferred by the Philips pension fund to the pension fund or insurance company indicated by FEI, provided that all then applicable approvals have been obtained. Unless otherwise agreed in writing, Non-U.S. Employees will not be eligible to continue their affiliation with the PEO Compensation and Benefit Plans after Philips ceases to Control FEI.

        (b) FEI and PIE agree that PIE's only obligation with regard to Pension Plans covering Non-U.S. Employees is that PIE shall fund, in accordance with the valuation rules for such purposes for the plans concerned, at such times, prior to or after the Closing Date, and in such amounts as are required in respect of such employees' employment prior to the Closing Date. FEI and PIE agree that FEI shall, prior to Closing, have reasonable access to the actuarial assumptions (including relevant historical assumptions and contribution information) used to determine the funded status of the Pension Plans within the PEO Compensation and Benefit Plans.

        (c) FEI and PIE agree that FEI's employees shall continue as employees of FEI following the Closing Date with Compensation and Benefit Plans in the aggregate that are not materially less favorable than FEI Compensation and Benefit Plans in effect on the date hereof and that FEI's employees and employees of PEO Holdings, its Subsidiaries and PEO-US, including in all cases management employees, will, upon Closing, be eligible to participate in the Stock Option Plan or an equivalent incentive compensation plan of FEI in accordance with the terms of any such plan.

        (d) FEI and PIE agree that all employees of the PEO Business in Japan shall remain employees of the Philips entity that currently employs such employees and, upon Closing and thereafter, shall be seconded by contract to FEI.

        Section 5.10 EXPENSES. FEI shall pay all charges and expenses incurred by it, and PIE shall pay all charges and expenses incurred by it or its Affiliates, in connection with the Transaction and any other transactions contemplated by this Agreement, including without limitation the establishment of PEO Holdings and the Restructuring.

        Section 5.11 TAKEOVER STATUTE. If any Takeover Statute is or may become applicable to the Transaction or the other transactions contemplated by this Agreement, each of FEI and PIE and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate the effects of such statute or regulation on such transactions.

        Section 5.12 INSURANCE OF PEO BUSINESS. To the extent that insurance policies of the PEO Business will not survive the Closing, FEI and PIE shall cooperate to procure effective upon the Closing, insurance policies with respect to all material risks of the PEO Business, including, without limitation, fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies. Such insurance policies shall be from reputable insurance carriers, shall provide full and adequate coverage for all normal risks incident to the PEO Business and the properties and assets used thereby, and shall be in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards.

        Section 5.13  DISTRIBUTION AND OTHER AGREEMENTS.

        (a) FEI and PIE agree that any distribution/agency agreements between the PEO Business and Affiliates of PIE that are a part of the Excluded Business shall be reduced to writing and entered into substantially in the form of the Distribution Agreement attached as Annex 5.13(a) hereto. Section 5.13(a) of the Disclosure Schedule contains a complete list of all countries where distribution agreements will need to be entered into with respect to the Excluded Business.

        (b) In any case where both the PEO Business and FEI are represented by separate third party distributor/agents in the same country and it is legally impossible to continue with those separate distributor/agents after the Closing Date because of exclusivity obligations existing as of September 4, 1996 or a non-cancelable agreement is in place, FEI and PIE agree to work out a practical solution prior to the Closing Date.

        (c) Immediately after the date of this Agreement, FEI and PIE will approach all of the customers and distributors/agents whose contracts will be assigned to FEI and other third parties who are party to an agreement with the PEO Business, and whom FEI and PIE deem it appropriate to so approach, in order to, where applicable, secure their consent to assignment of their agreements insofar as they relate to the PEO Business. Should one or more of those customers, distributors, agents or other third parties disagree with such assignment or should they continue to hold any company belonging to the Philips Group liable for the performance of such agreements, then FEI and PIE will enter into specific arrangements for each particular case pursuant to which the performance of such agreements after the Closing Date shall be for the risk and account of FEI.

        (d) FEI and PIE agree that Affiliates of Philips shall enter into agreements, on customary terms, with the PEO Group to provide for the provision of services necessary to the PEO Business, whether previously provided by such Affiliates to the PEO Business or otherwise deemed necessary or desirable by each of the parties hereto ("TRANSITIONAL SERVICES"). Section 5.13(d)(i) of the Disclosure Schedule sets forth a representative list of the Transitional Services. FEI and PIE agree that they shall enter into agreements substantially in the form attached as Annex 5.13(d) hereto prior to Closing for those Transitional Services listed in
    Section 5.13(d)(i) of the Disclosure Schedule that FEI wishes to continue.

        Section 5.14 SECONDARY OFFERING. FEI and PIE hereby agree that within six months after the Closing FEI and PIE shall cooperate with the shareholders of FEI listed in Annex 5.14 (the "SELLING SHAREHOLDERS") in their sale to third parties of up to 1 million shares of Common Stock in such a manner as will effectively result in such Selling Shareholders receiving a reasonable price for the shares sold without undue market discount. If, on the basis of information from or presentations by the Selling Stockholders, the Board of Directors of FEI is satisfied that registration under the Securities Act of the shares to be sold is necessary or will meaningfully improve the marketability of the shares, FEI will use all reasonable efforts to effect such registration in a timely manner. In connection with any such secondary offering (i) the Selling Shareholders shall pay their counsel fees and expenses and all underwriting commissions and discounts for such secondary offering, (ii) the Selling Shareholders (pro rata in proportion to the number of shares sold) and FEI shall split equally any other out-of-pocket expenses of the secondary offering, (iii) no more than two of FEI's officers shall be involved in any road show and related preparations and each such officer need only participate in such road show and related preparations for one week or less, and (iv) neither FEI nor the Selling Shareholders shall request any form of indemnification from FEI, PIE or any member of the Philips Group in connection with such secondary offering.

        Section 5.15  ACHT PROPERTY.

        (a) Prior to Closing, FEI and PIE or, as appropriate, one of its Affiliates, shall enter into a 10 year lease agreement with respect to the Acht Property on terms (i) substantially equivalent to those reflected in the general conditions of the model lease agreement approved by the Council of Real

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
    Property of the real estate brokers association of The Netherlands or in any other form agreed to by FEI and (ii) including the specific terms set forth in Section 5.15(a) of the Disclosure Schedule.

        (b) FEI and PIE hereby agree that prior to the Closing Date, FEI shall have the right to conduct a Phase I environmental audit of the Acht Property to update the most recent environmental survey concerning the Acht Property, PROVIDED, HOWEVER, such environmental audit shall not include any soil sampling or other invasive procedures.

        (c) FEI and PIE hereby agree that subsequent to Closing PIE shall use reasonable efforts to assist FEI to obtain in FEI's name, or the name of any corporation in the PEO Group, any use permits required for the operation of the PEO Business on the Acht Property.

        Section 5.16 INTELLECTUAL PROPERTY. FEI and PIE hereby agree to enter into, or to cause their respective Affiliates to enter into, the following arrangements with respect to Intellectual Property:

           (a) PATENTS. (i) In respect of patents and patent applications owned or controlled by Philips, Philips shall grant, subject to all prior commitments, including those set forth in Section 5.16(a)(i) of the Disclosure Schedule, to FEI, PEO-US, PEO Holdings and their then respective direct or indirect wholly owned Subsidiaries a paid-up, royalty-free, non-exclusive, non-transferable right and license, for so long as Philips shall Control FEI, to make, have made, use, sell or otherwise dispose of any products now or hereafter manufactured by or for FEI within the scope of the PEO Business or FEI's Business; PROVIDED, HOWEVER, that the licenses granted in this Section 5.16(a)(i) to any Subsidiaries of FEI shall terminate when such Subsidiary shall cease to be a wholly owned Subsidiary of FEI.

                (ii) Upon termination of Philips' Control of FEI, the patents and patent applications owned and controlled by Philips and originated from and having, within the Philips Group, their principal commercial use in the PEO Business, which are set forth in Section 5.16(a)(ii) of the Disclosure Schedule, shall be transferred by or at the direction of Philips to FEI at FEI's expense subject to (a) prior commitments, and (b) ordinary patent and patent application management from the date hereof to the date of such transfer (which may include withdrawal, cancellation or modification of patents and patent applications) and (c) the Philips Group retaining a free right and license, including the right to sublicense not within the scope of FEI's Business or the PEO Business, to make, have made, use, sell or otherwise dispose of any products not in the scope of FEI's Business or the PEO Business. Upon such termination, the Philips Group will, subject to all prior commitments, also grant to FEI, PEO-US, PEO Holdings and their then respective direct or indirect wholly owned Subsidiaries, on commercially reasonable terms, a non-exclusive non-transferable license without right to sublicense, under all other patents owned or controlled by Philips to make, have made, use, sell or otherwise dispose of any products manufactured at the date of termination, or for which a serious development is going on at the date of termination, by or for FEI or by or for the PEO Group within the scope of FEI's Business or the PEO Business; PROVIDED, HOWEVER, that the licenses granted in this Section 5.16(a)(ii) to any Subsidiaries of FEI shall terminate when such Subsidiary shall cease to be a wholly owned Subsidiary of FEI.

               (iii) Philips and PIE shall not make and shall cause their Affiliates not to make any commitments nor take any other action after the Closing Date that would prevent Philips from fully performing the undertakings described in clause (ii) above insofar as they relate to transfers or licensing of or under patents or patent applications originated from and having within the Philips Group their principal commercial use in the PEO Business.

           (b) WORDMARKS AND TRADENAMES. (i) In respect of the wordmark "Philips" and the Philips shield emblem, it is agreed between the parties that for as long as Philips shall Control FEI, FEI

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
       shall be entitled to apply such wordmark and emblem on its products and in any advertising of such products, but not in combination with any other trademark. 60 days after FEI gains knowledge that Philips no longer Controls or will Control FEI, FEI shall cease applying such wordmark and emblem to any products and in any advertising and 120 days after FEI gains knowledge that Philips no longer Controls or will Control FEI, FEI shall not sell any products or distribute any advertising that utilizes such wordmark and emblem; PROVIDED, HOWEVER, that if within 60 days after FEI gains knowledge that Philips no longer Controls or will Control FEI, FEI demonstrates to PIE that ceasing to sell any products and distribute any advertising that utilize such wordmark and emblem within the 120 days described above will cause significant financial detriment to FEI, then FEI and PIE shall agree upon a reasonable extension of such 120 day period taking into account such financial detriment and Philips' corporate policy with respect to such wordmark and emblem. For these purposes trademark license agreements shall be entered into at Closing with FEI and each of the legal entities applying the trademarks to the products. Should at any time Philips not Control the entity operating under any such license, then such license agreement shall forthwith terminate with respect to such entity.

               (ii) Other trademarks and tradenames owned by Philips, insofar as only used for products within the PEO Business, shall be transferred to the PEO Group with the PEO Business, subject to prior commitments listed on Section 5.16(b)(ii) of the Disclosure Schedule.

           (c) KNOW-HOW. Subject to all prior commitments, which will not materially affect the PEO Business as it is now conducted, the PEO Group shall have full rights to all know-how generated within the PEO Business. The PEO Group shall have the same rights as previously held by the PEO Business with respect to all know-how generated by Philips or any of its Affiliates under written contract expressly for the benefit of the PEO Business. The Philips Group will also have the free right to continue to use all such know-how for its purposes, to the extent such know-how is available within the Philips Group at the Closing Date of the Transaction. For know-how utilized within the PEO Business but generated within other parts of the Philips Group, FEI shall be granted, subject to all prior commitments, a paid up royalty free non-exclusive non-transferable license to use such know-how within the scope of FEI's Business and the PEO Business.

           (d) SOFTWARE. In cases where the PEO Business uses software either itself or as product to be distributed (whether or not embedded in such product), and such software is owned or co-owned by any company within the Philips Group, other than any company transferred to PEO Holdings as part of the PEO Business, Philips will grant to FEI a license in order to enable it to continue to use such software. The license will be paid-up for the current use of the software in its current release to the extent the PEO Business is not already paying a license fee (by way of royalty or otherwise) for such use.

           (e) CROSS LICENSING. After the Closing Date, FEI shall not be required, without the approval of FEI's board of directors, to participate in any specific cross licensing, pooling or other patent sharing or licensing agreement or arrangement entered into by Philips covering patents and patent applications generated in FEI's Business before the Closing Date or by FEI thereafter which includes in the field of use to which such agreement or arrangement relates FEI's Business or the PEO Business; PROVIDED, HOWEVER, that FEI hereby agrees to participate in broad scope cross license agreements, which are license agreements that apply to several fields of activity of the parties thereto, of which FEI's Business and the PEO Business are beneficiaries without requiring that any field of use exclusion be included with respect to FEI's Business and the PEO Business. FEI and PIE hereby agree that FEI's patents and patent applications will be subject to the existing cross licensing, pooling and other patent sharing or licensing agreements or arrangements of Philips which by their terms would apply to FEI and that in respect of all of its and PEO Group's patents and patent applications FEI will on the Closing Date and thereafter grant to

       Philips a fully paid up, royalty free non-exclusive right and license, with right to sublicense not within the scope of FEI's Business or the PEO Business, to make, have made, use, sell or otherwise dispose of any product not in the scope of FEI's Business or the PEO Business; PROVIDED, HOWEVER, that with respect to broad scope license agreements of which FEI's Business and the PEO Business are beneficiaries, Philips' right to sublicense shall not be limited to fields of use outside the scope of FEI's Business or the PEO Business.

           (f) ZEISS CLAIM. FEI and PIE hereby agree that PIE shall not enter into any agreement in respect of the Zeiss Claim that would prevent in any material way FEI or any corporation in the PEO Group from engaging in FEI's Business or the PEO Business.

        Section 5.17 RIGHT TO MAINTAIN PERCENTAGE INTEREST. FEI and PIE hereby agree that PIE shall have the right to maintain its percentage interest of the voting securities of FEI in accordance with the terms of this Section
    5.17. Until the first instance when Philips' ownership, whether direct or indirect, of the outstanding voting securities of FEI drops below 40%, whenever FEI offers, or has cumulatively offered since the last offer to PIE pursuant to this Section 5.17, more than 0.5% of the then outstanding voting securities to any Person, FEI shall also offer PIE a reasonable opportunity to purchase from FEI at the then market price such number of such voting securities as would enable Philips to maintain its percentage of FEI's voting securities at up to 55% or such lower percentage as is calculated by subtracting from 55 the product of (x) 100 and (y) the number determined by dividing (a) the number of shares of FEI common stock sold by PIE subsequent to the date hereof (less such number of shares of FEI common stock bought subsequent to the date hereof other than pursuant to this Section 5.17) by
    (b) the outstanding shares of FEI on the date of any sale of shares by FEI that triggers Philips' right under this Section 5.17.

        Section 5.18  ISSUANCE OF ADDITIONAL SHARES.

        (a) FEI and PIE hereby agree that, subject to Section 5.18(b) below, upon the issuance of any shares of Common Stock upon the exercise or conversion of any Right Outstanding at Closing, FEI shall promptly issue to PIE such additional shares of Common Stock (constituting Additional Shares) such that the Shares constitute 55% of the Outstanding Common Stock.

        (b) FEI and PIE agree that FEI shall not be obligated to issue fractional shares of Common Stock pursuant to Section 5.18(a) above. Any fractional shares of Common Stock required to be issued under Section 5.18(a), without regard to this Section 5.18(b), shall be added to all other fractional shares of Common Stock previously not issued to PIE due to this
    Section 5.18(b) until the sum of such fractional shares equals at least one share of Common Stock, at which time such share of Common Stock shall be issued to PIE.

        Section 5.19 INDEPENDENT DIRECTORS. For a period ending two years after the date of this Agreement, PIE shall, in any election of directors of FEI, vote all shares of voting stock of FEI as to which PIE has voting discretion so as to cause, to the extent possible, FEI's board of directors to have not less than two directors who qualify as "Independent Directors" as that term is defined by Section 6(a) of Part III to Schedule D of the By-laws of the National Association of Securities Dealers, Inc. and PIE hereby agrees that it shall, in the election of directors to occur at the annual meeting of FEI shareholders in April 1997, vote all shares of voting stock of FEI as to which PIE has voting discretion so as to cause, to the extent possible, two persons who shall not be present or prior employees of any Affiliate of Philips other than FEI to be elected directors of FEI.

        Section 5.20 LIST OF PEO ASSETS. FEI and PIE hereby agree that prior to Closing, PIE shall provide FEI with the asset ledgers of the PEO Business, referred to by the PEO Business as the "MAVA lists", as of a date no less recent than September 30, 1996.

        Section 5.21 NOTICE OF DECONSOLIDATION. FEI and PIE hereby agree that if PIE should ever cease to have the benefit of the financial guarantee issued by Philips to PIE pursuant to Section 403 of

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
    Book 2 of the Dutch Civil Code, PIE shall promptly provide FEI notice of such event and, if PIE ceases to have the benefit of such financial guarantee within 18 months following the Closing Date, Philips shall take such action to provide a substitute financial guarantee to the reasonable satisfaction of FEI, including, without limitation, by assigning PIE's obligations under this Agreement to an Affiliate of Philips that is a beneficiary of such financial guarantee pursuant to Section 403 of Book 2.

        Section 5.22 LIMITATION ON EQUITY POSITION. For one year following the Closing, PIE agrees not to own, together with other members of the Philips Group, more than 70% of the outstanding Common Stock, except with the consent of FEI as approved by a majority of the directors of FEI who are not affiliates of Philips, or as results from actions by FEI approved by such a majority.

                                   ARTICLE VI
                             CONDITIONS TO CLOSING

    Section 6.1 CONDITIONS TO THE OBLIGATIONS OF FEI AND PIE. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

        (a) SHAREHOLDERS APPROVAL. At the Shareholders Meeting, the shareholders of FEI shall have voted to approve and adopt this Agreement, including the Transaction and the issuance of Shares contemplated hereby and to approve an increase in the number of shares of Common Stock authorized for issuance from 15 million to 21.5 million;

        (b) HSR AND OTHER ANTITRUST LAWS. All required filings under the HSR Act and other applicable Competition Laws shall have been made, all necessary approvals have been obtained and any required waiting period under the laws applicable to the transactions contemplated hereby shall have expired or been earlier terminated. In the case of each country or territory (including, for this purpose the Member States of the European Union) in which FEI or any of its Affiliates or PIE or any of its Affiliates carries on business and in which the implementation of the transactions contemplated by this Agreement will or might give rise to any investigation or other proceeding under the Competition Laws of that country or territory, neither this Agreement nor any of the material transactions contemplated hereby nor any actual or potential consequences thereof shall have been referred to any Governmental Entity having jurisdiction under the Competition Laws of that country or territory for investigation or review pursuant to those Competition Laws and no proceedings with respect thereto shall have been initiated before any such Governmental Entity and be continuing;

        (c) NO INJUNCTIONS. There shall not (i) be in effect any statute, regulation, order, decree or judgment of any Governmental Entity which makes illegal or which enjoins, prevents in any material respect or imposes any burdensome condition or restriction as a consequence of the consummation of the transactions contemplated by this Agreement or (ii) have been commenced or threatened in writing, and shall be continuing, any action or proceeding by any Governmental Entity which seeks to prevent, enjoin in any material respect or imposes any burdensome condition or restriction as a consequence of the transactions contemplated by this Agreement;

        (d) CONSENTS AND APPROVALS. All Required Approvals shall have been made or obtained and shall not have expired or been rescinded;

        (e) WORKERS COUNCIL. All required employee consultation procedures shall have been pursued to the extent that they can no longer lead to a substantial change or delay in the transactions contemplated hereby;

        (f) NASDAQ LISTING. The Shares shall have been approved for quotation on the NASDAQ National Market System; and

        (g) AGREEMENTS. Agreements covering the Transitional Services listed in Section 5.13(d)(i) of the Disclosure Schedule that FEI wishes to continue shall have been executed and delivered by the parties thereto.

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
    Section 6.2 CONDITIONS TO THE OBLIGATIONS OF PIE. The obligation of PIE to effect the Closing is subject to the satisfaction (or waiver by PIE) prior to the Closing, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of FEI contained herein that is qualified by materiality shall be true and correct, and each of the representations and warranties of FEI that is not so qualified shall be true and correct in all material respects, in each case as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true or true in all material respects, as the case may be, only as of such date), and PIE shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of FEI;

        (b) COVENANTS. The covenants and agreements of FEI to be performed on or prior to the Closing shall have been duly performed in all material respects, and PIE shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of FEI;

        (c) LEGAL OPINIONS. PIE shall have received the opinion of Stoel Rives L.L.P., dated as of the Closing Date, addressed to PIE substantially to the effect set forth in Annex 6.2(c) hereto;

        (d) NO MATERIAL ADVERSE EFFECT. Since December 31, 1995, FEI shall not have suffered an FEI Material Adverse Effect and PIE shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of FEI;

        (e) DULY EXECUTED PROXY AND REQUIRED APPROVAL. FEI shall have duly obtained the necessary shareholder approval under the relevant Laws;

        (f) FEI'S BOARD OF DIRECTORS AND OFFICERS. FEI shall have taken such actions so that upon Closing, FEI's board of directors shall be composed of the nine persons listed on Annex 6.2(f)(i) and the officer positions at FEI shall be held by the persons listed opposite such positions on Annex 6.2(f)(ii); and

        (g) RECEIPT OF SHARES. PIE shall have received from FEI a certificate evidencing the Definite Shares.

    Section 6.3 CONDITIONS TO THE OBLIGATIONS OF FEI. The obligation of FEI to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of PIE contained herein that is qualified by materiality shall be true and correct, and each of the representations and warranties of PIE that is not so qualified shall be true and correct in all material respects, in each case as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true or true in all material respects, as the case may be, only as of such date), and FEI shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of PIE;

        (b) COVENANTS. The covenants and agreements of PIE to be performed on or prior to the Closing shall have been duly performed in all material respects, and FEI shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of PIE;

        (c) LEGAL OPINIONS. FEI shall have received the opinion, dated as of the Closing Date, of each of a member of the law department of Philips and, as to the binding and enforceable nature of this Agreement, of Sullivan & Cromwell, addressed to FEI substantially to the effect set forth in Annex 6.3(c) hereto;

        (d) NO MATERIAL ADVERSE EFFECT. Since December 31, 1995, the PEO Business shall not have suffered a PEO Material Adverse Effect and FEI shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of PIE;

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
        (e) EMPLOYMENT AGREEMENTS. Employment agreements in substantially the form attached hereto as Annex 6.3(e) shall have been entered into with up to seven key employees and management representatives of FEI;

        (f) CASH CONTRIBUTION TO THE PEO ASSETS. The PEO Assets shall include a total of $8,000,000 in cash; and

        (g) PEO STOCK. FEI shall have received from PIE or its Affiliates the conveyance of all right, title and interest in and to the PEO Stock by the due execution of a notarial deed of transfer in accordance with Netherlands law and shall have received the PEO-US Certificates.

                                  ARTICLE VII
                           SURVIVAL; INDEMNIFICATION

    Section 7.1 SURVIVAL. All of the representations and warranties of FEI and PIE contained in this Agreement and all claims and causes of action with respect thereto shall survive the Closing and shall terminate upon expiration of 18 months after the Closing Date, except that (i) the representations and warranties of FEI and PIE contained in sections 3.10 and 4.10 of this Agreement and all claims and causes of action with respect thereto shall survive the Closing and terminate upon the expiration of five years after the Closing Date and (ii) the representations and warranties of FEI and PIE contained in sections
3.14 and 4.14 of this Agreement and all claims and causes of action with respect thereto shall survive the Closing and terminate upon the expiration of the applicable statute of limitations, including any extensions or waivers thereof.

    Section 7.2  INDEMNIFICATION BY PIE.

    (a) PIE and Philips (only to the extent it expressly makes any representations and warranties or covenants) hereby agrees that it shall indemnify, defend and hold harmless FEI, its Affiliates, and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "FEI INDEMNIFIED PARTIES") from, against and in respect of any damages, claims, losses, charges, actions, suits, Proceedings, deficiencies, Taxes, interest, penalties, and reasonable costs and expenses (including without limitation reasonable attorneys' fees, removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring) (collectively, the "LOSSES") imposed on, sustained, incurred or suffered by or asserted against any of FEI Indemnified Parties, directly or indirectly relating to or arising out of (i) subject to Section 7.2(b), any breach of any representation or warranty made by PIE or Philips contained in this Agreement and (ii) the breach of any covenant or agreement of PIE or Philips contained in this Agreement.

    (b) Except for any Losses with regard to the Excluded Business, PIE and Philips shall not be liable to FEI Indemnified Parties for any Losses with respect to the matters contained in Section 7.2(a)(i) except to the extent (and then only to the extent) the Losses therefrom exceed $1 million.

    Section 7.3  INDEMNIFICATION BY FEI.

    (a) FEI hereby agrees that it shall indemnify, defend and hold harmless PIE, its Affiliates and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "PIE INDEMNIFIED PARTIES" and, collectively with FEI Indemnified Parties, the "INDEMNIFIED PARTIES") from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the PIE Indemnified Parties, directly or indirectly relating to or arising out of (i) subject to Section 7.3(b), any breach of any representation or warranty made by FEI contained in this Agreement and (ii) the breach of any covenant or agreement of FEI contained in this Agreement.

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
    (b) FEI shall not be liable to the PIE Indemnified Parties for any Losses with respect to the matters contained in Section 7.3(a)(i) except to the extent (and then only to the extent) the Losses therefrom exceed $1 million.

    Section 7.4 INDEMNIFICATION PROCEDURES. With respect to third party claims, all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 7.4. In the event that any claim or demand ("CLAIM") for which FEI, PIE or Philips as the case may be (each an "INDEMNIFYING PARTY"), may be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 30 days following such Indemnified Party's receipt of written notice of such Claim, notify the Indemnifying Party in writing of such Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "CLAIM NOTICE"). The failure on the part of the Indemnified Party to give any such Claim Notice within such 30 day period shall not relieve the Indemnifying Party of any indemnification obligation hereunder unless, and only to the extent that, the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have 60 days from the personal delivery or mailing of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim and (b) whether or not it desires to defend the Indemnified Party against such Claim. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Claim, the Indemnifying Party shall, at its sole cost and expense, have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense; provided, that the Indemnifying Party shall not take any action which would result in the creation, and shall promptly seek the removal, of any Encumbrance on the property or assets of the Indemnified Party resulting from such Claim or the litigation thereof. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. The Indemnified Party shall not settle a Claim for which it is indemnified by the Indemnifying Party without the written consent of the Indemnifying Party unless the Indemnifying Party elects not to defend the Indemnified Party against such Claim. The Indemnifying Party may, with the consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any action or consent to the entry of any judgment which (i) includes as a term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a duly executed written unconditional release of the Indemnified Party from all liability in respect of such action, which release shall be reasonably satisfactory in form and substance to counsel for the Indemnified Party and (ii) would not adversely affect the right of the Indemnified Party and its Affiliates to own, hold and use their respective assets or operate businesses. Notwithstanding the foregoing, (i) the Indemnified Party shall have the sole right to defend, settle or compromise any Claim with respect to which it has waived its right to indemnification pursuant to this Agreement and (ii) the Indemnified Party, during the period the Indemnifying Party is determining whether to elect to assume the defense of a matter covered by this section, may take such reasonable actions as it deems necessary to preserve any and all rights with respect to the matter, without such actions being construed as a waiver of the Indemnified Party's rights to defense and indemnification pursuant to this Agreement. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such Claim, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 7.2(b) or 7.3(b) hereof. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its reasonable efforts in the defense of all such claims.

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    Section 7.5  INDEMNIFICATION NET OF TAXES.

    (a) If the Indemnified Party realizes during any year a reduction in Taxes which is attributable to any Loss having occurred and the Indemnified Party shall have been indemnified for such Loss, the Indemnified Party shall pay to the Indemnifying Party the actual amount of such aggregate reduction in Taxes. Any payment due to the Indemnifying Party pursuant to this Section 7.5(a) shall be paid within 30 days after the earlier of the filing of any tax return or the making of any tax payment reflecting the utilization by the Indemnified Party of a tax deduction or other tax benefit attributable to any Loss.

    (b) The amount of each Loss being indemnified for shall be increased by any net Tax costs actually incurred by the Indemnified Party as a result of the receipt of such amount, so that the Indemnifying Party shall pay to the Indemnified Party, in addition to the amounts due with respect to such Loss, (i) an amount equal to the net Taxes payable by the Indemnified Party as a consequence of the receipt or accrual of the amount payable pursuant to Section
7.2 or 7.3 and (ii) an amount that reflects the net Tax consequences of the receipt of the amount payable under Section 7.5(b)(i) and 7.5(b)(ii).

                                  ARTICLE VIII
                                  TERMINATION

    Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

    (a) by agreement of FEI and PIE;

    (b) by either FEI or PIE, by giving written notice of such termination to the other party, if Closing shall not have occurred on or prior to March 31, 1997 (unless the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement);

    (c) by either FEI or PIE in writing, if there shall have occurred any failure of any condition precedent to the obligations of the terminating party and such failure is either not capable of being cured prior to the Closing or if such failure is capable of being cured, is not cured within a reasonable amount of time; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party that has failed to fully comply with its obligations hereunder in any manner that shall have proximately caused such failure to satisfy any condition precedent;

    (d) by PIE if FEI has materially breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is either not capable of being cured prior to the Closing or if such breach is capable of being cured, is not so cured within a reasonable amount of time; PROVIDED, HOWEVER, that termination pursuant to this Section 8.1(d) shall not relieve FEI of liability for such breach or otherwise;

    (e) by FEI if PIE or Philips has materially breached any representation, warranty, covenant or agreement made by it in this Agreement and such breach is either not capable of being cured prior to the Closing or if such breach is capable of being cured, is not so cured within a reasonable amount of time; PROVIDED, HOWEVER, that termination pursuant to this Section 8.1(e) shall not relieve PIE or Philips of liability for such breach or otherwise;

    (f) by PIE if FEI's Common Stock is no longer quoted on the NASDAQ National Market System;

    (g) (i) by FEI or PIE if the board of directors of FEI shall have recommended to the shareholders of FEI, or agreed to enter into, a Superior Proposal or (ii) by FEI or PIE if the board of management of PIE shall have agreed to enter into a Superior Proposal;

    (h) by FEI or PIE if the other party or any of the other Persons described in Section 5.2 as affiliates, representatives or agents of the other party shall take any of the actions that would be proscribed by Section 5.2 but for the proviso therein allowing certain actions to be taken pursuant to clause (B), (C) or (D) of the proviso under the conditions set forth therein.

    (i) by PIE if the board of directors of FEI shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by PIE to do so.

    Section 8.2  EFFECT OF TERMINATION.

    (a) Except as set forth in paragraph (b) below, in the event of the termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 8.2 and in Sections 9.1, 9.7, 9.8, 9.9 and 9.11 hereof, the obligations contained in the Confidentiality Agreement and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

    (b) In the event this Agreement is terminated by FEI or PIE pursuant to
Section 8.1(g)(i), FEI shall promptly pay to PIE all of the expenses of the Philips Group incurred in connection with this Agreement, the Transaction, the Restructuring (other than the contemplated sale and leaseback expenses associated with the Acht Property) and any other transactions contemplated by this Agreement. In the event this Agreement is terminated by FEI or PIE pursuant to Section 8.1(g)(ii), PIE shall promptly pay to FEI all of the expenses of FEI incurred in connection with this Agreement, the Transaction and any other transactions contemplated by this Agreement.

                                   ARTICLE IX
                                 MISCELLANEOUS

    Section 9.1 NOTICES. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, PROVIDED that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

To PIE:

PHILIPS INTERNATIONAL B.V.
Building VP-1, P.O. Box 218
5600 MD Eindhoven
The Netherlands
Telephone: 31-40-2784375
Telecopy: 31-40-2784357
Attn: Guido Dierick

With a copy to:

SULLIVAN & CROMWELL
125 Broad Street
New York, New York 10004
Telephone: 212-558-3706
Telecopy: 212-558-3359
Attn: W. Loeber Landau

To FEI:

FEI COMPANY
7451 N.E. Evergreen Parkway
Hillsboro, Oregon 97124-5830
Telephone: 503-640-7500
Telecopy: 503-540-7509
Attn: Chief Executive Officer

With a copy to:

STOEL RIVES LLP
900 S.W. Fifth Avenue, Suite 2300
Portland, Oregon 97204-1268
Telephone: 503-224-3380
Telecopy: 503-220-2480
Attn: Stephen E. Babson

    Section 9.2 AMENDMENT; WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by FEI and PIE, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and, except as otherwise provided herein, shall not be exclusive of any rights or remedies provided by law.

    Section 9.3 ASSIGNMENT. (a) No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto but PIE may assign all or any portion of its rights and obligations pursuant to this Agreement to any other Person in the Philips Group; PROVIDED, HOWEVER, that from the date hereof until 18 months after the Closing Date PIE shall not assign its rights and obligations hereunder to any Person within the Philips Group that does not have a financial guarantee by Philips pursuant to Netherlands law.

    Section 9.4 ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedule and all Annexes hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, including the Letter of Intent, but excepting the Confidentiality Agreement which will remain in full force and effect for the term provided for therein and other than any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

    Section 9.5 FULFILLMENT OF OBLIGATIONS. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

    Section 9.6 PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Philips, PIE, FEI, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

    Section 9.7 PUBLIC DISCLOSURE. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other party hereto that, except as may be required to comply with the requirements of any applicable Laws, and the rules and regulations of each stock exchange or interdealer quotation system upon which the securities of one of the parties or an Affiliate thereof is listed or quoted, no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless the parties shall have consulted in advance with respect thereto.

    Section 9.8 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by FEI and its Subsidiaries and by PIE and its Affiliates and Subsidiaries shall be borne by FEI and PIE, respectively.

    Section 9.9 DISCLOSURE SCHEDULES. The disclosure of any matter in the Disclosure Schedule, including any FEI Reports incorporated by reference therein, pursuant to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by FEI or PIE, or to otherwise imply, that any such matter is material for the purposes of this Agreement.

    Section 9.10  GOVERNING LAW; MEDIATION AND ARBITRATION.

    (a) The Agreement shall be governed by the laws of the state of New York, without giving effect to principles of conflicts of laws thereof.

    (b) If a dispute arises out or relates to this contract, or the breach thereof, and if that dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this contract, or breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its International Arbitration Rules and Title 9 of the U.S. Code and Philips hereby consents to the jurisdiction of such arbitration to the extent required. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

    (c) The number of arbitrators shall be three, one of whom shall be appointed by each of Philips and FEI and the third of whom shall be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority and the place of arbitration shall be New York, New York. The language of the arbitration shall be English, but documents or testimony may be submitted in Dutch if a translation is provided.

    (d) The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Agreement.

    (e) Either party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Either party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

    Section 9.11 COUNTERPARTS. This Agreement may be executed by the parties on separate counterparts which, when taken together with counterparts signed by each of the other parties, shall constitute a single fully executed Agreement which shall be as fully binding and effective as if each party had executed a single signature page.

    Section 9.12 HEADINGS. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

    IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                PHILIPS INDUSTRIAL ELECTRONICS
                                INTERNATIONAL B.V.

                                By:               /s/ ALFRED B. BOK
                                     ------------------------------------------
                                Name: Alfred B. Bok
                                Title:

                                By:              /s/ THEO SONNEMANNS
                                     ------------------------------------------
                                Name: Theo Sonnemanns
                                Title:

                                FEI COMPANY

                                By:            /s/ WILLIAM G. LANGLEY
                                     ------------------------------------------
                                Name: William G. Langley
                                Title:

                                For purposes of Sections 4.1, 4.2, 4.3,
                                4.6(d)(ii), 4.15, 5.8(b), 5.8(c), 5.9(a),
                                5.13(a), 5.13(d), 5.16, 7.2 and 9.10 only:

                                PHILIPS ELECTRONICS N.V.

                                By:             /s/ ARIE WESTERLAKEN
                                     ------------------------------------------
                                Name: Arie Westerlaken
                                Title:

                                 ANNEX 3.19(B)
                            FORM OF VOTING AGREEMENT

                                    FORM OF
                          SHAREHOLDER VOTING AGREEMENT

    THIS SHAREHOLDER VOTING AGREEMENT (the "Agreement") is entered into as of
November   , 1996, between the undersigned                         , a
shareholder (the "Shareholder") of FEI Company, an Oregon corporation (the "Company"), and PHILIPS INDUSTRIAL ELECTRONICS INTERNATIONAL B.V., a Netherlands corporation ("PIE").

    WHEREAS, contemporaneously with the execution and delivery of this Agreement, PIE and the Company are entering into a Combination Agreement, dated as of the date hereof (the "Combination Agreement"), by which PIE will acquire common stock (the "COMMON STOCK") of FEI, constituting 55% of the Outstanding Common Stock (as defined in the Combination Agreement), upon the terms and conditions set forth therein;

    WHEREAS, the Shareholder desires that PIE transfer to FEI in payment for such Common Stock 100% of the issued and outstanding capital stock of PEO Holdings (as defined in the Combination Agreement) and PEO-US (as defined in the Combination Agreement) (the issuance of the Common Stock to PIE and the transfer of such outstanding capital stock to FEI being referred to herein collectively as the "Transaction");

    NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1.  REPRESENTATIONS OF SHAREHOLDERS.  The Shareholder represents that he
    (a) is the holder of [        ] shares of the Common Stock (the
    Shareholder's "Shares"), (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any shares of the Common Stock other than his Shares, but excluding any shares of the Common Stock which he has the right to obtain upon the exercise of stock options outstanding on the date hereof, and (c) has full power and authority to make, enter into and carry out the terms of this Agreement.

        2. AGREEMENT TO VOTE SHARES. The Shareholder agrees to vote his Shares and any New Shares (as defined in Section 6 hereof), and shall cause any holder of record of his Shares or New Shares to vote (a) to approve and adopt the Combination Agreement, including the issuance of Shares by the Company contemplated thereby, and to approve an amendment to the Second Amended and Restated Articles of Incorporation to increase in the number of shares of Common Stock authorized for issuance from 15 million to million and (b) against any proposal that would compete with or serve to interfere or inhibit the timely consummation of the Transaction. The Shareholder agrees to deliver to Lynwood W. Swanson, Chairman of the Board and Chief Executive Officer of the Company, immediately upon request therefor a proxy substantially in the form attached hereto as Exhibit A, which proxy shall be irrevocable to the extent permitted by law, with the total number of his Shares and any New Shares correctly indicated thereon.

        3. NO VOTING TRUSTS. After the date hereof, the Shareholder agrees that he will not, nor will he permit any entity under his control to, deposit any of his Shares in a voting trust or subject any of his Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with PIE.

        4. NO PROXY SOLICITATIONS. The Shareholder agrees that he will not, nor will he permit any entity under his control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Transaction or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise serve to interfere with or inhibit the timely consummation of the Transaction in accordance with the terms of the Combination Agreement, (b) directly or indirectly encourage, initiate or cooperate in a shareholders' vote or action by consent of the Company's shareholders in opposition to or in competition with the consummation of the Transaction, or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Transaction.

        5. TRANSFER AND ENCUMBRANCE. Except for gifts given without consideration where the recipient thereof agrees to execute a voting agreement in form and substance similar to this Agreement, on or after the date hereof, the Shareholder agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber any of his Shares or New Shares prior to the earlier of (a) the effective date of the Transaction or
    (b) the date this Agreement shall be terminated in accordance with its terms; PROVIDED, HOWEVER, that the Shareholder shall have the right to transfer his Shares to charitable organizations meeting the requirements of
    Section 501(c)(3) of the Internal Revenue Code of 1986 without obtaining a voting agreement from such charitable organization.

        6. ADDITIONAL PURCHASES. The Shareholder agrees that he will not purchase or otherwise acquire beneficial ownership of any shares of the Common Stock after the execution of this Agreement ("New Shares"), nor will he voluntarily acquire the right to vote or share in the voting of any shares of the Common Stock other than the Shares, unless he agrees to deliver to PIE immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as Exhibit A with respect to such New Shares. The Shareholder also agrees that any New Shares acquired or purchased by him shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

        7. SPECIFIC PERFORMANCE. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

        8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

        9. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

        10.  MISCELLANEOUS.

        (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

        (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

        (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

        (d) This Agreement shall terminate upon the earliest to occur of (i) the consummation of the Transaction or (ii) termination of the Combination Agreement.

        (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

        (f) The obligations of the Shareholder set forth in this Agreement shall not be effective or binding upon him until after such time as the Combination Agreement is executed and delivered by the Company and PIE. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                PHILIPS INDUSTRIAL ELECTRONICS
                                INTERNATIONAL B.V.

                                By:
                                     ------------------------------------------
                                Name:
                                Title:

                                SHAREHOLDER:

                                By:
                                     ------------------------------------------
                                Name:

                                 ANNEX 5.13(A)
                         FORM OF DISTRIBUTION AGREEMENT

                                    FORM OF
                             DISTRIBUTION AGREEMENT

    This Agreement is entered into as of             , 1996 by and between:

    PHILIPS                         , a                         corporation with
offices at                         , hereinafter referred to as "Distributor";

    and

    PHILIPS ELECTRON OPTICS B.V., a Netherlands corporation, having its office
in                         ,                         , hereinafter referred to
as "PEO",

    WHEREAS FEI Company ("FEI") and Philips Industrial Electronics International B.V. have entered into an agreement for the transfer of such number of newly issued shares of FEI as will constitute, when issued, 55% of the stock of FEI in exchange for 100% of the stock of each of Philips Electron Optics International B.V. and Philips Electron Optics, Inc. (referred to as the "Combination Agreement");

    WHEREAS, in connection with said transfer, Distributor is willing and able to distribute or intermediate to enable PEO to distribute the PEO products as defined hereinafter, all as of January 1, 1997; and

    WHEREAS, PEO desires to appoint Distributor as its exclusive distributor and sales intermediary subject to the conditions set out below,

    NOW, THEREFORE, the parties hereto agree as follows:

        1. PEO hereby appoints Distributor as its exclusive distributor and sales intermediary for the products and territory defined hereinafter and Distributor hereby accepts said appointment, and hereby agrees that Distributor shall act exclusively for PEO in respect of the Products to the exclusion of any products that compete therewith, all subject to the terms and conditions set out below.

        The territory in respect of which the Distributor will act as PEO's exclusive distributor and, as the case may be, PEO's sales intermediary is
                            (hereinafter referred to as the "Territory").

        2. The products in respect of which Distributor will act are those products and related materials and spare parts made available by PEO for marketing in the Territory under the trademark "Philips", "FEI" and/or possibly other trademarks, as specified in Annex I hereto (hereinafter referred to as "the Products").

        The product range of ANNEX I may be altered or extended by mutual agreement between the parties, it being understood that PEO shall be entitled to withdraw products in the event of the discontinuation of their manufacture or their marketing in the Territory. Distributor will be informed, at the latest, 6 months prior to the withdrawal of any products. PEO and Distributor hereby agree that Distributor shall, if requested, meet with FEI, for the purposes of discussing the terms of a mutually agreeable distribution agreement for FEI's products.

        3. Distributor will buy and sell the Products for its own account and its own risk in accordance with the orders placed by Distributor and accepted by PEO. PEO shall supply the Products to Distributor at prices and conditions, determined in accordance with Annex II, it being understood that PEO's General Conditions of Sale and Software License as attached hereto (ANNEX III) will be applicable to such supplies.

        In lieu of article 11 or the General Conditions of Sale and Software License, PEO shall supply the Products without any installation and warranty obligation while Distributor shall provide reasonable installation and warranty conditions to its customers in accordance with customary practice in the Territory.

        Such Products will be resold by Distributor at prices determined in accordance with Annex II.

        It is further understood that Distributor shall not incur any expenditure on PEO's behalf or name without PEO's express written authorization and that Distributor shall not make any payment or gift or promise or offering to any officer of the government in the Territory or any instrument thereof for purposes of influencing any act or decision by such officer or by any governmental department or instrument thereof.

        PEO will provide Distributor's purchase orders for products with similar priority as orders for products to be supplied to entities belonging to the PEO business.

        4. In addition to the business done as described under 3, above, Distributor shall act as independent intermediary between PEO and potential customers in the Territory for the direct supply of the Products by PEO to such customers on the terms and conditions as agreed between PEO and the customer. Unless agreed otherwise in writing, PEO's General Conditions of Sale and Software License as attached hereto (ANNEX III) will be applicable to such direct supplies.

        It is further agreed that Distributor shall, if so requested by PEO, also take over the installation and warranty obligations of Products that have been sold without the mediation of the Distributor but that are destined for use in the Territory.

        For such direct supplies by PEO, Distributor will be entitled to a commission calculated in accordance with Annex II hereto. Any such commission will only become due and payable pro rata, as and when PEO shall receive irrevocable payment(s) from the customer of the invoiced value of the relevant Products.

        Distributor's commission shall be deemed to cover all expenses he may incur and any commitments he may enter into. If a customer's order is not accepted by PEO, or no contract is concluded or comes into force between PEO and such customer, for whatever reason, Distributor shall have no right to reimbursement of any expenses incurred by it nor to any remuneration whatsoever in connection with such order. PEO shall not be bound to sign any contract with any customer if the terms and conditions of such contract are not satisfactory to PEO.

        5. No order for Products will be deemed accepted unless duly confirmed by PEO in writing. Distributor shall not enter into any contract or commitments in the name of or on behalf of PEO or otherwise bind PEO in any respect.

        6. Distributor will have available adequate service and installation facilities for the Products sold in the Territory and, to that end, at Distributor's reasonable discretion, Distributor will maintain an adequate stock of service and replacement parts, as well as a proper and efficient service organization staffed with capable technicians that, except as is provided in this Agreement with respect to Product know-how, will be trained at Distributor's own expense so as to be able to give adequate service for the installation as well as for ongoing service and maintenance of the Products sold in the Territory.

        7.  PEO will further undertake to:

           a. supply to Distributor free of charge publicity materials, such as leaflets in such quantities as PEO may consider adequate;

           b. cooperate with Distributor and give all reasonably necessary information with respect to the Products;

           c.  provide necessary technical and sales training; and

           d. assist Distributor in organizing meetings, symposia, exhibitions and other commercial activities which shall generally be for Distributor's account.

        With respect to technical and sales training, the number of trainees, timing, duration, language, costs and other details are to be determined between the parties. Generally, the costs of tutoring, full board and lodging shall be for the account of PEO, and all other costs shall be for the account of the Distributor.

        For initial training for the service staff for new Products, the number of service staff, the time and exact place of training shall be agreed upon between the parties. Generally, PEO shall bear all costs for the service seminar, full board and lodging, if such costs do not exceed PEO's standard rates. Distributor shall pay for the travel costs and shall arrange for the necessary travel documents for said service staff that are travelling abroad. In case of illness during the training period, PEO will provide medical care, the costs of which are to be reimbursed to PEO by Distributor.

        If new Products are added to ANNEX I hereof that need on site installation by a trained service engineer, and that are supplied to the Territory for the first time, PEO shall provide, free of charge, the necessary support during the installation of such Product in the form of field training.

        The number of staff eligible for sales training and the cost sharing will depend, among other things, on changes in the Products, changes in sales policy, achieved sales figures in the preceding year and sales projections.

        8.  Distributor further agrees:

           a. to actively promote the sale of the Products in the Territory to the best of Distributor's ability in accordance with PEO's directives including to sell the products only in accordance with applicable U.S. export controls and regulations and in no way to act against PEO's interests. To that end, Distributor will maintain a proper and efficient organization staffed with capable engineers.

           b. not to actively promote and/or sell the Products outside or for use outside the Territory and not to actively support sales by third parties outside the Territory; however, if so requested by PEO, the Distributor shall, against payment of the special fee as set forth in ANNEX II, generally, be prepared to assist PEO in commercial and/or technical matters outside the Territory. The Philips guidelines for cross border sales and customer support dated December 1, 1995, (nr. DT-21022) as set forth in ANNEX IV shall apply.

           c. to treat with utmost confidence during and after this Agreement all knowledge obtained in connection with Distributor's relations with PEO.

           d. to send to PEO from time to time, but at least twice a year, full information of Distributor's sales of the Products, as well as regular market reports containing as many particulars as possible with regard to the market situation in respect to the Products, including but not limited to sales forecasts as follows:

               (1) unit based order income forecasting;

               (2) lost/gained order analysis; and

               (3) installation feedback.

           e. to keep a list of services performed ("Service Reports") on the Products during and after the warranty term. To this end, upon request, these Service Reports and possible suggestions concerning improvement of the quality of the service shall be sent to PEO.

           f. to enable PEO to visit Distributor's service workshop and to give PEO all relevant information concerning the service with the aim to contribute to the improvement of the service activities.

        9. Distributor shall immediately after receipt of the Products delivered by PEO, install and test the Products at each customer's site in accordance with the Specifications and any special written Specifications that may have been mutually agreed upon by the parties. Within thirty (30) days after the date of invoice, Distributor shall inform PEO in writing of the results of such test.

        Distributor will provide PEO with all reports of Product failures made known to Distributor by its customers who purchased any of the Products.

        10. PEO warrants that each Product delivered under this Agreement, upon delivery and up to the date of the acceptance test, shall conform to PEO's written specifications for such Products (including any special additional specifications mutually agreed upon by the parties) and shall be free from defects in materials or workmanship under normal use and service.

        If the result of the acceptance test is negative, PEO will act in the following way:

           a. Any Product or part found to be defective will be repaired or replaced without charge for service or materials if Distributor returns the unit or part, freight prepaid, to the factory or service centre designated by PEO.

           b. PEO will not be required to ship replacement units until it has confirmed through its examination that the unit is in fact defective or not conforming, but such determination is subject to good faith negotiation. A handling charge will be billed to Distributor for any items which it returns under this warranty found by PEO to be functioning normally or out of warranty. PEO will reimburse Distributor for freight charges prepaid by it on any device which PEO finds to be defective, and it shall also pay freight costs for any replacement units shipped to Distributor under this warranty. By mutual agreement however, PEO may perform warranty service at customer sites.

           c. This warranty shall not apply to any Product or part which PEO determines:

               (1) has failed as a result of a modification not introduced or approved in writing by PEO.

               (2) has failed as a result of damage after PEO's delivery to Distributor due to shipment, handling, storage, operation or maintenance in a manner which does not conform to PEO's published instructions or specifications in effect at the time of delivery.

               (3) has failed as a result of the Product, unit or part having been subjected by Distributor or another party to (i) operating and/or environmental conditions in excess of the maximum values stated in the applicable specifications; (ii) damage, misuse or neglect; or (iii) improper installation, repair or alteration. This warranty also excludes expendable items such as filaments, lamps, fuses or other parts which fail from normal usage.

           d. All of the Distributor's expenses relating to epidemic failures or other extraordinary product defects shall be reimbursed by PEO.

        11. Prior to the 1st of November of each calendar year the parties shall mutually establish a sales quota for the next calendar year for the Products based upon forecasts prepared by Distributor taking into consideration reasonable expectations in the Territory for the year in question.

        12. This Agreement supersedes any oral and/or written agreements between the parties that may exist with respect to the subject matter hereof.

        13. The effective date of this Agreement shall be January 1, 1997. The initial term of this Agreement shall be the period from the effective date to the third anniversary thereof and the term shall automatically be extended year to year for one year periods, unless Distributor gives notice at least 180 days prior to the end of the initial three year period or any such one year period that it is terminating this Agreement or PEO gives 180 days notice of termination at any time after the date hereof.

        14. In the event that this Agreement is terminated by PEO pursuant to Paragraph 13 above and provided Distributor is not in material breach of this Agreement, PEO shall acquire the part of Distributor's business that is principally used in connection with the distribution of PEO's Products, including, without limitation, the total installed capacity for sales and service of the Products, at a price to be agreed upon reflecting the fair market value of the business, and PEO shall either (A) provide continuing employment in comparable positions for all of Distributor's employees who, prior to termination of this Agreement, were more than 50% of their business time engaged in the sale and or service of the Products or (B) compensate Distributor for all costs and expenses, including any payments required to be made upon termination of any such employee's employment, incurred in connection with either the termination of such employee's employment by Distributor or the transfer of such employees to comparable positions in Distributor or an affiliate of Distributor. In the event PEO decides not to provide continuing employment for all of such employees, Distributor agrees to use reasonable efforts to provide for the transfer of such employees to comparable positions in Distributor or an affiliate of Distributor in an effort to mitigate any costs and expenses to be paid by PEO pursuant to the foregoing sentence.

        15. PEO and Distributor each agree that any claim or dispute between them arising out of or in connection with this Agreement or any alleged breach of this Agreement (a "Claim") shall be submitted promptly to an executive of each of PEO and Distributor who shall have authority to settle the Claim, and who shall meet in the first above mentioned registered office of PEO, within 30 days of such submission to seek in good faith an amicable settlement. In seeking an amicable settlement, the Parties may consult with a neutral third party mediator if both agree in writing. Unless the Parties agree to the contrary in writing, any advice or decision of the mediator shall not be binding. Each Party agrees any Claim not settled by the Parties within 60 days after notice of the Claim is first given by either party to the other shall be finally settled by arbitration conducted in the Netherlands under the rules of arbitration of the Netherlands Arbitration Institute in Rotterdam (the "Rules"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over it. The proceedings shall be conducted in the English language.

        The Parties will continue to perform obligations required hereunder pending the resolution of any dispute between the Parties. The Parties will also continue to make payments which are due and payable pursuant hereunder pending the resolution of any such dispute except regarding performance of obligations specifically in dispute between the Parties, but only to the extent such obligations are in dispute.

        This Agreement shall be governed by the laws of The Netherlands with the exclusion of the United Nations Convention on Contracts for the International Sale of Goods and the United Nations Convention on Statutory Limitation.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PHILIPS NO                                PHILIPS ELECTRON OPTICS B.V.

By                                        By
----------------------------------------  --------------------------------------

Title                                     Title
--------------------------------------    --------------------------------------

                                 ANNEX 5.13(D)

                           FORM OF SERVICES AGREEMENT

                                    FORM OF
                               SERVICES AGREEMENT

    This Agreement is entered into as of __________ _________, 1996 by and between the following entities (each a "Party" or collectively, the "Parties"):

    PHILIPS __________ ________, a __________ _____ corporation with offices at
__________ ________, hereinafter referred to as "PHILIPS NO";

    and

    PHILIPS ELECTRON OPTICS ____, a __________ corporation, having its office in __________ ___, __________ _____, hereinafter referred to as "PEO",

    WHEREAS FEI Company ("FEI") and Philips Industrial Electronics International B.V. ("PIE") have entered into a Combination Agreement dated __________, 1996 (the "Combination Agreement") for the transfer of such number of newly issued shares of FEI as will constitute, when issued, 55% of the stock of FEI in exchange for 100% of the stock of each of Philips Electron Optics International B.V. and Philips Electron Optics, Inc.;

    WHEREAS, the PEO Group (as defined in the Combination Agreement) will become wholly owned by FEI but will continue, so long as PIE holds a controlling interest in FEI, as a PIE entity in close cooperation with PIE and its affiliates;

    WHEREAS, under the Combination Agreement, PIE has agreed to provide, or cause its affiliates to provide, certain services that will be essential to the continuing operations of the PEO Group; and

    WHEREAS, PHILIPS NO is willing to provide or cause others to provide certain services to assist PEO in the conduct of its business and operations as is PEO willing, if applicable, to provide certain services to PHILIPS NO; and

    WHEREAS, the Parties have agreed separately to continue the (sub-)lease of the facility used by PEO as defined hereinafter;

    NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

    1.01 "SERVICES" means the services, listed in APPENDIX A hereto (as amended from time to time in accordance with Section 2.01 below), to be provided by PHILIPS NO to PEO, and the services, listed in APPENDIX B (as amended from time to time in accordance with Section 2.01 below), to be provided by PEO to PHILIPS NO.

    1.02 "LEASE AGREEMENT" shall mean the (sub-)lease agreement with respect to the facilities at __________, where the PEO business is operated, as the Lease Agreement is entered into by the Parties on this date.

                                   ARTICLE 2
                          SERVICES, PRICE AND PAYMENT

    2.01 The Parties agree to render and take the Services as provided for herein. The Services and prices, rates and fees to be paid for such Services as well as their validity term and service provider are set forth in APPENDICES A AND B. Appendix A and Appendix B may be amended from time to time (a) upon the mutual written agreement of the Parties to add one or more services to either or both; or (b) by either Party upon written notice to the other to delete one or more services from either or both, subject to the notice period requirement specified in Appendix A or Appendix B, as the case may be, applicable to the

Service to be terminated, except that no such termination shall be effective before December 31, 1998 unless the related Service is dependent upon, and unique to, the facility covered by the Lease Agreement, in which case the provision of such Service shall terminate simultaneously with the termination of the Lease Agreement.

    2.02 With respect to any amounts identified in APPENDICES A OR B as estimated, this charge is a reasonable estimate of the costs of the Services which would be charged to PEO, based upon PHILIPS NO 1997 budgeted expenses for such services and the assumptions relating to sales volume contained therein.

    The parties agree that the charges for Services under this Agreement shall be arm's-length charges. Unless a comparable service is provided by the Party rendering a particular Service to an entity unrelated to either Party, or unless the provision of Services under this Agreement is a principal activity of either Party, an arm's-length charge shall be determined based on the costs or deductions, including indirect costs or deductions (but not including interest expenses of the service provider, costs of issuance of stock or expenses of compliance with governmental regulations not directly related to the service in question) incurred with respect to such Services by the Party rendering such Services, allocated consistently with historic budgeting practices of the Philips group, taking into account all relevant factors including total expenses, asset size, sales, and payroll, of the beneficiary or beneficiaries of each activity, and the space utilized and time spent in providing the Service.

    Notwithstanding any provision of the foregoing paragraph to the contrary, in those instances where the amount for a Service is based on a rate per activity, an hourly rate or the like, rather than a fixed amount, the rates for 1997 and 1998 shall not in any event exceed the actual 1996 rate for such Service, except to reflect changes due to inflation or significant changes in circumstances.

    2.03 Subject to the provisions of Article 4.02, all Services shall be provided at quality levels not lower than the quality levels of the Services supplied during the year 1996. All Services shall be provided in a timely manner.

    2.04 PHILIPS NO shall charge PEO for Services monthly, no later than the end of the month following the month during which such Services were provided, unless specified otherwise in APPENDIX A. PEO shall pay invoices within thirty days of receipt thereof.

    2.05 PEO shall charge PHILIPS NO for Services monthly, no later than the end of the month following the month during which such Services were provided, unless specified otherwise in APPENDIX B. PHILIPS NO shall pay invoices within thirty days of receipt thereof.

    2.06 In the event of extension of any Service beyond the initial Term of this Agreement, as may be subject to Article 4.01, the prices, rates and fees of the current year shall be deemed applicable for the calendar year to follow unless prior to October 1st of any calendar year one Party notifies the other Party in writing of any price, rate or fee changes following which Parties shall in good faith negotiate new prices, rates or fees (whichever is applicable).

                                   ARTICLE 3
                                    SECRECY

    3.01 Any information disclosed hereunder by a Party hereto and identified herein or at the time of disclosure in writing to be of a confidential nature, shall be presumed to be confidential and proprietary to the disclosing party ("Discloser").

    3.02 The receiving party ("Recipient") shall use any confidential information disclosed or provided by Discloser, whether orally, or in writing, by demonstration, in models or otherwise, only as permitted under this Agreement and shall maintain such information in confidence and not disclose or divulge such information to any third party or to any of its own personnel not having a need to know, for a period of three (3) years from the receipt thereof, provided that Recipient shall not be obliged to maintain in confidence that information which:

        (a) Discloser makes freely available to third parties without imposing conditions of confidentiality;

        (b) was already in Recipient's possession, provided that such information is not known by Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to Discloser;

        (c) becomes generally available to the public other than as a result of a disclosure by Recipient or its directors, officer, employees, agents or advisors;

        (d) becomes available to Recipient on a non-confidential basis from a source other than Discloser or its advisors, provided that such source is not known by Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to Discloser; or

        (e) as may be required in connection with compliance with any applicable law, regulation or order.

    3.03 Recipient shall ensure that suitable undertakings of secrecy are imposed, with respect to such information provided to it by Discloser, upon its present employees, as well as upon its future employees.

    3.04 The Parties acknowledge that FEI may be required to disclose the material terms of this agreement and similar agreements entered into by FEI or any of its subsidiaries pursuant to the requirements of U.S. securities laws.

                                   ARTICLE 4
                              TERM AND TERMINATION

    4.01 This Agreement shall become effective on the date first above written and shall remain in effect until December 31, 1998 unless terminated sooner in accordance with Sections 4.02 and 4.03 below or later as referred to in Section
4.05. Prior to October 1, 1998 Parties shall in good faith negotiate the extension of this Agreement and Services then specified.

    4.02 Notwithstanding the provision of Section 4.01 hereof, unless otherwise provided in APPENDIX A OR B whichever is applicable, a Party may prior to December 1st, 1998 terminate the provision of particular Services by providing the other party three (3) months' prior written notice.

    4.03 Notwithstanding the provisions of Sections 4.01 and 4.02 hereof, this Agreement may be terminated (also prior to December 31, 1998), as follows:

        (a) by either Party hereto with immediate effect upon written or telegraphic notice to the other Party in the event of the other Party being in material breach of or in material default of this Agreement, and such breach or default not being remedied within thirty (30) days after receipt of a written notice from the first Party specifying the nature of the breach or default.

        (b) by either Party forthwith upon written or telegraphic notice to the other Party in the event the other Party should become insolvent or make an assignment for the benefit of its creditors or voluntarily file for or be placed in voluntary bankruptcy or take any other action which would indicate insolvency on its part.

    4.04 Article 3 shall survive the termination of this Agreement as will any particular Service referred in APPENDIX A OR B with a validity term exceeding beyond the termination date of this Agreement.

                                   ARTICLE 5
                     ADMINISTRATIVE AND ACCOUNTING SERVICES

    5.01 The administrative and accounting services set out in APPENDIX A will be rendered according to the instructions and requirements of FEI, applicable principles of accounting and applicable law. PHILIPS NO will ensure that the way the books are kept meets all requirements under applicable tax regulations and other governmental regulations.

    5.02 With respect to these administrative and accounting services PHILIPS NO shall maintain in a (separate) accounting system such records of the PEO business that it will be possible for PEO at any time to have all the information and data it needs at its disposal within a reasonable period of time.

    5.03 At PEO's request copies will be made and information and data relating to PEO business will be provided on hard copy, in case such information is needed by PEO or its advisors.

    5.04 At the termination of this Agreement all administrative data of the PEO business shall be provided to PEO on hard copy and on such other medium as may be reasonably made available.

    5.05 Each Party rendering Services under this Agreement shall keep adequate books and records to permit verification of costs or deductions incurred in rendering such Services and the basis of the charges for such Services under this Agreement, and shall make such information available at the request of taxing authorities of any jurisdiction.

                                   ARTICLE 6
                                 FORCE MAJEURE

    6.01 The expression "Force Majeure" shall mean and include a happening or event beyond a Party's reasonable control in consequence of which it cannot execute or cannot reasonably be required to execute its obligations. Such circumstances include but are not limited to: acts of God, war, civil war, insurrection, fire, flood, strikes, lock-outs, epidemics, governmental law or regulations and freight embargoes.

    6.02 The party affected by Force Majeure shall inform the other Party promptly in writing specifying the Force Majeure as well as its expected duration. The Party so affected shall be excused from performance hereunder to the extent of the prevention, but shall use its best efforts to limit the period of prevention or delay as much as possible.

                                   ARTICLE 7
                           DISPUTE RESOLUTION AND LAW

    7.01 PEO and PHILIPS NO each agree that any claim or dispute between them arising out of or in connection with this Agreement or any alleged breach of this Agreement (a "CLAIM") shall be submitted promptly to an executive of each of PEO and PHILIPS NO who shall have authority to settle the Claim, and who shall meet in the first above mentioned office of PEO, within 30 days of such submission to seek in good faith an amicable settlement. In seeking an amicable settlement, the Parties may consult with a neutral third Party mediator if both agree in writing. Unless the Parties agree to the contrary in writing, any advice or decision of the mediator shall not be binding.

    7.02 Each Party agrees any Claim not settled by the Parties within 60 days after notice of the Claim is first given by either Party to the other shall be finally settled by arbitration conducted in the Netherlands under the rules of arbitration of the Netherlands Arbitration Institute in Rotterdam (the "RULES"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over such arbitration. The proceedings shall be conducted in the English language.

    7.03 The Parties will continue to provide all Services hereunder pending the resolution of any dispute between the parties. The Parties will also continue to make payment for all Services provided hereunder pending the resolution of any such dispute except for those Services specifically in dispute between the parties, but only to the extent such Services are in dispute.

    7.04 This Agreement shall be governed by the laws of the jurisdiction where PEO and PHILIPS NO are organized.

    7.05 The dispute resolution procedures provided for herein shall be mutually exclusive of the dispute resolution procedures set forth in Section 9.10(b) of the Combination Agreement, with the effect that any dispute within the scope of both this paragraph and such Section 9.10(b) arising out of the same facts and circumstances shall be resolved under Section 9.10(b).

                                   ARTICLE 8
                                 MISCELLANEOUS

    8.01 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions and negotiations between them. No modification or amendment of this Agreement shall be valid or binding unless made in writing and signed on behalf of the Parties by their duly authorized officers or representatives.

    8.02 Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any Party without the prior written consent of the other Party.

    8.03 If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, that in such case the parties oblige themselves to use their best efforts to achieve the purpose of the invalid provision by a new legally valid stipulation.

    8.04 Except as otherwise set forth herein, each Party shall pay its own legal, accounting and other expenses incident to this Agreement and the consummation of the transactions contemplated thereby.

    8.05 Neither Party shall be liable to the other Party for any special, indirect or consequential damages howsoever caused.

    8.06 This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    8.07 The Parties hereto expressly agree that the provisions of this Agreement shall be superseded by the provisions of any agreement entered into or to be entered into by PHILIPS NO and PEO concerning particular Services.

    8.08 The provisions of this Agreement shall enure to the benefit of and be binding upon the successors and assigns of each of the Parties.

                                   ARTICLE 9
                                    NOTICES

    Any notice or other communication to a Party required or permitted hereunder shall be made in writing and shall be sent by registered mail, return receipt requested, addressed to the address of such Party set forth below or to such other address as such Party shall have communicated to the other.

If to PHILIPS NO to:

If to PEO to:

    Or such other address as may be communicated subsequently in writing by the relevant Party to the other Party.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PHILIPS NO                                PHILIPS ELECTRON OPTICS B.V.

By                                        By
----------------------------------------  --------------------------------------

Title                                     Title

                                  ANNEX 6.3(E)
                          FORM OF EMPLOYMENT AGREEMENT

                          FORM OF EMPLOYMENT AGREEMENT

    AGREEMENT, effective as of [           ], 1996, by and between FEI Company,
an Oregon corporation ("Employer"), and                    , an individual
("Employee").

    IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

    1.  EMPLOYMENT.

        Employer hereby agrees to employ Employee, and Employee agrees to serve, as an [executive] [officer] of Employer, during the Period of Employment as defined in Section 2.

    2.  PERIOD OF EMPLOYMENT.

        (a) DURATION UNDER NORMAL CIRCUMSTANCES.

        The "Period of Employment" shall be the period commencing on the date
    hereof and ending on [           ], 199 .

        (b) TERMINATION EVENTS.

        Notwithstanding anything in this Section 2 to the contrary, the Period of Employment shall terminate upon the earliest to occur of the following:

            (i) the retirement of Employee under the terms of Employer's 401(k) plan; and

            (ii) the Disability (as defined in Section 8) of Employee and the expiration of the 30-day period referred to in the definition of Disability without the actions referred to therein being taken by Employee;

           (iii) the death of Employee;

            (iv) the 90th day after service of notice by Employee to Employer, in accordance with the provisions of Section 11, that Employee elects to terminate the Period of Employment (with or without Good Reason) (a "voluntary termination by Employee"); and

            (v) the 90th day after service of notice by Employer to Employee, in accordance with the provisions of Section 11, that Employer elects to terminate the Period of Employment (a
       "voluntary termination by Employer"), other than a termination by Employer with Cause; and

            (vi) promptly upon service of notice by Employer to Employee, in accordance with the provisions of Section 11, that Employer elects to terminate the Period of Employment with Cause.

    3.  DUTIES DURING THE PERIOD OF EMPLOYMENT.

        Employee shall devote his full business time, attention and best efforts to the affairs of Employer and its subsidiaries during the Period of Employment and shall have such duties, responsibilities and authority as shall be assigned to him from time to time by the Chief Executive Officer or the Board of Directors of Employer, which duties, responsibilities and authority shall be commensurate in all material respects with those held, exercised and assigned as of the date of this Agreement. It is expressly acknowledged and agreed that Employee may be requested to assume the position of president or senior officer of any subsidiary of Employer or any position of corporate officer of Employer, provided that the responsibilities and authority assigned to such position are commensurate in all material respects with those assigned to, or held and exercised by, Employee as of the date of this Agreement, and provided further that, in the event of a transfer of Employee to the employ of a subsidiary of Employer, such subsidiary expressly assumes all of Employer's obligations under this Agreement, MUTATIS MUTANDIS. Employee may engage in other activities, such as activities involving charitable, educational, religious and similar types of organizations (all of which are deemed to benefit Employer), speaking engagements, and similar type activities, and may serve on the board of directors of other corporations approved by the Chief Executive Officer of Employer, in each case to the extent that such other activities do not materially detract from or limit the performance of his duties under this Agreement, or inhibit or conflict in any material way with the business of Employer and its subsidiaries.

    4.  LOCATION OF EMPLOYMENT.

        During the Period of Employment, Employer may only require Employee to be based in or within 50 miles of Hillsboro, Oregon, except that Employer may require Employee to be based more than 50 miles from Hillsboro, Oregon in connection with the relocation of the executive office of Employer in which Employee is employed; PROVIDED, HOWEVER, that Employer shall pay to, or reimburse Employee for, on an after-tax basis, all reasonable expenses of relocation of Employee and Employee's immediate family living with Employee at the time of such relocation, incurred and substantiated by Employee in connection with any such relocation.

    5.  CURRENT CASH COMPENSATION.

        Employer will pay to Employee during the Period of Employment a base
    annual salary of not less than $        (or such greater amount as may have
    been approved by the Board of Directors in its sole discretion), payable in substantially equal monthly installments during each calendar year, or portion thereof, of the Period of Employment; provided, however, that Employer agrees to review such base annual salary annually and in light of such review may, in the sole discretion of the Board of Directors of Employer, increase such salary, taking into account such factors as it deems pertinent.

    6.  EMPLOYEE BENEFITS.

        (a) VACATION AND SICK LEAVE.

        Employee shall be entitled to [INSERT 2, 3 OR 4 BASED ON CURRENT FEI ENTITLEMENT] weeks paid annual vacation, all paid Employer holidays and reasonable sick leave.

        (b) REGULAR REIMBURSED BUSINESS EXPENSES.

        Employer shall reimburse Employee for all expenses and disbursements reasonably incurred at Employer's request or consistent with Employer's policies, and susbstantiated by Employee, in the performance of his duties during the Period of Employment.

        (c) EMPLOYEE BENEFIT PLANS OR ARRANGEMENTS.

        In addition to the cash compensation provided for in Section 5 hereof, Employee, subject to meeting eligibility requirements and to the provisions of this Agreement, shall be entitled to participate without discrimination or duplication in all employee (including executive) benefit plans of Employer, as presently in effect or as they may be modified or added to by Employer from time to time, to the extent such plans are available to other similarly situated executives or employees of Employer, including, without limitation, plans providing retirement benefits, medical and other health insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.

        (d) EMPLOYER'S INCENTIVE COMPENSATION PLANS.

        In addition to the cash compensation provided for in Section 5 hereof and the employee benefits of Employer provided for in paragraph (c) of this
    Section 6, Employee, subject to meeting eligibility requirements and to the provisions of this Agreement, shall be entitled to participate in all incentive compensation plans of Employer, as presently in effect or as they may be modified or added to by Employer from time to time, to the extent such plans are available to similarly situated executives or employees of Employer, including, without limitation, the 1995 Stock Incentive Plan and the 1995 Supplemental Stock Incentive Plan (as the same may be modified, replaced, or added to by Employer from time to time), and other performance share plans, management incentive plans, deferred compensation plans, and supplemental retirement plans.

    7.  TERMINATION.

        (a) DEATH, OR RETIREMENT OR DISABILITY.

        If the Period of Employment terminates pursuant to paragraph (b) of
    Section 2 as a result of (1) the death of Employee, (2) the retirement of Employee under the terms of Employer's 401(k) plan or (3) the Disability of the Employee, Employee (or Employee's estate) will be entitled to receive only:

            (i) the base salary otherwise payable under Section 5 through the end of the month in which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee;

            (ii) such other awards or bonuses as the Board of Directors may in its sole discretion determine;

           (iii) during the 12-month period following the termination of Employee's employment as a result of the death of Employee, maintenance in effect for the continued benefit of Employee's dependents of all insured and self-insured employee medical and dental benefit plans in which Employee was participating immediately prior to termination provided that such continued participation is possible under the general terms and conditions of such plans (and any applicable funding media) and Employee's dependents continue to pay an amount equal to the Employee's regular contribution for such participation; and

            (iv) such other benefits, if any, as shall be determined to be applicable in accordance with Employer's plans and practices as in effect on the date of termination.

        (b) VOLUNTARY TERMINATION BY EMPLOYEE WITHOUT GOOD REASON.

        If the Period of Employment terminates pursuant to paragraph (b) of
    Section 2 as a result of a voluntary termination by Employee without Good Reason, Employee will be entitled to receive only:

            (i) the base salary otherwise payable under Section 5 through the day on which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee;

            (ii) to the extent possible, the opportunity to convert group and individual life and disability insurance policies of Employer then in effect for Employee to individual policies of Employee upon the same terms as similarly situated employees of Employer may apply for such conversions; and

           (iii) such other benefits, if any, as shall be determined to be applicable in accordance with Employer's plans and practices in effect on the date of termination.

        (c) VOLUNTARY TERMINATION BY EMPLOYEE WITH GOOD REASON, OR BY EMPLOYER WITHOUT CAUSE.

        If the Period of Employment terminates pursuant to paragraph (b) of
    Section 2 as a result of a voluntary termination by Employee with Good Reason (as hereinafter defined), or a voluntary termination by Employer without Cause (as hereinafter defined), then Employee will be entitled to receive:

            (i) the base salary otherwise payable under Section 5 through the end of the month in which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee;

            (ii) a lump-sum severance payment in an amount equal to the product of (A) the base annual salary at the rate in effect under Section 5 on the date of termination, and (B) a multiplier equal to x/52, where "x" equals the number of weeks remaining until the Final Day of Period of Employment; provided that the payment made pursuant to this paragraph
       (ii) shall be repaid by Employee in the event Employee violates in any material respect the provisions of Section 9 hereof;

           (iii) maintenance in effect for the continued benefit of Employee and his spouse and his dependents for a period terminating on the earlier of
       (A) the earlier of the Final Day of Period of Employment and the date on which Employee retires under the terms of Employer's 401(k) plan, and (B) the commencement of equivalent benefits from a new employer of:

               (A) all insured and self-insured medical and dental benefit plan in which Employee was participating immediately prior to termination, provided that Employee's continued participation if possible under the general terms and conditions of such plans (and any applicable funding media) and Employee continues to pay an amount equal to Employee's regular contribution for such participation; and

                (B) the group and individual life and disability insurance policies of Employer then in effect for Employee;

    PROVIDED, HOWEVER, that if Employer so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, Employer shall, in lieu of the foregoing, arrange to have issued for the benefit of Employee and Employee's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this paragraph (iii), or, if such insurance is not available at a reasonable cost to Employer, Employer shall otherwise provide Employee and Employee's dependents equivalent benefits (on an after-tax basis); provided further that, in no event shall Employee be required to pay any premiums or other charges in an amount greater than that which Employee would have paid in order to participate in Employer's plans and policies.

            (iv) for a period terminating on the earlier of the Final Day of Period of Employment and the date on which Employee reaches age 65, Employer shall provide Employee with benefits equivalent to the additional benefits Employee would have received under the employee pension and retirement benefit plans maintained by the Employer and supplemental or excess executive retirement plans, or executive plans of deferred compensation whether or not qualified for federal income tax purposes in which Employee was participating immediately prior to termination and assuming an annual rate of Salary equal to the rate applicable to the Employee immediately prior to termination is in effect, as if Employee had received credit under such plans for service with Employer during such period following Employee's termination, with such benefits payable by Employer at the same times and in the same manner as such benefits would have been received by Employee under such plans.

        (d) TERMINATION BY EMPLOYER WITH CAUSE.

        If the Period of Employment terminates pursuant to paragraph (b) of
    Section 2 as a result of a termination by Employer with Cause, Employee will be entitled to receive only:

            (i) the base salary otherwise payable under Section 5 through the day on which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee; and

            (ii) such other benefits, if any, as shall be determined to be applicable under the circumstances in accordance with Employer's plans and practices in effect on the date of termination.

        (e) DATE OF PAYMENT.

        Except as otherwise provided herein, all cash payments and lump-sum awards required to be made pursuant to the provisions of paragraphs (a) through (e) of this Section 7 shall be made no later than the thirtieth day following the date of Employee's termination.

        (f) EXCLUSIVE REMEDY.

        Employee shall have no claim for damages or other remedies, at law, in equity or otherwise, by reason of any breach of this Agreement by Employer, or of termination of this Agreement by reason thereof, other than as set forth in this Section 7.

        (g) RELEASE OF CLAIMS.

        Employer shall have the right to require Employee to execute a limited release with respect to claims that could be brought by Employee hereunder as a condition to Employee's receipt of any payments pursuant to Section 7(c) hereof.

    8.  DEFINITIONS.

        For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

           "CAUSE" shall mean (i) the willful engaging by Employee in conduct which is not authorized by the Board of Directors of Employer or within the normal course of Employee's business decisions and is known by Employee to be materially detrimental to the best interests of Employer or any of its subsidiaries, (ii) the willful engaging by Employee in conduct which Employee knows is, or has substantial reason to believe to be, illegal to the extent of a felony violation, or the equivalent seriousness under laws other than those of the United States, and which has effects on Employer or Employee materially injurious to Employer,
       (iii) the engaging by Employee in any willful and conscious act of serious dishonesty, in each case which the Board of Directors of Employer reasonably determines affects adversely, or could in the future affect adversely, the value, reliability or performance of Employee to Employer in a material manner; (iv) the willful and continued failure by Employee to perform substantially his duties to Employer under this Agreement (including any sustained and unexcused absence of Employee from the performance of his duties under this Agreement, which absence has not been certified in writing as due to physical or mental illness in accordance with the procedures set forth in this Section 8 under "Disability"), after a written demand for substantial performance has been delivered to Employee by the Board of Directors specifically identifying the manner in which Employee has failed to substantially perform his duties and after such Employee has had a reasonable opportunity to cease such failure to perform, or (v) the sustained and unexcused absence of Employee from the performance of his duties under this Agreement for a period of 180 days or more within any period of 365 consecutive days, regardless of the reason for such absence, unless Employee demonstrates that such absence is due to Disability. For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that such action or omission was in, or not opposed to, the best interests of Employer. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of Employer or based upon the advice of counsel for Employer shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of Employer. Notwithstanding the foregoing, there shall not be deemed to be a termination by Employer with Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board of Directors of Employer at a meeting of such Board held after reasonable notice to Employee and at which Employee has an opportunity, together with his counsel, to be heard before such Board, finding that, in the good faith opinion of such Board, Employee was guilty of the conduct set forth above and specifying the particulars thereof in detail.

           "DISABILITY" shall mean the absence of Employee from his duties with Employer on a full-time basis for one hundred eighty (180) days within any period of three hundred and sixty-five (365) consecutive days as a result of Employee's incapacity due to physical or mental illness as certified in writing by a physician selected by Employee and reasonably acceptable to Employer (it being understood that such physician shall be deemed to be reasonably acceptable to Employer if, within a period of fifteen (15) days after Employee notifies Employer of the name of such physician, Employer does not object to the use of such physician), unless within thirty (30) days after written notice to Employee by Employer, in accordance with the provisions of Section 12, that Employee's employment is being terminated by reason of such absence, Employee shall have returned to the full performance of Employee's duties.

           "FINAL DAY OF PERIOD OF EMPLOYMENT" shall mean the final day of the Period of Employment under Section 2(a) as in effect on the date of termination.

           Voluntary termination by Employee with "GOOD REASON" shall mean a voluntary termination by Employee resulting from the Employer (i) reducing Employee's base annual salary as in effect immediately prior to such reduction or reducing in a material respect Employee's opportunity to earn incentive compensation as provided in Section 6(d) of this Agreement; (ii) effecting a change in the position of Employee which does not represent a promotion from Employee's position provided for herein;
       (iii) assigning Employee duties or responsibilities which are materially inconsistent with Employee's position provided for herein; (iv) removing Employee from or failing to reappoint or reelect Employee to such position, except in connection with a termination as a result of death, Disability, voluntary termination by Employee, retirement by Employee or termination by Employer with Cause; or (v) otherwise materially breaching its obligations under this Agreement, in each case after notice in writing from Employee to Employer and a period of 30 days after such notice during which Employer fails to correct such conduct; PROVIDED, HOWEVER, that it is expressly acknowledged and agreed that a transfer of Employee (a) to the position of another corporate officer of Employer, or to any subsidiary of Employer in the capacity of president or senior officer of such subsidiary or (b) from the position of president or senior officer of any subsidiary of Employer to a position of corporate officer of Employer (in each case as contemplated by the second sentence of Section 3 of this Agreement) shall not by itself constitute "Good Reason" within the meaning of clauses (ii), (iii), (iv) or (v) of this paragraph, provided that, in the case of any transfer to a subsidiary of Employer, such subsidiary expressly assumes all of Employer's obligations under this Agreement, MUTATIS MUTANDIS.

    9.  NON-COMPETITION AND NON-DISCLOSURE; EMPLOYEE COOPERATION.

        (a) Without the consent in writing of the Board of Directors of Employer, upon termination of Employee's employment for any reason, Employee will not for a period of two years thereafter, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, partner, stockholder, employer, employee, director, consultant or agent) in any business in which he has been directly engaged, or has supervised as an executive, during the last two years prior to such termination and which is directly in competition with a business conducted by Employer or any of its subsidiaries; (ii) induce any customers of Employer or any of its subsidiaries with whom Employee has had contacts or relationships, directly or indirectly, during and within the scope of his employment with Employer or any of its subsidiaries, to curtail or cancel their business with such companies or any of them; (iii) solicit or canvas business from any person who was a customer of Employer or any of its subsidiaries at or during the two-year period immediately preceding termination of Employee's employment; or (iv) induce, or attempt to influence, any Employee of Employer or any of its subsidiaries to terminate his employment; PROVIDED, HOWEVER, that the limitation of subparagraph (i) shall not apply if Employee's employment is terminated as a result of a voluntary termination by Employee with Good Reason or a termination by Employer without Cause. The provisions of subparagraphs (i), (ii), (iii) and
    (iv) above are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than 1/2 of 1% of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this paragraph (a).

        (b) Employee shall not, at any time during the Period of Employment or following Employee's termination of employment for any reason whatsoever, disclose, use, transfer or sell, except in the course of employment with Employer, any confidential or proprietary information of Employer and its subsidiaries so long as such information has not otherwise been publicly disclosed by Employer or is not otherwise in the public domain, except as required by law or pursuant to legal process.

        (c) Employee agrees to cooperate with Employer, by making himself available to testify on behalf of Employer or any subsidiary or affiliate of Employer, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and to assist Employer, or any subsidiary or affiliate of Employer in any such action, suit or proceeding, by providing information and meeting and consulting with the Board of Directors of Employer or its representatives or counsel, or representatives or counsel of Employer, or any subsidiary or affiliate of Employer, as requested by such Board of Directors, representatives or counsel. Employer agrees to reimburse the Employee, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

    10. GOVERNING LAW; MODIFICATION AND SEVERABILITY; DISPUTES; ARBITRATION.

        (a) This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New York.

        (b) If any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance or principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

        (c) Except as provided in this Section 10(c), any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        The arbitrators shall have the authority to award such remedies or relief that a court of the State of New York could order or grant in an action governed by New York law, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but shall not be empowered to award punitive damages. The arbitration proceedings shall be conducted in Portland, Oregon or, in the event that the executive office of Employer has been relocated, in such other major city as is most proximate to such relocated executive office.

        Notwithstanding the foregoing, any party may bring and pursue an action in any Federal or State court in the city where the arbitration proceedings shall be conducted pursuant to the foregoing sentence or in New York, New York seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrators have assumed jurisdiction and ordered such discontinuance.

        (d) Any amounts that have become payable pursuant to the terms of this Agreement or any judgment by a court of law or a decision by arbitrators pursuant to this Section 10 but which are not timely paid shall bear interest at the prime rate in effect at the time such payment first becomes payable, as quoted by the Morgan Guaranty Trust Company of New York.

    11. NOTICES.

        All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, PROVIDED that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                                  To Employee:

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

Telephone:
Telecopy:

----------------------------------------

                                  To Employer:

FEI Company
7451 N.E. Evergreen Parkway
Hillsboro, Oregon 97124-5830
Telephone: 503-640-7500
Telecopy: 503-540-7509
Attn: Chief Executive Officer

                                With a copy to:

STOEL RIVES LLP
900 S.W. Fifth Avenue, Suite 2300
Portland, Oregon 97204-1268
Telephone: 503-224-3380
Telecopy: 503-220-2480
Attn: Stephen E. Babson

    12. WITHHOLDING.

        All payments to be made to Employee under this Agreement will be subject to required withholding taxes and other deductions.

    13. SUCCESSORS; BINDING AGREEMENT.

        (a) Any Successor (as hereinafter defined) to Employer shall be bound by this Agreement. Employer will seek to have any Successor assent to the fulfillment by Employer of its obligations under this Agreement at Employee's request. Failure of Employer to obtain such assent within thirty
    (30) days after such request shall constitute Good Reason for termination by Employee of Employee's employment and, upon a voluntary termination by Employee pursuant to Section 2, shall entitle Employee to the benefits provided in Section 7(c). For purposes of this Agreement, "Successor" shall mean any person other than Philips Electronics N.V. and its affiliates that succeeds to, or has the practical ability to control (either immediately or with the passage of time), Employer's business directly, by merger or consolidation, or indirectly, by purchase of the Employer's voting securities, all or substantially all of its assets or otherwise.

        (b) For purposes of this Agreement, "Employer" shall include any corporation or other entity which is the surviving or continuing entity in respect of any amalgamation, merger, consolidation, dissolution, asset acquisition or other form of business combination.

    14. MISCELLANEOUS.

        (a) Except to the extent that the terms of this Agreement confer benefits that are more favorable to Employee than are available under any other employee benefit or executive compensation plan of Employer in which Employee is a participant, Employee's rights under any such employee (including executive) benefit plan or executive compensation plan shall be determined in accordance with the terms of such plan (as it may be modified or added to by Employer from time to time).

        (b) This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by Employer and its subsidiaries and supersedes and cancels all prior agreements and understandings with respect to the subject matter of this Agreement and such other written agreements. Employee shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Employee under such prior agreements and understandings.

        (c) This Agreement may be amended but only by a subsequent written agreement of the parties.

        (d) This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of Employer and its successors and assigns.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                                FEI COMPANY

                                By:
                                     ------------------------------------------
                                                (Authorized Officer)

                                ----------------------------------------------
                                [Name of Employee]

                                                                      APPENDIX B

                             ARTICLES OF AMENDMENT
                                     TO THE
             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  FEI COMPANY

    Pursuant to the provisions of ORS 60.447, the undersigned corporation executes the following Articles of Amendment to its Second Amended and Restated Articles of Incorporation and all amendments thereto:

    1.  The name of the corporation is FEI Company.

    2. The first paragraph of Article II.A. of the corporation's Second Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

           "The aggregate number of shares which the Corporation shall have authority to issue is 30,000,000 shares of common stock
       ("Common Stock") and 500,000 shares of preferred stock ("Preferred Stock")".
    3. The above amendment was adopted by the shareholders of the corporation on _________ ____.
    4. Shareholder action was required to adopt the above amendment. ______ shares of voting Common Stock were outstanding and entitled to vote on the amendment.
    5. ______ shares of voting Common Stock were voted in favor the amendment set out in paragraph 2 above and ______ shares of voting Common Stock were voted against the amendment set out in paragraph 2 above.
       Dated: _____________________

                                FEI COMPANY

                                By:
                                     ------------------------------------------

                                                                      APPENDIX C

[Letterhead]

                                                               November 12, 1996

CONFIDENTIAL

Board of Directors
FEI Company
7451 NE Evergreen Parkway
Hillsboro, OR 97124

Gentlemen:

    We understand that FEI Company ("FEI"), Philips Electronics N.V. ("Philips") and Philips Industrial Electronics International B.V., a wholly-owned subsidiary of Philips ("PIE"), propose to enter into as of the date hereof a Combination Agreement (the "Combination Agreement") whereby (1) PIE will consolidate substantially all of the assets and liabilities of its electron optics business (the "PEO Operations") into two newly formed, wholly owned subsidiaries of PIE, Philips Electron Optics International B.V. ("PEO Holdings") and Philips Electron Optics, Inc. ("PEO-US"), and (2) PIE will transfer to FEI all of the issued and outstanding capital stock of PEO Holdings and PEO-US in exchange for newly issued shares of FEI's common stock (such actions in this clause (2) being hereinafter referred to as the "Transaction"). The terms of the Transaction will be set forth more fully in the Combination Agreement.

    Pursuant to the Combination Agreement, we understand that FEI will issue in the Transaction a number of shares of FEI's common stock equal to 55% of the then outstanding shares of FEI common stock and will agree to issue such number of additional shares of FEI common stock equal to 55% of the shares of FEI common stock issued on exercise of options and warrants to purchase FEI common stock outstanding as of the Closing.

    You have asked us to advise you as to the fairness, from a financial point of view, to the shareholders of FEI of the consideration to be paid by PIE to FEI in the Transaction. Needham & Company, Inc. as part of its investment banking business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations. We have acted as financial advisor to FEI in connection with the Transaction, and will receive a fee for our services that is contingent upon the consummation of the Transaction. In addition, FEI has agreed to indemnify us to certain liabilities arising out of the rendering of this opinion.

    For purposes of this opinion we have, among other things: (i) reviewed a draft of the Combination Agreement dated November 7, 1996; (ii) reviewed certain other documents relating to the Transaction; (iii) reviewed certain publicly available information concerning the PEO Operations and FEI and certain other relevant financial and operating data of the PEO Operations and FEI made available from the internal records of the PEO Operations and FEI; (iv) visited certain of the PEO Operations' and FEI's facilities; (v) held discussions with member of senior management of the PEO Operations and FEI concerning their current and future business prospects; (vi) reviewed certain financial forecasts and projections prepared by the respective managements of the PEO Operations and FEI; (vii) compared certain publicly available financial data of companies whose securities are publicly traded, which we deemed generally comparable to the business of the PEO Operations, to similar data for the PEO Operations; (viii) reviewed the financial terms of certain other business combinations that we deemed generally relevant; and (ix) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate.

    In connection with our review and arriving at our opinion, we have not assumed any responsibility to verify independently any of the foregoing information, have relied on such information, and have assumed that (i) all such information is complete and accurate in all material respects, (ii) shareholders of FEI will not recognize any gain or loss for federal income tax purposes as a result of the Transaction, (iii) the Transaction will be accounted for as a "reverse purchase", and (iv) the terms set forth in the executed Combination Agreement will not differ materially from the proposed terms provided to us in the draft Combination Agreement dated November 7, 1996. With respect to the PEO Operations and FEI's financial forecasts provided to us by their respective managements, we have assumed for purposes of our opinion that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of the PEO Operations and FEI. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of FEI or PEO Operations. Further, our opinion is based on economic, monetary and market conditions existing as of the date hereof, and in rendering this opinion, we have relied without independent verification on the accuracy, completeness and fairness of all historical financial and other information which was either publicly available or furnished to us by the PEO Operations and FEI. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the shareholders of FEI of the consideration to be paid to FEI by PIE in the Transaction and does not address FEI's underlying business decision to engage in the Transaction.

    In the ordinary course of our business, we may actively trade the equity securities of FEI for our own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.
    This letter and the opinion expressed herein are provided at the request and for the information of the Board of Directors of FEI and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be disclosed in connection with any registration statement or proxy statement used in connection with the Transaction so long as this letter is quoted in full in such registration statement or proxy statement.

    Based upon and subject to the foregoing, it is our opinion that as of the date hereof the consideration to be paid to FEI by PIE in the Transaction is fair to the shareholders of FEI from a financial point of view.

                                          Sincerely yours,

                                          /s/ NEEDHAM & COMPANY, INC.
                                          --------------------------------------
                                          NEEDHAM & COMPANY, INC.

                                     PROXY

                                  FEI COMPANY
                       SPECIAL MEETING, FEBRUARY 20, 1997

                         PROXY SOLICITED BY FEI COMPANY

PLEASE SIGN AND RETURN THIS PROXY

    The undersigned hereby appoints Lynwood W. Swanson, Lloyd R. Swenson and Donald R. VanLuvanee, and each of them, proxy holders with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the special meeting of shareholders of FEI Company (the "Company") on February 20, 1997 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1. A proposal to approve and adopt the Combination Agreement dated as of November 15, 1996, as amended, between the Company and Philips Industrial Electronics International B.V. ("PIE") and the transactions contemplated therein, including the issuance of shares of FEI Common Stock to PIE pursuant to the terms and conditions of the Combination Agreement (the "Combination").

                / /  FOR        / /  AGAINST        / /  ABSTAIN

2. A proposal to approve the amendment to the Second Amended and Restated Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000 (the "Amendment to the Articles").

                / /  FOR        / /  AGAINST        / /  ABSTAIN

3. Transaction of any business that properly comes before the meeting or any adjournments thereof.

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

    The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for approval and adoption of the Combination Agreement, the Combination and the Amendment to the Articles. The proxy holders may vote in their discretion as to other matters that may come before this meeting.

P R O X Y

Shares:
Date: ____________________________________________________________________, 1997
________________________________________________________________________________
                             Signature or Signatures
Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.
The Special Meeting of Shareholders of FEI Company will be held on February 20, 1997 at 9:00 a.m., Pacific Time, at the OSSHE Facility, Room 1026, 18640 NW Walker Road, Beaverton, Oregon.

    PLEASE NOTE: ANY SHARES OF STOCK OF THE COMPANY HELD IN THE NAME OF FIDUCIARIES, CUSTODIANS OR BROKERAGE HOUSES FOR THE BENEFIT OF THEIR CLIENTS MAY ONLY BE VOTED BY THE FIDUCIARY, CUSTODIAN OR BROKERAGE HOUSE ITSELF--THE BENEFICIAL OWNER MAY NOT DIRECTLY VOTE OR APPOINT A PROXY HOLDER TO VOTE THE SHARES AND MUST INSTRUCT THE PERSON OR ENTITY IN WHOSE NAME THE SHARES ARE HELD HOW TO VOTE THE SHARES HELD FOR THE BENEFICIAL OWNER. THEREFORE, IF ANY SHARES OF STOCK OF THE COMPANY ARE HELD IN "STREET NAME" BY A BROKERAGE HOUSE, ONLY THE BROKERAGE HOUSE, AT THE INSTRUCTIONS OF ITS CLIENT, MAY VOTE OR APPOINT A PROXY HOLDER TO VOTE THE SHARES.